Bringing you a world of opportunity



                                                        Fortis Series Fund, Inc.

                                                                   annual report

                                                               DECEMBER 31, 2001


[GRAPHIC]

FORTIS SERIES FUND, INC.
ANNUAL REPORT

HIGHLIGHTS

                                                                  U.S.
                                                 MONEY         GOVERNMENT       DIVERSIFIED      MULTISECTOR
                                                MARKET         SECURITIES         INCOME            BOND
                                                SERIES           SERIES           SERIES           SERIES
                                            ---------------  ---------------  ---------------  ---------------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  NET ASSET VALUE PER SHARE:
    Beginning of year.....................          $11.32           $10.59           $10.79           $10.50
    End of year...........................          $11.23           $10.79           $10.63           $11.09
  ACCUMULATION UNIT PERFORMANCE
    (UNAUDITED):
    Fortis Opportunity Annuity/
      Masters Variable Annuity............           +2.54%           +6.09%           +5.25%           +4.19%
    Harmony Investment Life...............           +3.17%           +6.73%           +5.89%           +4.82%
    Wall Street Series 220/500............           +2.73%           +6.28%           +5.44%           +4.38%
    Wall Street Series Survivor...........           +2.54%           +6.09%           +5.25%           +4.19%
    Empower Variable Annuity..............           +2.65%           +6.20%           +5.36%           +4.29%
    Wall Street Series....................           +3.95%           +7.54%           +6.69%           +5.61%
    Income Preferred Variable Annuity.....           +2.03%           +5.56%           +4.72%           +3.67%


                                                 HIGH             ASSET          AMERICAN
                                                 YIELD         ALLOCATION         LEADERS           VALUE
                                                SERIES           SERIES           SERIES           SERIES
                                            ---------------  ---------------  ---------------  ---------------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  NET ASSET VALUE PER SHARE:
    Beginning of year.....................           $7.61           $19.31           $10.80           $17.38
    End of year...........................           $6.82           $15.74           $10.35           $14.83
  ACCUMULATION UNIT PERFORMANCE
    (UNAUDITED):
    Fortis Opportunity Annuity/
      Masters Variable Annuity............           -0.12%           -8.14%           -4.79%           -3.86%
    Harmony Investment Life...............           +0.49%           -7.58%           -4.21%           -3.28%
    Wall Street Series 220/500............           +0.06%           -7.97%           -4.62%           -3.69%
    Wall Street Series Survivor...........           -0.12%           -8.14%           -4.79%           -3.86%
    Empower Variable Annuity..............           -0.02%           -8.04%           -4.69%           -3.76%
    Wall Street Series....................           +1.25%           -6.88%           -3.49%           -2.54%
    Income Preferred Variable Annuity.....           -0.62%           -8.60%           -5.27%           -4.34%

                                                CAPITAL         GROWTH &            S&P           BLUE CHIP
                                             OPPORTUNITIES       INCOME          500 INDEX          STOCK
                                                SERIES           SERIES           SERIES           SERIES
                                            ---------------  ---------------  ---------------  ---------------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  NET ASSET VALUE PER SHARE:
    Beginning of year.....................           $9.37           $19.82           $20.15           $19.63
    End of year...........................           $7.15           $16.28           $17.03           $16.80
  ACCUMULATION UNIT PERFORMANCE
    (UNAUDITED):
    Fortis Opportunity Annuity/
      Masters Variable Annuity............          -24.66%          -10.79%          -13.47%          -15.57%
    Harmony Investment Life...............          -24.21%          -10.25%          -12.94%          -15.06%
    Wall Street Series 220/500............          -24.53%          -10.63%          -13.31%          -15.42%
    Wall Street Series Survivor...........          -24.66%          -10.79%          -13.47%          -15.57%
    Empower Variable Annuity..............          -24.59%          -10.70%          -13.38%          -15.49%
    Wall Street Series....................          -23.63%           -9.57%          -12.28%          -14.42%
    Income Preferred Variable Annuity.....          -25.04%          -11.24%          -13.90%          -16.00%

                                               BLUE CHIP      INTERNATIONAL    INTERNATIONAL
                                                 STOCK            STOCK            STOCK
                                               SERIES II         SERIES          SERIES II
                                            ---------------  ---------------  ---------------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  NET ASSET VALUE PER SHARE:
    Beginning of year.....................           $9.12           $15.07           $11.15
    End of year...........................           $7.07           $10.43            $8.75
  ACCUMULATION UNIT PERFORMANCE
    (UNAUDITED):
    Fortis Opportunity Annuity/
      Masters Variable Annuity............          -23.55%          -25.30%          -22.54%
    Harmony Investment Life...............          -23.08%          -24.85%          -22.07%
    Wall Street Series 220/500............          -23.41%          -25.17%          -22.40%
    Wall Street Series Survivor...........          -23.55%          -25.30%          -22.54%
    Empower Variable Annuity..............          -23.47%          -25.23%          -22.46%
    Wall Street Series....................          -22.50%          -24.28%          -21.48%
    Income Preferred Variable Annuity.....          -23.93%          -25.68%          -22.93%

                                                MID CAP         SMALL CAP         GLOBAL           GLOBAL
                                                 STOCK            VALUE           GROWTH           EQUITY
                                                SERIES           SERIES           SERIES           SERIES
                                            ---------------  ---------------  ---------------  ---------------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  NET ASSET VALUE PER SHARE:
    Beginning of year.....................  $        10.31   $        11.74   $        25.41   $         9.58
    End of year...........................  $         9.85   $        14.20   $        18.18   $         8.60
  ACCUMULATION UNIT PERFORMANCE
    (UNAUDITED):
    Fortis Opportunity Annuity/
      Masters Variable Annuity............           -5.47%          +19.37%          -24.82%          -10.84%
    Harmony Investment Life...............           -4.89%          +20.10%          -24.36%          -10.30%
    Wall Street Series 220/500............           -5.29%          +19.59%          -24.69%          -10.68%
    Wall Street Series Survivor...........           -5.47%          +19.37%          -24.82%          -10.84%
    Empower Variable Annuity..............           -5.37%          +19.49%          -24.75%          -10.75%
    Wall Street Series....................           -4.17%          +21.01%          -23.79%           -9.62%
    Income Preferred Variable Annuity.....           -5.94%          +18.77%          -25.20%          -11.29%

                                               LARGE CAP        INVESTORS         GROWTH         AGGRESSIVE
                                                GROWTH           GROWTH            STOCK           GROWTH
                                                SERIES           SERIES           SERIES           SERIES
                                            ---------------  ---------------  ---------------  ---------------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  NET ASSET VALUE PER SHARE:
    Beginning of year.....................  $        11.86   $         9.35   $        40.66   $        23.73
    End of year...........................  $        10.09   $         7.03   $        22.66   $        16.44
  ACCUMULATION UNIT PERFORMANCE
    (UNAUDITED):
    Fortis Opportunity Annuity/
      Masters Variable Annuity............          -16.05%          -25.80%          -23.90%          -21.26%
    Harmony Investment Life...............          -15.54%          -25.35%          -23.43%          -20.78%
    Wall Street Series 220/500............          -15.90%          -25.67%          -23.76%          -21.12%
    Wall Street Series Survivor...........          -16.05%          -25.80%          -23.90%          -21.26%
    Empower Variable Annuity..............          -15.96%          -25.73%          -23.82%          -21.18%
    Wall Street Series....................          -14.90%          -24.79%          -22.85%          -20.18%
    Income Preferred Variable Annuity.....          -16.47%          -26.18%          -24.28%          -21.66%

FORTIS SERIES FUND, INC.
ANNUAL REPORT

OPERATING EXPENSES:*

                                        U.S.
                             MONEY   GOVERNMENT  DIVERSIFIED  MULTISECTOR   HIGH     ASSET     AMERICAN
                             MARKET  SECURITIES    INCOME        BOND      YIELD   ALLOCATION  LEADERS   VALUE
                             SERIES    SERIES      SERIES       SERIES     SERIES    SERIES     SERIES   SERIES
                             ------  ----------  -----------  -----------  ------  ----------  --------  ------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  Investment Advisory and
    Management Fee.........   .30%       .47%         .48%         .75%     .50%       .47%       .90%    .68%
  Other Expenses...........   .04%       .04%         .05%         .11%     .07%       .04%       .15%    .05%
                             ----     ------      -------      -------     ----     ------     ------    ----
  TOTAL FORTIS SERIES
    OPERATING EXPENSES.....   .34%       .51%         .53%         .86%     .57%       .51%      1.05%    .73%
                             ----     ------      -------      -------     ----     ------     ------    ----

                                CAPITAL        GROWTH &         S&P     BLUE CHIP  BLUE CHIP  INTERNATIONAL  INTERNATIONAL
                             OPPORTUNITIES      INCOME       500 INDEX    STOCK      STOCK        STOCK          STOCK
                                SERIES          SERIES        SERIES     SERIES    SERIES II     SERIES        SERIES II
                             -------------  ---------------  ---------  ---------  ---------  -------------  -------------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  Investment Advisory and
    Management Fee.........         .90%            .64%         .40%       .87%       .95%          .84%           .90%
  Other Expenses...........         .26%            .05%         .05%       .05%       .15%          .10%           .14%
                               --------       ---------       ------     ------     ------      --------       --------
  TOTAL FORTIS SERIES
    OPERATING EXPENSES.....        1.16%            .69%         .45%       .92%      1.10%          .94%          1.04%
                               --------       ---------       ------     ------     ------      --------       --------

                             MID CAP  SMALL CAP  GLOBAL  GLOBAL   LARGE CAP  INVESTORS  GROWTH  AGGRESSIVE
                              STOCK     VALUE    GROWTH  EQUITY    GROWTH     GROWTH    STOCK     GROWTH
                             SERIES    SERIES    SERIES  SERIES    SERIES     SERIES    SERIES    SERIES
                             -------  ---------  ------  -------  ---------  ---------  ------  ----------
  FOR THE YEAR ENDED
    DECEMBER 31, 2001:
  Investment Advisory and
    Management Fee.........    .90%       .89%    .70%    1.00%       .90%       .90%    .61%       .63%
  Other Expenses...........    .12%       .07%    .07%     .39%       .05%       .61%    .04%       .05%
                             -----     ------    ----    -----     ------     ------    ----     ------
  TOTAL FORTIS SERIES
    OPERATING EXPENSES.....   1.02%       .96%    .77%    1.39%       .95%      1.51%    .65%       .68%
                             -----     ------    ----    -----     ------     ------    ----     ------

  * Represents the expenses of the series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.

HOW TO USE THIS REPORT

For a quick overview of each portfolio's performance during the past year, refer to the Highlights box.

The charts alongside the letter are useful because they provide more information about your investments. The top holdings chart shows the types of securities in which the portfolios invest, and the pie chart shows a breakdown of each portfolio's assets by sector. The portfolio changes show the largest investment decisions your portfolio manager has made over the period in response to changing market conditions. Additional information concerning fund performance and policies can be found in the Notes to Financial Statements.

The performance chart graphically compares each portfolio's total return performance with a selected investment index. Remember, however, that an index may reflect the performance of securities the portfolio may not hold. Also, the index does not deduct investment advisory fees and other portfolio expenses, whereas your portfolio does. Individuals cannot buy an unmanaged index fund without incurring some charges and expenses.

This report is just one of several tools you can use to learn more about your investment in the Fortis Family of Products and Services. Your investment representative, who understands your personal financial situation, can best explain the features of your investment and how it's designed to help you meet your financial goals.

    CONTENTS

    Letters to Shareholders                               4
    Schedules of Investments

      Money Market Series                                27

      U.S. Government Securities Series                  29

      Diversified Income Series                          30

      Multisector Bond Series                            35

      High Yield Series                                  41

      Asset Allocation Series                            46

      American Leaders Series                            51

      Value Series                                       53

      Capital Opportunities Series                       55

      Growth & Income Series                             57

      S&P 500 Index Series                               59

      Blue Chip Stock Series                             64

      Blue Chip Stock Series II                          66

      International Stock Series                         68

      International Stock Series II                      70

      Mid Cap Stock Series                               75

      Small Cap Value Series                             78

      Global Growth Series                               80

      Global Equity Series                               83

      Large Cap Growth Series                            86

      Investor Growth Series                             87

      Growth Stock Series                                89

      Aggressive Growth Series                           91

    Statements of Assets and Liabilities                 94

    Statements of Operations                             98

    Statements of Changes in Net Assets                 102

    Notes to Financial Statements                       106

    Independent Auditors' Report                        126

    Directors and Officers                              127

    Shareholder Meeting Information                     128

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Finance            63.9%
Consumer Staples   11.9%
Consumer Cyclical   9.5%
Capital Goods       4.2%
Services            4.2%
Technology          4.2%
Energy              2.1%

FORTIS SERIES FUND: MONEY MARKET SERIES

AS THE MOST CONSERVATIVE SUBACCOUNT, THIS PORTFOLIO IS DESIGNED FOR INVESTORS SEEKING LIQUIDITY AND STABLE PRINCIPAL. ACCORDINGLY, THE MONEY MANAGERS CHOOSE HIGH-QUALITY, SHORT-TERM SECURITIES.

For the year ended December 31, 2001, the Fortis Money Market Series returned 3.91%.

With the economic uncertainty which prevailed throughout 2001, we continued to focus on issuers with strong credit quality and liquidity. With overall corporate commercial paper issuance down, we looked to add agency exposure and increase our percentage of high quality corporate floaters.

During the fourth quarter the Federal Open Market Committee continued with its easing bias which began in January. At their December 11 meeting, the Fed cut the Fed Funds rate by 25 basis points, bringing the total Fed Funds reduction to 475 basis points since the beginning of the year, stating that "economic activity remains soft, with underlying inflation likely to edge lower from relatively modest levels". The Fed refers to only preliminary signs of the current weak demand turning around.

Looking forward, while we anticipate that the economy will likely not begin to rebound until next year, the lower interest rates have already priced this in. Due to this market expectation, we are now looking to continue to increase our exposure to higher quality variable rate notes. This will provide the portfolio with higher yields without taking on more interest rate risk. As the curve begins to steepen it will begin to price in the expectation of future growth, we will look to add longer dated fixed paper to lock in higher yields.

PORTFOLIO ALLOCATION AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Federal National Mortgage Association     29.1%
Federal Home Loan Mortgage Corporation    27.8%
Other Direct Federal Obligations          18.3%
U.S. Treasury Securities                  12.6%
Government National Mortgage Association   6.9%
Cash Equivalents/Receivables               5.3%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Bonds                                                    Net Assets
-------------------------------------------------------------------
 1.  FHLMC (6.50%) 2031                                     14.2%
 2.  TVA Global (6.375%) 2005                                9.1%
 3.  FNMA (6.50%) 2031                                       7.3%
 4.  FHLB (7.31%) 2004                                       4.9%
 5.  FNMA (5.95%) 2009                                       3.9%
 6.  U.S. Treasury Note (3.50%) 2011                         3.9%
 7.  FHLMC (5.75%) 2009                                      3.7%
 8.  FHLMC (7.00%) 2016                                      3.3%
 9.  FHLB (5.80%) 2008                                       2.9%
10.  FHLMC (6.00%) 2014                                      2.9%

FORTIS SERIES FUND: U.S. GOVERNMENT SECURITIES SERIES

THIS PORTFOLIO IS DESIGNED FOR CONSERVATIVE INVESTORS SEEKING A STRONG TOTAL RETURN, AS WELL AS A RELATIVELY HIGH LEVEL OF CURRENT INCOME. IT FOCUSES ITS INVESTMENTS IN U.S. GOVERNMENT BONDS, TREASURIES AND GOVERNMENT AGENCY MORTGAGE-BACKED SECURITIES.

HOW DID THE FUND PERFORM?

For the year ended December 31, 2001, the U.S. Government Securities Series returned 7.50% versus a return of 8.42% for the Lehman Brothers Intermediate Government Index.

WHY DID THE FUND PERFORM THIS WAY?

The performance in the Fortis U.S. Government Series lagged the index primarily due to curve positioning. The fund had investments in the longer portion of the treasury curve, which underperformed the shorter dated treasuries of the Index. On the positive side, investments in mortgage backed securities and Agencies did well versus comparable Treasuries.

The economy started the year on weak footing and slowed from there, into a recession. Technology and telecommunications continued to slide, as did all manufacturing. Job losses were heavy all year as corporations were cutting costs, and then spiked after September 11th. Although the housing market remained strong and inflation trended lower, it was hard to find any other bright spots in the economic data.

The Treasury yield curve began 2001 virtually flat, as both 2-year and 10-year Treasuries yielded about 5.0%. An aggressive Federal Open Market Committee, dropping the Federal Funds rate by 4.75% to end the year at 1.75%, drove the rates of shorter maturity Treasuries lower. While the 10-year Treasury closed the year still around 5.0%, the 2-year ended at 3.0%. Overall, it was the second year in a row the fixed income market outpaced the equity market.

During the year there was strong refinancing activity in the mortgage market. Even though the high prepayments put a lid on price upside, mortgages offered a good yield pickup versus Treasuries. We also added Treasury Inflation Indexed Securities this year, which offer good long-term value to a high quality fund. High quality paper has done well with agency debentures and mortgage backed securities outperforming comparable duration Treasuries.

WHAT IS YOUR OUTLOOK?

The positioning of the fund for 2002, has moved, and will continue to move toward a more aggressive stance toward spreads. With the current expectation that we have seen the low in rates for the cycle, value will be added by sector and security selection, and less by overall market direction. We will maintain an overweight to agency debentures and agency mortgage-backed securities, while underweighting the Treasury Securities. This allows the fund to increase the overall yield, without taking additional market direction risk. The fund also maintains a small position in Treasury Inflation Protected Securities, which offer good long-term value, even accounting for the current benign inflation environment.

VALUE OF $10,000 INVESTED JANUARY 1, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

U.S. GOVERNMENT SECURITIES SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  5 YEAR  10 YEAR
+7.50%  +6.96%   +6.33%

                LEHMAN BROTHERS           U.S. GOVERNMENT
        INTERMEDIATE GOV'T BOND INDEX**  SECURITIES SERIES
1/1/92                          $10,000            $10,000
92                              $10,693            $10,614
93                              $11,566            $11,617
94                              $11,365            $10,869
95                              $13,002            $12,911
96                              $13,530            $13,195
97                              $14,575            $14,394
98                              $15,812            $15,671
99                              $15,889            $15,368
00                              $17,553            $17,183
01                              $19,031            $18,472

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 ** An unmanaged index of government bonds with an average maturity of three to four years.

PORTFOLIO ALLOCATION AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Corporate Bonds-Investment Grade      53.9%
U.S. Government Agencies              20.0%
Corporate Bonds-Non-Investment Grade  12.4%
Cash Equivalent/Receivables            6.6%
U.S. Treasury Securities               5.9%
Asset Backed Securities                1.2%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Bonds                                                    Net Assets
-------------------------------------------------------------------
 1.  FNMA (6.50%) 2030                                       2.8%
 2.  FNMA (7.50%) 2031                                       2.8%
 3.  FNMA (6.50%) 2014                                       2.4%
 4.  U.S. Treasury Note (5.25%) 2004                         2.2%
 5.  FNMA (6.50%) 2032                                       2.0%
 6.  GNMA (7.00%) 2030                                       1.9%
 7.  U.S. Treasury Note (4.25%) 2010                         1.6%
 8.  GNMA (7.00%) 2028                                       1.5%
 9.  Delta Air Lines, Inc. (10.50%) 2016                     1.4%
10.  PanCanadian Energy Corp.
     (6.30%) 2011                                            1.4%

FORTIS SERIES FUND: DIVERSIFIED INCOME SERIES

THIS PORTFOLIO IS DESIGNED ESPECIALLY FOR THOSE PEOPLE INTERESTED IN SEEKING INCOME FROM BOTH GOVERNMENT SECURITIES AND CORPORATE BONDS. THE MAJORITY OF THE PORTFOLIO WILL PURSUE HIGH-QUALITY CORPORATE BONDS AND U.S. GOVERNMENT SECURITIES. A PORTION MAY BE INVESTED IN DIVIDEND-PAYING STOCKS AND LOWER-RATED CORPORATE BONDS FOR ADDED OPPORTUNITY.

For the year ended December 31, 2001, the fund returned 6.68% versus a return of 8.44% for the Lehman Brothers Aggregate Bond Index.

The Fund generally benefited from an overweight in investment grade corporate bonds and an underweight in mortgage pass-through securities throughout the year. Industries emphasized within corporates included energy, healthcare, telecommunications and technology. The fund emphasis on intermediate Treasury holdings also enhanced overall performance as the Treasury yield curve steepened during the year. The fund's holdings in euro-denominated government securities, as well as individual high-yield issues detracted from overall fund returns as these securities underperformed broad U.S. investment grade assets.

In spite of the apparent willingness of the Federal Reserve to continue to lower interest rates and the consensus outlook for low inflation, we do not believe Treasuries offer much attraction given the absolute low yield levels at which they are trading. We therefore plan to underweight these issues in the portfolio for the forseeable future.

We do believe the most attractive opportunities within the fixed income market are concentrated in the investment grade and high yield corporate markets. The aggressive easing by the Federal Reserve as well as the significant deleveraging begun by many companies will ultimately improve corporate credit quality. Extensive credit research combined with a willingness to buy issues which are priced to reflect their issuer's current fundamental challenges is important in identifying these opportunities.

VALUE OF $10,000 INVESTED JANUARY 1, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DIVERSIFIED INCOME SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  5 YEAR  10 YEAR
+6.68%  +5.77%   +6.34%

           LEHMAN BROTHERS       DIVERSIFIED
        AGGREGATE BOND INDEX**  INCOME SERIES
1/1/92                 $10,000        $10,000
92                     $10,740        $10,708
93                     $11,787        $12,074
94                     $11,443        $11,444
95                     $13,558        $13,419
96                     $14,050        $13,976
97                     $15,406        $15,435
98                     $16,745        $16,409
99                     $16,607        $16,133
00                     $18,538        $17,340
01                     $20,103        $18,497

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 ** An unmanaged index of government, corporate and mortgage-backed securities with an average maturity of approximately nine years.

PORTFOLIO ALLOCATION AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Corporate Bonds-Investment Grade      61.3%
Corporate Bonds-Non-Investment Grade  17.7%
U.S. Government Agencies              10.7%
U.S. Treasury Securities               8.2%
Cash Equivalents/Receivables           2.1%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Bonds                                                    Net Assets
-------------------------------------------------------------------
 1.  U.S. Treasury Note (5.00%) 2011                         4.9%
 2.  European Investment Bank FRN (1.91%) 2002               4.2%
 3.  FHLB (6.125%) 2003                                      3.1%
 4.  FNMA (6.25%) 2002                                       2.7%
 5.  FFCB (5.15%) 2003                                       2.5%
 6.  CSC Holdings, Inc. (7.25%) 2008                         1.6%
 7.  U.S. Treasury Note (5.75%) 2010                         1.5%
 8.  U.S. Treasury Bond (6.125%) 2029                        1.4%
 9.  Associates Corp. of N. America (6.95%) 2018             1.2%
10.  El Paso Electric Co. (8.90%) 2006                       1.1%

FORTIS SERIES FUND: MULTISECTOR BOND SERIES
(SUBADVISED BY AIM)

BECAUSE IT OFFERS INVESTORS A COMBINATION OF CURRENT INCOME AND GROWTH POTENTIAL, THIS PORTFOLIO MAKES AN EXCELLENT CHOICE FOR THOSE INVESTORS WHO SEEK TO ROUND OUT THEIR INVESTMENT SELECTIONS WITH GLOBAL BONDS. THE MONEY MANAGERS SEEK OUT HIGH-QUALITY BONDS AND OTHER FIXED INCOME SECURITIES OFFERED BY GOVERNMENTS AND CORPORATIONS WORLDWIDE, EMPHASIZING DEVELOPED COUNTRIES.

PERFORMANCE FOR THE YEAR 2001

For the year ended December 31, 2001, the Multisector Bond Series posted a return of 5.58%. The fund underperformed its benchmark, the Lehman Brothers Aggregate Bond Index, which posted a return of 8.44% for the year.

The underperformance of the fund for the year, relative to the benchmark, is due in large part to the performance of the fund during the third quarter as investors' reaction to the events of Sept. 11th was a flight to quality into U.S. Treasuries. Additionally, the third quarter was a difficult quarter for high-yield bonds, and although the fund had a relative small exposure to high-yield bonds (14.31% as of 09/30/01), it did hurt performance. The fund performed in line with its benchmark during the fourth quarter, and we believe the outlook for the fund, which is heavily weighted in corporate bonds, is positive.

Corporate bonds were the strongest performers for the year. Mortgage-backed securities performed well versus Treasuries but lagged agencies and corporates, in part, due to record refinancing activity. The best performers within government bonds were the three to five-year maturities. With shorter-term yields falling rapidly versus longer maturities and Treasury yields, spread products (agencies, mortgages, and corporate bonds) saw very strong demand, which drove their outperformance relative to Treasuries.

MARKET OUTLOOK

Many economic indicators have begun to show signs of stabilization and point to an improving economic landscape. In 2001, an unprecedented amount of fiscal and monetary stimulus was injected into the economy. The Federal Open Market Committee cut short-term interest rates by 4.75% taking rates from 6.50% at the beginning of the year to the current 1.75%. Corporate inventories declined dramatically during the year and are now more in line with consumer demand, and the price of oil has declined in recent months. While we recognize that a few drags on the economy remain, e.g. consumer debt burden, a post technology bubble environment, deflation risk, etc., the evidence pointing to a recovery in 2002 outweigh the lingering drags.

Even with the volatility seen at the end of 2001, Treasury rates remain reasonably low. We believe we may see a similar year in 2002, with higher yielding securities like high-quality corporate bonds, agency bonds, and mortgage bonds outperforming Treasuries as investors continue to look for a combination of credit safety and yield.

VALUE OF $10,000 INVESTED JANUARY 3, 1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MULTISECTOR BOND SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  5 YEAR  SINCE JANUARY 3, 1995***
+5.58%  +2.96%                    +5.19%

        LEHMAN BROTHERS AGGREGATE  MULTISECTOR
              BOND INDEX**         BOND SERIES
1/3/95                    $10,000      $10,000
95                        $11,847      $11,914
96                        $12,278      $12,310
97                        $13,463      $12,327
98                        $14,632      $13,990
99                        $14,512      $12,937
00                        $16,199      $13,490
01                        $17,567      $14,242

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 ** An unmanaged index of government, corporate and mortgage-backed securities with an average maturity of approximately nine years.
***  Date shares were first offered to the public.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    25.8%
Basic Materials               15.6%
Services                      14.3%
Health Care                    9.6%
Cash Equivalents/Receivables   9.1%
Utilities                      8.0%
Energy                         5.1%
Consumer Cyclical              3.7%
Finance                        3.3%
Transportation                 2.1%
Capital Goods                  2.0%
Other                          1.4%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Bonds                                                    Net Assets
-------------------------------------------------------------------
 1.  Nextel Communications, Inc. (9.375%) 2009               2.9%
 2.  Mission Energy Holding Co. (13.50%) 2008                2.4%
 3.  Level 3 Communications, Inc. (9.125%) 2008              2.2%
 4.  HealthSouth Corp. (10.75%) 2008                         2.2%
 5.  Service Corp. International (6.50%) 2008                1.9%
 6.  IASIS Healthcare Corp. (13.00%) 2009                    1.8%
 7.  HCA, Inc. (7.125%) 2006                                 1.8%
 8.  Crown Castle International Corp. (9.375%) 2011          1.7%
 9.  Stone Container Corp. (9.75%) 2011                      1.6%
10.  Lucent Technologies, Inc. (6.45%) 2029                  1.6%

FORTIS SERIES FUND: HIGH YIELD SERIES

LONG-TERM INVESTORS, WILLING TO ACCEPT GREATER PRICE FLUCTUATIONS, MAY CHOOSE TO DIVERSIFY THEIR STOCK OR BOND INVESTMENTS WITH THIS PORTFOLIO OF HIGH-YIELD BONDS. ITS MONEY MANAGERS INVEST IN A WIDELY DIVERSIFIED PORTFOLIO OF LOWER-RATED CORPORATE BONDS.

For the year ended December 31, 2001, the fund returned 1.19% versus a return of 5.28% for the Lehman Brothers High Yield Index.

The fund's above-average credit quality and low default experience continued to benefit performance. We focused on our overweight positions in the healthcare and energy sector. Both positions continue to enjoy upgrades in their debt ratings as their financial positions improve. Although premature in the second quarter, the fund's overweight position in select technology, telecommunications and media issues aided its performance this year. These deeply-discounted issues recovered from the depths of their second-quarter sell-off.

The tragic events of September 11th reinforced the view we have held for most of the year that consumer-related high yield issuers such as those in the retail, homebuilding and gaming industries, along with lodging and transportation issuers were ripe for a correction. We have favored and continue to favor issuers in the telecommunications and technology industries. Many of these securities are available at very high yields, and in sharp contrast to our view of early 2000. We also are emphasizing some of the basic industries such as pulp/paper, chemicals, and metals and mining. Individual issuer and security selection is key, and we are working closely with our traders and analysts to identify those with high potential for attractive return.

VALUE OF $10,000 INVESTED MAY 2, 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

HIGH YIELD SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  5 YEAR  SINCE MAY 2, 1994**
+1.19%  +1.14%               +3.57%

          LEHMAN BROTHERS
        HIGH YIELD INDEX***  HIGH YIELD SERIES
5/2/94              $10,000            $10,000
94                  $10,163             $9,925
95                  $12,112            $11,189
96                  $13,487            $12,366
97                  $15,208            $13,572
98                  $15,492            $13,657
99                  $15,862            $13,816
00                  $14,933            $12,932
01                  $15,722            $13,087

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of lower quality, high yield corporate debt securities.

PORTFOLIO ALLOCATION AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Equity Securities                 68.6%
Corporate Bonds-Investment Grade  16.1%
U.S. Treasury Securities           7.5%
U.S. Government Agencies           3.8%
Asset Backed Securities            2.1%
Cash Equivalents/Receivables       1.9%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Securities                                               Net Assets
-------------------------------------------------------------------
 1.  Microsoft Corp.                                         3.0%
 2.  Citigroup, Inc.                                         2.3%
 3.  Exxon Mobil Corp.                                       2.3%
 4.  U.S. Treasury Note (5.625%) 2006                        1.9%
 5.  U.S. Treasury Note (4.625%) 2003                        1.9%
 6.  Wal-Mart Stores, Inc.                                   1.8%
 7.  General Electric Co.                                    1.8%
 8.  Tyco International Ltd. (with rights)                   1.7%
 9.  International Business Machines Corp.                   1.7%
10.  Marsh & McLennan Companies, Inc. (with rights)          1.6%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

STOCK ADDITIONS:                STOCK ELIMINATIONS:
AOL Time Warner, Inc. (with     ACE Ltd. ADR (with rights)
 rights)                        AES Corp.
Cisco Systems, Inc. (with       Applied Biosystems Group --
 rights)                         Applera Corp.
FedEx Corp.                     Baxter International, Inc.
Home Depot, Inc.                 (with rights)
Intel Corp.                     Biovail Corp.
International Business          Golden West Financial Corp.
 Machines Corp.                 Medtronic, Inc. (with rights)
Marsh & McLennan                Philip Morris Companies, Inc.
 Companies, Inc.                Reader's Digest
 (with rights)                   Association, Inc. Class A
Merrill Lynch & Co., Inc.       Tenet Healthcare Corp.
Schering-Plough Corp. (with
 rights)
State Street Corp. (with
 rights)

FORTIS SERIES FUND: ASSET ALLOCATION SERIES

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO SEEK TOTAL RETURN FROM A BLEND OF GROWTH POTENTIAL AND CURRENT INCOME. THE PORTFOLIO MANAGERS SELECT A MIX OF U.S. STOCKS, BONDS AND MONEY MARKET INSTRUMENTS IN PERCENTAGES THAT MAY VARY WITH CURRENT MARKET CONDITIONS.

HOW DID THE FUND PERFORM?

For the year ended December 31, 2001, the fund returned -6.88% versus returns of -11.88% for the S&P 500 Index and 8.44% for the Lehman Brothers Aggregate Bond Index. A combination of the above stock and bond indices posted a 4.77% decline.

WHY DID THE FUND PERFORM THIS WAY?

Wellington Management assumed portfolio management responsibilities as investment sub-adviser to the Fortis Asset Allocation Series on April 2, 2001.

Fund performance is the result of an overweight in Utilities, an underweight in consumer discretionary, some poor stock selection in technology during the second quarter, and an emphasis on large-cap stocks. We initiated management of the fund with an aggressive stance in response to continuing Fed rate cuts. We backed away from the hope of a rapid economic recovery early in the third quarter, and turned more aggressive once again after the decline following the market reopening in mid September. The fund is now positioned for economic recovery. We have reduced health care and consumer staples and increased consumer discretionary and technology. However, the fund remains broadly diversified among sectors in the belief that 2002 will also be a year when stock selection will prove to be more important than sector weightings.

Investment-grade corporate bonds provided total returns that comfortably exceeded those offered by Treasury securities of comparable duration. The solid performance of the high-quality corporate sector was the result of a handsome yield premium, though such strong performance was still surprising given the weakness of the economy and the general deterioration in credit condition among corporate borrowers. A significant portion of the good performance in the corporate sector occurred during the fourth quarter, as the outlook for the economy appeared to improve.

WHAT IS YOUR OUTLOOK?

We believe the recession is just about over, thanks to aggressive easing by the Federal Reserve and an easing of fiscal policy. An economic recovery during the first half of 2002 implies the Federal Reserve's lowering of short-term interest rates is very close to complete. While interest rates have been coming down, earnings estimates have been coming down faster and therefore, valuations have not improved in spite of the drop in the market. But markets are supposed to anticipate, and it seems likely that earnings estimates are close to bottoming out and should begin rising sometime in the first half of 2002. While valuations may look rich on near-term earnings estimates, when the economy begins to recover, which it should, those who are brave enough to look beyond the near term may be handsomely rewarded. Furthermore, the non-Treasury sectors of the bond market should be the better performers as the market continues to sense recovery. Both corporate bonds and mortgage-backed securities should provide better returns than Treasury securities over the course of the year.

VALUE OF $10,000 INVESTED JANUARY 1, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

ASSET ALLOCATION SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  5 YEAR  10 YEAR
-6.88%  +9.97%   +9.96%

           LEHMAN BROTHERS
        AGGREGATE BOND INDEX**  S&P 500***  ASSET ALLOCATION SERIES
1/1/92                 $10,000     $10,000                  $10,000
92                     $10,740     $10,767                  $10,695
93                     $11,787     $11,843                  $11,742
94                     $11,443     $11,997                  $11,706
95                     $13,558     $16,488                  $14,278
96                     $14,050     $20,293                  $16,063
97                     $15,406     $27,063                  $19,313
98                     $16,745     $34,797                  $23,171
99                     $16,607     $42,119                  $27,702
00                     $18,538     $38,285                  $27,745
01                     $20,103     $33,740                  $25,836

                       Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
   * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
  ** An unmanaged index of government, corporate, and mortgage-backed securities with an average maturity of approximately nine years.
 ***  This is an unmanaged index of 500 common stocks.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Finance                       22.1%
Technology                    16.9%
Services                      14.8%
Energy                         9.5%
Health Care                    8.5%
Consumer Cyclical              7.4%
Consumer Staples               6.4%
Utilities                      4.4%
Basic Materials                4.0%
Capital Goods                  3.3%
Cash Equivalents/Receivables   1.7%
Other                          1.0%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Tyco International Ltd. (with rights)                   3.1%
 2.  Cendant Corp.                                           2.8%
 3.  First Data Corp.                                        2.4%
 4.  H & R Block, Inc. (with rights)                         2.2%
 5.  Verizon Communications, Inc.                            2.1%
 6.  Philip Morris Companies, Inc.                           2.1%
 7.  HealthSouth Corp.                                       2.1%
 8.  Bank of America Corp.                                   1.8%
 9.  Electronic Data Systems Corp.                           1.8%
10.  International Business Machines Corp.                   1.8%

TEN LARGEST PORTFOLIO CHANGES FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
BellSouth Corp. (with rights)   Boeing Co.
BP plc ADR                      Coastal Corp.
ChevronTexaco Corp.             Conseco, Inc.
 (with rights)                  Koninklijke (Royal) Phillips
Du Pont (E.I.) de Nemours &      Electronics N.V. NY S
 Co.                            Oxford Health Plans, Inc.
Hewlett-Packard Co.             Qwest Communications
Morgan Stanley Dean Witter &     International, Inc.
 Co. (with rights)              Royal Dutch Petroleum Co. NY
Sprint Corp. (with rights)       Shares
Storage Technology Corp.        Schlumberger Ltd.
Unocal Corp. (with rights)      Sun Microsystems, Inc.
Wachovia Corp. (with rights)     (with rights)
                                Wal-Mart Stores, Inc.

FORTIS SERIES FUND: AMERICAN LEADERS SERIES
(SUBADVISED BY FEDERATED)
THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO WANT LONG-TERM GROWTH OF CAPITAL AND CURRENT INCOME BY INVESTING IN EQUITY SECURITIES OF BLUE CHIP COMPANIES. MARKET REVIEW
The year 2001 disappointed investors once again as most equity market benchmarks could not escape the prowling bear out from hibernation since the spring of 2000. Stocks continued to decline despite an active Federal Reserve Board that decreased short-term interest rates eleven times during the year. Stocks rallied strongly after the first rate decrease in January, and then again during the spring after the fourth cut, but the weak economy and its impact on corporate profits weighed on stock prices. The terrorist attacks on September 11 poured salt on wounded equity markets worldwide during the third calendar quarter, but the pessimism surrounding the U.S. equity markets and the potential "death of equities" in the aftermath of the attacks evaporated during the last three months of 2001. Higher levels of stock prices were fed by military success in Afghanistan, the lack of further terrorist attacks here in the United States, and by massive injections of liquidity served up by the Federal Reserve. During 2001, the S&P 500 Index fell 11.88%, and the NASDAQ Composite declined 20.8%. The past two years were the worst years for the S&P 500 Index since 1973-74. Market breadth was poor, as only two of ten economic sectors generated positive results. Utilities, led by the dramatic downfall of Enron, and information technology stocks performed the worst during the year, declining 31% and 26%, respectively. The best performing sectors were materials and consumer discretionary which both rose slightly over 3% for the year. Small- and mid-cap strategies continued their outperformance over large-cap strategies during the year, and value strategies outperformed growth strategies for the second year in a row. Corporate profitability declined as the year progressed, led by weakness in telecommunication services and information technology.
PERFORMANCE
The Fortis American Leaders Series fund returned -3.48% during 2001, and outperformed the -11.88% return of the S&P 500 Index and the -11.69% return of the S&P/Barra Value Index. Aiding performance relative to the S&P/Barra Value Index for the period were overweight positions in healthcare and consumer staples as well as an overweight position and favorable security selection in industrials (H&R Block up 120%, Cendant up 104%, First Data up 49%). Other positive influences on relative performance included favorable security selection in information technology (Computer Associates up 77%, Storage Technology up 60%, IBM up 43%) and consumer discretionary (Lowe's up 109% and Brunswick up 25%). Negative influences on relative performance included an underweight position in Materials and an overweight position in information technology. An underweight position and unfavorable security selection in financials (Providian down 73%, Conseco down 64%, Allstate down 21%) and unfavorable security selection in healthcare (Oxford Health down 40%, Schering-Plough down 36%, Pharmacia down 29%) also negatively influenced relative performance.
POSITIONING AND STRATEGY
The disconnect between deteriorating corporate fundamentals and optimism regarding future profitability leads us to approach 2002 with caution. We are more optimistic now regarding rationality in the marketplace given the massive share price declines we have seen in information technology and telecommunication services over the past two years. We also believe the huge disparities between growth and value strategies that have occurred over the past three years will be much more muted going forward. Investors have also deflated the mega-capitalization premium balloon that was so prevalent during 1998 and 1999. In fact, the deflation was so violent that the multiple premium awarded to large cap stocks is now back to historical average levels. Our caution regarding the equity markets is based on valuation, which still trends above historical averages for some sectors. The S&P information technology sector currently trades at a price-to-sales ratio of 3 times, which is well above its 15-year average of 1.4 times. We believe the strong move upward by information technology shares during the fourth quarter, in spite of continued deterioration in business fundamentals, is a bear market rally during a secular trend towards historical valuation levels. Within the S&P 500, the valuation argument still favors value strategies as the relative P/E multiple of the S&P/Barra Value Index versus the S&P/Barra Growth Index is below historical averages. Our strategy for 2002 remains the same. We will continue to utilize our investment disciplines to seek out undervalued leading companies for addition to the portfolio and eliminate those with weakening fundamentals or overvaluation. VALUE OF $10,000 INVESTED MAY 1, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AMERICAN LEADERS SERIES
TOTAL RETURN*

1 YEAR  SINCE MAY 1, 2000**
-3.48%               +0.72%

          S&P BARRA
        VALUE INDEX***  AMERICAN LEADERS SERIES
5/1/00         $10,000                  $10,000
00             $10,657                  $10,485
01              $9,411                  $10,120

                       Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
   * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
  **  Date shares were first offered to the public.
 *** An unmanaged capitalization-weighted index of all the stocks in the Standard & Poor's 500 that have low price-to-book ratios.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Finance                       28.0%
Technology                    15.8%
Consumer Cyclical             12.7%
Services                      11.4%
Basic Materials                9.6%
Health Care                    7.1%
Energy                         6.5%
Cash Equivalents/Receivables   2.7%
Transportation                 2.3%
Capital Goods                  1.5%
Utilities                      1.3%
Other                          1.1%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Adelphia Communications Corp. Class A                   5.7%
 2.  WorldCom, Inc. -- WorldCom Group (with rights)          5.1%
 3.  Citigroup, Inc.                                         4.9%
 4.  Alcoa, Inc.                                             4.6%
 5.  TJX Companies, Inc. (with rights)                       4.1%
 6.  Renaissance Re Holdings Ltd.                            3.3%
 7.  Washington Mutual, Inc. (with rights)                   3.2%
 8.  Pharmacia Corp. (with rights)                           2.9%
 9.  International Business Machines Corp.                   2.8%
10.  Webster Financial Corp.                                 2.2%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Adelphia Communications Corp.   Chase Manhattan Corp.
 Class A                        Dow Chemical Co.
CIGNA Corp. (with rights)       Electronic Data Systems Corp.
Eaton Corp. (with rights)       Federated Department
International Business           Stores, Inc.
 Machines Corp.                 Georgia-Pacific Group
Pharmacia Corp. (with rights)   International Paper Co.
RenaissanceRe Holdings Ltd.     Interpublic Group of
 ADR                             Companies, Inc.
TJX Companies, Inc.             Kimberly-Clark Corp.
 (with rights)                  Morgan (J.P.) & Co., Inc.
Washington Mutual, Inc.         Waste Management, Inc.
 (with rights)
Webster Financial Corp.
WorldCom, Inc. -- WorldCom
 Group (with rights)

FORTIS SERIES FUND: VALUE SERIES

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO PREFER TO INVEST IN EQUITY OPPORTUNITIES AT ATTRACTIVE VALUATIONS. THE PORTFOLIO MANAGERS CHOOSE STOCKS WITH CURRENT PRICES THAT DO NOT NECESSARILY REFLECT THE STOCK'S POTENTIAL VALUE.

HOW DID THE FUND PERFORM?

For the year ended December 31, 2001, the fund returned -2.55% versus a return of -4.33% for the Russell 3000 Value Index.

WHY DID THE FUND PERFORM THIS WAY?

Wellington Management assumed portfolio management responsibilities as investment sub-adviser to the Fortis Value Series on April 2, 2001. During the month of April, we made significant changes to the portfolio in order to implement our investment approach to the management of this fund.

The fund performed in line with the benchmark Russell 3000 Value since Wellington Management took responsibility for the fund. During this period, the three greatest contributors to the fund's performance were retailer TJX, insurance company RENAISSANCERE, and IBM. The largest detractor was telecommunications firm MCLEOD. The fund was helped by an overweight position in the materials sector and an underweight in the utilities sector, which was down over the period.

WHAT IS YOUR OUTLOOK?

The first quarter of 2002 is likely to represent the earnings trough of the recession. Aggressive monetary policy, lower energy costs, a turn in the inventory cycle, and fiscal stimulus will bring recovery to the U.S. economy. By historical standards the recovery should be relatively modest. While we remain aware of the potential risk from acts of terrorist violence in the U.S. or abroad, we believe we should be overweight in sectors that will benefit the most from a recovery.

VALUE OF $10,000 INVESTED MAY 1, 1996

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

VALUE SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  5 YEAR   SINCE MAY 1, 1996**
-2.55%  +11.56%              +12.26%

          S&P BARRA      RUSSELL 3000
        VALUE INDEX***  VALUE INDEX****  VALUE SERIES
5/1/96         $10,000          $10,000       $10,000
96             $11,639          $11,452       $11,149
97             $15,046          $15,439       $13,962
98             $17,253          $17,522       $15,309
99             $19,447          $18,686       $16,680
00             $20,632          $20,189       $19,764
01             $18,220          $19,314       $19,261

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
*** An unmanaged capitalization-weighted index of all the stocks in the Standard & Poor's 500 that have low price-to-book ratios.
**** An unmanaged index measuring the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. Going forward the fund will use the Russell 3000 Value Index because it is better suited for the investment strategy of the fund.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    30.2%
Finance                       19.5%
Services                      16.0%
Energy                         7.5%
Cash Equivalents/Receivables   6.6%
Health Care                    6.5%
Basic Materials                5.8%
Utilities                      3.9%
Consumer Cyclical              3.4%
Capital Goods                  0.6%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Tyco International Ltd. (with rights)                   3.3%
 2.  Viacom, Inc. Class B                                    3.0%
 3.  GlobalSantaFe Corp.                                     2.7%
 4.  Citigroup, Inc.                                         2.5%
 5.  Pfizer, Inc.                                            2.3%
 6.  AOL Time Warner, Inc. (with rights)                     2.1%
 7.  Applied Biosystems Group -- Applera Corp.               1.7%
 8.  EchoStar Communications Corp. Class A                   1.6%
 9.  Clear Channel Communications, Inc.                      1.5%
10.  Merrill Lynch & Co., Inc.                               1.5%

TEN LARGEST PORTFOLIO CHANGES FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
AOL Time Warner, Inc.           Baker Hughes, Inc.
 (with rights)                  Chase Manhattan Corp.
AT&T Wireless Services, Inc.    Cisco Systems, Inc.
Charter Communications, Inc.     (with rights)
 Class A                        Corning, Inc.
Danaher Corp.                   Freddie Mac
Household International, Inc.   Global Crossing Ltd.
 (with rights)                  Hartford Financial Services
Lamar Advertising Co.            Group, Inc.
Mellon Financial Corp.          United Technologies Corp.
Merrill Lynch & Co., Inc.       Weatherford
Praxair, Inc.                    International, Inc.
Starwood Hotels & Resorts       XO Communications, Inc.
 Worldwide, Inc.                 Class A
 (with rights)

FORTIS SERIES FUND: CAPITAL OPPORTUNITIES SERIES
(SUBADVISED BY MASSACHUSETTS FINANCIAL SERVICES)

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO WANT CAPITAL APPRECIATION BY INVESTING IN COMMON STOCKS AND EQUITY-RELATED SECURITIES, SUCH AS PREFERRED STOCKS, CONVERTIBLE SECURITIES AND DEPOSITORY RECEIPTS.

For the year ended December 31, 2001, the portfolio provided a total return of -23.63%. This compares to a -11.88% return over the same period for the portfolio benchmark, the Standard & Poor's 500 Stock Index (the S&P 500), an unmanaged, but commonly used measure of common stock total return performance.

The market environment that prevailed through the past year is one that most equity investors will not recall with fond memories. While we believe the current market environment underscores the importance of maintaining a long-term focus when evaluating investment performance, it can sometimes be little consolation given recent results. That said, we believe the companies in which the fund invests were selected on the basis of their potential for delivering consistent growth over time and their reasonable valuations. However, as recent events have demonstrated, when the market stumbles, it can sometimes drag strong stocks down with the weak.

The primary cause for the portfolio's weak results in recent months was our significant weighting in technology, telecommunications, and utility stocks. After years of expansion, a combination of rising interest rates, high valuations, and rising energy prices stalled business and consumer demand. Recent conditions affected technology and telecommunications companies more than the rest of the market because many of them had been priced in expectation of uninterrupted business expansion. In anticipation of a slowdown in the global economy, we worked hard to identify stocks that we believed would continue to deliver attractive performance in a downturn. Unfortunately, this did not translate to positive performance because these companies were punished along with the rest of the growth sector. In the utilities sector, most gas and electric stocks have fared poorly, as natural gas prices have dropped and demand for electricity has declined due to the soft economy.

Despite the recent rally in technology and telecommunications stocks, over the past 12 months the majority of these stocks posted negative returns during the period. Amid ongoing concerns about future earnings and the slowdown in capital spending, some of the biggest detractors to performance included computer software companies such as VERITAS and Oracle. Telecommunications stocks, such as American Tower and Qwest Communications were also hurt by the weak economic environment and slowdown in spending. In the first half of the period, our above-average stake in oil services stocks, such as Grant Pride Co., Santa Fe International, and Weatherford International, helped performance, as these stocks rallied amid tight supply and stepped-up drilling. In recent months, however, these stocks gave back much of their gains, as investors became concerned about the outlook for oil prices and weaker demand.

On a more positive note, banks and financial services stocks, such as Bank of America and Citigroup, helped performance. Lower interest rates, strong balance sheets, and reliable earnings growth helped support these stocks. Other contributors included specialty chemical manufacturer Praxair, paper company Jefferson Smurfit, and multi-industry conglomerate Tyco International.

Looking forward, we think this is precisely the wrong time to be changing our investment strategy in reaction to a tough market. The aggressive interest rate cuts that were implemented before and after September 11, the drop in the price of oil, the strength we've seen in refinancing activity, and a record amount of fiscal stimulus are all positive factors that we believe support the argument for a rebound in economic activity next year.

VALUE OF $10,000 INVESTED MAY 1, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CAPITAL OPPORTUNITIES SERIES
TOTAL RETURN*

1 YEAR   SINCE MAY 1, 2000**
-22.63%              -21.04%

        S&P 500 INDEX***  CAPITAL OPPORTUNITIES SERIES
5/1/00           $10,000                       $10,000
00                $9,162                        $8,832
01                $8,074                        $6,746

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of 500 common stocks.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    29.0%
Finance                       17.2%
Health Care                   16.1%
Consumer Cyclical              9.9%
Services                       7.6%
Consumer Staples               6.4%
Energy                         5.5%
Basic Materials                3.5%
Utilities                      3.5%
Cash Equivalents/Receivables   0.8%
Transportation                 0.5%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Citigroup, Inc.                                         4.0%
 2.  Microsoft Corp.                                         3.9%
 3.  General Electric Co.                                    2.9%
 4.  Tyco International Ltd. (with rights)                   2.8%
 5.  Pharmacia Corp. (with rights)                           2.6%
 6.  Procter & Gamble Co.                                    2.2%
 7.  Fannie Mae                                              1.9%
 8.  Abbott Laboratories (with rights)                       1.9%
 9.  AOL Time Warner, Inc. (with rights)                     1.9%
10.  First Data Corp.                                        1.8%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Ambac Financial Group, Inc.     AES Corp.
AOL Time Warner, Inc.           Automatic Data
 (with rights)                   Processing, Inc.
Cisco Systems, Inc.             Coastal Corp.
 (with rights)                  Emerson Electric Co.
Fannie Mae                      Enron Corp.
First Data Corp.                McGraw-Hill Companies, Inc.
Lockheed Martin Corp.           Metlife, Inc.
Procter & Gamble Co.            OGE Energy Corp.
Safeway, Inc.                   Reader's Digest
Schering-Plough Corp.            Association, Inc. Class A
 (with rights)                  SBC Communications, Inc.
Verizon Communications, Inc.

FORTIS SERIES FUND: GROWTH & INCOME SERIES

THIS PORTFOLIO OFFERS A SOLUTION TO INVESTORS WHO WANT TO COMBINE CONSERVATIVE GROWTH OPPORTUNITIES WITH INCOME POTENTIAL. IT FOCUSES ON COMPANIES WITH ATTRACTIVE DIVIDEND GROWTH PROSPECTS RELATIVE TO THE STANDARD & POOR'S 500 STOCK INDEX. THE PORTFOLIO IS WELL DIVERSIFIED WITH EXPOSURE TO MANY SECTORS OF THE ECONOMY.

HOW DID THE FUND PERFORM?

For the year ended December 31, 2001, the fund returned -9.57% versus a return of -11.88% for the S&P 500 Index.

WHY DID THE FUND PERFORM THIS WAY?

Wellington Management assumed portfolio management responsibilities as investment sub-adviser to the Fortis Growth and Income Series on April 2, 2001. During the month of April, we made significant changes to the portfolio in order to implement our investment approach to the management of this fund.

The fund had a strong year, finishing up 231 basis points relative to the S&P 500 benchmark. The outperformance for the fund was mainly driven by stock selection in financials and pharmaceuticals but was also broad-based, as the Fund outperformed in 14 of 22 S&P 500 economic industries. In particular, two of the fund holdings, UNIONBANCAL and PACIFIC CENTURY FINANCIAL, were strong performers. Also, the fund avoided many poorly performing pharmaceutical stocks, and benefited from strong stock selection in biotechnology.

WHAT IS YOUR OUTLOOK?

While economic weakness may linger for a few months, the bottom of this recession seems very near. The combination of monetary and fiscal stimulus, falling energy bills, and more stable financial markets gives us confidence that recovery will emerge by spring. We forecast annual average real GDP growth of just 0.7% for 2002, but the economy should be growing at an annual rate near 3% by year-end. In this environment, inflation will decrease. While the Federal Reserve may soon be through cutting interest rates, it will be some time before they contemplate tightening policy.

Though we still need to acknowledge the geopolitical risks that confront the world post-September 11, we are optimistic that the U.S. economy and financial markets can weather the uncertainties. Our conviction in an improving U.S. economy has risen since last quarter, and we are now more confident that an economic recovery will begin to show signs by mid-2002.

VALUE OF $10,000 INVESTED MAY 2, 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

GROWTH & INCOME SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  5 YEAR  SINCE MAY 2, 1994**
-9.57%  +8.76%              +12.34%

        S&P 500 INDEX***  GROWTH & INCOME SERIES
5/2/94           $10,000                 $10,000
94               $10,397                 $10,174
95               $14,289                 $13,196
96               $17,586                 $16,035
97               $23,453                 $20,476
98               $30,157                 $23,181
99               $36,502                 $25,665
00               $33,179                 $26,980
01               $29,240                 $24,398

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of 500 common stocks.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    27.1%
Finance                       18.2%
Health Care                   14.1%
Consumer Cyclical              9.3%
Services                       7.3%
Energy                         6.6%
Consumer Staples               6.2%
Basic Materials                4.1%
Utilities                      2.7%
Capital Goods                  2.4%
Cash Equivalents/Receivables   1.1%
Transportation                 0.9%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  General Electric Co.                                    3.8%
 2.  Microsoft Corp.                                         3.4%
 3.  Exxon Mobil Corp.                                       2.5%
 4.  Citigroup, Inc.                                         2.5%
 5.  Wal-Mart Stores, Inc.                                   2.4%
 6.  Pfizer, Inc.                                            2.4%
 7.  American International Group, Inc.                      2.1%
 8.  Intel Corp.                                             2.0%
 9.  International Business Machines Corp.                   2.0%
10.  Johnson & Johnson                                       1.7%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Cintas Corp.                    BroadVision, Inc.
Concord EFS, Inc.               Ceridian Corp.
Equity Office Properties Trust  Enron Corp.
Fiserv, Inc. (with rights)      Enterasys Networks Inc.
Genzyme Corp. -- General        FMC Corp.
 Division                       Global Crossing Ltd.
Immunex Corp.                   Harcourt General, Inc.
John Hancock Financial          Hartford Financial Services
 Services, Inc.                  Group, Inc.
NVIDIA Corp.                    ONEOK, Inc.
Univision                       Ralston Purina Group
 Communications, Inc.
 Class A
XL Capital Ltd. Class A (with
 rights)

FORTIS SERIES FUND: S&P 500 INDEX SERIES
(SUBADVISED BY DREYFUS)

THIS PORTFOLIO IS DESIGNED ESPECIALLY FOR INVESTORS WHO WANT TO EMULATE THE TOTAL RETURN OF THE STANDARD & POOR'S 500 INDEX.

For the year ended December 31, 2001, this portfolio had a return of -12.28%. In contrast, the S&P 500 Index, the portfolio benchmark, produced a return of -11.88% for the same period. The difference between the fund's return and the index is primarily fund expenses. The fund is designed to passively replicate the large capitalization U.S equity market as represented by the S&P 500 Index. The fund does not attempt to manage market volatility.

The most significant factor in contributing to the fund's and index's negative return was the global economic slowdown which resulted in declines for almost all industry groups. Telecommunication and technology companies were hit particularly hard as a combination of reduced demand for their products, inflated inventory levels and high debt levels caused earnings to fall dramatically. During the last few weeks of the year, investors started to buy many of these beaten down stocks as investors believed that earnings will improve next year. The consumer held up surprisingly well during the year as the Federal Reserve Board cut the discount rate 11 times by 475 basis points. Lower interest rates allowed households to refinance their mortgages, which provided extra disposable income. In addition, lower energy prices, a Bush administration tax rebate and zero % financing on new vehicles provided a stimulus to consumer spending. The tragic terrorist attack on September 11, intensified the economic weakness that was occurring throughout the country. After the market reopened, there was a sharp sell off in the equity markets. However the adverse effects of the attacks were short lived and, within weeks the stock market regained all the value lost immediately after the attacks.

Among the top performing industries in the index, and the fund, were utilities, financial, energy and tobacco companies. The worst performing industries were from the technology sector which includes computer software, communication equipment and semiconductor companies.

VALUE OF $10,000 INVESTED MAY 1, 1996

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

S&P 500 INDEX SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   5 YEAR   SINCE MAY 1, 1996**
-12.28%  +10.11%              +11.47%

        S&P 500 INDEX***  S&P 500 INDEX SERIES
5/1/96           $10,000               $10,000
96               $11,504               $11,429
97               $15,342               $15,123
98               $19,727               $19,374
99               $23,877               $23,314
00               $21,704               $21,093
01               $19,127               $18,503

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of 500 common stocks

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Finance                       29.1%
Technology                    21.4%
Health Care                   18.8%
Services                      15.3%
Consumer Cyclical              5.0%
Energy                         4.9%
Consumer Staples               4.0%
Cash Equivalents/Receivables   0.5%
Utilities                      0.5%
Transportation                 0.4%
Capital Goods                  0.1%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Citigroup, Inc.                                         4.4%
 2.  Pfizer, Inc.                                            4.0%
 3.  Freddie Mac                                             3.5%
 4.  Microsoft Corp.                                         3.0%
 5.  General Electric Co.                                    3.0%
 6.  UnitedHealth Group, Inc.                                2.5%
 7.  First Data Corp.                                        2.4%
 8.  Tyco International Ltd. (with rights)                   2.2%
 9.  American Home Products Corp. (with rights)              2.2%
10.  Johnson & Johnson                                       2.0%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Abbott Laboratories             Chase Manhattan Corp.
 (with rights)                  CIGNA Corp. (with rights)
Affiliated Computer             Corning, Inc.
 Services, Inc. Class A         CVS Corp.
AmerisourceBergen Corp.         EMC Corp.
 (with rights)                  Merck & Co., Inc.
Apollo Group, Inc. Class A      Providian Financial Corp.
Bank of America Corp.            (with rights)
Cendant Corp.                   Royal Dutch Petroleum Co. NY
Electronic Data Systems Corp.    Shares
Fifth Third Bancorp             Solectron Corp. (with rights)
HCA, Inc.                       Stilwell Financial, Inc.
Progressive Corp.

FORTIS SERIES FUND: BLUE CHIP STOCK SERIES
(SUBADVISED BY T. ROWE PRICE)

THE MONEY MANAGERS FOR THIS PORTFOLIO TARGET "BLUE CHIP" COMPANIES WITH LEADING MARKET POSITIONS, SEASONED MANAGEMENT AND STRONG FINANCIAL FUNDAMENTALS. IT IS DESIGNED FOR PEOPLE WHO WANT TO INVEST IN WELL-ESTABLISHED COMPANIES THAT GENERATE CONSISTENT, DURABLE EARNINGS GROWTH WITH THE POTENTIAL FOR ABOVE AVERAGE STOCK PERFORMANCE.

INVESTMENT ENVIRONMENT

As in 2000, growth underperformed value with technology, telecommunications and biotechnology suffering most. Fortunately, growth stock losses were pared by a dramatic fourth-quarter rebound. Having fallen the farthest, technology shares led the charge, as investors flocked to bellwethers like Microsoft and Cisco Systems.

For the year as a whole, however, technology remained weak, as did most market sectors. In health care, stocks of pharmaceutical and biotech companies were mostly lower, but medical device makers, like Johnson & Johnson, advanced amid favorable tests of drug-coated stents. Financials also dipped, but proved remarkably resilient considering how difficult the environment was. Brokerages and asset managers were directly affected by market losses, and announced broad job cuts. Insurers were also damaged by claims following September 11.

PORTFOLIO REVIEW

After generally holding up better than its competition during the downdraft of 2001's first nine months, the portfolio kept pace with its peer group in the ensuing rally. As a result, the fund ended the year with a 14.41% loss. The fund's one-year results trailed the S&P 500 Stock Index's 11.88% decline, as growth-focused portfolios generally underperformed broad market averages.

The portfolio's three largest sector exposures, financials, health care, and information technology were volatile. Cisco Systems, for example, imposed the steepest losses on the fund for the full year, even though it was among the portfolio's top contributors in the fourth quarter rebound. While other technology bellwethers dragged down results, Microsoft was the portfolio's best full-year performer. Technology remained the most volatile of our market exposures, but health care was also hard to predict, as steady-growth pharmaceuticals battled with speculative biotechs for sector leadership. Pharmaceuticals ultimately did better, but biotechs also performed well in the fourth quarter rebound.

We eliminated several holdings including Providian Financial, which experienced sharp deterioration in its earnings prospects. Fortunately, sales were made at prices substantially above current levels. We were also cautious in the consumer staples sector, where we cut an already modest position. Meanwhile, we heightened the stake in industrials to take advantage of fundamental improvements among top-notch companies in the sector. Cendant and Tyco International were among our top purchases, and the portfolio enjoyed widespread gains in the sector, reflecting effective stock selection.

OUTLOOK

We anticipate an economic recovery in 2002; however, many foreign economies such as Japan, Germany, and Argentina continue to struggle. The strength of the recovery and corporate earnings growth in certain sectors may be less than robust. Consequently, investors may need to adjust their expectations, as market gains may be slow after recent strong results. Stock selection will continue to be of paramount importance in this type of measured performance.

VALUE OF $10,000 INVESTED MAY 1, 1996

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

BLUE CHIP STOCK SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   5 YEAR   SINCE MAY 1, 1996**
-14.41%  +10.23%              +11.91%

        S&P 500***  BLUE CHIP STOCK SERIES
5/1/96     $10,000                 $10,000
96         $11,504                 $11,624
97         $15,342                 $14,763
98         $19,727                 $18,906
99         $23,877                 $22,664
00         $21,704                 $22,105
01         $19,127                 $18,919

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of 500 common stocks

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    28.8%
Finance                       19.4%
Health Care                   18.9%
Consumer Cyclical             10.0%
Services                       6.8%
Energy                         3.8%
Cash Equivalents/Receivables   3.7%
Capital Goods                  2.5%
Consumer Staples               2.2%
Utilities                      2.1%
Basic Materials                1.3%
Other                          0.5%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  General Electric Co.                                    4.9%
 2.  Citigroup, Inc.                                         3.7%
 3.  Microsoft Corp.                                         3.4%
 4.  Pfizer, Inc. (with rights)                              3.4%
 5.  Tyco International Ltd. (with rights)                   3.2%
 6.  Exxon Mobil Corp.                                       3.0%
 7.  American International Group, Inc.                      2.8%
 8.  Wal-Mart Stores, Inc.                                   2.6%
 9.  Home Depot, Inc.                                        2.6%
10.  Cisco Systems, Inc. (with rights)                       2.6%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Abbott Laboratories             American Express Co.
 (with rights)                  Applied Biosystems Group --
Alcoa, Inc.                      Applera Corp.
Analog Devices, Inc.            AT&T Corp. -- Liberty Media
 (with rights)                   Corp.
Baxter International, Inc.      Calpine Corp. (with rights)
 (with rights)                  Comverse Technology, Inc.
Bristol-Myers Squibb Co.        Enron Corp.
Cardinal Health, Inc.           JDS Uniphase Corp.
HCA, Inc.                       Merck & Co., Inc.
KLA-Tencor Corp.                Nortel Networks Corp.
Pepsico, Inc.                   State Street Corp.
Wells Fargo & Co.                (with rights)
 (with rights)

FORTIS SERIES FUND: BLUE CHIP STOCK SERIES II
(SUBADVISED BY AIM)

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO WANT LONG-TERM GROWTH OF CAPITAL WITH INCOME AS A SECONDARY OBJECTIVE BY INVESTING IN COMMON STOCKS OF BLUE CHIP COMPANIES.

PERFORMANCE FOR THE YEAR 2001

For the year ended December 31, 2001, the Blue Chip Stock Series II posted a return of -22.49%. The portfolio underperformed its benchmark, the S&P 500 Index, which posted a return of -11.88% for the year. The fund's underperformance relative to its benchmark was largely due to stock selection in the information technology sector. Stock selection, an overweight position in the health care sector, and stock selection in the financials sector detracted from relative performance. Stock selection in industrials and an underweight position in the telecommunication services sector were positive contributors to relative performance.

Although 2001, especially the first and third quarters, was a very tough year for quality core growth stocks, we continue to focus on market-leading companies across all market sectors and believe that as the economy recovers, these traditionally high-valuation investments should come back into favor. As corporate earnings begin to increase again, and investor confidence grows, the underlying fundamentals of these high-quality companies will again make these attractive investments. Late in the year, the portfolio benefited as the market began to recognize and reward the market-leading companies the portfolio holds. We believe the portfolio is well positioned for the economic recovery ahead in 2002.

Overall, markets remained volatile in the first part of 2001, as the economy experienced a massive slowdown that continued from the latter part of 2000. Negative earnings revisions were prevalent during the period as most corporate leaders were taken off guard by the magnitude of the economic slowdown. Consequently, growth investing remained out of favor with value stocks strongly outperforming growth stocks during the first half of the year. Large cap growth stocks, in particular, were hit hard during the period as investors turned to more value-oriented stocks.

MARKET OUTLOOK

Economic indicators have already begun to show signs of stabilization and point to an impending economic recovery. In 2001, an unprecedented amount of fiscal and monetary stimulus was injected into the economy. The U.S. government spent approximately $100 billion following the events of September 11th to help bailout the airline industry, rebuild New York City and the Pentagon and defend the United States against terrorism. Interest rates were cut a record eleven times taking rates from 6.50% at the beginning of the year to the current 1.75%. Corporate inventories also declined dramatically during the year and are now in line with consumer demand, and the price of oil has declined significantly in recent months. While a few drags on the economy remain, e.g. consumer debt burden, a post technology bubble environment, deflation risk, etc., the evidence pointing to a recovery in 2002 is strong, and we believe that U.S. GDP growth will be positive in the second half of 2002.

VALUE OF $10,000 INVESTED MAY 1, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

BLUE CHIP STOCK SERIES II
TOTAL RETURN*

1 YEAR   SINCE MAY 1, 2000**
-22.49%              -20.48%

        S&P 500 INDEX***  BLUE CHIP STOCK SERIES II
5/1/00           $10,000                    $10,000
00                $9,162                     $8,805
01                $8,074                     $6,825

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of 500 common stocks.

PORTFOLIO DIVERSIFICATION BY COUNTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

United Kingdom                16.6%
Japan                         16.1%
Netherlands                   16.1%
France                        16.0%
Italy                          8.0%
Other                          6.8%
Switzerland                    5.7%
Germany                        4.3%
Cash Equivalents/Receivables   3.2%
Spain                          3.1%
Singapore                      2.1%
Australia                      2.0%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  HSBC Holdings plc (United Kingdom)                      3.3%
 2.  Koninklijke (Royal) Philips Electronics N.V.
     (Netherlands)                                           3.2%
 3.  Toyota Motor Corp. (Japan)                              2.8%
 4.  Novartis AG (Switzerland)                               2.8%
 5.  ENI S.p.A. (Italy)                                      2.8%
 6.  TotalFinaElf S.A. (France)                              2.8%
 7.  ABN-AMRO Holding N.V. (Netherlands)                     2.6%
 8.  Diageo plc (United Kingdom)                             2.6%
 9.  BNP Paribas S.A. (France)                               2.5%
10.  Telecom Italia S.p.A. (Italy)                           2.4%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
ABN-AMRO Holding N.V.           Aventis S.A.
CRH plc                         Great Universal Stores plc
East Japan Railway Co.          Invensys plc
Hutchison Whampoa Ltd.          Kao Corp.
KPN N.V.                        Mizuho Holdings, Inc.
Novartis AG                     Sakura Bank Ltd.
Royal Dutch Petroleum Co.       Svenska Handelsbanken AB
Telecom Italia S.p.A.            Class A
Toyota Motor Corp.              TDK Corp.
UBS AG                          Vodafone Group plc
                                Zurich Financial Services AG

FORTIS SERIES FUND: INTERNATIONAL STOCK SERIES
(SUBADVISED BY LAZARD FRERES ASSET MANAGEMENT)

INVESTORS WILLING TO BALANCE THE RISKS AND REWARDS OF INTERNATIONAL STOCK INVESTING OFTEN SELECT THIS PORTFOLIO TO DIVERSIFY AN ESTABLISHED INVESTMENT STRATEGY. IT FOCUSES EXCLUSIVELY ON GROWTH COMPANY STOCKS OUTSIDE OF THE UNITED STATES.

The acceleration of the global economic downturn hurt corporate earnings and weighed on non-U.S. markets throughout 2001. The MSCI EAFE Index fell over 20% during 2001, its second consecutive year of decline; this marked the first two-year drop for the index since the early 1980's. While 2000's market weakness was concentrated in the highly valued technology and telecommunications sectors, the decline in 2001 saw all of the sectors in the MSCI EAFE Index experience significant losses. The economic outlook had been a primary focus of investors throughout the year, and their level of concern rose dramatically following the September 11th terrorist attacks. Stock markets reached their lows for the year in the aftermath of the attack, with companies more directly affected by the economic cycle bearing the brunt of the selling. However, just as negative market sentiment reached its peak, stocks bottomed before staging a strong rally in the final months of 2001. The upswing was based on renewed confidence that the global economy will experience a strong recovery during 2002. For the year ended December 31, 2001, the fund returned -24.17% versus a return of -22.20% for the MSCI EAFE Index.

Within the fund, holdings in the technology and telecommunications sectors outperformed those in the index due to their solid valuation support and proven business models. In addition, the fund benefited from opportunistic actions taken in the aftermath of the World Trade Center disaster. For instance, we initiated a position in Telecom Italia in late September due to their dominant wireless franchise and a favorable regulatory environment in their fixed line business.

However, the economic downturn did have a detrimental effect on the companies in the fund, which are aggressively restructuring to improve their financial productivity. Companies with low current profitability but the potential to improve through restructuring have always played a role in our relative value strategy, and have been some of our best performers over the years. The key is to identify companies with viable products but a bloated cost structure where management is truly committed to taking the difficult steps to improve profitability. However, an economic downturn makes it much more difficult to implement a major restructuring initiative successfully. For instance, HVM Group is the product of a number of recent mergers and management has a credible plan to significantly increase returns through cost reduction and revenue synergies. However, capital markets weakness and a deterioration in credit quality (as a result of the slowing of the German economy) have effectively postponed the realization of the restructuring benefits. Our Japanese holdings, many of which are engaged in restructuring, have been particularly impacted, as the global slowdown has driven the already weak Japanese economy into a severe recession. In the case of some of the Japanese financials, the effects of the economic slowdown have been exacerbated by management's lack of resolve in following through on their cost reduction plans. As a result, holdings such as Mizuho have been sold.

In recent months Lazard has shifted capital out of companies engaged in major restructuring into companies with a more consistent history of financial productivity in a variety of environments. For instance, a recent addition to the portfolio was GlaxoSmithkline, the U.K. pharmaceutical company. GlaxoSmithkline is a premier research organization with a long history of profitably bringing innovative drugs to market, and believe its valuation relative to its peers and the overall market is attractive. Lazard also initiated positions in Altadis and Imperial Tobacco, tobacco manufacturers with consistently strong returns, the valuations of which we do not believe reflect the improvement in the tobacco litigation environment. UBS, the Swiss bank, was also added to the portfolio. The company has a history of consistent returns driven by its private banking business and the acquisition of Paine Webber will strengthen their position in U.S. investment banking. We feel changes such as these position the portfolio well going forward, and we would expect a return to an environment that is more conducive to our relative value style. That style has a record of generating strong returns in a variety of asset classes and market environments.

VALUE OF $10,000 INVESTED JANUARY 3, 1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INTERNATIONAL STOCK SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   5 YEAR  SINCE JANUARY 3, 1995**
-24.17%  +2.04%                   +5.38%

        MSCI EAFE***  INTERNATIONAL STOCK SERIES
1/3/95       $10,000                     $10,000
95           $11,648                     $11,435
96           $12,336                     $13,038
97           $12,589                     $14,601
98           $15,149                     $17,006
99           $19,285                     $21,087
00           $16,593                     $19,023
01           $13,074                     $14,426

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of the stocks of Europe, Australia, and the Far East.

PORTFOLIO DIVERSIFICATION BY COUNTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

United Kingdom                29.9%
France                        14.3%
Japan                         11.5%
Other                          8.9%
Netherlands                    7.6%
Switzerland                    6.3%
Italy                          6.1%
Germany                        3.7%
Sweden                         3.6%
Spain                          3.0%
Cash Equivalents/Receivables   2.9%
Finland                        2.2%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Securities                                               Net Assets
-------------------------------------------------------------------
 1.  GlaxoSmithKline plc (United Kingdom)                    4.0%
 2.  TotalFinaElf S.A. (France)                              2.9%
 3.  Vodafone Group plc (United Kingdom)                     2.5%
 4.  Royal Bank of Scotland Group plc (United Kingdom)       2.3%
 5.  Reed International plc (United Kingdom)                 2.2%
 6.  Nestle S.A. (Switzerland)                               2.1%
 7.  ING Groep N.V. (Netherlands)                            1.9%
 8.  Nokia Oyj (Finland)                                     1.9%
 9.  Aventis S.A. (France)                                   1.8%
10.  Shell Transport & Trading Company (United Kingdom)      1.7%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

STOCK ADDITIONS:                STOCK ELIMINATIONS:
Companhai Braasileira de        ABB Ltd.
 Distribuicao Grupo Pao de      Alcatel S.A. Class A
 Acucar ADR                     British Telecommunications plc
Fujisawa Pharmaceutical Co.     China Mobile (Hong Kong) Ltd.
 Ltd.                           Marconi plc
Henderson Land Development Co.  Petroleo Brasileiro S.A.
 Ltd.                           Publishing & Broadcasting Ltd.
Koninklijke Ahold N.V.          TDK Corp.
Orange S.A.                     Telstra Corp. Ltd.
Sainsbury (J) plc               Tokyo Electron Ltd.
SK Telecom Co. Ltd. ADR
Sonera Oyj
Telecom Italia S.p.A.
Toyota Motor Corp.

FORTIS SERIES FUND, INC.: INTERNATIONAL STOCK SERIES II
(SUBADVISED BY T. ROWE PRICE)

THIS PORTFOLIO IS DESIGNED TO PROVIDE LONG-TERM GROWTH OF CAPITAL BY INVESTING IN THE COMMON STOCKS OF WELL ESTABLISHED NON-U.S. COMPANIES.

For the year ended December 31, 2001, the International Stock Series II returned -21.47% versus a return of -22.20% for the MSCI EAFE Index.

Fourth-quarter results for international stock markets were solid, with most major markets except Japan posting double-digit gains. As a result, the portfolio ended 2001 on a high note, providing a strong return in the final quarter that exceeded that of the MSCI EAFE Index benchmark.

In the final months of trading, the portfolio was able to make up some lost ground against the benchmark by underweighting Japan, which did poorly, and overweighting the stronger markets of South Korea, Taiwan, Sweden, and Brazil. Successful stock selection in the Netherlands and Switzerland benefited the portfolio in November, while our holdings in France, the U.K., and Italy overcame disappointing stock returns in Japan in December. Emerging markets in general notched gains two-to-three times larger than the average established market. Nonetheless, full-year results remained in the red, exacerbated by a strong U.S. dollar.

MARKET ENVIRONMENT

Alan Greenspan and his confederates at the U.S. Federal Reserve continued to dominate international economic headlines. The Fed lowered key short-term interest rates again, extending one of the most aggressive rate-cutting campaigns in its history as it tried to lift the U.S. economy out of recession. While the tragic events of September unnerved global economies and financial markets, many economists believe that sizable doses of monetary and fiscal stimulus should help ensure stronger U.S. economic activity in 2002, which should serve as a catalyst for international economies.

Indeed, signs emerged at the end of the year that the worst of the economic downturn may be behind us -- at least in the U.S. Internationally, Europe is probably in the best shape in that the consumer has been less extended than in the U.S. and is less exposed to equity markets. The arrival of the euro as the official currency throughout most of Europe could help bolster it against the powerful U.S. greenback.

Much of what happens in Japan depends on the ability of the government to, finally, implement much-needed economic reforms. In Latin America, the Argentine crisis has not led to any immediate fallout as Argentina's slow-motion disintegration gave Latin American and emerging market countries plenty of time to prepare.

OUTLOOK

A combination of monetary easing and tax-reductions in the U.S. should help stimulate economic growth worldwide, leading to positive stock market results in 2002. We expect these results to be moderate, however, until the corporate earnings picture comes more clearly into focus later this year.

VALUE OF $10,000 INVESTED JANUARY 3, 1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INTERNATIONAL STOCK SERIES II
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   5 YEAR  SINCE JANUARY 3, 1995**
-21.47%  -1.21%                   +3.19%

                              INTERNATIONAL
        MSCI WORLD INDEX***  STOCK SERIES II  MSCI EAFE****
1/3/95              $10,000          $10,000        $10,000
95                  $12,314          $11,747        $11,598
96                  $14,038          $13,241        $12,336
97                  $16,316          $15,031        $12,589
98                  $20,361          $17,430        $15,149
99                  $25,521          $17,277        $19,285
00                  $22,224          $15,866        $16,593
01                  $18,552          $12,459        $13,074

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
*** An unmanaged index of the world's major equity markets in U.S. dollars, weighted by stock market value.
**** An unmanaged index of the stocks of Europe, Australia and the Far East.
     Going forward, the fund will use the MSCI EAFE Index because it is better suited for the investment strategy of the fund.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Finance                       21.0%
Services                      16.1%
Technology                    13.9%
Health Care                   10.4%
Consumer Cyclical             10.2%
Utilities                      7.2%
Energy                         6.1%
Basic Materials                5.0%
Consumer Staples               4.4%
Capital Goods                  3.0%
Cash Equivalents/Receivables   1.6%
Transportation                 1.1%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Idec Pharmaceuticals Corp.                              1.6%
 2.  Sungard Data Systems, Inc.                              1.3%
 3.  Electronic Arts, Inc.                                   1.3%
 4.  BJ Services Co.                                         1.2%
 5.  Affiliated Computer Services, Inc. Class A              1.2%
 6.  Compass Bancshares, Inc.                                1.0%
 7.  Marshall & Ilsley Corp.                                 1.0%
 8.  Apollo Group, Inc. Class A                              0.9%
 9.  North Fork Bancorporation, Inc.                         0.9%
10.  Williams-Sonoma, Inc.                                   0.9%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Affiliated Computer             Calpine Corp. (with rights)
 Services, Inc. Class A         Cullen/Frost Bankers, Inc.
Apollo Group, Inc. Class A      Dime Bancorp, Inc.
Electronic Arts, Inc.           Dynegy, Inc. Class A
Everest Re Group Ltd.           Edwards (A.G.), Inc.
First Tennessee National Corp.  KeySpan Corp.
Marshall & Ilsley Corp.         Powerwave Technologies, Inc.
North Fork                       (with rights)
 Bancorporation, Inc.           PPL Corp.
Oxford Health Plans, Inc.       Univision
SPX Corp.                        Communications, Inc. Class A
Williams-Sonoma, Inc.           Waters Corp.

FORTIS SERIES FUND: MID CAP STOCK SERIES
(SUBADVISED BY DREYFUS)

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO WISH TO INVEST IN MID CAPITALIZATION COMPANIES THAT HAVE EXCELLENT POTENTIAL GROWTH CHARACTERISTICS AND ARE REASONABLY PRICED.

For the year ended December 31, 2001, the total return for the fund was negative 4.17%, while the S&P Midcap 400 Index returned negative 0.60%. Performance issues were especially acute early in the year, as investors focused almost entirely upon deep-value type issues. Given that our blended process includes value and growth valuation factors, performance was compromised. As we progressed through the year, investors appeared to take a more balanced approach, and the fund's relative performance exhibited some modest improvement. Our very modest tilt toward value type issues -- for instance those with price/earnings ratios below that of the benchmark -- was a positive influence upon performance, although exposure to positive price momentum was a larger negative factor. During the year, investors purchased stocks that had not previously shown much positive price momentum -- effectively rewarding stocks that had fallen in price versus those issues that had been steadier performers.

During the year, our valuation process had a slight orientation towards our value-type factors. Among midcap stocks, investment managers faced the challenge of sharp reversals in equity return each quarter, with double-digit positive returns in the second and fourth quarters, and double-digit negative returns in the first and third. Given the performance index volatility, our blend of growth and value factors helped us negotiate a steady course through a difficult environment. Among issues that were particularly successful, we would include technology based companies such as NVIDIA Corporation and Cabot Microelectronics. NVIDIA Corporation manufactures semiconductor chips used to enhance the video and audio of personal computers, while Cabot Microelectronics manufactures a compound used in the manufacture of semiconductors. Both companies provide highly specialized technology products, and both have been highly successful during a turbulent period for technology stocks. A number of our holdings among interest-sensitive issues also benefited performance. Midcap banks such as Dime Bancorp and Union Planters appeared to benefit from the benign interest rate environment of 2001. Both companies are well-managed, and focus on traditional banking and lending services; Dime was also the target of a takeover offer from much larger Washington Mutual which seemed to impress investors.

Benchmark technology issues such as Network Associates and SCI Systems that did not appear attractive to our valuation process, and which we did not own, detracted from performance; both companies moved up sharply in price during the year. We consider both short and long-term prospects in valuing stocks, and in our opinion, investors who bought these stocks were focusing entirely on long-term potential, while ignoring current business reality. An issue that we owned in the portfolio that had a negative impact upon performance was NRG Energy. This independent power producer was down in price as the energy shortages of 2000 turned into an energy glut in 2001 based upon a slowing national economy. There also was growing investor concern over the financial structure of these types of companies.

As we noted above, our valuation process continued to favor value over growth factors. But our quantitative process is designed to react to any meaningful shifts in investor preference. Our current challenge is to remain vigilant of any possible changes in preference, and once recognized, react to position the portfolio and capitalize on the shift. We believe our quantitative valuation process, combined with our economic sector and cap-neutral approach to portfolio construction, provides the best probability for success regardless of market conditions.

VALUE OF $10,000 INVESTED MAY 1, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MID CAP STOCK SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR  SINCE MAY 1, 1998**
-4.17%               +3.20%

        S&P 400 MID CAP INDEX***  MID CAP STOCK SERIES
5/1/98                   $10,000               $10,000
98                       $10,536                $9,711
99                       $12,085               $10,776
00                       $14,200               $11,715
01                       $14,116               $11,227

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
*** An unmanaged index of common stocks that measures the performance of the mid-range sector of the U.S. stock market.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Finance                       17.8%
Consumer Cyclical             15.5%
Cash Equivalents/Receivables  13.6%
Technology                    10.9%
Basic Materials                9.5%
Capital Goods                  9.4%
Energy                         9.2%
Transportation                 8.0%
Services                       3.1%
Health Care                    3.0%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Briggs & Stratton Corp.                                 2.7%
 2.  CNF, Inc.                                               2.5%
 3.  Trinity Industries, Inc. (with rights)                  2.3%
 4.  Greater Bay Bancorp                                     2.2%
 5.  The Manitowoc Company, Inc.                             2.2%
 6.  Key Energy Services, Inc. (with rights)                 2.1%
 7.  Rayonier, Inc.                                          2.1%
 8.  Noble Affiliates, Inc.                                  2.1%
 9.  La-Z-Boy, Inc.                                          2.0%
10.  Wolverine World Wide, Inc. (with rights)                1.9%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Alpharma, Inc. Class A          Associated Banc-Corp.
Cognex Corp.                    Chieftain International, Inc.
Downey Financial Corp.          Hon Industries, Inc.
Dycom Industries, Inc.          JDA Software Group, Inc.
 (with rights)                  Manor Care, Inc.
FileNET Corp.                   Mitchell Energy and
Greater Bay Bancorp              Development Corp. Class A
Joy Global, Inc.                Perrigo Co.
Newfield Exploration Co.        Plum Creek Timber Co., Inc.
Standard Pacific Corp.          Ryland Group, Inc.
Stone Energy Corp.              Webster Financial Corp.
 (with rights)

FORTIS SERIES FUND: SMALL CAP VALUE SERIES
(SUBADVISED BY BERGER)

THIS PORTFOLIO IS DESIGNED FOR AGGRESSIVE INVESTORS WHO WANT TO INVEST IN SMALL COMPANY STOCKS THAT THE PORTFOLIO MANAGERS BELIEVE ARE SIGNIFICANTLY "UNDERVALUED".

The Fortis Small Cap Value Series gained 21.01% in the year ended December 31, 2001, outperforming the Russell 2000 Index, which was up 2.63%. Throughout the year we were very selective about re-deploying the fund's cash position. Outperformance in the fourth quarter in particular was primarily a result of using our unusually large cash position to take advantage of the price declines that occurred after the market reopened following September 11. We initiated positions in "fallen growth" stocks in the consumer, financial and energy sectors, which had been particularly hit hard in the third quarter. These sectors recovered sharply this quarter, which benefited the fund's relative performance.

The third quarter was the only quarter in which the fund experienced a loss this calendar year. Concerns over the slowing economy and recession began to weigh heavily on the individual investor, and coupled with the tragic events of September 11, it was a difficult quarter to find bright spots. Toward the end of the third quarter, performance was buoyed by financial stocks, which are generally considered relatively conservative investments that trade near book value and offer larger-than-average yields. Financial stocks also tend to perform relatively well in uncertainty. Included in this group were the fund's Real Estate Investment Trusts (REITs), insurance, and banks and thrifts holdings, which made up 16.50% of the fund's holdings at the beginning of the third quarter. Among the winners in the group were Home Properties of N.Y., Inc., Prentiss Properties Trust and Susquehanna Bancshares, Inc.

Within the technology sector, we began the year invested primarily in a few distinct themes in the fallen growth arena: telecommunication infrastructure and services companies, such as Dycom Industries, Inc., C-COR.net Corp., and Natural Microsystems Corp.; cellular infrastructure companies such as Remec, Inc. and Alpha Industries; and data storage companies such as Advanced Digital Information Corp. and Computer Network Technology Corp. These holdings continued to be some of the fund's best performers heading into and through the second quarter, and in many cases we added significantly to the fund's positions. Unfortunately technology companies were hit particularly hard in the third quarter as the projected return of corporate spending was pushed farther out following the terrorist attacks. We made no changes at that time, however, believing that the fund's holdings were well positioned for an eventual economic recovery. Many of the fund's technology holdings continued to tread water through the fourth quarter, but appeared to be on track to recover with the economy. Winners among the fund's technology holdings in the fourth quarter included Webmethods, Inc. and Filenet Corp., whose businesses began to shown signs of stabilizing.

Consumer pessimism reached a peak in late September. As a result, discount stores such as Ross Stores, Inc. have benefited from the consumer's desire to save money during such economic uncertainty. Ross in particular posted a significant gain in the third quarter. The fund initiated new positions in specialty retailers Pacific Sunwear of California and The Children's Place Retail Store. We feel these companies have limited risk due to strong balance sheets and great opportunity trading 40-50% off of their highs. Rental car company Dollar Thrifty Auto Group was punished after the September 11 attacks due to concerns about travel, but came back strongly in the fourth quarter.

The energy sector as a whole had a roller-coaster year. Early in the year, many energy stocks pulled back to where we believed they represented attractive valuations. We took advantage of what we thought were short-term inefficiencies in the group to increase our positions in Noble Affiliates, Inc., Chieftain International, Inc. and Key Energy Services, Inc. We were somewhat taken aback by the severity of the declines in many of these companies in the second quarter, with a number of stocks in the group down 20% to 30%. Energy hindered the fund's performance again in the third quarter as stock prices took a downward spiral. The possibility of increased instability in the Middle East leading to potential supply disruptions could not offset the outlook for weaker demand, sending commodity prices much lower at the end of the third quarter. Energy stocks moved up strongly in the fourth quarter, more likely a result of being oversold in the previous quarter than to any dramatic improvement in fundamentals. While most long-term fundamentals for this sector remain bright, we believe energy stocks will continue to trade on short-term commodity prices. Two winners in the fourth quarter were Key Energy Services, Inc., an oil services company that posted a significant gain after a dismal third quarter, and Newfield Exploration Co., an exploration and production company.

OUTLOOK

Historically, small-cap companies often lead economic recoveries. Furthermore, we believe that while the general market is rather fully priced given the still uncertain economic and political environment, the value segment is more favorably priced than the growth segment after the late fourth quarter 2001 surge. We will continue to take profits in overvalued situations and selectively invest the proceeds in companies whose potential reward, we believe, outweighs their risk.

VALUE OF $10,000 INVESTED MAY 1, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

SMALL CAP VALUE SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   SINCE MAY 1, 1998**
+21.01%              +15.10%

        RUSSELL 2000***  SMALL CAP VALUE SERIES
5/1/98          $10,000                 $10,000
98               $8,814                  $9,452
99              $10,696                 $10,901
00              $10,385                 $13,844
01              $10,654                 $16,753

                        Annual period ended Decenber 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
*** An unmanaged index of common stocks of the smallest 2000 companies in the Russell 3000 Index, which represents approximately 11% of the Russell 3000 Index.

PORTFOLIO DIVERSIFICATION BY COUNTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

United States                 52.6%
United Kingdom                16.6%
Germany                        5.4%
Japan                          5.2%
France                         4.8%
Switzerland                    3.2%
Cash Equivalents/Receivables   3.1%
South Korea                    2.7%
Finland                        2.4%
Sweden                         1.9%
Other                          1.1%
Spain                          1.0%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Vodafone Group plc (United Kingdom)                     4.0%
 2.  Marks & Spencer plc (United Kingdom)                    3.2%
 3.  Schering-Plough Corp. (with rights)(US)                 2.9%
 4.  Schlumberger Ltd. (US)                                  2.6%
 5.  Citigroup, Inc. (US)                                    2.5%
 6.  Staples, Inc. (US)                                      2.3%
 7.  Rentokil Initial plc (United Kingdom)                   2.1%
 8.  Abbott Laboratories (with rights) (US)                  2.1%
 9.  Sony Corp. (Japan)                                      1.9%
10.  American International Group, Inc. (US)                 1.9%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Abbott Laboratories             Applied Biosystems Group --
 (with rights)                   Applera Corp.
American International          Bed Bath & Beyond, Inc.
 Group, Inc.                    Cheesecake Factory, Inc.
Citigroup, Inc.                 Enron Corp.
Marks & Spencer plc             EOG Resources, Inc.
Pharmacia Corp. (with rights)   Ericsson (L.M.) Telephone Co.
Rentokil Initial plc             Class B ADR
Schering-Plough Corp.           Telefonica S.A. ADR
 (with rights)                  Tellabs, Inc.
Staples, Inc.                   Teva Pharmaceutical Industries
Telefonaktiebolaget LM           Ltd. ADR
 Ericsson AB                    Xilinx, Inc.
TotalFinaElf S.A.

FORTIS SERIES FUND: GLOBAL GROWTH SERIES

GROWTH INVESTORS WHO WANT TO DIVERSIFY AND EXPAND THEIR HORIZONS BEYOND THE UNITED STATES MAY WANT TO CONSIDER THIS DIVERSIFIED PORTFOLIO.

HOW DID THE FUND PERFORM?

For the year ended December 31, 2001, the fund returned -23.79% versus a return of -16.52% for the MSCI World Index.

WHY DID THE FUND PERFORM THIS WAY?

Wellington Management assumed portfolio management responsibilities as investment sub-adviser to the Fortis Global Growth Series on April 2, 2001.

Throughout the period, the fund continued to focus on its themes and sector strategies. Stock picking remained critical to our strategy. Underperformance was due to an emphasis on growth rather than value stocks, as stock selections in the telecommunications, materials and energy sectors contributed to poor performance. The stock that contributed most negatively to performance since April was COLT TELECOM (telecommunications). While Colt did not miss its targets terribly, we miscalculated the negative sentiment toward the sector and the small, but realistic, balance-sheet risk of the company. However, we also had many successes during the year, including, MARKS & SPENCER (consumer discretionary), SAMSUNG ELECTRONICS (information technology), VODAFONE (telecommunications), RENTOKIL (industrials) and CREDIT SUISSE (financials). Sector allocations at year's end were overweight in telecommunications, information technology and consumer discretionary and underweight in financials, utilities and industrials. Information technology continued to represent the largest absolute weight in the fund.

WHAT IS YOUR OUTLOOK?

Going forward, we are more optimistic about 2002. While the Fed is nearing the end of its interest rate cuts, it is now time for economic growth. Markets have time on their side and as we move through 2002, current business trends should improve and comparisons should get easier. The first quarter may be choppy, but we are looking for better returns throughout the year.

As always, the market environment proves to be both interesting and challenging for global investors. While volatility can cause periods of dislocation, overall this is good news for the fund. The fund has superior products, market share, and management, making it a desirable investment, especially in turbulent times. Over the long-term, as long as we continue to identify the winning sectors and companies, the fund should succeed.

VALUE OF $10,000 INVESTED MAY 1, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

GLOBAL GROWTH SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   5 YEAR  SINCE MAY 1, 1992**
-23.79%  +3.27%               +9.08%

        MSCI WORLD INDEX***  GLOBAL GROWTH SERIES
5/1/92              $10,000               $10,000
92                   $9,831               $11,089
93                  $12,104               $13,075
94                  $12,780               $12,685
95                  $15,787               $16,553
96                  $17,674               $19,715
97                  $20,542               $21,059
98                  $25,635               $23,451
99                  $32,131               $36,978
00                  $27,981               $30,393
01                  $23,358               $23,162

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
*** An unmanaged index of the world's major equity markets in U.S. dollars, weighted by stock market value.

PORTFOLIO DIVERSIFICATION BY COUNTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

United States                 33.5%
United Kingdom                13.4%
France                         9.3%
Netherlands                    8.1%
Other                          7.5%
Switzerland                    7.4%
Japan                          6.9%
Cash Equivalents/Receivables   5.3%
South Korea                    2.8%
Germany                        2.0%
Canada                         1.9%
Spain                          1.9%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Syngenta AG (Switzerland)                               3.4%
 2.  Akzo Nobel N.V. (Netherlands)                           3.2%
 3.  Diageo plc (United Kingdom)                             2.9%
 4.  Praxair, Inc. (US)                                      2.2%
 5.  Vodafone Group plc (United Kingdom)                     2.2%
 6.  Samsung Electronics Co. Ltd. GDR (South Korea)          2.0%
 7.  CIGNA Corp. (with rights) (US)                          1.8%
 8.  Lilly (Eli) & Co. (US)                                  1.7%
 9.  QBE Insurance Group Ltd. (Australia)                    1.7%
10.  Reckitt Benckiser plc (United Kingdom)                  1.7%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
ACE Ltd. ADR (with rights)      Alcatel S.A. Class A
Allstate Corp.                  Boeing Co.
Carrefour S.A.                  Computer Sciences Corp.
Guidant Corp.                   CVS Corp.
Iberdrola S.A.                  Hartford Financial Services
L' Air Liquide                   Group, Inc.
Lilly (Eli) & Co.               HSBC Holdings plc
Muenchener Rueckversicherungs-  Overseas Union Bank Ltd.
 Gesellschaft AG                Royal Dutch Petroleum Co.
Samsung Electronics Co. Ltd.    Tokyo Broadcasting System
 GDR                            Verizon Communications, Inc.
Unilever NV

FORTIS SERIES FUND: GLOBAL EQUITY SERIES
(SUBADVISED BY MASSACHUSETTS FINANCIAL SERVICES)

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO WANT CAPITAL APPRECIATION BY INVESTING IN COMMON STOCKS AND EQUITY RELATED SECURITIES OF U.S. AND FOREIGN (INCLUDING EMERGING MARKETS) ISSUERS.

For the year ended December 31, 2001, the fund provided a total return of -9.60%. These returns, which include the reinvestment of any distributions, compare to a return over the same period of -16.52% for the portfolio benchmark, the Morgan Stanley Capital International (MSCI) World Index.

For the period as a whole, stock markets around the world were sharply negative. Companies in our fund that we viewed as good long-term investments had their stock prices dragged down by slowing economies in the United States and most other regions.

In retrospect, it appears that the events of September 11 brought things to a head, leading to a dramatic selling frenzy as global markets anticipated a deepening recession. But, in fact, the market bounced back, and the portfolio participated in a strong rally in the fourth quarter of the year. We attribute the rally in large part to the monetary stimulus provided by the Federal Reserve Board (the Fed) and central banks around the world, which lowered rates to stimulate their economies, and to the fiscal stimulus provided in the United States by increased spending on security and defense. Stock markets have historically tended to turn upward some months in advance of an economic recovery.

We think the market aftermath of September 11 also demonstrated the value of global investing and of one of our basic strategies: diversification among sectors. Prior to September 11, we had established a strong position in insurance stocks, and we feel the long-term outlook for many of these companies actually improved after the attacks.

In order to understand why the outlook for insurance companies could improve after the industry suffered one of its greatest losses ever, it may help to first explain the state of the industry prior to September 11. In late 1999, our industry analyst came to believe the property and casualty insurance business (most types of coverage other than life insurance) was about to emerge from a long slump. For over a decade, insurance stocks had done poorly as policy rates declined, holding back the profits of insurance firms. Our research indicated that situation was about to reverse. We began investing in the industry about two years ago and have seen stocks of many companies rise in price as companies were able to raise rates.

In the immediate aftermath of September 11, investors shed most insurance stocks as they anticipated crippling losses. Knowing the industry very well from our in-depth research, however, we feel the long-term effect of September 11 will be to accelerate a positive trend we were already seeing. Strong companies with the reserves to sustain losses from the terrorist attacks will find themselves with more pricing power as weaker competitors exit the business. In addition, we think demand, which had been relatively constant, will rise as businesses and individuals increase their coverage in the wake of the tragedies. We think the leaders in the industry may experience a near-ideal business situation: increasing demand and the ability to raise prices.

Based on this viewpoint, we took advantage of the drop in prices of insurance company stocks to increase our holdings. As of the end of the period, nearly all of our insurance holdings had rebounded from their post-September 11 lows, and we feel the coming period may be a good one for the industry as a whole.

After September 11, we also shifted some of our insurance holdings in order to add several of the world's major reinsurance firms to the portfolio: Munchener Ruckvers (Munich Re), Swiss Reinsurance, and Bermuda-based firms Ace Limited and XL Capital. (Insurance firms that write policies often use reinsurance firms to help them spread out their risks.) As a large part of the reinsurance industry is centered outside the United States, this was a case where the global nature of the fund enabled us to pursue opportunities that might not have been available to a purely domestic portfolio.

Our holdings in several other industries help demonstrate the big picture of our strategy of diversification across sectors. Health care, the fund's largest sector weighting, is an area that has been -- and we think will continue to be -- characterized by above-average long-term growth. Our financial services weighting, the fund's second-largest concentration, consists of insurance holdings as discussed above, as well as some banks and diversified financial services firms. We view insurance as a cyclical industry that is currently in a very attractive part of its cycle. Our holdings in basic materials, our third-largest sector, consist of stocks in a small number of industries that we think may be areas of relative strength in an uncertain market.

VALUE OF $10,000 INVESTED MAY 1, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

GLOBAL EQUITY SERIES
TOTAL RETURN*

1 YEAR  SINCE MAY 1, 2000**
-9.60%               -9.62%

        MSCI WORLD INDEX***  GLOBAL EQUITY SERIES
5/1/00              $10,000               $10,000
00                   $9,225                $9,345
01                   $7,701                $8,448

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
*** An unmanaged index of the world's major equity markets in U. S. dollars, weigthed by stock market value.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    31.9%
Finance                       24.2%
Health Care                   18.3%
Services                      12.8%
Consumer Cyclical             11.0%
Consumer Staples               1.0%
Transportation                 0.7%
Cash Equivalents/Receivables   0.1%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Citigroup, Inc.                                         5.6%
 2.  MBNA Corp.                                              5.4%
 3.  General Electric Co.                                    5.2%
 4.  Pfizer, Inc.                                            5.2%
 5.  Tyco International Ltd. (with rights)                   5.1%
 6.  Kohl's Corp.                                            5.1%
 7.  Nokia Oyj Corp. ADR                                     4.7%
 8.  Microsoft Corp.                                         4.4%
 9.  Electronic Data Systems Corp.                           4.2%
10.  Freddie Mac                                             3.5%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
American International          Amdocs Ltd.
 Group, Inc.                    Applied Materials, Inc.
Baxter International, Inc.      Applied Micro Circuits Corp.
 (with rights)                  Chase Manhattan Corp.
Cardinal Health, Inc.           EMC Corp.
Electronic Data Systems Corp.   Honeywell International, Inc.
General Electric Co.            Micron Technology, Inc.
Johnson & Johnson               Nortel Networks Corp.
Sprint Corp. (PCS Group)        Oracle Corp. (with rights)
Target Corp. (with rights)      Pharmacia Corp. (with rights)
Tenet Healthcare Corp.
UnitedHealth Group, Inc.

FORTIS SERIES: LARGE CAP GROWTH SERIES
(SUBADVISED BY ALLIANCE)

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO WANT TO INVEST IN LARGE CAPITALIZATION, FAST GROWING COMPANIES.

For the year ended December 31, 2001, the fund returned -14.89% versus a return of -11.88% for the S&P 500 Index. The fund finished the fourth quarter with a positive return of 16.47% that outperformed the S&P 500 Index return of 10.69%. The fund's performance was helped by favorable stock selection in the consumer cyclicals and communication services sectors. The fund's performance was hurt by unfavorable stock selection in the consumer staples sector. Investors were granted positive returns for the fourth quarter as the U.S. stock market rallied for most of October and November, finally leveling off during the last month of the year. It brought to close, however, Wall Street's worst performance in more than 25 years, representing the second straight down year in a row for the first time since 1973-1974. The U.S. economy fell into official recession status for the fist time in a decade. Optimism prevailed during the quarter as the S&P 500 rallied over 20% since its three-year low on September 21. Progress in the war in Afghanistan reduced the uncertainty associated with the September 11 tragedies. The Federal Reserve concluded the year having reduced interest rates for a total of eleven times to 1.75%, the lowest level in four decades. Many took comfort in the U.S. government's potential economic stimulus package, showing its intentions to assist the slowing economy and rising unemployment. Consumers remained steadfast as confidence levels took a sharp upward turn in December, the first lift in six months. Concerns regarding layoffs and job security were tempered by a December report of a decline in jobless claims, suggesting that the accelerating rate of job losses may be slowing. The U.S. residential real estate sector continued to surge as homebuyers snapped up new homes at the fastest pace since March. After months of dwindling corporate profits and negative fourth-quarter forecasts, an increasing amount of companies were able to provide positive news on inventory levels and order activity, accompanied by better-than-expected earnings results. Investors appeared to look past the difficulties characterizing the year with hopes that the bottom of the economic cycle would be left with the year 2001.

As we look ahead into 2002, we are encouraged by the recent positive economic data released in 2001 that indicate that the economy has bottomed and is poised for growth. We share investors' fundamental optimism that the Fed's eleven interest rate cuts will start to take hold and that an economic recovery in the latter half of next year is likely. We recognize the risk of overseas economies continuing to falter and, with unemployment widely expected to peak in 2002, that consumer spending may ultimately feel the pressure. We are also attentive to the possibility that share prices may be ahead of earnings prospects on a short-term basis. We respect the belief that the market's recent rally may be tested early in 2002 when companies may begin to warn that results may disappoint or fail to meet expectations, particularly in the technology sector. We also recognize that notwithstanding the optimistic outlook for a recovery in 2002, it is important to acknowledge that the months following the September 11 attacks may have exhibited more variability, for instance in economic data, than under "normal" circumstances.

We feel the best approach is to continue positioning the portfolio in a "barbell" fashion, with steady growth stocks at one extreme and higher growth and more cyclical (technology and brokerage) stocks at the other extreme. We expect the market volatility to continue near-term, and will take advantage of attractive opportunities as they present themselves. We will proceed into the New Year with our tempered outlook and intend to increase the portfolio's aggressiveness on a stock-by-stock basis as we look for confirmation that profits have started to recover and that earnings have begun to reaccelerate.

VALUE OF $10,000 INVESTED MAY 1, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

LARGE CAP GROWTH SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   SINCE MAY 1, 1998**
-14.89%               +1.44%

        S&P 500 INDEX***  LARGE CAP GROWTH SERIES
5/1/98           $10,000                  $10,000
98               $11,171                  $11,861
99               $13,522                  $15,090
00               $12,291                  $12,382
01               $10,832                  $10,538

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of 500 common stocks

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    27.4%
Health Care                   17.4%
Finance                       17.0%
Services                      15.1%
Consumer Cyclical             10.3%
Basic Materials                3.6%
Consumer Staples               2.6%
Cash Equivalents/Receivables   2.5%
Capital Goods                  1.7%
Transportation                 1.6%
Energy                         0.5%
Utilities                      0.3%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Tyco International Ltd. (with rights)                   4.6%
 2.  Viacom, Inc. Class B                                    2.9%
 3.  Pfizer, Inc. (with rights)                              2.8%
 4.  Target Corp. (with rights)                              2.3%
 5.  American Home Products Corp. (with rights)              2.3%
 6.  First Data Corp.                                        2.2%
 7.  VERITAS Software Corp. (with rights)                    2.1%
 8.  Johnson & Johnson                                       2.0%
 9.  Lowe's Companies, Inc.                                  2.0%
10.  American International Group, Inc.                      1.9%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Abbott Laboratories (with       AES Corp.
 rights)                        Aflac, Inc.
ACE Ltd. ADR (with rights)      American Tower Corp. Class A
Automatic Data                  Bristol-Myers Squibb Co.
 Processing, Inc.               Flextronics
First Data Corp.                 International Ltd.
International Business          General Dynamics Corp.
 Machines Corp.                 Medtronic, Inc. (with rights)
Johnson & Johnson               Qwest Communications
Lilly (Eli) & Co.                International, Inc.
Lowe's Companies, Inc.          Schlumberger Ltd.
Target Corp. (with rights)      United Technologies Corp.
UnitedHealth Group, Inc.

FORTIS SERIES FUND: INVESTOR GROWTH SERIES
(SUBADVISED BY MASSACHUSETTS FINANCIAL SERVICES)

THIS PORTFOLIO IS DESIGNED TO PROVIDE LONG-TERM GROWTH OF CAPITAL AND FUTURE INCOME RATHER THAN CURRENT INCOME BY INVESTING IN COMMON STOCKS AND SECURITIES CONVERTIBLE INTO COMMON STOCKS.

For the year ended December 31, 2001, the fund provided a total return of -24.78%. This compares to a return of -11.88% over the same period for the Standard & Poor's 500 Stock Index, a commonly used measure of the broad stock market.

Looking at the market for growth stocks overall, the past year was very difficult. Most market sectors suffered double-digit losses, and the losses were greatest in sectors that historically have held the greatest opportunities for growth investors -- such as technology and telecommunications.

Throughout the year, we think uncertainty dampened investors' willingness to look beyond the next quarter or two of a company's potential performance. As a result, a number of companies that we viewed as long-term winners were severely punished for weakness we perceived as more short-term in nature. We saw this as an opportunity to buy these stocks, rather than withdraw into more-defensive issues or cash.

We think our near-term underperformance was in large part a result of our remaining true to our style. We have stayed invested in growth stocks, we have not sought shelter in value stocks, and we have not retreated to a large cash position. Our shareholders have hired us to manage a large-cap growth portion of their overall portfolios, and that is how we have remained invested. And while the market penalized us for that discipline over the period, we believe we have positioned the fund to benefit in a recovering market. Our experience over a variety of market conditions has been that attempting to time the market by changing investment styles does not lead to strong long-term performance.

On both an emotional and an economic level, the terrorist attacks of September 11 were the most significant event of the period. Beyond the human dimensions of the tragedy, which overshadow any other considerations, our sense is that September 11 accelerated an economic process that was already in place. We were in a period where corporate earnings were declining and the economy was slowing down. We think September 11, by driving the market down sharply, may have caused it to reach a bottom earlier than would otherwise have been the case.

The good news is that we think the conditions that may bring about a recovery are already in place. We would caution, however, that we believe whatever recovery we do get will be gradual, and some sectors will recover later than others.

In the midst of a tough economic environment, our research uncovered opportunities in a number of areas over the period, and we adjusted the portfolio's positioning to pursue those opportunities. Although we've kept a sizable piece of the portfolio invested in technology, our allocation to this sector has not been static. We reduced our exposure early in the period as corporate information technology spending ground to a virtual halt, causing inventories to mushroom and prices to plummet. Over the summer of 2001, however, we came to believe the sector was approaching a bottom. Stock valuations in many cases had come down to what we felt were attractive levels, inventories were down, and we saw signs of a slight uptick in demand. We began to selectively increase our technology exposure -- for the first time in nearly two years.

We don't expect technology spending to rebound to pre-2001 highs, but we do think the case can be made for gradual improvement over the coming 12 to 24 months. We also believe that a recovery won't be uniform across all areas of technology. For this reason, we favored software and semiconductor stocks over networking and telecommunications equipment stocks.

Health care and financial services stocks were two other areas where we found opportunity. Health care was a case in which valuations (stock prices in relation to factors such as earnings and cash flow) had risen in late 2000 to levels that we felt were too high, as investors sought alternatives to technology stocks. When health care valuations corrected in the first half of 2001, we seized the opportunity to increase our exposure to several pharmaceutical firms that we felt had promising products in their pipelines.

In the financial services area, we have been invested in several commercial property and casualty insurance firms for some time. Over a year ago, our analysts saw the potential for a turnaround in this industry, which had been in a slump for over a decade. Underwriting losses had reduced the capacity to write policies, allowing insurance firms to raise policy prices for the first time in many years.

Although the events of September 11 seemed to be a debacle for insurance firms, we would argue quite the opposite case. Strong companies with the reserves to sustain losses from the terrorist attacks may, we believe, find themselves with more pricing power as weaker competitors exit the business. In addition, we think demand for insurance coverage could increase in this environment.

VALUE OF $10,000 INVESTED MAY 1, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INVESTORS GROWTH SERIES
TOTAL RETURN*

             SINCE
1 YEAR   MAY 1, 2000**
-24.78%        -20.95%

        S&P 500 INDEX***  INVESTORS GROWTH SERIES
5/1/00           $10,000                  $10,000
00                $9,162                   $8,984
01                $8,074                   $6,758

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
***  An unmanaged index of 500 common stocks.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    25.0%
Services                      21.1%
Consumer Cyclical             15.9%
Health Care                   12.8%
Capital Goods                  6.3%
Finance                        5.5%
Basic Materials                4.7%
Cash Equivalents/Receivables   4.7%
Energy                         2.4%
Consumer Staples               1.6%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Barnes & Noble, Inc.                                    3.8%
 2.  Staples, Inc.                                           3.3%
 3.  Beckman Coulter, Inc. (with rights)                     2.7%
 4.  Cendant Corp.                                           2.5%
 5.  Intuit, Inc. (with rights)                              2.3%
 6.  Edwards Lifesciences Corp.                              2.3%
 7.  AOL Time Warner, Inc.                                   2.2%
 8.  AnnTaylor Stores Corp. (with rights)                    2.0%
 9.  Thermo Electron Corp. (with rights)                     2.0%
10.  Pentair, Inc.                                           2.0%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
AnnTaylor Stores Corp. (with    Ambac Financial Group, Inc.
 rights)                        Biovail Corp.
AOL Time Warner, Inc. (with     Calpine Corp. (with rights)
 rights)                        CIENA Corp.
Barnes & Noble, Inc.            Comverse Technology, Inc.
Beckman Coulter, Inc. (with     Concord EFS, Inc.
 rights)                        Golden West Financial Corp.
Cendant Corp.                   King Pharmaceuticals, Inc.
Edwards Lifesciences Corp.      TriQuint Semiconductor, Inc.
Intuit, Inc. (with rights)      Waters Corp.
Pentair, Inc.
Staples, Inc.
Thermo Electron Corp. (with
 rights)

FORTIS SERIES FUND: GROWTH STOCK SERIES

THIS PORTFOLIO IS DESIGNED FOR INVESTORS WHO SEEK TO INVEST IN MEDIUM-SIZED GROWTH COMPANIES THAT HAVE MOVED BEYOND THE VENTURE STAGE.

HOW DID THE FUND PERFORM?

For the year ended December 31, 2001, the fund returned -22.85% versus a return of -19.63% for the Russell 3000 Growth Index.

WHY DID THE FUND PERFORM THIS WAY?

Wellington Management assumed portfolio management responsibilities as investment sub-adviser to the Fortis Growth Stock Series on April 2, 2001. During the month of April, we made significant changes to the portfolio in order to implement our investment approach to the management of this Fund.

Upon takeover, the fund was significantly repositioned to take advantage of attractive investment opportunities in all areas of the market, in particular the consumer discretionary and information technology sectors, regardless of market capitalization. During this time period mid cap and small cap stocks significantly out-performed large cap stocks due to investor expectations for a quick economic recovery in light of aggressive fiscal and monetary policies. As a result, the fund significantly outperformed its peers. The top three contributors to performance during this time period were INTUIT, VERISIGN and NIKE.

WHAT IS YOUR OUTLOOK?

We believe that the economic recovery will be quick (second half of 2002), but mild. We believe most companies have recognized the environment is difficult, have cut costs and reduced inventories to very low levels. Having said that, earnings estimates continue to fall, as a result, valuations have not improved. We are optimistic earnings estimates are close to bottoming out and should begin rising sometime in the first half of 2002. Looking ahead, we believe the fund is extremely well positioned to take advantage of the imminent economic recovery during the second half of 2002.

VALUE OF $10,000 INVESTED JANUARY 1, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

GROWTH STOCK SERIES
AVERAGE ANNUAL TOTAL RETURN*

1 YEAR   5 YEAR   10 YEAR
-22.85%  +10.74%  +10.42%

        S&P MID CAP 400 INDEX**  RUSSELL 3000 GROWTH INDEX***  GROWTH STOCK SERIES
1/1/92                  $10,000                       $10,000              $10,000
92                      $10,952                       $10,521              $10,294
93                      $12,474                       $10,913              $11,198
94                      $12,026                       $11,151              $10,883
95                      $15,745                       $15,228              $13,893
96                      $18,771                       $18,559              $16,174
97                      $24,822                       $23,894              $18,183
98                      $29,560                       $32,265              $21,641
99                      $33,904                       $43,177              $33,580
00                      $39,840                       $33,497              $34,918
01                      $39,603                       $26,922              $26,938

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 ** An unmanaged capitalization-weighted index that measures the performance of the mid-range sector of the U.S. stock market.
*** An unmanaged index that measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values. Going forward, the fund will use the Russell 3000 Growth Index because it is better suited for the investment strategy of the fund.

PORTFOLIO COMPOSITION BY INDUSTRY AS OF 12/31/2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Technology                    25.6%
Services                      17.4%
Health Care                   17.0%
Consumer Cyclical             12.3%
Finance                        7.1%
Energy                         4.5%
Capital Goods                  3.9%
Cash Equivalents/Receivables   3.7%
Basic Materials                3.4%
Transportation                 3.0%
Consumer Staples               2.1%

TOP 10 HOLDINGS AS OF 12/31/2001

                                                         Percent of
Stocks                                                   Net Assets
-------------------------------------------------------------------
 1.  Investment Technology Group, Inc.                       1.7%
 2.  Alliant Techsystems, Inc.                               1.1%
 3.  Unit Corp.                                              1.1%
 4.  Constellation Brands, Inc. Class A                      1.0%
 5.  Veeco Instruments, Inc.                                 1.0%
 6.  Tweeter Home Entertainment Group, Inc.                  1.0%
 7.  Western Digital Corp. (with rights)                     0.9%
 8.  Renal Care Group, Inc.                                  0.9%
 9.  XTO Energy, Inc. (with rights)                          0.9%
10.  NPS Pharmaceuticals, Inc.                               0.9%

TEN LARGEST PORTFOLIO CHANGES
FOR THE PERIOD ENDED 12/31/2001

ADDITIONS:                      ELIMINATIONS:
Alliant Techsystems, Inc.       Accredo Health, Inc.
Constellation Brands, Inc.      Advance Paradigm, Inc.
 Class A                        Career Education Corp.
Investment Technology           Eaton Vance Corp.
 Group, Inc.                    Laboratory Corporation of
NPS Pharmaceuticals, Inc.        America Holdings
Renal Care Group, Inc.          Macrovision Corp.
Tweeter Home Entertainment      Myriad Genetics, Inc.
 Group, Inc.                    Noven Pharmaceuticals, Inc.
Unit Corp.                      TriQuint Semiconductor, Inc.
Veeco Instruments, Inc.         WebTrends Corp.
Western Digital Corp. (with
 rights)
XTO Energy, Inc. (with rights)

FORTIS SERIES FUND: AGGRESSIVE GROWTH SERIES

THIS PORTFOLIO IS DESIGNED ESPECIALLY FOR THE MOST AGGRESSIVE INVESTOR WHO WISHES TO INVEST IN SMALLER, EMERGING GROWTH COMPANIES.

HOW DID THE FUND PERFORM?

For the year ended December 31, 2001, the fund returned -20.18% versus a return of -9.23% for the Russell 2000 Growth Index.

WHY DID THE FUND PERFORM THIS WAY?

Wellington Management assumed portfolio management responsibilities as investment sub-adviser to the Fortis Aggressive Growth Series on April 2, 2001. During the month of April, we made significant changes to the portfolio in order to implement our investment approach to the management of this fund.

Small cap stocks rallied in 2001 outpacing their large cap brethren by 700 basis points due to investor expectations of a quick recovery in light of aggressive monetary and fiscal stimulus policies. The fund's under-performance is largely attributable to the fact that we were early in entering a number of stocks within information technology. These stocks lagged severely during the weak market conditions of the third quarter of 2001. The three top contributors to performance were two biotechnology companies (NPS PHARMACEUTICALS and CEPHALON) and one information technology company (DOCUMENTUM).

WHAT IS YOUR OUTLOOK?

Going forward, there are some important positives. The U.S. Federal Reserve Bank has cut interest rates eleven times in the last twelve months and seems prepared to cut even further. Most companies have aggressively adapted to the weaker economic conditions by significantly cutting costs and reducing inventories. Further stimulus is likely to come from increased U.S. Federal government spending, particularly in the area of defense. Inflation remains tame. Tax cut legislation has been passed and is being phased in. We are beginning to see some encouraging signs that expectations for corporate earnings may have bottomed. We believe we this "post-bubble" period will be characterized by sharply differentiated performance among small growth companies. Those with unsound business models or inadequate balance sheets will continue to fail, while the remainder will thrive during the recovery that is likely to come during 2002. We believe this environment should prove particularly fertile for the bottom-up stock selection approach followed by this fund.

VALUE OF $10,000 INVESTED MAY 2, 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AGGRESSIVE GROWTH SERIES
AVERAGE ANNUAL TOTAL RETURN*

                     SINCE
1 YEAR   5 YEAR   MAY 2,1994**
-20.18%  +11.76%       +12.05%

        RUSSELL 2000***  RUSSELL 2000 GROWTH****  AGGRESSIVE GROWTH SERIES
5/2/94          $10,000                  $10,000                   $10,000
94              $10,126                  $10,155                    $9,811
95              $13,006                  $13,304                   $12,743
96              $15,157                  $14,803                   $13,718
97              $18,529                  $16,718                   $13,913
98              $18,113                  $16,926                   $16,858
99              $21,982                  $24,219                   $35,277
00              $21,342                  $18,785                   $29,958
01              $21,896                  $17,051                   $23,913

                        Annual period ended December 31
Past performance is not indicative of future performance. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. This represents the performance of the Series itself, without the expenses associated with the variable annuities or variable universal life insurance policies.
  * SEC defined total returns, including reinvestment of all dividend and capital gains distributions.
 **  Date shares were first offered to the public.
*** An unmanaged index of common stocks of the smallest 2000 companies in the Russell 3000 Index, which represents approximately 11% of the Russell 3000 Index.
**** An unmanaged index that measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. Going forward, the fund will use the Russell 2000 Growth Index because it is better suited for the investment stategy of the fund.

FORTIS SERIES FUND, INC.
FORTIS MONEY MARKET SERIES
Schedule of Investments
December 31, 2001

SHORT-TERM INVESTMENTS - 99.94%
--------------------------------------------------------------------------------

                                                                                       Standard
                                                                                       & Poor's
 Principal                                                            Maturity          Rating
  Amount                                                      Yield     Date          (Unaudited)    Value (a)
-----------                                                   -----   ---------       -----------   ------------
              CAPITAL GOODS - 4.18%
$2,000,000    Monsanto Co. (e).............................   2.14%   03/28/02        A1+           $  1,989,850
 3,000,000    United Technologies Corp. (e)................   2.93%   03/22/02        A1               2,980,762
 1,000,000    United Technologies Corp. (e)................   2.57%   04/22/02        A1                 992,222
                                                                                                    ------------
                                                                                                       5,962,834
                                                                                                    ------------
              CONSUMER CYCLICAL - 9.46%
 4,000,000    7-Eleven, Inc................................   1.78%   01/23/02        A1+              3,995,528
 1,500,000    Hewlett-Packard Co. (d)(e)...................   2.55%   10/15/02        A1+              1,500,000
 4,000,000    Merck & Co., Inc.............................   1.79%   01/14/02        A1+              3,997,262
 4,000,000    Nationwide Building Society..................   1.80%   03/19/02        A1               3,984,660
                                                                                                    ------------
                                                                                                      13,477,450
                                                                                                    ------------
              CONSUMER STAPLES - 11.89%
 1,500,000    Anheuser-Busch Companies, Inc. (e)...........   3.84%   04/03/02        A1               1,485,740
 1,500,000    Anheuser-Busch Companies, Inc. (e)...........   3.71%   05/06/02        A1               1,481,310
 4,000,000    Coca-Cola Co.................................   1.84%   03/04/02        A1               3,987,330
 3,000,000    Gillette Co. (e).............................   2.16%   01/26/02        A1+              2,995,405
 1,000,000    Gillette Co. (e).............................   3.03%   03/13/02        A1+                994,080
 3,000,000    Heinz Finance Co.............................   2.21%   01/14/02        A1               2,997,468
 3,000,000    Unilever N.V. (d)............................   2.47%   10/24/02        A+               3,003,438
                                                                                                    ------------
                                                                                                      16,944,771
                                                                                                    ------------
              ENERGY - 2.11%
 3,000,000    Texaco, Inc. (d)(e)..........................   2.00%   09/09/02        A1+              3,000,000
                                                                                                    ------------
              FINANCE - 63.91%
 3,000,000    Abbey National North America Corp............   2.42%   02/05/02        A1+              2,992,830
 1,000,000    Abbey National North America Corp............   1.95%   02/12/02        A1+                997,707
 1,000,000    American Express Credit Corp.................   3.06%   04/22/02        A1                 990,791
 3,000,000    American Honda Financial Corp. (d)(e)........   2.51%   10/09/02        A                3,000,000
 3,000,000    Bank One Corp. (d)...........................   2.58%   01/07/02        A                3,000,097
 3,000,000    Chase Manhattan Corp. (d)....................   2.49%   04/23/02        AA-              3,001,569
 4,000,000    Eksportfinans ASA............................   2.04%   01/15/02        A1+              3,996,650
 4,000,000    FHLB.........................................   2.03%   01/30/02        A1+              3,993,367
 2,000,000    FHLMC........................................   3.82%   03/15/02        A1               1,984,912
 1,000,000    FHLMC........................................   3.91%   03/27/02        A1                 991,042
 1,000,000    FHLMC........................................   3.84%   03/28/02        A1                 991,107
 3,000,000    Fleet National Bank (d)......................   2.36%   02/01/02        A+               3,000,415
 1,000,000    FNMA.........................................   3.90%   03/22/02        A1+                991,585
 2,000,000    FNMA.........................................   1.87%   05/02/02        A1+              1,987,597
 3,000,000    General Electric Capital Corp................   2.06%   02/06/02        A1+              2,993,772
 1,000,000    General Electric Capital Corp................   3.05%   04/10/02        A1+                991,778
 3,000,000    Goldman Sachs Group (d)......................   2.28%   08/21/02        A+               3,003,211
 1,000,000    Goldman Sachs Group..........................   1.89%   04/08/02        A1+                994,964
 3,000,000    KFW International Finance, Inc...............   3.84%   04/05/02        A1+              2,970,867
 2,000,000    Lehman Brothers Holdings, Inc................   2.07%   08/21/02        A1               1,973,981
 2,000,000    Merrill Lynch & Co., Inc. (d)................   2.52%   10/21/02        AA-              2,003,531
 4,000,000    Morgan Stanley Dean Witter & Co..............   2.06%   01/15/02        A1+              3,996,617
 1,000,000    Nordea North America, Inc....................   2.05%   02/26/02        A1                 996,817
 3,000,000    Nordea North America, Inc....................   2.88%   02/28/02        A1               2,986,233
 3,000,000    Salomon Smith Barney Holdings, Inc. (d)......   2.49%   07/24/02        AA-              3,003,263
 4,000,000    Spintab AB...................................   1.94%   03/05/02        A1               3,986,489
10,330,000    State Street Bank - Repurchase
                Agreement (Maturity Value
                $10,330,938) (See Note 1)..................   1.64%   01/02/02        A1              10,330,000
 4,000,000    State Street Corp............................   1.80%   01/02/02        A1+              3,999,607
 1,000,000    Svenska Handelsbanken, Inc...................   2.48%   03/06/02        A1                 995,630
 1,000,000    Svenska Handelsbanken, Inc...................   3.46%   03/08/02        A1                 993,765
 3,000,000    Toronto Dominion Holdings....................   3.85%   04/11/02        A1+              2,968,931

FORTIS SERIES FUND, INC.
FORTIS MONEY MARKET SERIES (continued)
Schedule of Investments
December 31, 2001

SHORT-TERM INVESTMENTS - CONTINUED
--------------------------------------------------------------------------------

                                                                                       Standard
                                                                                       & Poor's
Principal                                                             Maturity          Rating
  Amount                                                      Yield     Date          (Unaudited)    Value (a)
-----------                                                   -----   ---------       -----------   ------------
$3,000,000    Toyota Motor Credit Corp. (d)................   2.37%   10/11/02        AAA           $  2,999,542
 1,000,000    Toyota Motor Credit Corp. (e)................   2.05%   01/11/02        A1+                999,383
     1,014    U.S. Bank N.A. Money Market Variable Rate
                Time Deposit (d)...........................   2.04%   01/01/02        A1+                  1,014
 3,000,000    UBS Finance (Delaware) LLC...................   1.90%   06/06/02        A1+              2,975,665
 3,000,000    Westpac Capital Corp.........................   3.86%   04/05/02        A1+              2,970,708
                                                                                                    ------------
                                                                                                      91,055,437
                                                                                                    ------------
              SERVICES - 4.20%
 4,000,000    Gannett Co. (e)..............................   2.00%   01/09/02        A1               3,998,030
 2,000,000    Walt Disney Co...............................   3.70%   03/08/02        A2               1,986,712
                                                                                                    ------------
                                                                                                       5,984,742
                                                                                                    ------------
              TECHNOLOGY - 4.19%
 3,000,000    SBC Communications, Inc. (e).................   1.86%   04/09/02        A1+              2,984,985
 2,000,000    Verizon Global Funding Corp..................   2.35%   01/14/02        A1               1,998,211
 1,000,000    Verizon Global Funding Corp. (e).............   2.56%   04/30/02        A1                 991,667
                                                                                                    ------------
                                                                                                       5,974,863
                                                                                                    ------------
              TOTAL INVESTMENTS IN SECURITIES (COST:
                $142,400,097) (b)..........................                                         $142,400,097
                                                                                                    ============

(a) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(b)  Also represents cost for federal income tax purposes.
(c) Note: Percentage of investments as shown is the ratio of the total market value to total net assets.
(d) Variable Rate Securities; the yield reported is the rate in effect as of December 31, 2001.
(e) Commercial paper sold within the terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". This security has been determined to be liquid under the guidelines established by the Board of Directors. The aggregate value of these securities at December 31, 2001, was $29,393,434, which represents 20.63% of total net assets.

FORTIS SERIES FUND, INC.
U.S. GOVERNMENT SECURITIES SERIES
Schedule of Investments
December 31, 2001

U.S. GOVERNMENT SECURITIES - 94.68%
--------------------------------------------------------------------------------

 Principal                                                                       Market
   Amount                                                        Cost (a)      Value (b)
------------                                                   ------------   ------------
               FEDERAL HOME LOAN MORTGAGE
               CORPORATION - 27.81%
               MORTGAGE BACKED SECURITIES:
$24,627,317    6.50% 2031(d)................................   $ 24,323,491   $ 24,675,358
 11,862,089    7.00% 2015-2031..............................     12,254,824     12,264,770
                                                               ------------   ------------
                                                                 36,578,315     36,940,128
                                                               ------------   ------------
               NOTES:
  6,400,000    5.75% 2009...................................      6,335,855      6,512,455
                                                               ------------   ------------
               REMIC - PAC'S:
  5,039,600    6.00% 2014...................................      5,160,875      5,024,330
                                                               ------------   ------------
               TOTAL FEDERAL HOME LOAN MORTGAGE
                 CORPORATION................................     48,075,045     48,476,913
                                                               ------------   ------------
               FEDERAL NATIONAL MORTGAGE
               ASSOCIATION - 29.15%
               MORTGAGE BACKED SECURITIES:
  2,194,996    5.50% 2015...................................      2,116,495      2,177,743
  1,643,935    5.89% 2008...................................      1,477,701      1,667,507
  6,765,468    5.95% 2009...................................      6,795,672      6,883,302
 11,509,469    6.00% 2013-2031..............................     11,100,895     11,396,412
    967,898    6.01% 2009...................................        982,833        987,307
  1,859,975    6.20% 2006...................................      1,863,840      1,942,093
    752,393    6.36% 2008...................................        751,568        782,552
 17,571,977    6.50% 2013-2031..............................     17,275,387     17,695,212
  2,478,381    6.52% 2008...................................      2,369,687      2,596,515
  1,259,284    6.63% 2005...................................      1,280,204      1,331,569
    266,354    7.00% 2011...................................        262,348        277,226
  1,175,167    7.50% 2023...................................      1,209,320      1,226,907
     68,478    8.50% 2017...................................         69,823         74,280
     42,179    9.00% 2020-2021..............................         42,096         45,945
    264,825    9.75% 2020...................................        285,680        290,934
                                                               ------------   ------------
                                                                 47,883,549     49,375,504
                                                               ------------   ------------
               NOTES:
    300,000    5.50% 2006...................................        301,207        307,542
  1,035,000    7.25% 2010...................................      1,058,316      1,141,897
                                                               ------------   ------------
                                                                  1,359,523      1,449,439
                                                               ------------   ------------
               TOTAL FEDERAL NATIONAL MORTGAGE
                 ASSOCIATION................................     49,243,072     50,824,943
                                                               ------------   ------------
 Principal                                                                      Market
  Amount                                                        Cost (a)       Value (b)
------------                                                   ------------   ------------
               GOVERNMENT NATIONAL MORTGAGE
               ASSOCIATION - 6.90%
               MORTGAGE BACKED SECURITIES:
$ 7,627,304    7.00% 2028-2030..............................   $  7,418,254   $  7,796,518
  3,232,868    7.50% 2027...................................      3,253,560      3,361,917
    647,585    9.00% 2020...................................        675,117        708,247
    156,301    9.50% 2018-2020..............................        158,214        174,444
                                                               ------------   ------------
               TOTAL GOVERNMENT NATIONAL MORTGAGE
                 ASSOCIATION................................     11,505,145     12,041,126
                                                               ------------   ------------
               OTHER DIRECT FEDERAL OBLIGATIONS - 18.26%
               FEDERAL HOME LOAN BANK:
  5,000,000    5.80% 2008...................................      5,259,705      5,137,565
  7,895,000    7.31% 2004...................................      7,903,928      8,571,033
                                                               ------------   ------------
                                                                 13,163,633     13,708,598
                                                               ------------   ------------
               TENNESSEE VALLEY AUTHORITY:
  2,200,000    5.375% 2008..................................      2,076,922      2,197,760
 15,000,000    6.375% 2005..................................     14,690,265     15,923,760
                                                               ------------   ------------
                                                                 16,767,187     18,121,520
                                                               ------------   ------------
               TOTAL OTHER DIRECT FEDERAL OBLIGATIONS.......     29,930,820     31,830,118
                                                               ------------   ------------
               U.S. TREASURY SECURITIES - 12.56%
               BONDS:
  2,000,000    10.375% 2012.................................      2,342,416      2,565,782
                                                               ------------   ------------
               NOTES:
  6,903,023    3.50% 2011Inflation-protection(e)............      6,990,390      6,879,290
  3,970,733    4.25% 2010Inflation-protection(e)............      4,240,141      4,165,545
  3,300,000    5.75% 2005...................................      3,430,632      3,486,269
  4,500,000    6.00% 2009...................................      4,664,032      4,797,247
                                                               ------------   ------------
                                                                 19,325,195     19,328,351
                                                               ------------   ------------
               TOTAL U.S. TREASURY SECURITIES...............     21,667,611     21,894,133
                                                               ------------   ------------
               TOTAL U.S. GOVERNMENT SECURITIES.............   $160,421,693   $165,067,233
                                                               ------------   ------------

SHORT-TERM INVESTMENTS - 9.25%
--------------------------------------------------------------------------------

 Principal                                                        Market
   Amount                                                       Value (b)
------------                                                   ------------
               FINANCE - 9.25%
$16,123,000    State Street Bank -- Repurchase Agreement,
                 1.64%, 1-2-2002 (Maturity Value
                 $16,124,465) (See Note 1)..................   $ 16,123,000
      1,451    U.S. Bank N.A. Money Market Variable Rate
                 Time Deposit, Current rate -- 2.04%........          1,451
                                                               ------------
               TOTAL SHORT-TERM INVESTMENTS.................     16,124,451
                                                               ------------
               TOTAL INVESTMENTS IN SECURITIES (COST:
                 $176,546,144)(a)...........................   $181,191,684
                                                               ============

(a) At December 31, 2001, the cost of securities for federal income tax purposes was $176,546,144 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation.....................................  $ 5,100,575
      Unrealized depreciation.....................................     (455,035)
      -------------------------------------------------------------------------
      Net unrealized appreciation.................................  $ 4,645,540
      -------------------------------------------------------------------------

(b) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(c) Note: Percentage of investments as shown is the ratio of the total market value to total net assets.
(d) The cost of securities purchased on a when-issued basis at December 31, 2001, was $7,907,500.
(e) U.S. Treasury inflation-protection securities (TIPS) are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

FORTIS SERIES FUND, INC.
DIVERSIFIED INCOME SERIES
Schedule of Investments
December 31, 2001

ASSET BACKED SECURITIES - 1.15%
--------------------------------------------------------------------------------

                                                               Standard
                                                               & Poor's
 Principal                                                      Rating                       Market
  Amount                                                      (Unaudited)     Cost (b)      Value (c)
-----------                                                   -----------   ------------   -----------
              FINANCE - 1.15%
$1,000,000    Citibank Credit Card Master Trust I, 6.90%,
                Ser 1999-7 Class B 11-15-2006..............   A             $   987,887    $ 1,058,224
                                                                            -----------    -----------

CORPORATE BONDS - INVESTMENT GRADE - 53.99%
--------------------------------------------------------------------------------

                                                                Standard
                                                                & Poor's
 Principal                                                       Rating                        Market
 Amount (j)                                                    (Unaudited)   Cost (b)(j)    Value (c)(j)
------------                                                   -----------   ------------   ------------
               BASIC MATERIALS - 7.21%
$   800,000    Barrick Gold Finance, Inc., 7.50%,
                 5-1-2007...................................   A             $   843,162    $   845,118
    930,000    Domtar, Inc., 7.875%, 10-15-2011.............   BBB-              938,835        967,263
    195,000    Equistar Chemicals L.P., 7.55%, 2-15-2026....   BBB-              144,218        139,325
    190,000    International Paper Co., 6.75%, 9-1-2011.....   BBB               190,000        192,126
    470,000    Millennium America, Inc., 7.625%,
                 11-15-2026.................................   BBB-              350,971        361,900
    195,000    Newmont Mining Corp., 8.625%, 5-15-2011......   BBB               194,112        199,839
    470,000    Nova Chemicals Ltd., 7.00%, 5-15-2006........   BBB-              471,547        443,400
    250,000    Nova Chemicals Ltd., 7.875%, 9-15-2025.......   BBB-              231,211        211,270
    270,000    Olin Corp., 9.125%, 12-15-2011...............   BBB               270,000        273,091
    175,000    Phelps Dodge Corp., 8.75%, 6-1-2011..........   BBB-              179,395        171,419
    985,000    Phelps Dodge Corp., 9.50%, 6-1-2031..........   BBB-              863,683        911,865
    475,000    Potash Corp. of Saskatchewan, 7.75%,
                 5-31-2011..................................   BBB+              492,770        502,836
    235,000    Potash Corp. of Saskatchewan, Inc., 7.125%,
                 6-15-2007..................................   BBB+              250,738        244,714
    430,000    Potlatch Corp., 9.425%, 12-1-2009............   BBB-              482,938        475,613
    400,000    Santa Fe Pacific Gold Corp., 8.375%,
                 7-1-2005...................................   BBB               403,444        414,438
    250,000    Stora Enso Oyj, 7.375%, 5-15-2011............   BBB+              248,758        263,666
                                                                             -----------    -----------
                                                                               6,555,782      6,617,883
                                                                             -----------    -----------
               CAPITAL GOODS - 0.55%
    250,000    Boeing Capital Corp., 6.10%, 3-1-2011........   AA-               250,000        243,002
    250,000    Northrop Grumman Corp., 7.125%, 2-15-2011....   BBB-              249,331        260,992
                                                                             -----------    -----------
                                                                                 499,331        503,994
                                                                             -----------    -----------
               CONSUMER CYCLICAL - 1.81%
    250,000    Abitibi Consolidated, Inc., 8.85%,
                 8-1-2030...................................   BBB-              266,519        260,083
    450,000    Champion International, 7.20%, 11-1-2026.....   BBB               466,862        463,271
    155,000    Commonwealth Edison Co., 8.625%, 2-1-2022....   A-                161,244        157,376
    500,000    DaimlerChrysler N.A. Holding Corp., 7.75%,
                 1-18-2011..................................   BBB+              496,996        518,792
    250,000    Safeway, Inc., 7.25%, 2-1-2031...............   BBB               249,368        262,810
                                                                             -----------    -----------
                                                                               1,640,989      1,662,332
                                                                             -----------    -----------
               CONSUMER STAPLES - 1.28%
    910,000    ConAgra Foods, Inc., 7.50%, 9-15-2005........   BBB+              927,574        982,296
    200,000    Weyerhauser Co., 5.95%, 11-1-2008(f).........   A-                199,024        194,813
                                                                             -----------    -----------
                                                                               1,126,598      1,177,109
                                                                             -----------    -----------
               ENERGY - 7.14%
    735,000    Conoco Funding Co., 6.35%, 10-15-2011........   BBB+              733,829        741,439
    500,000    Conoco, Inc., 6.95%, 4-15-2029...............   BBB+              469,449        508,434
    445,000    Consolidated Natural Gas Co., 5.375%,
                 11-1-2006..................................   BBB+              444,733        438,796
    500,000    Consumer Energy, 6.25%, 9-15-2006............   BBB+              498,551        493,404
    675,000    FirstEnergy Corp., 5.50%, 11-15-2006.........   BBB-              674,261        664,141
    725,000    Kerr-McGee Corp., 6.875%, 9-15-2011..........   BBB               732,330        731,492
    390,000    Ocean Energy, Inc., 7.25%, 10-1-2011.........   BBB-              387,928        401,700
  1,300,000    PanCanadian Energy Corp., 6.30%, 11-1-2011...   A-              1,298,972      1,250,933
    500,000    PanCanadian Petroleum Corp., 7.20%,
                 11-1-2031..................................   A-                499,336        486,671
    250,000    Valero Energy Corp., 8.375%, 6-15-2005.......   BBB               265,525        272,023

--------------------------------------------------------------------------------

                                                                Standard
                                                                & Poor's
 Principal                                                       Rating                       Market
Amount (j)                                                     (Unaudited)   Cost (b)(j)    Value (c)(j)
------------                                                   -----------   ------------   ------------
$   500,000    Valero Energy Corp., 8.75%, 6-15-2030........   BBB           $   522,329    $   568,825
                                                                             -----------    -----------
                                                                               6,527,243      6,557,858
                                                                             -----------    -----------
               FINANCE - 10.25%
    475,000    ERAC USA Finance Co., 8.00%, 1-15-2011(f)....   BBB+              489,180        477,914
    945,000    Ford Motor Credit Co., 4.19%, 10-25-2004.....   BBB+              945,000        945,000
  1,061,876    French Treasury Note (EUR), 4.50%,
                 7-12-2003..................................   AAA               968,309        959,171
  1,000,000    General Motors Acceptance Corp., 2.52%,
                 8-4-2003...................................   BBB+              980,901        980,901
    750,000    General Motors Acceptance Corp., 6.15%,
                 4-5-2007...................................   BBB+              748,203        738,779
    275,000    General Motors Acceptance Corp., 6.875%,
                 9-15-2011..................................   BBB+              274,191        269,379
    500,000    Korea (Republic of), 8.875%, 4-15-2008.......   BBB+              520,975        577,700
  1,050,000    Netherlands Government, 5.75%, 9-15-2002.....   AAA               987,692        949,560
    750,000    Poland (Republic of), 7.125%, 7-1-2004.......   BBB+              748,414        797,812
  1,190,000    Quebec (Province of), 5.50%, 4-11-2006.......   A+              1,187,543      1,211,241
    500,000    ReliaStar Financial Corp., 8.00%,
                 10-30-2006.................................   AA-               498,661        547,219
    500,000    St. Paul Bancorp, Inc., 7.125%, 2-15-2004....   BBB+              499,175        529,374
    415,000    Wellpoint Health Network, 6.375%,
                 6-15-2006..................................   A-                414,143        423,214
                                                                             -----------    -----------
                                                                               9,262,387      9,407,264
                                                                             -----------    -----------
               HEALTH CARE - 3.28%
    700,000    Aetna Corp., 7.375%, 3-1-2006................   BBB               698,955        701,858
    200,000    HealthSouth Corp., 8.50%, 2-1-2008...........   BBB-              200,000        208,000
    150,000    Humana, Inc., 7.25%, 8-1-2006................   BBB               149,663        152,100
    285,000    Quest Diagnostic, Inc., 6.75%, 7-12-2006.....   BBB-              283,521        292,669
  1,200,000    Tenet Healthcare Corp., 5.375%,
                 11-15-2006(f)..............................   BBB             1,194,518      1,173,734
    500,000    Universal Health Services, Inc., 6.75%,
                 11-15-2011.................................   BBB-              499,743        481,341
                                                                             -----------    -----------
                                                                               3,026,400      3,009,702
                                                                             -----------    -----------
               SERVICES - 4.14%
    250,000    AOL Time Warner, Inc., 7.625%, 4-15-2031.....   BBB+              245,678        264,443
  1,170,000    AT&T Corp.-Liberty Media Corp., 8.25%,
                 2-1-2030...................................   BBB-            1,119,210      1,106,692
    500,000    Comcast Cable Communications, Inc., 8.50%,
                 5-1-2027...................................   BBB               569,330        555,876
    500,000    Cox Communications, Inc., 7.875%,
                 8-15-2009..................................   BBB               502,517        536,805
  1,000,000    News America Holdings, Inc., 8.875%,
                 4-26-2023..................................   BBB-              991,689      1,081,263
    250,000    Waste Management, Inc., 7.375%, 8-1-2010.....   BBB               249,051        255,629
                                                                             -----------    -----------
                                                                               3,677,475      3,800,708
                                                                             -----------    -----------
               TECHNOLOGY - 10.97%
    250,000    AT&T Canada, Inc., 7.65%, 9-15-2006..........   BBB               230,612        163,082
  1,050,000    AT&T Corp., 6.50%, 11-15-2006(f).............   BBB+            1,049,846      1,067,436
    525,000    British Telecommunications plc, 8.875%,
                 12-15-2030.................................   A-                574,163        604,793
    700,000    France Telecom S.A., 7.20%, 3-1-2006(f)......   BBB+              736,273        743,324
    650,000    France Telecom S.A., 8.50%, 3-1-2031(f)......   BBB+              749,352        742,047
    750,000    GTE Corp., 7.51%, 4-1-2009...................   A+                745,699        802,581
    900,000    Hewlett-Packard Co., 5.75%, 12-15-2006.......   AA-               895,244        890,944
     35,000    Koninklijke (Royal) KPN N.V., 8.00%,
                 10-1-2010..................................   BBB-               30,035         35,471
    525,000    News America Holdings, Inc., 7.75%,
                 12-1-2045..................................   BBB-              507,023        487,111
    125,000    Nortel Networks Corp., 4.25%, 9-1-2008(f)....   BBB-              125,000        121,094
    325,000    Nortel Networks Corp., 6.875%, 9-1-2023......   BBB-              214,760        226,580
    480,000    Qwest Capital Funding, 7.00%, 8-3-2009(f)....   BBB+              476,553        466,223
    250,000    Royal KPN N.V., 8.375%, 10-1-2030............   BBB-              221,247        248,681
    700,000    Sprint Capital Corp., 6.00%, 1-15-2007(f)....   BBB+              696,694        695,018
    500,000    Telefonica Europe BV, 7.75%, 9-15-2010.......   A+                519,521        531,179
    500,000    Time Warner, Inc., 6.625%, 5-15-2029.........   BBB+              421,971        467,506
    935,000    USA Networks, Inc., 6.75%, 11-15-2005........   BBB               946,743        962,249
    500,000    Verizon Global Funding Corp., 7.25%,
                 12-1-2010..................................   A+                526,950        535,572
    250,000    Vodafone Group plc, 7.875%, Ser B
                 2-15-2030..................................   A                 273,466        282,045

FORTIS SERIES FUND, INC.
DIVERSIFIED INCOME SERIES (continued)
Schedule of Investments
December 31, 2001

CORPORATE BONDS - INVESTMENT GRADE - CONTINUED
--------------------------------------------------------------------------------

                                                                Standard
                                                                & Poor's
 Principal                                                       Rating                       Market
Amount (j)                                                     (Unaudited)   Cost (b)(j)    Value (c)(j)
------------                                                   -----------   ------------   ------------
$       188    Voicestream Wireless Corp., 10.375%,
                 11-15-2009.................................   A-            $       174    $       213
                                                                             -----------    -----------
                                                                               9,941,326     10,073,149
                                                                             -----------    -----------
               TRANSPORTATION - 2.32%
     90,000    American Airlines, Inc., 7.858%, Ser 2001-2
                 Class A-2 10-1-2011(f).....................   AA+                90,000         91,398
  1,300,000    Delta Air Lines, Inc., 10.50%, 4-30-2016.....   BBB             1,550,346      1,272,245
    250,000    Norfolk Southern Corp., 6.75%, 2-15-2011.....   BBB               249,456        253,556
    500,000    Union Pacific Corp., 6.625%, 2-1-2008........   BBB-              520,581        515,014
                                                                             -----------    -----------
                                                                               2,410,383      2,132,213
                                                                             -----------    -----------
               UTILITIES - 5.04%
    225,000    Detroit Edison Co., 6.125%, 10-1-2010........   A-                224,960        220,979
    250,000    Dominion Fiber Ventures LLC, 7.05%,
                 3-15-2005(f)...............................   BBB               250,000        255,200
    500,000    Duke Capital Corp., 7.50%, 10-1-2009.........   A                 521,083        529,914
    500,000    El Paso Corp., 8.05%, 10-15-2030.............   BBB               546,878        512,994
  1,000,000    Empresa Nacional de Electricidad S.A.,
                 7.325%, 2-1-2037...........................   BBB+            1,000,000        965,535
    650,000    PacifiCorp, 7.70%, 11-15-2031................   A                 648,130        660,027
    940,000    Sierra Pacific Power Co., 8.00%, Ser A
                 6-1-2008(f)................................   BBB+              939,280      1,002,039
    500,000    Tennessee Gas Pipeline Co., 7.50%,
                 4-1-2017...................................   BBB+              492,996        476,117
                                                                             -----------    -----------
                                                                               4,623,327      4,622,805
                                                                             -----------    -----------
               TOTAL CORPORATE BONDS - INVESTMENT GRADE.....                 $49,291,241    $49,565,017
                                                                             ===========    ===========

CORPORATE BONDS - NON-INVESTMENT GRADE - 12.42%
--------------------------------------------------------------------------------

                                                               Standard
                                                               & Poor's
 Principal                                                      Rating                       Market
  Amount                                                      (Unaudited)     Cost (b)      Value (c)
-----------                                                   -----------   ------------   -----------
              BASIC MATERIALS - 0.83%
$  250,000    Hercules, Inc., 11.125%, 11-15-2007(f).......   B+            $   250,000    $   260,000
   500,000    Lyondell Chemical Co., 9.875%, Ser B
                5-1-2007...................................   BB                500,000        502,500
                                                                            -----------    -----------
                                                                                750,000        762,500
                                                                            -----------    -----------
              CAPITAL GOODS - 0.25%
   250,000    Sequa Corp., 8.875%, Ser B 4-1-2008..........   BB                250,000        233,750
                                                                            -----------    -----------
              ENERGY - 1.20%
   475,000    Pioneer Natural Resources Co., 7.20%,
                1-15-2028..................................   BB+               400,263        421,275
   250,000    Pioneer Natural Resources Co., 9.625%,
                4-1-2010...................................   BB+               249,217        273,808
   400,000    Swift Energy Co., 10.25%, 8-1-2009...........   B                 403,031        404,000
                                                                            -----------    -----------
                                                                              1,052,511      1,099,083
                                                                            -----------    -----------
              HEALTH CARE - 1.70%
 1,010,000    HCA, Inc., 7.125%, 6-1-2006..................   BB+             1,007,755      1,013,787
   500,000    HealthSouth Corp., 10.75%, 10-1-2008.........   BB+               497,049        550,000
                                                                            -----------    -----------
                                                                              1,504,804      1,563,787
                                                                            -----------    -----------
              SERVICES - 1.28%
   125,000    Adelphia Communications Corp., 10.875%,
                10-1-2010..................................   B+                119,427        127,656
   800,000    Allied Waste Industries, Inc., 8.50%,
                12-1-2008(f)...............................   BB-               800,000        808,000
 1,008,177    Australis Media Ltd., 15.75%, Disc Note
                5-15-2003 (a)(e)...........................   NR                796,220            101
   500,000    eKabel Hessen GMBH, 14.50%, 9-1-2010.........   CCC+              493,904        235,000
                                                                            -----------    -----------
                                                                              2,209,551      1,170,757
                                                                            -----------    -----------
              TECHNOLOGY - 5.69%
   125,000    Asia Global Crossing Ltd., 13.375%,
                10-15-2010.................................   CCC-              122,649         43,750
   700,000    British Sky Broadcasting Group plc, 8.20%,
                7-15-2009..................................   BB+               701,533        720,414

--------------------------------------------------------------------------------

                                                               Standard
                                                               & Poor's
Principal                                                       Rating                       Market
  Amount                                                      (Unaudited)    Cost (b)      Value (c)
-----------                                                   -----------   ------------   -----------
$  167,000    Global Crossing Holdings Ltd., 8.70%,
                8-1-2007 (a)...............................   C             $    49,369    $    15,030
 1,211,000    Global Crossing Holdings Ltd., 9.50%,
                11-15-2009 (a).............................   C                 733,511        133,210
   300,000    International Cabletel, Inc., 11.50%, Ser B
                2-1-2006...................................   CCC               303,089        105,000
   165,000    KPNQwest N.V., 8.125%, 6-1-2009..............   BB                 86,154        107,250
 1,425,000    Lucent Technologies, Inc., 6.45%,
                3-15-2029..................................   BB-               982,904        969,000
   500,000    Marconi Corp. plc, 7.75%, 9-15-2010..........   B2*               182,031        261,265
 1,875,000    Marconi Corp. plc, 8.375%, 9-15-2030.........   B-              1,058,609        861,864
   810,000    Nextel Communications, Inc., 9.375%,
                11-15-2009.................................   B                 716,059        639,900
   300,000    Nextlink Communications, Inc., 10.50%,
                12-1-2009 (a)..............................   D                 300,000         34,500
   600,000    Nextlink Communications, Inc., 13.44%,
                12-1-2009 (Zero coupon through 12-1-2004,
                thereafter 12.125%)(g).....................   C                 402,909         45,000
   750,000    NTL Communications Corp., 14.69%, Ser B
                10-1-2008 (Zero coupon through 10-1-2003,
                thereafter 12.375%)(g).....................   CCC               564,063        187,500
   985,000    PanAmSat Corp., 6.875%, 1-15-2028............   BB                751,693        673,334
   400,000    PSINet, Inc., 11.00%, 8-1-2009 (a)...........   D                 258,091         30,000
   900,000    Spectrasite Holdings, Inc., 16.37%,
                4-15-2009 (Zero coupon through 4-15-2004,
                thereafter 11.25%)(g)......................   CCC+              496,709        234,000
   150,000    United International Holdings, Inc., 10.53%,
                Ser B 2-15-2008 (Zero coupon through
                2-15-2003, thereafter 10.75%)(g)...........   C                 134,954         43,500
   100,000    United Pan-Europe Communications N.V.,
                10.875%, Ser B 8-1-2009 (a)................   CC                 80,583         13,000
   250,000    Williams Communications Group, Inc., 11.875%,
                8-1-2010...................................   CCC-              198,887        102,500
                                                                            -----------    -----------
                                                                              8,123,797      5,220,017
                                                                            -----------    -----------
              TRANSPORTATION - 0.16%
   245,000    United Air Lines, Inc., 9.75%, 8-15-2021.....   B-                177,397        151,207
                                                                            -----------    -----------
              UTILITIES - 1.31%
   500,000    Azurix Corp., 10.75%, Ser B 2-15-2010........   CC                465,113        350,000
   500,000    Enron Corp., 7.375%, 5-15-2019 (a)...........   D                 512,633         97,500
   690,000    Mission Energy Holding Co., 13.50%,
                7-15-2008..................................   BB-               675,436        752,100
                                                                            -----------    -----------
                                                                              1,653,182      1,199,600
                                                                            -----------    -----------
              TOTAL CORPORATE BONDS - NON-INVESTMENT
                GRADE......................................                 $15,721,242    $11,400,701
                                                                            ===========    ===========

U.S. GOVERNMENT SECURITIES - 25.86%
--------------------------------------------------------------------------------

 Principal                                                                     Market
  Amount                                                        Cost (b)      Value (c)
-----------                                                   ------------   -----------
              FEDERAL NATIONAL MORTGAGE ASSOCIATION - 15.68%
              MORTGAGE BACKED SECURITIES:
$  563,126    6.00% 2013...................................   $   564,484    $   568,313
   262,839    6.30% 2008...................................       263,081        272,638
 8,555,440    6.50% 2014-2032(i)...........................     8,319,991      8,617,104
 4,778,739    7.50% 2022-2031..............................     4,959,887      4,939,151
                                                              -----------    -----------
              TOTAL FEDERAL NATIONAL MORTGAGE
                ASSOCIATION................................    14,107,443     14,397,206
                                                              -----------    -----------
              GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 4.31%
              MORTGAGE BACKED SECURITIES:
 3,111,437    7.00% 2028-2030..............................     3,044,855      3,179,475
   697,399    9.00% 2020...................................       727,049        762,728
    12,891    9.50% 2019...................................        12,800         14,387
                                                              -----------    -----------
              TOTAL GOVERNMENT NATIONAL MORTGAGE
                ASSOCIATION................................     3,784,704      3,956,590
                                                              -----------    -----------
              U.S. TREASURY SECURITIES - 5.87%
              BONDS:
   977,082    3.875% 2029(h)...............................     1,060,089      1,041,661
                                                              -----------    -----------

FORTIS SERIES FUND, INC.
DIVERSIFIED INCOME SERIES (continued)
Schedule of Investments
December 31, 2001

U.S. GOVERNMENT SECURITIES - CONTINUED
--------------------------------------------------------------------------------

Principal                                                                      Market
  Amount                                                       Cost (b)      Value (c)
-----------                                                   ------------   -----------
              NOTES:
$1,377,159    4.25% 2010(h)................................   $ 1,484,817    $ 1,444,725
 1,900,000    5.25% 2004...................................     1,937,051      1,981,046
   850,000    6.125% 2007..................................       911,778        914,547
                                                              -----------    -----------
                                                                4,333,646      4,340,318
                                                              -----------    -----------
              TOTAL U.S. TREASURY SECURITIES...............     5,393,735      5,381,979
                                                              -----------    -----------
              TOTAL U.S. GOVERNMENT SECURITIES.............   $23,285,882    $23,735,775
                                                              ===========    ===========

COMMON STOCKS - 0.00%
--------------------------------------------------------------------------------

                                                                               Market
  Shares                                                        Cost (b)      Value (c)
-----------                                                   ------------   -----------
              TECHNOLOGY - 0.00%
     1,000    Iridium LLC/Capital
                Corp. (Warrants) (a)(e)....................   $    96,501    $        10
                                                              -----------    -----------
              TOTAL LONG-TERM INVESTMENTS..................   $89,382,753    $85,759,727
                                                              ===========    ===========

SHORT-TERM INVESTMENTS - 7.14%
--------------------------------------------------------------------------------

 Principal                                                      Market
  Amount                                                       Value (c)
-----------                                                   -----------
              FINANCE - 7.14%
$1,000,000    Bombardier Capital Inc., 4.24%,
                11-21-2002(f)..............................   $ 1,001,567
 5,553,000    State Street Bank -- Repurchase Agreement,
                1.64%, 1-2-2002 (Maturity Value
                $5,553,504) (See Note 1)...................     5,553,000
     1,044    U.S. Bank N.A. Money Market Variable Rate
                Time Deposit, Current rate -- 2.04%........         1,044
                                                              -----------
              TOTAL SHORT-TERM INVESTMENTS.................     6,555,611
                                                              -----------
              TOTAL INVESTMENTS IN SECURITIES (COST:
                $95,938,364)(b)............................   $92,315,338
                                                              ===========

(a) Presently non-income producing. For long-term debt securities, items identified are in default as to payment of interest and/or principal.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $95,986,206 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation.....................................  $ 1,971,713
      Unrealized depreciation.....................................   (5,642,581)
      -------------------------------------------------------------------------
      Net unrealized depreciation.................................  $(3,670,868)
      -------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statement regarding valuations of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 19.64% of total net assets as of December 31, 2001.
(e) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". These investments have been identified by fund management as illiquid securities:

Date Acquired  Shares/Par   Security                                                      Cost Basis
-------------  ----------   --------                                                      -----------
1997           1,008,177    Australis Media Ltd. due 2003                                  $796,220
1997               1,000    Irridium LLC/Capital Corp. (Warrants) - 144A                     96,501

The aggregate value of these securities at December 31, 2001, was $111, which represents .0% of total net assets.

(f) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". Pursuant to guidelines adopted by the Board of Directors, these issues are deemed to be liquid. The aggregate value of these securities at December 31, 2001, was $9,099,807,which represents 9.91% of total net assets.
(g) The interest rate disclosed for these securities represents the effective yield on the date of acquisition.
(h) U.S. Treasury inflation-protection securities (TIPS) are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.
(i) The cost of securities purchased on a when-issued basis at December 31, 2001, was $1,801,406.
(j) Cost and market value are stated in U.S. dollars; principal amount is stated in U.S. dollars unless otherwise noted.
  *  Moody's Rating

FORTIS SERIES FUND, INC.
MULTISECTOR BOND SERIES
Schedule of Investments
December 31, 2001

CORPORATE BONDS - INVESTMENT GRADE - 61.32%
--------------------------------------------------------------------------------

                                                   Standard
                                                   & Poor's
 Principal                                          Rating                      Market
Amount (h)                                        (Unaudited)  Cost (b) (h)  Value (c) (h)
-----------                                       -----------  ------------  -------------
             BASIC MATERIALS - 0.33%
$  200,000   Shaw Group, Inc., 3.20%,
               5-1-2021 (Zero coupon)
               (g).........................       BBB-         $   108,401    $   101,500
                                                               -----------    -----------
             CAPITAL GOODS - 0.78%
   250,000   National-Oilwell, Inc., 6.50%,
               3-15-2011...................       BBB+             241,500        237,949
                                                               -----------    -----------
             CONSUMER CYCLICAL - 0.18%
    50,000   Ford Holdings, Inc., 9.30%,
               3-1-2030....................       BBB+              55,221         54,670
                                                               -----------    -----------
             ENERGY - 9.30%
   130,000   Anadarko Petroleum Corp.,
               7.73%, 9-15-2096............       BBB+             125,690        135,084
   125,000   Anderson Exploration Ltd.,
               6.75%, 3-15-2011............       BBB+             124,451        118,551
   100,000   Canadian Natural Resources
               Ltd., 6.70%, 7-15-2011......       BBB+              99,975         97,045
   170,000   Canadian Occidental, 7.40%,
               5-1-2028....................       BBB              163,140        153,623
   200,000   Coastal Corp., 6.70%,
               2-15-2027...................       BBB              194,560        199,741
   150,000   Devon Energy Corp., 7.875%,
               9-30-2031 (f)...............       BBB+             149,671        151,819
   200,000   Global Marine, Inc., 7.125%,
               9-1-2007....................       A-               206,313        208,037
   150,000   Husky Oil Ltd., 7.125%,
               11-15-2006..................       BBB              153,981        156,513
   150,000   Louis Dreyfus Natural Gas
               Corp., 6.875%, 12-1-2007....       BBB+             150,279        155,338
   100,000   Noble Affiliates, Inc., 7.25%,
               8-1-2097....................       BBB               90,731         86,951
   200,000   Occidental Petroleum Corp.,
               7.375%, 11-15-2008..........       BBB              207,957        210,419
    60,000   Occidental Petroleum Corp.,
               7.65%, 2-15-2006............       BBB               63,795         63,813
   250,000   Occidental Petroleum Corp.,
               9.25%, 8-1-2019.............       BBB              290,124        291,446
   175,000   Petro-Canada Hibernia, 9.25%,
               10-15-2021..................       BBB+             209,249        208,485
   220,000   Petroleum Geo-Services ASA,
               7.125%, 3-30-2028...........       BBB-             187,066        158,929
   100,000   Petroleum Geo-Services ASA,
               7.50%, 3-31-2007............       BBB-              98,632         95,112
   165,000   R&B Falcon Corp., 6.95%,
               4-15-2008...................       A-               154,623        166,908
   100,000   Union Pacific Resources Group,
               6.75%, 5-15-2008............       BBB+             102,267        102,805
    90,000   Williams Companies, Inc.,
               6.75%, 1-15-2006............       BBB               89,719         91,012
                                                               -----------    -----------
                                                                 2,862,223      2,851,631
                                                               -----------    -----------
             FINANCE - 27.63%
   175,000   AIG SunAmerica Global
               Financing VI, 6.30%,
               5-10-2011 (e)...............       AAA              173,302        177,848
   150,000   AIG SunAmerica Global
               Financing VII, 5.85%,
               8-1-2008 (e)................       AAA              150,386        150,937
   250,000   Allstate Financial Global
               Funding, 6.50%, 6-14-2011
               (e).........................       AA+              249,633        253,152
   100,000   American General Finance
               Corp., 8.125%, 8-15-2009....       A+               111,411        109,427
   150,000   American General Finance
               Corp., 8.45%, 10-15-2009....       A+               167,770        167,308
   350,000   Associates Corp. of N.
               America, 6.95%, 11-1-2018...       AA-              346,908        360,313
   150,000   Associates Corp. of N.
               America, 7.95%, 2-15-2010...       AA-              150,752        166,202
   100,000   Auburn Hills Trust, 12.00%,
               5-1-2020....................       BBB+             144,571        133,701
    75,000   Avis Group Holdings, Inc.,
               11.00%, 5-1-2009............       BBB-              76,595         79,500
   125,000   Bank United, 8.00%,
               3-15-2009...................       BBB+             132,260        133,393
    75,000   BB&T Corp., 6.375%,
               6-30-2005...................       BBB+              71,655         77,014
   200,000   Beaver Valley Funding Corp.,
               9.00%, 6-1-2017.............       BBB-             197,084        218,703
    15,000   Bundesrepublik
               Deutschland (Euro), 6.50%,
               10-14-2005..................       AAA               14,038         14,355
    85,000   Canadian Oil Sands Ltd.,
               7.90%, 9-1-2021 (e).........       BBB+              84,855         85,646
   250,000   Cananda (New Zealand Dollar),
               6.625%, 10-3-2007...........       AA+              105,647        102,934
    50,000   CIT Group, Inc., 6.50%,
               2-7-2006....................       A+                52,166         51,395
   200,000   Citicorp Lease, 8.04%, Ser
               1999-1 Class 2A 12-15-2019
               (e).........................       AA-              198,969        219,304
   100,000   Citigroup, Inc., 7.25%,
               10-1-2010...................       A+               102,009        107,168
   150,000   Commercial Credit Co., 6.625%,
               6-1-2015....................       AA-              153,974        150,822
   150,000   Commercial Credit Co., 7.875%,
               2-1-2025....................       AA-              153,578        164,137
   150,000   Dresdner Bank New York, 7.25%,
               9-15-2015...................       A+               160,675        157,297
    80,000   ERP Operating L.P., 7.125%,
               10-15-2017..................       BBB+              69,527         77,101
 1,300,000   European Investment Bank,
               1.91%, 11-26-2002...........       AAA            1,298,227      1,299,175
   100,000   First Union Corp., 6.55%,
               10-15-2035..................       A-                95,938        104,124
   100,000   First Union Corp., 7.50%,
               4-15-2035...................       A-                99,115        106,447
   155,000   Firstar Bank N.A., 7.125%,
               12-1-2009...................       A                162,263        162,895
   100,000   Florida Windstorm, 7.125%,
               2-25-2019 (e)...............       AAA               99,609        102,540

FORTIS SERIES FUND, INC.
MULTISECTOR BOND SERIES (continued)
Schedule of Investments
December 31, 2001

CORPORATE BONDS - INVESTMENT GRADE - CONTINUED
--------------------------------------------------------------------------------

                                                   Standard
                                                   & Poor's
Principal                                           Rating                      Market
Amount (h)                                        (Unaudited)  Cost (b) (h)  Value (c) (h)
-----------                                       -----------  ------------  -------------
$  175,000   FMR Corp., 7.75%, 6-15-2029
               (e).........................       AA           $   182,474    $   188,479
   200,000   Ford Motor Credit Co., 7.375%,
               10-28-2009..................       BBB+             202,708        196,983
   125,000   Ford Motor Credit Co., 7.875%,
               6-15-2010...................       BBB+             132,117        126,769
   200,000   GE Global Insurance Holdings
               Corp., 7.75%, 6-15-2030.....       AA               199,006        225,553
    40,000   General Motors Acceptance
               Corp., 8.00%, 11-1-2031.....       BBB+              40,860         40,711
   200,000   Health Care REIT, Inc., 7.50%,
               8-15-2007...................       BBB-             197,530        200,149
   100,000   Heller Financial, Inc.,
               7.375%, 11-1-2009...........       AAA              111,446        109,465
   250,000   Household Finance Corp.,
               8.00%, 7-15-2010............       A                280,833        269,122
   300,000   Lehman Brothers Holdings,
               Inc., 9.00%, 2-10-2028 (Zero
               coupon) (g).................       A                 34,782         37,089
   100,000   Midland Bank plc, 7.65%,
               5-1-2025....................       A+               107,999        109,518
   100,000   Morgan Stanley Dean Witter &
               Co., 6.75%, 4-15-2011.......       AA-              100,558        102,307
   125,000   National Rural Utilities,
               Inc., 6.00%, 5-15-2006......       AA+              124,486        126,984
   150,000   NBD Bank N.A., 8.25%,
               11-1-2024...................       A                154,231        171,718
   150,000   NCNB Corp., 9.375%,
               9-15-2009...................       A                162,152        176,638
   200,000   Nisource Finance Corp., 5.75%,
               4-15-2003...................       BBB              199,892        201,349
   130,000   Premium Asset Trust, 5.25%,
               Ser 2001-6 7-19-2004 (e)....       AA               129,852        132,424
    70,000   Prudential Funding LLC, 6.60%,
               5-15-2008 (e)...............       A+                69,925         71,802
   140,000   Quebec (Province of), 7.50%,
               7-15-2023...................       A+               150,769        154,851
   150,000   Regions Financial Corp.,
               7.75%, 9-15-2024............       A-               150,995        154,500
   150,000   Salomon Smith Barney Holdings,
               Inc., 7.125%, 10-1-2006.....       AA-              156,272        160,787
   225,000   Spieker Properties, Inc.,
               7.50%, 10-1-2027............       BBB+             208,340        213,529
   100,000   SunTrust Banks, Inc., 6.375%,
               4-1-2011....................       A+               100,649        101,539
    60,000   Swiss Bank Corp. New York,
               7.375%, 6-15-2017...........       AA                62,903         62,609
    35,000   Torchmark Corp., 7.875%,
               5-15-2023...................       A                 33,257         35,377
   150,000   Washington Mutual, Inc.,
               8.25%, 4-1-2010.............       BBB              145,881        166,044
                                                               -----------    -----------
                                                                 8,262,834      8,469,134
                                                               -----------    -----------
             SERVICES - 5.10%
   150,000   Cox Enterprises, Inc., 8.00%,
               2-15-2007 (f)...............       BBB              150,300        161,309
   100,000   Interpublic Group Cos., Inc.,
               1.87%, Conv. 6-1-2006.......       BBB               82,041         78,750
   150,000   Liberty Media Group, Inc.,
               7.875%, 7-15-2009...........       BBB-             150,251        153,656
   125,000   MGM Mirage, Inc., 8.50%,
               9-15-2010...................       BBB-             129,157        127,745
   200,000   News America Holdings, Inc.,
               8.45%, 8-1-2034.............       BBB-             203,589        215,794
   150,000   News America Holdings, Inc.,
               9.25%, 2-1-2013.............       BBB-             160,650        171,121
    35,000   Park Place Entertainment
               Corp., 7.50%, 9-1-2009......       BBB-              34,136         34,098
   100,000   Shaw Communications, Inc.,
               7.25%, 4-6-2011.............       BBB               99,861         99,771
   150,000   Time Warner, Inc., 7.57%,
               2-1-2024....................       BBB+             144,841        156,333
    50,000   Time Warner, Inc., 8.05%,
               1-15-2016...................       BBB+              55,628         54,980
   300,000   WMX Technologies, Inc., 7.10%,
               8-1-2026....................       BBB              290,777        310,079
                                                               -----------    -----------
                                                                 1,501,231      1,563,636
                                                               -----------    -----------
             TECHNOLOGY - 5.08%
   150,000   AT&T Canada, Inc., 7.65%,
               9-15-2006...................       BBB              148,064         97,849
   150,000   Bell Atlantic Financial
               Services, Inc., 4.25%, Conv.
               9-15-2005...................       A+               212,147        151,260
   100,000   Centel Capital Corp., 9.00%,
               10-15-2019..................       BBB+             110,307        106,502
   250,000   Corning, Inc., 4.67%,
               11-8-2015 (Zero
               coupon) (g).................       BBB              132,971        129,375
    50,000   Intermedia Communications,
               Inc., 12.04%, Ser B
               3-1-2009 (Zero coupon
               through 3-1-2004, thereafter
               12.25%) (g).................       BBB               39,588         44,563
   200,000   Intermedia Communications,
               Inc., 9.50%, 3-1-2009.......       BBB+             214,952        214,250
   100,000   Qwest Capital Funding, Inc.,
               7.625%, 8-3-2021 (f)........       BBB+              96,426         95,387
    60,000   Shaw Communications, Inc.,
               8.25%, 4-11-2010............       BBB               64,854         64,126
    75,000   Southern Energy, Inc., 7.90%,
               7-15-2009 (f)...............       BBB-              77,561         61,972
   200,000   Telus Corp., 8.00%,
               6-1-2011....................       BBB+             217,902        212,234
   150,000   Time Warner, Inc., 9.15%,
               2-1-2023....................       BBB+             166,264        180,312
   175,000   Turner Broadcasting System,
               Inc., 8.375%, 7-1-2013......       BBB+             199,426        198,640
                                                               -----------    -----------
                                                                 1,680,462      1,556,470
                                                               -----------    -----------

--------------------------------------------------------------------------------

                                                   Standard
                                                   & Poor's
Principal                                           Rating                      Market
Amount (h)                                        (Unaudited)  Cost (b) (h)  Value (c) (h)
-----------                                       -----------  ------------  -------------
             TRANSPORTATION - 1.82%
$  100,000   American Airlines, Inc.,
               6.817%, 5-23-2011 (e).......       AA           $   101,576    $    93,838
   100,000   Consolidated Rail Corp.,
               9.75%, 6-15-2020............       BBB              122,242        121,464
   150,000   CSX Corp., 7.25%, 5-1-2027....       BBB              145,856        160,008
   200,000   United Air Lines, Inc., 7.73%,
               7-1-2010....................       AA               196,080        181,598
                                                               -----------    -----------
                                                                   565,754        556,908
                                                               -----------    -----------
             UTILITIES - 11.10%
   100,000   Cleveland Electric
               Illuminating Co., 6.86%,
               10-1-2008...................       BBB               95,847        100,508
   150,000   Cleveland Electric
               Illuminating Co., 7.88%,
               11-1-2017 (e)...............       BBB              148,092        158,032
   250,000   Commonwealth Edison Co.,
               7.625%, 4-15-2013...........       A-               269,109        266,031
   310,000   El Paso Electric Co., 8.90%,
               Ser D 2-1-2006..............       BBB-             329,911        337,405
   100,000   El Paso Electric Co., 9.40%,
               Ser E 5-1-2011..............       BBB-             106,314        109,057
   200,000   Indiana Michigan Power Co.,
               6.125%, 12-15-2006..........       BBB+             199,863        199,086
   197,445   Kincaid Generation LLC, 7.33%,
               6-15-2020 (e)...............       BBB-             174,654        194,043
   200,000   NGC Corp., 7.125%,
               5-15-2018...................       BBB+             179,675        158,515
   200,000   Niagara Mohawk Power Co.,
               7.45%, 7-1-2010 (Zero coupon
               through 7-1-2003, thereafter
               8.50%) (g)..................       A-               188,500        188,214
   113,415   Niagara Mohawk Power Co.,
               7.625%, Ser F 10-1-2005.....       A-               112,224        119,968
   200,000   Niagara Mohawk Power Co.,
               7.75%, 5-15-2006............       A+               208,234        214,173
   100,000   Northern Border Partners,
               7.10%, 3-15-2011............       BBB+              99,875         93,430
   100,000   Pinnacle Partners, 8.83%,
               8-15-2004 (e)...............       BBB-             100,000         96,394
    50,000   Public Service Company of New
               Mexico, 7.10%, 8-1-2005.....       BBB-              47,988         51,219
   250,000   South Carolina Electric & Gas
               Co., 9.00%, 7-15-2006.......       A                263,637        262,887
   200,000   Tennessee Gas Pipeline Co.,
               7.625%, 4-1-2037............       BBB+             191,345        181,162
   250,000   Texas-New Mexico Power Co.,
               6.25%, 1-15-2009............       BBB-             232,406        236,130
   200,000   TransCanada Pipelines Ltd.,
               8.625%, 5-15-2012...........       A-               227,941        227,094
   200,000   Williams Gas Pipelines
               Central, Inc., 7.375%,
               11-15-2006 (e)..............       BBB+             205,726        207,732
                                                               -----------    -----------
                                                                 3,381,341      3,401,080
                                                               -----------    -----------
             TOTAL CORPORATE BONDS -
               INVESTMENT GRADE............                    $18,658,967    $18,792,978
                                                               ===========    ===========

CORPORATE BONDS - NON-INVESTMENT GRADE - 17.73%
--------------------------------------------------------------------------------

                                                  Standard
                                                  & Poor's
Principal                                          Rating                      Market
Amount (h)                                       (Unaudited)  Cost (b) (h)  Value (c) (h)
----------                                       -----------  ------------  -------------
            BASIC MATERIALS - 0.10%
 $ 30,000   OM Group Inc., 9.25%,
              12-15-2011 (e)..............       B+           $    30,012    $    30,600
                                                              -----------    -----------
            CONSUMER CYCLICAL - 1.62%
   40,000   Appleton Papers, Inc., 12.5%,
              6-15-2008...................       B+                38,018         38,400
   50,000   Big 5 Corp., 10.875%,
              11-15-2007..................       B-                48,357         49,000
   80,000   CSK Auto, Inc., 12.00%,
              6-15-2006 (e)...............       B                 78,713         80,600
  125,000   Ferrellgas Partners, L.P.,
              9.375%, Ser B 6-15-2006.....       B+               126,314        125,937
   65,000   K Hovnanian Enterprises, Inc.,
              10.50%, 10-1-2007...........       BB-               63,642         67,925
   70,000   MMI Products, Inc., 11.25%,
              4-15-2007...................       B-                69,359         64,575
   65,000   United Rentals, Inc., 10.75%,
              4-15-2008 (f)...............       BB                65,504         69,875
                                                              -----------    -----------
                                                                  489,907        496,312
                                                              -----------    -----------
            ENERGY - 3.23%
   60,000   Chesapeake Energy Corp.,
              8.375%, 11-1-2008 (e).......       B+                59,557         59,250
  300,000   Newfield Exploration Co.,
              7.625%, 3-1-2011............       BB+              302,381        291,807
  200,000   Parker & Parsley Petroleum
              Co., 8.25%, 8-15-2007.......       BB+              201,309        203,913
  200,000   Petroleos Mexicanos, 9.375%,
              12-2-2008...................       BB+              215,864        216,000

FORTIS SERIES FUND, INC.
MULTISECTOR BOND SERIES (continued)
Schedule of Investments
December 31, 2001

CORPORATE BONDS - NON-INVESTMENT GRADE - CONTINUED
--------------------------------------------------------------------------------

                                                  Standard
                                                  & Poor's
Principal                                          Rating                      Market
Amount (h)                                       (Unaudited)  Cost (b) (h)  Value (c) (h)
----------                                       -----------  ------------  -------------
 $200,000   Petroleos Mexicanos, 9.50%,
              9-15-2027...................       BB+          $   210,851    $   219,500
                                                              -----------    -----------
                                                                  989,962        990,470
                                                              -----------    -----------
            FINANCE - 0.16%
   30,000   Conseco, Inc., 8.75%,
              2-9-2004....................       B                 28,538         13,800
   35,000   iStar Financial, Inc., 8.75%,
              8-15-2008...................       BB+               35,000         35,024
                                                              -----------    -----------
                                                                   63,538         48,824
                                                              -----------    -----------
            HEALTH CARE - 0.55%
   35,000   Fresenius Medical Care Capital
              IV, 7.875%, 6-15-2011.......       B+                34,427         34,825
   25,000   Tekni-Plex, Inc., 12.75%,
              6-15-2010...................       B-                25,123         24,250
  100,000   Warner Chilcott, Inc.,
              12.625%, 2-15-2008..........       B+               104,099        109,000
                                                              -----------    -----------
                                                                  163,649        168,075
                                                              -----------    -----------
            SERVICES - 5.76%
  100,000   Adelphia Communications Corp.,
              10.875%, 10-1-2010..........       B+                98,654        102,125
   70,000   Allied Waste North America,
              Inc., 10.00%, Ser B
              8-1-2009....................       B+                63,352         72,100
   70,000   Ameristar Casinos, Inc.,
              10.75%, 2-15-2009...........       B-                69,740         75,600
   90,000   Callahan Nordrhein-Westfalen,
              14.00%, 7-15-2010...........       B-                90,347         59,400
  500,000   CSC Holdings, Inc., 7.25%,
              7-15-2008...................       BB+              495,578        495,211
  200,000   CSC Holdings, Inc., 7.625%,
              7-15-2018...................       BB+              182,319        190,020
  200,000   CSC Holdings, Inc., 7.875%,
              2-15-2018...................       BB+              184,320        194,730
  150,000   CSC Holdings, Inc., 8.125%,
              Ser B 7-15-2009.............       BB+              149,246        154,170
  150,000   Fox Family Wordwide, Inc.,
              16.59%, 11-1-2007 (Zero
              coupon through 11-1-2002,
              thereafter 10.25%) (g)                A-            131,026        149,812
   50,000   Hollywood Casino Corp.,
              11.25%, 5-1-2007............       B                 52,336         54,062
   75,000   Host Marriott L.P., 9.50%,
              1-15-2007 (e)...............       BB-               75,000         75,094
   25,000   Isle of Capri Casinos, Inc.,
              8.75%, 4-15-2009............       B                 22,636         24,063
   75,000   Knology Holdings, Inc.,
              15.28%, 10-15-2007 (Zero
              coupon through 10-15-2002,
              thereafter 11.875%) (g)               NR             66,806         33,563
   50,000   MGM Grand, Inc., 9.75%,
              6-1-2007....................       BB+               49,487         52,375
   50,000   Telewest Communications plc,
              9.625%, 10-1-2006...........       B                 42,196         34,250
                                                              -----------    -----------
                                                                1,773,043      1,766,575
                                                              -----------    -----------
            TECHNOLOGY - 2.69%
  100,000   British Sky Broadcasting Group
              plc, 8.20%, 7-15-2009.......       BB+               98,843        102,916
  110,000   Charter Communications
              Holdings, 10.75%,
              10-1-2009...................       B+               112,263        116,050
   40,000   Charter Communications
              Holdings, 11.125%,
              1-15-2011...................       B+                40,341         42,400
   30,000   Charter Communications
              Holdings, 9.625%,
              11-15-2009..................       B+                31,061         30,375
   70,000   Crown Castle International
              Corp., 10.75%, 8-1-2011.....       B                 70,868         68,425
  100,000   CSC Holdings, Inc., 7.625% Ser
              B 4-1-2011..................       BB+               99,697        100,138
  150,000   International Cabletel, Inc.,
              11.50%, Ser B 2-1-2006......       CCC              154,850         52,500
  200,000   KPNQwest N.V. (Euro), 8.875%,
              2-1-2008....................       BB               188,714        120,204
   80,000   Nextel Communications, Inc.,
              9.50%, 2-1-2011.............       B                 80,575         62,400
   80,000   SBA Communications Corp.,
              10.25%, 2-1-2009............       B-                80,797         68,400
   60,000   Triton PCS, Inc., 8.75%,
              11-15-2011 (f)..............       B-                60,055         60,000
                                                              -----------    -----------
                                                                1,018,064        823,808
                                                              -----------    -----------
            TRANSPORTATION - 0.56%
  100,000   Dunlop Standard Aerospace
              Holdings plc, 11.875%,
              5-15-2009...................       B-               102,560        101,000
   70,000   RailAmerica Transportation
              Corp., 12.875%, 8-15-2010...       B-                68,329         71,488
                                                              -----------    -----------
                                                                  170,889        172,488
                                                              -----------    -----------
            UTILITIES - 3.06%
  250,000   AES Corp., 8.75%,
              12-15-2002..................       BB               252,479        246,250
  100,000   AES Corp., 9.50%, 6-1-2009....       BB               101,849         91,000
  200,000   Calpine Canada Energy
              Financial, 8.50%,
              5-1-2008....................       BB+              197,466        182,925
  100,000   Cilcorp, Inc., 9.375%,
              10-15-2029..................       BB+              108,740         99,034
  125,000   CMS Energy Corp., 8.90%,
              7-15-2008...................       BB               123,629        125,133
  150,000   Cogentrix Energy, Inc., 8.75%,
              10-15-2008..................       BB+              158,879        148,270

--------------------------------------------------------------------------------

                                                  Standard
                                                  & Poor's
Principal                                          Rating                      Market
Amount (h)                                       (Unaudited)  Cost (b) (h)  Value (c) (h)
----------                                       -----------  ------------  -------------
 $ 40,000   Mission Energy Holding Co.,
              13.50%, 7-15-2008...........       BB-          $    40,456    $    43,600
                                                              -----------    -----------
                                                                  983,498        936,212
                                                              -----------    -----------
            TOTAL CORPORATE BONDS -
              NON-INVESTMENT GRADE........                    $ 5,682,562    $ 5,433,364
                                                              ===========    ===========

U.S. GOVERNMENT SECURITIES - 18.85%
--------------------------------------------------------------------------------

Principal                                                       Market
  Amount                                          Cost (b)     Value (c)
----------                                       -----------  -----------
            FEDERAL HOME LOAN MORTGAGE CORPORATION - 0.92%
            NOTES:
$ 125,000   5.50% 2011.........................  $  124,845   $   122,547
  100,000   5.875% 2011........................      98,032        99,362
   60,000   6.375% 2011........................      59,563        60,006
                                                 -----------  -----------
            TOTAL FEDERAL HOME LOAN MORTGAGE
              CORPORATION......................     282,440       281,915
                                                 -----------  -----------
            FEDERAL NATIONAL MORTGAGE ASSOCIATION - 4.20%
            MORTGAGE BACKED SECURITIES:
  100,002   6.50% 2016-2032 (i)................     100,327       100,507
   50,005   7.00% 2030.........................      51,411        51,014
                                                 -----------  -----------
                                                    151,738       151,521
                                                 -----------  -----------
            NOTES:
  100,000   5.50% 2006.........................      99,689       102,958
1,000,000   6.25% 2002-2011....................     999,698     1,031,114
                                                 -----------  -----------
                                                  1,099,387     1,134,072
                                                 -----------  -----------
            TOTAL FEDERAL NATIONAL MORTGAGE
              ASSOCIATION......................   1,251,125     1,285,593
                                                 -----------  -----------
            OTHER DIRECT FEDERAL OBLIGATIONS - 5.58%
            FEDERAL FARM CREDIT BANK:
  750,000   5.15% 2003.........................     736,684       765,783
                                                 -----------  -----------
            FEDERAL HOME LOAN BANK:
  900,000   6.125% 2003........................     888,059       944,559
                                                 -----------  -----------
            TOTAL OTHER DIRECT FEDERAL
              OBLIGATIONS......................   1,624,743     1,710,342
                                                 -----------  -----------
            U.S. TREASURY SECURITIES - 8.15%
            BONDS:
1,500,000   5.00% 2011.........................   1,541,151     1,496,250
  450,000   5.75% 2010.........................     482,386       472,396
  500,000   6.125% 2027-2029...................     543,695       529,722
                                                 -----------  -----------
            TOTAL U.S. TREASURY SECURITIES.....   2,567,232     2,498,368
                                                 -----------  -----------
            TOTAL U.S. GOVERNMENT SECURITIES...  $5,725,540   $ 5,776,218
                                                 ===========  ===========

COMMON STOCKS - 0.01%
--------------------------------------------------------------------------------

                                                              Market
Shares                                         Cost (b)     Value (c)
------                                       ------------  ------------
        TECHNOLOGY - 0.00%
   60   NTELOS, Inc. (Warrants) (a) (e)....  $       833   $       300
                                             -----------   -----------
        TRANSPORTATION - 0.01%
   50   RailAmerica,
          Inc. (Warrants) (a)..............          499         2,500
                                             -----------   -----------
        TOTAL COMMON STOCKS................        1,332         2,800
                                             ===========   ===========
        TOTAL LONG-TERM INVESTMENTS........  $30,068,401   $30,005,360
                                             ===========   ===========

FORTIS SERIES FUND, INC.
MULTISECTOR BOND SERIES (continued)
Schedule of Investments
December 31, 2001

SHORT-TERM INVESTMENTS - 0.55%
--------------------------------------------------------------------------------

Principal                                              Market
 Amount                                               Value (c)
---------                                            -----------
           FINANCE - 0.55%
$117,000   FHLB 1.49%, 1-2-2002....................  $   116,990
  50,335   State Street Bank Money Market Variable
             Rate Time Deposit, Current
             rate -- 1.88%.........................       50,335
     239   U.S. Bank N.A. Money Market Variable
             Rate Time Deposit, Current
             rate -- 2.04%.........................          239
                                                     -----------
           TOTAL SHORT-TERM INVESTMENTS............      167,564
                                                     -----------
           TOTAL INVESTMENTS IN SECURITIES (COST:
             $30,235,965) (b)......................  $30,172,924
                                                     ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $30,235,965 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation.....................................  $ 707,491
      Unrealized depreciation.....................................   (770,532)
      -----------------------------------------------------------------------
      Net unrealized depreciation.................................  $ (63,041)
      -----------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to net assets. Market value of investments in foreign securities represents 14.66% of total net assets as of December 31, 2001.
(e) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". These investments have been identified by portfolio management as illiquid securities:

      Period Acquired   Shares/Par           Security                                               Cost Basis
      ---------------   ----------           --------                                               ----------
      2001                  175,000          AIG SunAmerica Global Financing VI due 2011 - 144A      $173,302
      2001                  150,000          AIG SunAmerica Global Financing VII due 2008 - 144A      150,386
      2001                  250,000          Allstate Financial Global Funding due 2011 - 144A        249,633
      2001                  100,000          American Airlines due 2011 - 144A                        101,576
      2001                   85,000          Canadian Oil Sands Ltd. due 2021 - 144A                   84,855
      2001                   60,000          Chesapeake Energy Corp. due 2008 - 144A                   59,557
      2000                  200,000          Citicorp Lease due 2019 - 144A                           198,969
      2000                  150,000          Cleveland Electric Illuminating Co. due 2017 - 144A      148,092
      2001                   80,000          CSK Auto, Inc. due 2006 - 144A                            78,713
      2001                  100,000          Florida Windstorm due 2019 - 144A                         99,609
      2001                  175,000          FMR Corp. due 2029 - 144A                                182,474
      2001                   75,000          Host Marriott L.P. due 2007 - 144A                        75,000
      2000                  197,445          Kincaid Generation LLC due 2020 - 144A                   174,654
      2000                       60          NTELOS, Inc. (Warrants)                                      833
      2001                   30,000          OM Group, Inc. 2011 - 144A                                30,012
      2000                  100,000          Pinnacle Partners due 2004 - 144A                        100,000
      2001                  130,000          Premium Asset Trust due 2004 - 144A                      129,852
      2001                   70,000          Prudential Funding LLC due 2008 - 144A                    69,925
      2001                  200,000          Williams Gas Pipelines Central, Inc. due 2006 - 144A     205,726

      The aggregate value of these securities at December 31, 2001, was $2,378,015, which represents 7.76% of total net assets.

(f) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". Pursuant to guidelines adopted by the Board of Directors, these issues are deemed to be liquid. The aggregate value of these securities at December 31, 2001, was $600,362, which represents 1.96% of total net assets.
(g) The interest rate disclosed for these securities represents the effective yield on the date of acquisition.
(h) Cost and market value are stated in U.S. dollars; principal amount is stated in U.S. dollars unless otherwise noted.
(i) The cost of securities purchased on a when-issued basis at December 31, 2001, was $74,637.

FORTIS SERIES FUND, INC.
HIGH YIELD SERIES
Schedule of Investments
December 31, 2001

CORPORATE BONDS - INVESTMENT GRADE - 13.81%
--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                    Market
  Amount                                    (Unaudited)   Cost (b)     Value (c)
----------                                  -----------  -----------  -----------
            BASIC MATERIALS - 5.76%
$ 125,000   Domtar, Inc., 7.875%,
              10-15-2011..................  BBB-         $  123,389   $   130,009
  850,000   Equistar Chemicals L.P.,
              7.55%, 2-15-2026............  BBB-            628,628       607,314
  310,000   Ferro Corp., 9.125%,
              1-1-2009....................  BBB-            306,067       318,743
   90,000   Newmont Mining Corp., 8.625%,
              5-15-2011...................  BBB              89,590        92,234
  300,000   Olin Corp., 9.125%,
              12-15-2011..................  BBB             300,000       303,435
  295,000   Phelps Dodge Corp., 8.75%,
              6-1-2011....................  BBB-            294,102       288,963
  395,000   Phelps Dodge Corp., 9.50%,
              6-1-2031....................  BBB-            344,851       365,672
  320,000   Potlatch Corp., 9.425%,
              12-1-2009...................  BBB-            315,703       353,945
  185,000   Santa Fe Pacific Gold Corp.,
              8.375%, 7-1-2005............  BBB             186,593       191,678
  290,000   Solutia, Inc., 7.375%,
              10-15-2027..................  BBB             235,242       225,766
                                                         -----------  -----------
                                                          2,824,165     2,877,759
                                                         -----------  -----------
            CAPITAL GOODS - 0.47%
  100,000   Briggs & Stratton Corp.,
              8.875%, 3-15-2011...........  BBB-             98,039       104,500
  130,000   Fox Sports Networks LLC,
              8.20%, 8-15-2007 (Zero
              coupon through 8-15-2002,
              thereafter 9.75%) (g).......  BBB-            130,637       129,350
                                                         -----------  -----------
                                                            228,676       233,850
                                                         -----------  -----------
            CONSUMER CYCLICAL - 0.77%
  150,000   American Greetings Corp.,
              6.10%, 8-1-2028.............  BBB-            124,217       126,719
  255,000   Commonwealth Edison Co.,
              8.625%, 2-1-2022............  A-              265,273       258,909
                                                         -----------  -----------
                                                            389,490       385,628
                                                         -----------  -----------
            ENERGY - 0.31%
  150,000   Snyder Oil Corp., 8.75%,
              6-15-2007...................  BBB             157,787       156,750
                                                         -----------  -----------
            FINANCE - 1.91%
  500,000   Netherlands Government, 5.75%,
              9-15-2002...................  AAA             470,329       452,171
  560,000   Xerox Credit Corp., 6.10%,
              12-16-2003..................  BBB-            488,092       500,151
                                                         -----------  -----------
                                                            958,421       952,322
                                                         -----------  -----------
            SERVICES - 2.36%
  300,000   AT&T Corp. - Liberty Media
              Corp., 8.25%, 2-1-2030......  BBB-            266,972       283,767
  675,000   Fox Family Worldwide, Inc.,
              9.78%, 11-1-2007 (Zero
              coupon through 11-1-2002,
              thereafter 10.25%) (g)......  A-              609,656       674,156
  220,000   Liberty Media Group, Inc.,
              7.75%, 7-15-2009............  BBB-            220,000       223,865
                                                         -----------  -----------
                                                          1,096,628     1,181,788
                                                         -----------  -----------
            TECHNOLOGY - 1.04%
  150,000   AT&T Canada, Inc., 7.65%,
              9-15-2006...................  BBB             138,367        97,849
   20,000   Koninklijke (Royal) KPN N.V.,
              8.00%, 10-1-2010............  BBB-             17,163        20,269
  450,000   Motorola, Inc., 5.22%,
              10-1-2097...................  BBB+            273,377       278,423
  175,000   Nortel Networks Corp., 6.875%,
              9-1-2023....................  BBB-            115,640       122,005
      483   Voicestream Wireless Corp.,
              10.375%, 11-15-2009.........  A-                  447           548
                                                         -----------  -----------
                                                            544,994       519,094
                                                         -----------  -----------
            UTILITIES - 1.19%
  560,000   Sierra Pacific Power Co.,
              8.00%, Ser A
              6-1-2008 (f)................  BBB+            561,828       596,959
                                                         -----------  -----------
            TOTAL CORPORATE BONDS -
              INVESTMENT GRADE............               $6,761,989   $ 6,904,150
                                                         ===========  ===========

FORTIS SERIES FUND, INC.
HIGH YIELD SERIES (continued)
Schedule of Investments
December 31, 2001

CORPORATE BONDS - NON-INVESTMENT GRADE - 76.82%
--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                          Market
  Amount                                    (Unaudited)     Cost (b)         Value (c)
----------                                  -----------  ---------------  ---------------
            BASIC MATERIALS - 9.79%
$ 255,000   Acetex Corp., 10.875%,
              8-1-2009 (f)................  B+           $       255,000  $       255,000
  140,000   Airgas, Inc., 9.125%,
              10-1-2011...................  BB-                  140,000          147,700
  530,000   AK Steel Corp., 7.875%,
              2-15-2009...................  BB                   517,828          519,400
   65,000   Compass Minerals Group, Inc.,
              10.00%, 8-15-2011 (f).......  B                     65,000           67,438
  140,000   Crown Cork & Seal Co., Inc.,
              6.75%, 4-15-2003............  CCC                   77,246           84,000
  125,000   Crown Cork & Seal Co., Inc.,
              8.00%, 4-15-2023............  CCC                   50,013           53,125
  220,000   General Chemical Industrial
              Products, Inc., 10.625%,
              5-1-2009....................  B                    136,218          171,600
  500,000   Hercules, Inc., 11.125%,
              11-15-2007 (f)..............  B+                   505,301          520,000
  190,000   IMC Global, Inc., 11.25%,
              6-1-2011 (f)................  BB                   200,229          202,350
  310,000   Louisiana-Pacific Corp.,
              8.50%, 8-15-2005............  BB-                  299,049          303,472
  750,000   Lyondell Chemical Co., 9.875%,
              Ser B 5-1-2007..............  BB                   746,109          753,750
  260,000   Plastipak Holdings, Inc.,
              10.75%, 9-1-2011 (f)........  B+                   256,169          273,000
  345,000   Potlatch Corp., 10.00%,
              7-15-2011 (f)...............  BB+                  347,335          358,800
  750,000   Stone Container Corp., 9.75%,
              2-1-2011....................  B                    767,442          796,875
  405,000   U.S. Steel L.L.C., 10.75%,
              8-1-2008 (f)................  BB                   400,333          386,775
                                                         ---------------  ---------------
                                                               4,763,272        4,893,285
                                                         ---------------  ---------------
            CAPITAL GOODS - 1.48%
  625,000   Sequa Corp., 8.875%, Ser B
              4-1-2008....................  BB                   625,000          584,375
  150,000   Terex Corp., 10.375%, Ser B
              4-1-2011....................  B                    151,226          156,000
                                                         ---------------  ---------------
                                                                 776,226          740,375
                                                         ---------------  ---------------
            CONSUMER CYCLICAL - 2.93%
  500,000   D.R. Horton, Inc., 9.375%,
              3-15-2011...................  B+                   499,231          512,500
  230,000   Ingles Markets, Inc., 8.875%,
              12-1-2011 (f)...............  B+                   230,159          225,975
  130,000   Integrated Electrical
              Services, Inc., 9.375%, Ser
              C 2-1-2009..................  BB-                  125,920          115,050
  225,000   Owens & Minor, Inc., 8.50%,
              7-15-2011 (f)...............  B+                   225,000          234,000
  350,000   United Rentals, Inc., 10.75%,
              4-15-2008...................  BB                   350,000          376,250
                                                         ---------------  ---------------
                                                               1,430,310        1,463,775
                                                         ---------------  ---------------
            CONSUMER STAPLES - 1.35%
  320,000   Land O'Lakes, Inc., 8.75%,
              11-15-2011 (f)..............  BB                   321,186          308,800
   35,000   Smithfield Foods, Inc., 8.00%,
              10-15-2009 (f)..............  BB+                   35,000           36,050
  320,000   Tembec Industries, Inc.,
              8.50%, 2-1-2011.............  BB+                  326,143          331,200
                                                         ---------------  ---------------
                                                                 682,329          676,050
                                                         ---------------  ---------------
            ENERGY - 4.82%
  370,000   Enron Corp., 6.95%,
              7-15-2028 (a)...............  D                    103,991           72,150
  230,000   Georgia Gulf Corp., 10.375%,
              11-1-2007...................  BB-                  239,285          240,350
  200,000   Key Energy Services, Inc.,
              8.375%, Ser B 3-1-2008......  BB-                  200,000          202,000
  375,000   Nuevo Energy Co., 9.375%, Ser
              B 10-1-2010.................  B+                   375,000          346,875
  250,000   Pioneer Natural Resources Co.,
              6.50%, 1-15-2008............  BB+                  245,084          231,852
  500,000   Pioneer Natural Resources Co.,
              9.625%, 4-1-2010............  BB+                  498,435          547,616
  260,000   Pogo Producing Co., 8.25%, Ser
              B 4-15-2011.................  BB                   265,475          263,900
  400,000   Swift Energy Co., 10.25%,
              8-1-2009....................  B                    403,031          404,000
  100,000   Tesoro Petroleum Corp.,
              9.625%, 11-1-2008 (f).......  BB-                  100,000          103,750
                                                         ---------------  ---------------
                                                               2,430,301        2,412,493
                                                         ---------------  ---------------
            FINANCE - 1.36%
  172,000   Armkel Finance, Inc., 9.50%,
              8-15-2009 (f)...............  B-                   175,197          180,600
  500,000   IPC Acquisition Corp., 11.50%,
              12-15-2009 (f)..............  B-                   500,000          500,000
                                                         ---------------  ---------------
                                                                 675,197          680,600
                                                         ---------------  ---------------
            HEALTH CARE - 9.63%
  250,000   AdvancePCS, 8.50%, 4-1-2008...  BB-                  250,000          260,000
  135,000   Alaris Medical Systems, Inc.,
              11.625%, 12-1-2006 (f)......  B+                   135,000          145,800
  880,000   HCA, Inc., 7.125%, 6-1-2006...  BB+                  878,044          883,300

--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                          Market
 Amount                                     (Unaudited)     Cost (b)        Value (c)
----------                                  -----------  ---------------  ---------------
$1,000,000  HealthSouth Corp., 10.75%,
              10-1-2008...................  BB+          $     1,010,948  $     1,100,000
  820,000   IASIS Healthcare Corp.,
              13.00%, 10-15-2009..........  B-                   871,459          885,600
  405,000   Magellan Health Services,
              Inc., 9.00%, 2-15-2008......  B-                   380,141          360,450
  130,000   Magellan Health Services,
              Inc., 9.375%,
              11-15-2007 (f)..............  B+                   130,000          131,950
  320,000   Select Medical Corp., 9.50%,
              6-15-2009...................  B                    320,000          318,400
  250,000   Triad Hospitals Holdings,
              Inc., 11.00%, Ser B
              5-15-2009...................  B-                   259,206          273,750
  100,000   Triad Hospitals, Inc., 8.75%,
              Ser B 5-1-2009..............  B-                   100,000          104,250
  280,000   United Surgical Partners
              International, Inc., 10.00%,
              12-15-2011 (f)..............  B-                   277,829          275,800
   70,000   Vanguard Health Systems, Inc.,
              9.75%, 8-1-2011 (f).........  B-                    70,000           73,500
                                                         ---------------  ---------------
                                                               4,682,627        4,812,800
                                                         ---------------  ---------------
            SERVICES - 11.96%
  250,000   Adelphia Communications Corp.,
              10.25%, 11-1-2006...........  B+                   243,105          255,000
  450,000   Adelphia Communications Corp.,
              10.875%, 10-1-2010..........  B+                   395,613          459,563
  680,000   Allegiance Telecom, Inc.,
              22.08%, Ser B
              2-15-2008 (Zero coupon
              through 2-15-2003,
              thereafter 11.75%) (g)......  B                    369,499          299,200
  280,000   American Greetings Corp.,
              11.75%, 7-15-2008 (f).......  BB+                  270,761          288,400
3,033,461   Australis Media Ltd., 15.75%,
              Disc Note
              5-15-2003 (a) (e)...........  NR                 2,277,149              303
  450,000   Browning-Ferris Industries,
              Inc., 7.40%, 9-15-2035......  BB-                  370,321          354,097
  500,000   Building One Services Corp.,
              10.50%, 5-1-2009............  B                    484,454          325,000
  500,000   Callahan Nordrhein-Westfalen,
              14.00%, 7-15-2010...........  B-                   500,000          330,000
  125,000   Echostar DBS Corp., 9.375%,
              2-1-2009....................  B+                   126,457          128,750
  500,000   eKabel Hessen GMBH, 14.50%,
              9-1-2010....................  CCC+                 493,904          235,000
  800,000   Insight Communications Co.,
              Inc., 12.28%,
              2-15-2011 (Zero coupon
              through 2-15-2006,
              thereafter 12.25%) (g)......  B-                   494,765          472,000
  400,000   K-III Communications Corp.,
              8.50%, Ser B 2-1-2006.......  BB-                  400,621          362,000
  150,000   Park Place Entertainment
              Corp., 9.375%, 2-15-2007....  BB+                  148,160          156,750
  500,000   Penn National Gaming, Inc.,
              11.125%, Ser B 3-1-2008.....  B-                   500,000          527,500
  435,000   Quebecor Media, Inc., 11.125%,
              7-15-2011...................  BB-                  425,675          464,363
1,100,000   Service Corp. International,
              6.50%, 3-15-2008............  BB-                  762,261          935,000
  190,000   Service Corp. International,
              6.875%, 10-1-2007...........  BB-                  159,349          165,300
  205,000   Stewart Enterprises, Inc.,
              10.75%, 7-1-2008............  B+                   216,867          223,450
                                                         ---------------  ---------------
                                                               8,638,961        5,981,676
                                                         ---------------  ---------------
            TECHNOLOGY - 24.58%
  375,000   Asia Global Crossing Ltd.,
              13.375%, 10-15-2010.........  CCC-                 367,946          131,250
  300,000   British Sky Broadcasting Group
              plc, 8.20%, 7-15-2009.......  BB+                  300,657          308,749
  400,000   Charter Communications
              Holdings, 10.00%,
              5-15-2011...................  B+                   403,609          407,000
  125,000   Charter Communications
              Holdings, 12.36%,
              1-15-2011 (Zero coupon
              through 1-15-2006,
              thereafter 13.50%) (g)......  B+                    80,654           82,500
  630,000   Charter Communications
              Holdings, 8.625%,
              4-1-2009....................  B+                   597,556          606,375
  900,000   Crown Castle International
              Corp., 9.375%, 8-1-2011.....  B                    885,724          825,750
  275,000   CSC Holdings, Inc., 7.625% Ser
              B 4-1-2011..................  BB+                  266,098          275,379
  500,000   Echostar Broadband Corp.,
              10.375%, 10-1-2007..........  B                    500,000          523,750
  300,000   Focal Communications Corp.,
              11.875%, Ser B 1-15-2010....  D                    168,732          123,000
   98,000   Global Crossing Holdings Ltd.,
              8.70%, 8-1-2007 (a).........  C                     29,011            8,820
1,881,000   Global Crossing Holdings Ltd.,
              9.50%, 11-15-2009 (a).......  C                    986,829          206,910
  850,000   Global Crossing Holdings Ltd.,
              9.625%, 5-15-2008 (a).......  C                    135,010           97,750
  400,000   International Cabletel, Inc.,
              11.50%, Ser B 2-1-2006......  CCC                  404,118          140,000
  600,000   KPNQwest N.V., 8.125%,
              6-1-2009....................  BB                   244,724          390,000
  245,000   Level 3 Communications, Inc.,
              11.25%, 3-15-2010...........  CCC+                 133,778          119,438
  200,000   Level 3 Communications, Inc.,
              14.84%, 3-15-2010 (Zero
              coupon through 3-15-2005,
              thereafter 12.875%) (g).....  CCC+                 118,535           46,000
2,355,000   Level 3 Communications, Inc.,
              9.125%, 5-1-2008............  CCC+               1,409,763        1,106,850
1,152,000   Lucent Technologies, Inc.,
              6.45%, 3-15-2029............  BB-                  724,605          783,360
1,640,000   Marconi Corp. plc, 8.375%,
              9-15-2030...................  B-                   997,341          753,844
1,160,000   McLeodUSA, Inc., 11.375%,
              1-1-2009 (a)................  C                    848,191          261,000
  205,000   Metromedia Fiber Network,
              Inc., 10.00%, 12-15-2009....  CC                   137,752           59,450

FORTIS SERIES FUND, INC.
HIGH YIELD SERIES (continued)
Schedule of Investments
December 31, 2001

CORPORATE BONDS - NON-INVESTMENT GRADE - CONTINUED
--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                          Market
 Amount                                     (Unaudited)     Cost (b)        Value (c)
----------                                  -----------  ---------------  ---------------
$ 910,000   Metromedia Fiber Network,
              Inc., 10.00%, Ser B
              11-15-2008..................  CCC-         $       772,799  $       263,900
1,810,000   Nextel Communications, Inc.,
              9.375%, 11-15-2009..........  B                  1,595,490        1,429,900
  750,000   Nextlink Communications, Inc.,
              10.50%, 12-1-2009 (a).......  D                    750,000           86,250
  600,000   Nextlink Communications, Inc.,
              14.49%, 2-1-2009 (Zero
              coupon through 12-1-2004,
              thereafter 12.125%) (g).....  C                    374,354           45,000
  230,000   NTL Communications Corp.,
              11.875%, Ser B 10-1-2010....  B-                   127,824           80,500
1,050,000   NTL Communications Corp.,
              12.375%, Ser B
              10-1-2008 (Zero coupon
              through 10-1-2003,
              thereafter 12.375%) (g).....  CCC                  868,316          262,500
  650,000   PanAmSat Corp., 6.875%,
              1-15-2028...................  BB                   496,028          444,332
  550,000   PSINet, Inc., 11.00%,
              8-1-2009 (a)................  D                    368,263           41,250
  282,000   RCN Corp., 34.99%, Ser B
              2-15-2008 (Zero coupon
              through 2-15-03, thereafter
              9.80%) (g)..................  B-                    85,226           76,140
  250,000   Rogers Cantel, Inc., 9.375%,
              6-1-2008....................  BB+                  235,340          257,500
  900,000   Spectrasite Holdings, Inc.,
              16.37%, 4-15-2009 (Zero
              coupon through 4-15-2004,
              thereafter 11.25%) (g)......  CCC+                 496,709          234,000
  540,000   Telewest Communications plc,
              11.00%, 10-1-2007...........  B                    360,064          388,800
  280,000   Telewest Communications plc,
              9.625%, 10-1-2006...........  B                    193,422          191,800
  140,000   Time Warner Telecom LLC,
              9.75%, 7-15-2008............  B-                    90,505          112,350
  650,000   United International Holdings,
              Inc., 13.38%, Ser B
              2-15-2008 (Zero coupon
              through 2-15-2003,
              thereafter 10.75%) (g)......  C                    547,944          188,500
  150,000   United Pan-Europe
              Communications N.V.,
              10.875%, Ser B 8-1-2009
              (a).........................  CC                   120,875           19,500
  410,000   Williams Communications Group,
              Inc., 10.875%, 10-1-2009....  CCC+                 280,411          168,100
  810,000   Williams Communications Group,
              Inc., 11.70%, 8-1-2008......  CCC+                 466,310          332,100
1,000,000   Williams Communications Group,
              Inc., 11.875%, 8-1-2010.....  CCC-                 795,549          410,000
                                                         ---------------  ---------------
                                                              18,766,062       12,289,597
                                                         ---------------  ---------------
            TRANSPORTATION - 2.09%
  400,000   Delta Air Lines, Inc., 8.30%,
              12-15-2029..................  BB                   319,480          321,435
  158,000   Delta Air Lines, Inc., 9.00%,
              5-15-2016...................  BB                   140,652          130,214
   50,000   Teekay Shipping Corp., 8.875%,
              7-15-2011 (f)...............  BB-                   51,120           51,250
  880,000   United Air Lines, Inc., 9.75%,
              8-15-2021...................  B-                   795,583          543,110
                                                         ---------------  ---------------
                                                               1,306,835        1,046,009
                                                         ---------------  ---------------
            UTILITIES - 6.83%
  135,000   AES Corp., 9.375%,
              9-15-2010...................  BB                   124,914          121,500
  200,000   AES Corp., 9.50%, 6-1-2009....  BB                   191,605          182,000
1,000,000   Azurix Corp., 10.75%, Ser B
              2-15-2010...................  CC                   932,828          700,000
  185,000   Calpine Corp., 4.00%, Conv.
              12-26-2006 (f)..............  BB+                  185,000          213,906
  215,000   Calpine Corp., 8.50%,
              2-15-2011...................  BB+                  194,757          195,643
  200,000   Calpine Corp., 8.625%,
              8-15-2010...................  BB+                  199,766          181,683
  165,000   CMS Energy Corp., 7.50%,
              1-15-2009...................  BB                   156,907          161,510
  440,000   Kansas Gas & Electric Co.,
              7.60%, 12-15-2003...........  BB+                  440,825          449,020
1,110,000   Mission Energy Holding Co.,
              13.50%, 7-15-2008...........  BB-                1,086,571        1,209,900
                                                         ---------------  ---------------
                                                               3,513,173        3,415,162
                                                         ---------------  ---------------
            TOTAL CORPORATE BONDS -
              NON-INVESTMENT GRADE........               $    47,665,293  $    38,411,822
                                                         ===============  ===============

COMMON STOCKS AND WARRANTS - 0.23%
--------------------------------------------------------------------------------

                                                             Market
Shares                                         Cost (b)     Value (c)
------                                       ------------  -----------
        CONSUMER CYCLICAL - 0.00%
 250    Hosiery Corp. of America, Inc.
          Class A (a) (e)..................  $     4,230   $        25
                                             -----------   -----------
        SERVICES - 0.00%
3,755   Marvel Enterprises, Inc.
          Class C (Warrants) (a)...........      507,310            38
1,250   Splitrock
          Service (Warrants) (a) (e).......       15,398         3,281
                                             -----------   -----------
                                                 522,708         3,319
                                             -----------   -----------
        TECHNOLOGY - 0.23%
 250    @Track Communications,
          Inc. (Warrants) (a) (e)..........        2,500           350
2,560   Powertel,
          Inc. (Warrants) (a) (e)..........       18,824        77,487
5,399   Telus
          Corp. (Warrants) (a) (e).........       42,075        35,549
                                             -----------   -----------
                                                  63,399       113,386
                                             -----------   -----------
        TOTAL COMMON STOCKS AND WARRANTS...      590,337       116,730
                                             -----------   -----------
        TOTAL LONG-TERM INVESTMENTS........  $55,017,619   $45,432,702
                                             ===========   ===========

SHORT-TERM INVESTMENTS - 5.90%
--------------------------------------------------------------------------------

Principal                                               Market
  Amount                                               Value (c)
----------                                            -----------
            FINANCE - 5.90%
$2,950,000  State Street Bank - Repurchase
              Agreement, 1.64%, 1-2-2002 (Maturity
              Value $2,950,268).....................  $ 2,950,000
      661   U.S. Bank N.A. Money Market Variable
              Rate Time Deposit, Current
              rate -- 2.04%.........................          661
                                                      -----------
            TOTAL SHORT-TERM INVESTMENTS............    2,950,661
                                                      -----------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $57,968,280) (b)......................  $48,383,363
                                                      ===========

(a) Presently non-income producing. For long-term debt securities, items identified are in default as to payment of interest and/or principal.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $58,325,889 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation.....................................  $ 1,221,125
      Unrealized depreciation.....................................  (11,163,651)
      -------------------------------------------------------------------------
      Net unrealized depreciation.................................  $(9,942,526)
      -------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 9.95% of total net assets as of December 31, 2001.
(e) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". These investments have been identified by portfolio management as illiquid securities:

      Period Acquired   Shares/Par           Security                                               Cost Basis
      ---------------   ----------           --------                                               ----------
      1998                      250          @Track Communications, Inc. (Warrants) - 144A           $    2,500
      1996 - 1998         3,033,461          Australis Media Ltd. due 2003                            2,277,149
      1994                      250          Hosiery Corp. of America, Inc. Class A - 144A                4,230
      1997                    2,560          Powertel, Inc. (Warrants) - 144A                            18,824
      1998                    1,250          Splitrock Service (Warrants) - 144A                         15,398
      1996                    5,399          Telus Corp. (Warrants) - 144A                               42,075

      The aggregate value of these securities at December 31, 2001, was $116,995, which represents .23% of total net assets.

(f) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". Pursuant to guidelines adopted by the Board of Directors, these issues are determined to be liquid. The aggregate value of these securities at December 31, 2001, was $5,430,103, which represents 10.86% of total net assets.
(g) The interest rates disclosed for these securities represents the effective yield on the date of acquisition.
  *  Moody's Rating

FORTIS SERIES FUND, INC.
ASSET ALLOCATION SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 68.57%
--------------------------------------------------------------------------------

                                                                 Market
 Shares                                           Cost (b)     Value (c)
---------                                       ------------  ------------
           BASIC MATERIALS - 4.09%
  150,500  Alcoa, Inc.........................  $  5,063,065  $  5,350,275
  124,912  Dow Chemical Co....................     4,043,505     4,219,527
   90,000  Gillette Co. (with rights).........     2,728,552     3,006,000
  110,500  International Paper Co.............     4,231,321     4,458,675
   85,300  Kimberly-Clark Corp................     5,485,682     5,100,940
                                                ------------  ------------
                                                  21,552,125    22,135,417
                                                ------------  ------------
           CAPITAL GOODS - 2.16%
   81,600  Boeing Co..........................     4,077,853     3,164,448
   76,000  Emerson Electric Co. (with
             rights)..........................     5,687,093     4,339,600
   65,100  United Technologies Corp...........     4,252,974     4,207,413
                                                ------------  ------------
                                                  14,017,920    11,711,461
                                                ------------  ------------
           CONSUMER CYCLICAL - 4.70%
  154,000  Home Depot, Inc....................     6,462,718     7,855,540
   20,000  NIKE, Inc. Class B.................     1,054,126     1,124,800
  155,500  Safeway, Inc. (a)..................     8,335,334     6,492,125
  173,100  Wal-Mart Stores, Inc...............     7,819,759     9,961,905
                                                ------------  ------------
                                                  23,671,937    25,434,370
                                                ------------  ------------
           CONSUMER STAPLES - 1.66%
   82,900  Coca-Cola Co.......................     4,069,101     3,908,735
  105,000  Pepsico, Inc.......................     4,623,243     5,112,450
                                                ------------  ------------
                                                   8,692,344     9,021,185
                                                ------------  ------------
           ENERGY - 3.90%
   60,000  Anadarko Petroleum Corp. (with
             rights)..........................     3,529,776     3,411,000
  317,600  Exxon Mobil Corp...................    12,880,439    12,481,680
   95,200  Schlumberger Ltd...................     6,416,401     5,231,240
                                                ------------  ------------
                                                  22,826,616    21,123,920
                                                ------------  ------------
           FINANCE - 12.80%
  129,300  American Express Co................     4,466,913     4,614,717
  104,800  American International Group,
             Inc..............................     7,990,132     8,321,120
  114,200  Bank One Corp......................     4,293,513     4,459,510
  251,900  Citigroup, Inc.....................    10,734,893    12,715,912
   59,400  Dime Bancorp,
             Inc. (Warrants) (a)..............            --         8,910
  100,500  FleetBoston Financial Corp. (with
             rights)..........................     4,023,950     3,668,250
  131,700  Franklin Resources, Inc............     5,458,957     4,645,059
  162,650  J.P. Morgan Chase & Co.............     7,521,595     5,912,327
   81,600  Marsh & McLennan Companies,
             Inc. (with rights)...............     7,474,046     8,767,920
  114,300  Merrill Lynch & Co., Inc...........     6,694,053     5,957,316
  122,000  State Street Corp. (with rights)...     5,725,799     6,374,500
  183,700  U.S. Bancorp (with rights).........     4,036,804     3,844,841
                                                ------------  ------------
                                                  68,420,655    69,290,382
                                                ------------  ------------
           HEALTH CARE - 12.18%
  122,800  Abbott Laboratories (with
             rights)..........................     5,543,299     6,846,100
  120,000  American Home Products Corp. (with
             rights)..........................     6,526,905     7,363,200
   30,000  Amgen, Inc. (with rights) (a)......     1,743,105     1,693,200
                                                                 Market
 Shares                                           Cost (b)     Value (c)
---------                                       ------------  ------------
   99,500  Bristol-Myers Squibb Co............  $  5,175,221  $  5,074,500
  170,000  CVS Corp...........................     5,327,838     5,032,000
  101,100  HCA, Inc...........................     3,241,996     3,896,394
  137,200  Johnson & Johnson..................     6,929,999     8,108,520
   85,000  McKesson Corp......................     3,410,636     3,179,000
  100,600  Merck & Co., Inc...................     7,939,368     5,915,280
  198,500  Pfizer, Inc. (with rights).........     7,559,859     7,910,225
  124,000  Pharmacia Corp. (with rights)......     6,952,348     5,288,600
  157,600  Schering-Plough Corp. (with
             rights)..........................     5,789,126     5,643,656
                                                ------------  ------------
                                                  66,139,700    65,950,675
                                                ------------  ------------
           SERVICES - 7.84%
  200,000  Accenture Ltd. Class A (a).........     2,992,175     5,384,000
  251,500  AOL Time Warner, Inc. (with
             rights) (a)                          10,452,245     8,073,150
   75,000  Automatic Data Processing, Inc.....     4,173,607     4,417,500
  135,000  Comcast Corp. Special
             Class A (a)......................     6,034,068     4,860,000
   35,000  Estee Lauder Companies, Inc.
             Class A                               1,116,125     1,122,100
  105,100  FedEx Corp. (a)....................     4,215,252     5,452,588
   62,300  Gannett Co., Inc. (with rights)....     3,735,502     4,188,429
  292,800  Liberty Media Corp.
             Class A (a)......................     4,831,209     4,099,200
  109,500  Viacom, Inc. Class B (a)...........     4,431,596     4,834,425
                                                ------------  ------------
                                                  41,981,779    42,431,392
                                                ------------  ------------
           TECHNOLOGY - 16.76%
      250  @Track Communications,
             Inc. (Warrants) (a) (e)..........         4,547           350
  343,800  Cisco Systems, Inc. (with
             rights) (a)......................     5,442,487     6,226,218
  420,000  Compaq Computer Corp. (with rights)     4,115,022     4,099,200
  174,700  EMC Corp. (a)......................     5,356,470     2,347,968
  248,300  General Electric Co................    10,985,357     9,951,864
  251,700  Intel Corp.........................     6,422,670     7,915,965
   76,300  International Business Machines
             Corp.............................     7,044,852     9,229,248
  105,000  Micron Technology, Inc. (a)........     2,727,900     3,255,000
  246,000  Microsoft Corp. (a)................    16,447,669    16,302,420
  299,000  Oracle Corp. (with rights) (a).....     4,500,867     4,129,190
  116,700  Qwest Communications International,
             Inc..............................     3,617,420     1,648,971
  159,700  SBC Communications, Inc............     7,207,067     6,255,449
  221,300  Solectron Corp. (with
             rights) (a)......................     4,047,252     2,496,264
  117,800  Texas Instruments, Inc. (with
             rights)..........................     4,460,361     3,298,400
  157,000  Tyco International Ltd. (with
             rights)..........................     8,507,986     9,247,300
  309,200  WorldCom, Inc. - WorldCom
             Group (with rights) (a)..........     5,478,085     4,353,536
                                                ------------  ------------
                                                  96,366,012    90,757,343
                                                ------------  ------------
           UTILITIES - 2.48%
  114,800  Duke Energy Corp. (with rights)....     4,073,360     4,507,048
  105,165  El Paso Corp. (with rights)........     4,960,868     4,691,411
   75,000  FPL Group, Inc. (with rights)......     4,097,539     4,230,000
                                                ------------  ------------
                                                  13,131,767    13,428,459
                                                ------------  ------------
           TOTAL COMMON STOCKS................  $376,800,855  $371,284,604
                                                ============  ============

ASSET BACKED SECURITIES - 2.13%
--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                     Market
  Amount                                    (Unaudited)    Cost (b)     Value (c)
----------                                  -----------  ------------  -----------
            FINANCE - 2.13%
$3,400,000  Citibank Credit Card Issuance
              Trust, 7.05%, Ser 2000-B1
              Class B1 9-15-2005..........  A            $ 3,395,405   $ 3,613,415
4,000,000   Citibank Credit Card Master
              Trust I, 6.90%, Ser 1999-7
              Class B 11-15-2006..........  A              3,951,547     4,232,896
  388,978   Money Store Home Improvement
              Trust, 7.41%, Ser 1999-1
              Class M1 5-15-2017..........  AA               390,371       404,805
3,000,000   Standard Credit Card Master
              Trust, 8.45%, Ser 1995-1
              Class B 1-7-2007............  A              3,135,528     3,267,843
                                                         -----------   -----------
            TOTAL ASSET BACKED
              SECURITIES..................               $10,872,851   $11,518,959
                                                         ===========   ===========

CORPORATE BONDS - INVESTMENT GRADE - 16.13%
--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                     Market
  Amount                                    (Unaudited)    Cost (b)     Value (c)
----------                                  -----------  ------------  -----------
            CAPITAL GOODS - 0.19%
$ 500,000   Boeing Capital Corp., 6.10%,
              3-1-2011....................  AA-          $   500,000   $   486,004
  500,000   Northrop Grumman Corp.,
              7.125%, 2-15-2011...........  BBB-             498,662       521,984
                                                         -----------   -----------
                                                             998,662     1,007,988
                                                         -----------   -----------
            CONSUMER CYCLICAL - 0.80%
  500,000   Abitibi Consolidated, Inc.,
              8.85%, 8-1-2030.............  BBB-             533,038       520,166
1,000,000   DaimlerChrysler N.A. Holding
              Corp., 7.40%, 1-20-2005.....  BBB+             999,517     1,044,802
  750,000   DaimlerChrysler N.A. Holding
              Corp., 7.75%, 1-18-2011.....  BBB+             745,494       778,188
  750,000   Federated Department Stores,
              Inc., 6.30%, 4-1-2009.......  BBB+             748,400       730,951
  500,000   Safeway, Inc., 7.25%,
              2-1-2031....................  BBB              498,736       525,619
  750,000   Sysco Corp., 6.50%,
              8-1-2028....................  AA-              753,617       746,658
                                                         -----------   -----------
                                                           4,278,802     4,346,384
                                                         -----------   -----------
            CONSUMER STAPLES - 1.18%
  750,000   Anheuser-Busch Companies,
              Inc., 7.55%, 10-1-2030......  A+               749,926       856,894
1,750,000   AT&T Corp., 7.30%,
              11-15-2011(f)...............  BBB+           1,743,975     1,792,742
  750,000   Coca-Cola Bottling Co.,
              6.375%, 5-1-2009............  BBB              745,233       741,453
  500,000   Coca-Cola Enterprises, Inc.,
              8.50%, 2-1-2022.............  A                593,893       600,645
1,500,000   Pepsi Bottling Group, Inc.,
              7.00%, Ser B 3-1-2029.......  A-             1,490,116     1,580,496
  750,000   Proctor & Gamble Co., 6.875%,
              9-15-2009...................  AA-              752,871       810,392
                                                         -----------   -----------
                                                           6,076,014     6,382,622
                                                         -----------   -----------
            ENERGY - 0.73%
1,000,000   Conoco, Inc., 6.95%,
              4-15-2029...................  BBB+             935,490     1,016,868
  750,000   Petroleum Geo-Services ASA,
              7.125%, 3-30-2028...........  BBB-             747,916       541,804
1,000,000   Texaco Capital, Inc., 8.625%,
              6-30-2010...................  AA             1,089,379     1,173,077
  500,000   Valero Energy Corp., 8.375%,
              6-15-2005...................  BBB              531,051       544,045
  700,000   Williams Companies, Inc.,
              7.50%, Ser A 1-15-2031......  BBB              704,876       681,948
                                                         -----------   -----------
                                                           4,008,712     3,957,742
                                                         -----------   -----------
            FINANCE - 6.47%
  500,000   American General Corp.,
              6.625%, 2-15-2029...........  AAA              477,294       492,879
1,000,000   Aristar, Inc., 7.25%,
              6-15-2006...................  A-               997,294     1,058,401
1,000,000   BankAmerica Corp., 6.20%,
              2-15-2006...................  A                964,342     1,034,024
1,000,000   British Columbia (Province
              of), 6.50%, Ser BCUSD-2
              1-15-2026...................  AA-            1,022,472     1,013,142
1,250,000   BSCH Issuance Ltd., 7.625%,
              11-3-2009...................  A              1,221,600     1,320,716
  500,000   Capital One Bank, 6.875%,
              2-1-2006....................  BBB-             498,482       487,818
1,500,000   CIT Group, Inc., 7.375%,
              3-15-2003...................  A+             1,499,321     1,575,997
1,000,000   Citigroup, Inc., 6.50%,
              1-18-2011...................  AA-              997,434     1,028,774
  500,000   Corp Andina de Fomento, 7.10%,
              2-1-2003....................  A                499,938       513,416
1,500,000   Ford Motor Co., 6.375%,
              2-1-2029....................  BBB+           1,453,620     1,203,810
1,250,000   General Motors Acceptance
              Corp., 6.15%, 4-5-2007......  BBB+           1,247,005     1,231,299
1,000,000   Goldman Sachs Group, Inc.,
              6.65%, 5-15-2009............  A+               998,397     1,019,691

FORTIS SERIES FUND, INC.
ASSET ALLOCATION SERIES (continued)
Schedule of Investments
December 31, 2001

CORPORATE BONDS - INVESTMENT GRADE - CONTINUED
--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                     Market
 Amount                                     (Unaudited)   Cost (b)     Value (c)
----------                                  -----------  ------------  -----------
$ 500,000   Heller Financial, Inc.,
              6.375%, 3-15-2006...........  AAA          $   498,669   $   528,340
1,000,000   Household Finance Corp.,
              6.00%, 5-1-2004.............  A                999,889     1,039,446
1,500,000   Inter-American Development
              Bank, 7.375%, 1-15-2010.....  AAA            1,495,108     1,668,193
1,500,000   International Bank for
              Reconstruction &
              Development, 7.00%,
              1-27-2005...................  AAA            1,495,029     1,624,810
1,000,000   J.P. Morgan Chase & Co.,
              6.75%, 2-1-2011.............  A+               995,818     1,023,676
  750,000   KeyCorp Capital II, 6.875%,
              3-17-2029...................  BBB              742,268       666,520
  500,000   Korea Development Bank,
              7.125%, 4-22-2004...........  BBB+             498,154       528,833
1,000,000   Lehman Brothers Holdings,
              Inc., 7.875%, 11-1-2009.....  A              1,018,687     1,079,961
1,500,000   Mellon Financial Corp.,
              6.375%, 2-15-2010...........  A              1,505,036     1,507,515
  750,000   Morgan Stanley Dean Witter &
              Co., 7.75%, 6-15-2005.......  AA-              755,654       819,133
  750,000   National City Corp., 6.875%,
              5-15-2019...................  A-               748,770       734,170
1,500,000   NBD Bancorp, 7.125%,
              5-15-2007...................  A-             1,487,408     1,566,588
1,250,000   Prudential Insurance Co.,
              6.375%, 7-23-2006 (e).......  A+             1,246,520     1,292,379
1,500,000   Quebec (Province of), 7.50%,
              9-15-2029...................  A+             1,497,044     1,672,117
1,000,000   ReliaStar Financial Corp.,
              8.00%, 10-30-2006...........  AA-              997,323     1,094,439
  500,000   Republic New York Capital I,
              7.75%, 11-15-2026...........  A-               442,473       477,118
1,500,000   Salomon Smith Barney Holdings,
              Inc., 5.875%, 3-15-2006.....  AA-            1,496,222     1,535,545
1,500,000   St. Paul Bancorp, Inc.,
              7.125%, 2-15-2004...........  BBB+           1,497,524     1,588,122
  500,000   State Street Corp., 7.65%,
              6-15-2010...................  A+               540,290       549,271
1,000,000   Textron Financial Corp.,
              7.125%, 12-9-2004...........  A-               996,825     1,041,111
1,000,000   Wells Fargo Bank, N.A., 6.45%,
              2-1-2011....................  A+               996,761     1,021,053
                                                         -----------   -----------
                                                          33,828,671    35,038,307
                                                         -----------   -----------
            HEALTH CARE - 0.21%
  750,000   Bristol-Myers Squibb Co.,
              6.80%, 11-15-2026...........  AAA              777,248       779,018
  350,000   Cardinal Health, Inc., 6.75%,
              2-15-2011...................  A                349,456       363,439
                                                         -----------   -----------
                                                           1,126,704     1,142,457
                                                         -----------   -----------
            SERVICES - 1.30%
  750,000   AT&T Corp. - Liberty Media
              Corp., 8.25%, 2-1-2030......  BBB-             744,090       709,418
  750,000   Clear Channel Communications,
              Inc., 7.65%, 9-15-2010......  BBB-             747,691       774,720
1,000,000   Comcast Cable Communications,
              Inc., 8.50%, 5-1-2027.......  BBB            1,138,660     1,111,752
1,000,000   Cox Communications, Inc.,
              6.40%, 8-1-2008.............  BBB            1,018,683     1,005,450
1,250,000   Park Place Entertainment
              Corp., 8.50%, 11-15-2006....  BBB-           1,240,730     1,299,005
1,500,000   Viacom, Inc., 7.625%,
              1-15-2016...................  A-             1,617,245     1,625,144
  500,000   Waste Management, Inc.,
              7.375%, 8-1-2010............  BBB              498,103       511,257
                                                         -----------   -----------
                                                           7,005,202     7,036,746
                                                         -----------   -----------
            TECHNOLOGY - 3.49%
1,250,000   AirTouch Communications, Inc.,
              6.65%, 5-1-2008.............  A              1,266,051     1,293,093
1,500,000   ALLTEL Corp., 6.80%,
              5-1-2029....................  A              1,490,952     1,255,340
  500,000   AT&T Wireless Services, Inc.,
              8.75%, 3-1-2031.............  BBB              499,568       566,694
  750,000   Deutsche Telekom International
              Financial BV, 8.25%,
              6-15-2030...................  A-               748,304       832,407
  750,000   France Telecom, 7.75%,
              3-1-2011(f).................  BBB+             748,626       803,332
  500,000   GTE Corp., 7.51%, 4-1-2009....  A+               497,133       535,054
1,500,000   Lockheed Martin Corp., 7.65%,
              5-1-2016....................  BBB-           1,507,539     1,632,284
1,250,000   MCI Communications Corp.,
              6.125%, 4-15-2002...........  BBB+           1,245,780     1,260,980
1,195,000   Raytheon Co., 7.20%,
              8-15-2027...................  BBB-           1,056,104     1,219,127
  500,000   Royal KPN N.V., 8.375%,
              10-1-2030...................  BBB-             486,026       497,363
  500,000   Sprint Capital Corp., 6.875%,
              11-15-2028..................  BBB+             409,045       459,516
  500,000   Sprint Capital Corp., 7.625%,
              1-30-2011...................  BBB+             496,993       525,174
  750,000   Telecomunicaciones de Puerto
              Rico, Inc., 6.65%,
              5-15-2006...................  BBB              749,812       750,536
1,250,000   Telefonica Europe BV, 7.35%,
              9-15-2005...................  A+             1,249,622     1,320,938
1,000,000   Time Warner, Inc., 6.875%,
              6-15-2018...................  BBB+           1,012,092       975,907
1,000,000   Tyco International Group S.A.,
              6.875%, 1-15-2029...........  A              1,008,695       959,333
1,500,000   US West Communications, 7.20%,
              11-1-2004...................  BBB+           1,499,526     1,530,186
  500,000   Verizon Global Funding Corp.,
              7.25%, 12-1-2010............  A+               526,950       535,572
  500,000   Verizon Global Funding Corp.,
              7.75%, 12-1-2030............  A+               537,434       556,496

--------------------------------------------------------------------------------

                                             Standard
                                             & Poor's
Principal                                     Rating                     Market
 Amount                                     (Unaudited)   Cost (b)     Value (c)
----------                                  -----------  ------------  -----------
$1,250,000  Vodafone Group plc, 7.875%,
              Ser B 2-15-2030.............  A            $ 1,340,660   $ 1,410,224
                                                         -----------   -----------
                                                          18,376,912    18,919,556
                                                         -----------   -----------
            TRANSPORTATION - 0.40%
1,500,000   CSX Corp., 7.90%, 5-1-2017....  BBB            1,477,720     1,672,506
  500,000   Norfolk Southern Corp., 6.75%,
              2-15-2011...................  BBB              498,911       507,112
                                                         -----------   -----------
                                                           1,976,631     2,179,618
                                                         -----------   -----------
            UTILITIES - 1.36%
1,000,000   Alabama Power Co., 7.125%,
              Ser L 10-1-2007.............  A                997,257     1,057,603
1,000,000   CMS Panhandle Holding Co.,
              7.00%, 7-15-2029............  BBB-             991,702       862,224
  500,000   Dominion Fiber Ventures LLC,
              7.05%, 3-15-2005 (f)........  BBB              500,000       510,400
1,000,000   Duke Energy Corp., 6.00%,
              Ser A 12-1-2028.............  A+               977,056       877,538
  500,000   El Paso Corp., 8.05%,
              10-15-2030..................  BBB              546,878       512,994
1,500,000   Madison Gas & Electric Co.,
              6.02%, 9-15-2008............  AA-            1,500,000     1,460,963
  567,073   Niagara Mohawk Power Co.,
              7.625%, Ser F 10-1-2005.....  A-               558,515       599,841
  750,000   Tennessee Gas Pipeline Co.,
              7.50%, 4-1-2017.............  BBB+             739,495       714,176
  750,000   TransCanada Pipelines Ltd.,
              6.49%, 1-21-2009............  A-               754,140       752,401
                                                         -----------   -----------
                                                           7,565,043     7,348,140
                                                         -----------   -----------
            TOTAL CORPORATE BONDS -
              INVESTMENT GRADE............               $85,241,353   $87,359,560
                                                         ===========   ===========

U.S. GOVERNMENT SECURITIES - 11.30%
--------------------------------------------------------------------------------

 Principal                                                         Market
  Amount                                            Cost (b)     Value (c)
-----------                                       ------------  ------------
             FEDERAL NATIONAL MORTGAGE ASSOCIATION - 1.28%
             MORTGAGE BACKED SECURITIES:
$  704,033   6.30% 2008.........................  $    704,688  $    730,279
    10,756   9.00% 2021.........................        10,732        11,720
                                                  ------------  ------------
                                                       715,420       741,999
                                                  ------------  ------------
             NOTES:
 5,500,000   7.25% 2030.........................     5,752,943     6,210,732
                                                  ------------  ------------
             TOTAL FEDERAL NATIONAL MORTGAGE
               ASSOCIATION......................     6,468,363     6,952,731
                                                  ------------  ------------
             GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 2.53%
             MORTGAGE BACKED SECURITIES:
10,000,000   6.00% 2031.........................     9,948,458     9,818,750
 2,458,605   7.50% 2023-2030....................     2,437,010     2,557,961
   253,439   8.00% 2030.........................       262,736       265,277
   878,792   9.00% 2022-2023....................       907,353       958,148
    61,894   9.50% 2020.........................        61,739        69,108
                                                  ------------  ------------
             TOTAL GOVERNMENT NATIONAL MORTGAGE
               ASSOCIATION......................    13,617,296    13,669,244
                                                  ------------  ------------
             U.S. TREASURY SECURITIES - 7.49%
             BONDS:
 2,750,000   10.375% 2012.......................     3,220,822     3,527,950
                                                  ------------  ------------
             NOTES:
18,000,000   4.625% 2003-2006...................    17,962,595    18,386,560
 5,000,000   5.00% 2011.........................     4,982,595     4,984,765
10,000,000   5.625% 2006........................    10,409,188    10,537,500

FORTIS SERIES FUND, INC.
ASSET ALLOCATION SERIES (continued)
Schedule of Investments
December 31, 2001

U.S. GOVERNMENT SECURITIES - CONTINUED
--------------------------------------------------------------------------------

Principal                                                         Market
  Amount                                           Cost (b)      Value (c)
-----------                                       ------------  ------------
$2,000,000   5.75% 2002.........................  $  2,029,824  $  2,067,656
 1,000,000   6.00% 2009.........................       978,821     1,066,055
                                                  ------------  ------------
                                                    36,363,023    37,042,536
                                                  ------------  ------------
             TOTAL U.S. TREASURY SECURITIES.....    39,583,845    40,570,486
                                                  ------------  ------------
             TOTAL U.S. GOVERNMENT SECURITIES...    59,669,504    61,192,461
                                                  ============  ============
             TOTAL LONG-TERM INVESTMENTS........  $532,584,563  $531,355,584
                                                  ============  ============

SHORT-TERM INVESTMENTS - 1.10%
--------------------------------------------------------------------------------

Principal                                                Market
  Amount                                               Value (c)
----------                                            ------------
            FINANCE - 1.10%
$5,945,000  State Street Bank - Repurchase
              Agreement, 1.68%, 1-2-2002 (Maturity
              Value $5,945,554) (See Note 1)........  $  5,945,000
    7,823   U.S. Bank N.A. Money Market Variable
              Rate Time Deposit, Current
              rate -- 2.04%.........................         7,823
                                                      ------------
            TOTAL SHORT-TERM INVESTMENTS............     5,952,823
                                                      ------------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $538,537,386) (b).....................  $537,308,407
                                                      ============

(a) Presently non-income producing. For long-term debt securities, items identified are in default as to payment of interest and/or principal.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $538,768,350 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation.....................................  $35,239,612
      Unrealized depreciation.....................................  (36,699,555)
      -------------------------------------------------------------------------
      Net unrealized depreciation.................................  $(1,459,943)
      -------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 5.65% of net assets as of December 31, 2001.
(e) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". These investments have been identified by portfolio management as illiquid securities:

      Date Acquired     Shares/Par           Security                                               Cost Basis
      -------------     ----------           --------                                               ----------
      1997                     250           @Track Communications, Inc. (Warrants)                  $    4,547
      1998               1,250,000           Prudential Insurance Co. due 2006 - 144A                 1,246,520

      The aggregate value of these securities at December 31, 2001, was $1,292,729, which represents .24% of total net assets.

(f) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". Pursuant to guidelines adopted by the Board of Directors, these issues are deemed to be liquid. The aggregate value of these securities at December 31, 2001, was $3,106,474, which represents .57% of total net assets.

FORTIS SERIES FUND, INC.
AMERICAN LEADERS SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 94.22%
--------------------------------------------------------------------------------

                                                             Market
Shares                                         Cost (b)     Value (c)
-------                                       -----------  -----------
         BASIC MATERIALS - 4.04%
  2,100  Air Products and Chemicals,
           Inc. (with rights)...............  $    84,405  $    98,511
  2,400  Alcoa, Inc.........................       76,489       85,320
  4,100  Du Pont (E.I.) de Nemours & Co.....      168,236      174,291
  2,700  Kimberly-Clark Corp................      163,195      161,460
  1,600  Minnesota Mining and Manufacturing
           Co.                                    163,891      189,136
                                              -----------  -----------
                                                  656,216      708,718
                                              -----------  -----------
         CAPITAL GOODS - 2.58%
  2,200  General Dynamics Corp..............      163,765      175,208
  4,200  Ingersoll-Rand Co. (with rights)...      185,181      175,602
  1,000  Northrop Grumman Corp. (with
           rights)..........................       94,855      100,810
                                              -----------  -----------
                                                  443,801      451,620
                                              -----------  -----------
         CONSUMER CYCLICAL - 7.36%
  3,900  Federated Department Stores,
           Inc. (a).........................      142,214      159,510
  7,372  Ford Motor Co......................      189,035      115,888
  1,826  General Motors Corp................      120,853       88,744
  1,800  Johnson Controls, Inc..............      145,596      145,350
  3,200  Liz Claiborne, Inc. (with
           rights)..........................      148,392      159,200
  2,300  Lowe's Companies, Inc. (with
           rights)..........................       77,474      106,743
  3,200  Textron, Inc. (with rights)........      167,022      132,672
 10,900  Toys 'R' Us, Inc. (with
           rights) (a)......................      220,662      226,066
  4,200  TRW, Inc. (with rights)............      171,391      155,568
                                              -----------  -----------
                                                1,382,639    1,289,741
                                              -----------  -----------
         CONSUMER STAPLES - 6.41%
  5,700  Anheuser-Busch Companies,
           Inc. (with rights)...............      230,298      257,697
  7,900  Philip Morris Companies, Inc.......      316,874      362,215
  9,300  Sara Lee Corp. (with rights).......      182,391      206,739
  8,500  UST, Inc...........................      221,293      297,500
                                              -----------  -----------
                                                  950,856    1,124,151
                                              -----------  -----------
         ENERGY - 9.46%
  4,900  BP plc ADR.........................      250,630      227,899
  3,000  ChevronTexaco Corp. (with
           rights)..........................      260,233      268,830
  5,000  Diamond Offshore Drilling, Inc.....      179,127      152,000
  6,800  Exxon Mobil Corp...................      279,863      267,240
  1,700  Phillips Petroleum Co. (with
           rights)..........................      101,740      102,442
  4,300  Sunoco, Inc. (with rights).........      141,483      160,562
  5,400  Unocal Corp. (with rights).........      199,111      194,778
  9,500  USX-Marathon Group (with rights)...      272,294      285,000
                                              -----------  -----------
                                                1,684,481    1,658,751
                                              -----------  -----------
         FINANCE - 20.93%
  7,700  Allstate Corp. (with rights).......      262,536      259,490
  5,100  Bank of America Corp...............      278,237      321,045
  4,600  Bear Stearns Companies, Inc........      238,130      269,744
  2,100  CIGNA Corp. (with rights)..........      194,849      194,565
  2,800  Citigroup, Inc.....................      135,603      141,344
  3,000  Countrywide Credit Industries,
           Inc..............................      121,423      122,910
  5,200  Lincoln National Corp. (with
           rights)..........................      218,550      252,564
  5,600  Loews Corp.........................      275,705      310,128
  2,000  Marsh & McLennan Companies,
           Inc. (with rights)...............      205,204      214,900
  5,100  MBIA, Inc..........................      236,204      273,513
  4,900  Morgan Stanley Dean Witter &
           Co. (with rights)................      254,429      274,106
                                                             Market
Shares                                         Cost (b)     Value (c)
-------                                       -----------  -----------
  4,700  PNC Financial Services Group,
           Inc. (with rights)...............  $   287,227  $   264,140
    800  Principal Financial Group,
           Inc. (a).........................       14,800       19,200
  3,400  UnitedHealth Group, Inc............      168,862      240,618
  6,500  Wachovia Corp. (with rights).......      210,804      203,840
  9,350  Washington Mutual, Inc. (with
           rights)..........................      278,629      305,745
                                              -----------  -----------
                                                3,381,192    3,667,852
                                              -----------  -----------
         HEALTH CARE - 8.55%
  4,600  Abbott Laboratories (with
           rights)..........................      210,492      256,450
  5,300  Baxter International, Inc. (with
           rights)..........................      219,106      284,239
  5,300  Bristol-Myers Squibb Co............      291,485      270,300
 24,400  HealthSouth Corp. (a)..............      298,082      361,608
  4,700  Pharmacia Corp. (with rights)......      232,029      200,455
  3,500  Schering-Plough Corp. (with
           rights)..........................      145,433      125,335
                                              -----------  -----------
                                                1,396,627    1,498,387
                                              -----------  -----------
         SERVICES - 13.61%
 24,632  Cendant Corp. (a)..................      374,901      483,033
 10,200  Charter Communications, Inc.
           Class A (a)                            175,887      167,586
  3,100  Computer Sciences Corp. (a)........      172,562      151,838
  4,600  Electronic Data Systems Corp.......      285,778      315,330
  5,300  First Data Corp....................      305,358      415,785
  8,800  H & R Block, Inc. (with rights)....      233,912      393,360
  5,500  Novell, Inc. (with rights) (a).....       63,240       25,245
  4,019  Viacom, Inc. Class B (a)...........      198,871      177,439
  8,000  Waste Management, Inc..............      198,016      255,280
                                              -----------  -----------
                                                2,008,525    2,384,896
                                              -----------  -----------
         TECHNOLOGY - 16.85%
  3,700  AT&T Corp..........................       74,248       67,118
  4,800  BellSouth Corp. (with rights)......      186,291      183,120
 12,300  Compaq Computer Corp. (with
           rights)..........................      226,389      120,048
  5,600  Computer Associates International,
           Inc. (with rights)...............      193,933      193,144
  7,700  Hewlett-Packard Co.................      198,512      158,158
  2,600  International Business Machines
           Corp.............................      286,164      314,496
  2,800  Lexmark International, Inc. (with
           rights) (a)                            189,516      165,200
 15,300  Lucent Technologies, Inc. (a)......      214,365       96,237
  8,500  Motorola, Inc. (with rights).......      183,041      127,670
  5,900  SBC Communications, Inc............      258,089      231,103
  7,600  Sprint Corp. (with rights).........      151,689      152,608
  8,100  Storage Technology Corp. (a).......      102,516      167,427
    800  Telephone and Data Systems, Inc....       80,303       71,800
  9,100  Tyco International Ltd. (with
           rights)..........................      466,957      535,990
  7,786  Verizon Communications, Inc........      405,002      369,523
                                              -----------  -----------
                                                3,217,015    2,953,642
                                              -----------  -----------
         UTILITIES - 4.43%
  3,900  Cinergy Corp. (with rights)........      114,263      130,377
  6,900  Entergy Corp.......................      236,355      269,859
  4,100  FPL Group, Inc. (with rights)......      224,728      231,240
  5,500  Reliant Energy, Inc................      154,137      145,860
                                              -----------  -----------
                                                  729,483      777,336
                                              -----------  -----------
         TOTAL COMMON STOCKS................  $15,850,835  $16,515,094
                                              ===========  ===========

FORTIS SERIES FUND, INC.
AMERICAN LEADERS SERIES (continued)
Schedule of Investments
December 31, 2001

PREFERRED STOCKS - 4.08%
--------------------------------------------------------------------------------

                                                             Market
Shares                                         Cost (b)     Value (c)
------                                       ------------  -----------
        CAPITAL GOODS - 0.76%
1,200   Northrup Grumman Corp., Conv. Pfd.
          7.25% 11-16-2004.................  $   129,768   $   133,680
                                             -----------   -----------
        FINANCE - 1.13%
2,000   Metropolitan Life Insurance, Conv.
          Pfd. 8.00% 5-15-2003.............      163,364       198,400
                                             -----------   -----------
        SERVICES - 1.21%
8,000   News Corp. Ltd.(The) Preferred
          ADR..............................      278,576       211,680
                                             -----------   -----------
        TRANSPORTATION - 0.98%
3,600   Union Pacific Corp., Conv. Pfd.
          6.25% 4-1-2028...................      161,750       171,000
                                             -----------   -----------
        TOTAL PREFERRED STOCKS.............      733,458       714,760
                                             -----------   -----------
        TOTAL LONG-TERM INVESTMENTS........  $16,584,293   $17,229,854
                                             ===========   ===========

SHORT-TERM INVESTMENTS - 4.71%
--------------------------------------------------------------------------------

Principal                                              Market
 Amount                                               Value (c)
---------                                            -----------
           FINANCE - 4.71%
$826,177   State Street Bank Money Market Variable
             Rate Time Deposit, Current
             rate -- 1.88%.........................  $   826,177
      78   U.S. Bank N.A. Money Market Variable
             Rate Time Deposit, Current
             rate -- 2.04%.........................           78
                                                     -----------
           TOTAL SHORT-TERM INVESTMENTS............      826,255
                                                     -----------
           TOTAL INVESTMENTS IN SECURITIES (COST:
             $17,410,548) (b)......................  $18,056,109
                                                     ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $17,452,337 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $ 1,779,732
Unrealized depreciation.....................................   (1,175,960)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $   603,772
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 5.57% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
VALUE SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 97.25%
--------------------------------------------------------------------------------

                                                                  Market
  Shares                                           Cost (b)     Value (c)
----------                                       ------------  ------------
            BASIC MATERIALS - 9.62%
   230,900  Abitibi-Consolidated, Inc..........  $  1,935,808  $  1,690,188
    20,500  Air Products and Chemicals,
              Inc. (with rights)...............       785,652       961,655
   168,900  Alcoa, Inc.........................     6,069,962     6,004,395
    19,600  Engelhard Corp. (with rights)......       374,687       542,528
    29,600  Lafarge North America, Inc.........       942,630     1,112,072
    64,800  Rohm & Haas Co. (with rights)......     2,024,996     2,244,024
                                                 ------------  ------------
                                                   12,133,735    12,554,862
                                                 ------------  ------------
            CAPITAL GOODS - 1.50%
    98,600  Axcelis Technologies, Inc. (a).....     1,041,697     1,270,954
    23,000  Teradyne, Inc. (with
              rights) (a)......................       458,446       693,220
                                                 ------------  ------------
                                                    1,500,143     1,964,174
                                                 ------------  ------------
            CONSUMER CYCLICAL - 12.71%
    64,000  Granite Construction, Inc..........     1,443,237     1,541,120
   111,100  Petroleo Brasileiro S.A. ADR.......     2,627,204     2,588,630
    74,800  Ross Stores, Inc...................     1,473,469     2,399,584
    38,100  Safeway, Inc. (a)..................     1,636,952     1,590,675
   237,100  SONICblue, Inc. (a)................       870,844       957,884
   135,400  TJX Companies, Inc. (with
              rights)..........................     4,060,687     5,397,044
    48,300  Toll Brothers, Inc. (a)............     1,695,325     2,120,370
                                                 ------------  ------------
                                                   13,807,718    16,595,307
                                                 ------------  ------------
            CONSUMER STAPLES - 1.07%
    32,500  Constellation Brands, Inc.
              Class A (a)                           1,340,997     1,392,625
                                                 ------------  ------------
            ENERGY - 6.45%
    16,500  Anadarko Petroleum Corp. (with
              rights)..........................       988,961       938,025
    55,700  Cabot Oil & Gas Corp. Class A......     1,584,848     1,339,585
    51,300  Devon Energy Corp..................     2,722,785     1,982,745
    29,400  IHC Caland N.V.....................     1,290,873     1,374,332
    44,000  Noble Drilling Corp. (with
              rights) (a)......................     1,038,299     1,497,760
    49,600  PanCanadian Energy Corp............     1,258,883     1,289,600
                                                 ------------  ------------
                                                    8,884,649     8,422,047
                                                 ------------  ------------
            FINANCE - 27.97%
    62,500  ACE Ltd. ADR (with rights).........     2,162,166     2,509,375
    19,300  Annuity & Life Re (Holdings)
              Ltd..............................       602,247       484,623
    29,000  CIGNA Corp. (with rights)..........     3,004,036     2,686,850
   126,600  Citigroup, Inc.....................     4,094,051     6,390,768
    29,600  Golden West Financial Corp.........     1,615,046     1,741,960
   116,300  Hibernia Corp......................     1,815,253     2,068,977
    65,000  Liberty Property Trust (with
              rights)..........................     1,834,108     1,940,250
    52,000  Metris Companies, Inc. (with
              rights)..........................     1,058,086     1,336,920
    73,000  Oxford Health Plans, Inc. (a)......     2,128,583     2,200,220
    45,400  RenaissanceRe Holdings Ltd. ADR....     3,190,054     4,331,160
    56,600  U.S. Bancorp (with rights).........     1,276,751     1,184,638
    68,800  UnionBanCal Corp...................     2,093,485     2,614,400
   127,200  Washington Mutual, Inc. (with
              rights)                               4,250,365     4,159,440
                                                                  Market
  Shares                                           Cost (b)     Value (c)
----------                                       ------------  ------------
    91,000  Webster Financial Corp.............  $  2,564,839  $  2,869,230
                                                 ------------  ------------
                                                   31,689,070    36,518,811
                                                 ------------  ------------
            HEALTH CARE - 7.12%
    26,600  Aventis S.A. ADR...................     1,823,138     1,888,600
   104,300  Health Net, Inc. (with
              rights) (a)......................     2,056,571     2,271,654
     4,400  Merck & Co., Inc...................       254,305       258,720
    88,200  Pharmacia Corp. (with rights)......     4,138,044     3,761,730
    31,200  Schering-Plough Corp. (with
              rights)..........................     1,183,492     1,117,272
                                                 ------------  ------------
                                                    9,455,550     9,297,976
                                                 ------------  ------------
            SERVICES - 11.38%
   236,600  Adelphia Communications Corp.
              Class A (a)......................     7,652,491     7,377,188
    33,800  AOL Time Warner, Inc. (with
              rights) (a)......................     1,084,749     1,084,980
    18,900  Gannett Co., Inc. (with rights)....     1,150,028     1,270,647
    72,500  KPMG Consulting, Inc. (with
              rights) (a)......................       813,920     1,201,325
   113,900  Republic Services, Inc. (a)........     2,045,409     2,274,583
    39,900  Sybase, Inc. (with rights) (a).....       494,067       628,824
   203,000  UnitedGlobalCom, Inc.
              Class A (a)......................     1,552,082     1,015,000
                                                 ------------  ------------
                                                   14,792,746    14,852,547
                                                 ------------  ------------
            TECHNOLOGY - 15.81%
    74,100  Arrow Electronics, Inc. (a)........     1,599,533     2,215,590
    17,763  AT&T Wireless Services,
              Inc. (a).........................       368,425       255,254
    70,700  Cirrus Logic, Inc. (a).............     1,271,090       934,654
    53,600  Dell Computer Corp. (with
              rights) (a)                           1,155,096     1,456,848
    35,700  Eaton Corp. (with rights)..........     2,328,297     2,656,437
    20,500  Hewlett-Packard Co.................       336,666       421,070
    30,700  International Business Machines
              Corp.............................     2,892,257     3,713,472
 2,185,600  McLeodUSA, Inc. Class A (a)........     6,600,045       808,672
    35,000  Palm, Inc. (with rights) (a).......       132,347       135,800
    64,041  Vishay Intertechnology,
              Inc. (a).........................     1,172,136     1,248,800
    15,508  WorldCom, Inc. - MCI Group.........       271,594       196,952
   468,700  WorldCom, Inc. - WorldCom
              Group (with rights) (a)..........     7,839,586     6,599,296
                                                 ------------  ------------
                                                   25,967,072    20,642,845
                                                 ------------  ------------
            TRANSPORTATION - 2.29%
    20,500  Canadian National Railway Co.......       757,967       989,740
    76,400  Continental Airlines, Inc.
              Class B (with rights) (a)........     2,746,240     2,002,444
                                                 ------------  ------------
                                                    3,504,207     2,992,184
                                                 ------------  ------------
            UTILITIES - 1.33%
    49,800  FirstEnergy Corp. (with rights)....     1,733,929     1,742,004
                                                 ------------  ------------
            TOTAL COMMON STOCKS................  $124,809,816  $126,975,382
                                                 ============  ============

FORTIS SERIES FUND, INC.
VALUE SERIES (continued)
Schedule of Investments
December 31, 2001

SHORT-TERM INVESTMENTS - 3.15%
--------------------------------------------------------------------------------

Principal                                                Market
  Amount                                               Value (c)
----------                                            ------------
            FINANCE - 3.15%
$4,112,000  State Street Bank - Repurchase
              Agreement, 1.68%, 1-2-2002 (Maturity
              Value $4,112,383) (See Note 1)........  $  4,112,000
    1,097   U.S. Bank N.A. Money Market Variable
              Rate Time Deposit, Current
              rate -- 2.04%.........................         1,097
                                                      ------------
            TOTAL SHORT-TERM INVESTMENTS............     4,113,097
                                                      ------------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $128,922,913) (b).....................  $131,088,479
                                                      ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $129,180,538 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $13,770,316
Unrealized depreciation.....................................  (11,862,375)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $ 1,907,941
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 13.13% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
CAPITAL OPPORTUNITIES SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 93.41%
--------------------------------------------------------------------------------

                                                                Market
  Shares                                          Cost (b)     Value (c)
----------                                       -----------  -----------
            BASIC MATERIALS - 5.84%
    20,870  Abitibi-Consolidated, Inc..........  $   154,867  $   152,768
    10,490  Aracruz Celulose S.A. ADR..........      171,333      190,708
     2,800  Bowater, Inc.......................      126,076      133,560
     3,190  Dow Chemical Co....................      105,447      107,758
     2,430  International Paper Co.............       91,175       98,050
    98,360  Jefferson Smurfit Group plc........      188,112      211,151
     5,960  Praxair, Inc.......................      277,213      329,290
     9,350  Smurfit-Stone Container
              Corp. (a)........................      135,143      149,319
                                                 -----------  -----------
                                                   1,249,366    1,372,604
                                                 -----------  -----------
            CAPITAL GOODS - 0.56%
     4,340  Lam Research Corp. (a).............       94,640      100,775
       800  Novellus Systems, Inc. (a).........       23,893       31,560
                                                 -----------  -----------
                                                     118,533      132,335
                                                 -----------  -----------
            CONSUMER CYCLICAL - 3.39%
       700  BJ's Wholesale Club, Inc. (a)......       30,331       30,870
     2,670  Costco Wholesale Corp. (a).........       96,468      118,495
     3,900  Home Depot, Inc....................      186,216      198,939
     4,810  Kroger Co. (with rights) (a).......      116,835      100,385
     4,170  Safeway, Inc. (a)..................      209,508      174,097
     1,600  Target Corp. (with rights).........       60,222       65,680
     3,400  Visteon Corp.......................       47,967       51,136
     1,000  Wal-Mart Stores, Inc...............       51,292       57,550
                                                 -----------  -----------
                                                     798,839      797,152
                                                 -----------  -----------
            ENERGY - 7.51%
     2,950  Anadarko Petroleum Corp. (with
              rights)                                155,813      167,707
     4,738  Apache Corp........................      225,315      236,331
       400  BJ Services Co. (a)................       11,604       12,980
     2,000  Cooper Cameron Corp. (a)...........       72,762       80,720
     1,960  Devon Energy Corp..................       68,845       75,754
    22,283  GlobalSantaFe Corp.................      704,809      635,511
    28,920  Grant Prideco, Inc. (a)............      491,384      332,580
     3,440  Noble Drilling Corp. (with
              rights) (a)......................      131,835      117,098
       700  Schlumberger Ltd...................       33,232       38,465
     2,050  Transocean Sedco Forex, Inc........       84,000       69,331
                                                 -----------  -----------
                                                   1,979,599    1,766,477
                                                 -----------  -----------
            FINANCE - 19.55%
     8,330  ACE Ltd. ADR (with rights).........      296,341      334,449
     5,470  Aflac, Inc.........................      162,146      134,343
     4,300  American Express Co................      146,742      153,467
     4,030  American International Group,
              Inc..............................      323,869      319,982
       990  Anthem, Inc. (a)...................       40,144       49,005
     2,900  Bank of America Corp...............      159,128      182,555
       100  Chubb Corp. (with rights)..........        6,890        6,900
    11,776  Citigroup, Inc.....................      542,256      594,452
     3,010  Comerica, Inc. (with rights).......      152,789      172,473
     1,800  Goldman Sachs Group, Inc...........      152,108      166,950
     5,300  Household International,
              Inc. (with rights)...............      307,782      307,082
     7,590  Mellon Financial Corp..............      258,191      285,536
     6,940  Merrill Lynch & Co., Inc...........      383,401      361,713
     5,500  Metlife, Inc.......................      155,522      174,240
     5,690  Morgan Stanley Dean Witter &
              Co. (with rights)................      351,230      318,299
     7,070  SAFECO Corp........................      206,935      220,230
     5,360  St. Paul Companies, Inc. (with
              rights)..........................      252,918      235,679
                                                                Market
  Shares                                          Cost (b)     Value (c)
----------                                       -----------  -----------
     8,020  UnumProvident Corp. (with
              rights)..........................  $   204,797  $   212,610
     6,500  Willis Group Holdings Ltd. (a).....      156,069      153,075
     2,330  XL Capital Ltd. Class A (with
              rights)..........................      209,835      212,869
                                                 -----------  -----------
                                                   4,469,093    4,595,909
                                                 -----------  -----------
            HEALTH CARE - 6.46%
     4,590  American Home Products Corp. (with
              rights)..........................      263,687      281,642
     4,500  Bristol-Myers Squibb Co............      245,837      229,500
       400  CVS Corp...........................       12,011       11,840
     4,200  Johnson & Johnson..................      237,011      248,220
    13,750  Pfizer, Inc. (with rights).........      554,631      547,938
     4,690  Pharmacia Corp. (with rights)......      192,443      200,029
                                                 -----------  -----------
                                                   1,505,620    1,519,169
                                                 -----------  -----------
            SERVICES - 15.97%
    15,250  AOL Time Warner, Inc. (with
              rights) (a)......................      599,007      489,525
    17,320  Charter Communications, Inc.
              Class A (a)......................      331,305      284,568
     7,110  Clear Channel Communications,
              Inc. (a).........................      366,909      361,970
     6,640  Enterasys Networks, Inc. (a).......       73,488       58,764
     3,610  FedEx Corp. (a)....................      149,167      187,287
     7,780  Fox Entertainment Group
              Class A (a)......................      179,291      206,403
    12,920  Hilton Hotels Corp. (with
              rights)..........................      145,757      141,086
     7,100  Lamar Advertising Co. (a)..........      297,788      300,614
       600  Marriott International, Inc.
              Class A (with rights)............       22,632       24,390
     9,500  Starwood Hotels & Resorts
              Worldwide, Inc. (with rights)....      302,849      283,575
    17,310  Sun Microsystems, Inc. (with
              rights) (a)                            271,733      213,605
     4,540  SunGard Data Systems, Inc. (with
              rights) (a)......................      113,167      131,342
     4,300  Tribune Co.........................      146,182      160,949
       400  United Parcel Service, Inc.
              Class B..........................       21,974       21,800
     5,500  USA Networks, Inc. (a).............      116,898      150,205
    15,862  Viacom, Inc. Class B (a)...........      781,415      700,307
     1,300  Westwood One, Inc. (a).............       38,673       39,065
                                                 -----------  -----------
                                                   3,958,235    3,755,455
                                                 -----------  -----------
            TECHNOLOGY - 30.24%
     7,500  Amdocs Ltd. (a)....................      217,914      254,775
     5,940  Analog Devices, Inc. (with
              rights) (a)......................      246,282      263,677
    10,180  Applied Biosystems Group-Applera
              Corp.............................      361,132      399,769
    21,140  AT&T Wireless Services,
              Inc. (a).........................      333,493      303,782
    28,480  Atmel Corp. (with rights) (a)......      328,149      225,562
     1,790  Celestica, Inc. (a)................       69,759       72,298
    50,000  China Mobile (Hong Kong)
              Ltd. (a).........................      275,930      176,009
       350  Cypress Semiconductor Corp. (a)....        6,862        6,976
     5,300  Danaher Corp.......................      301,337      319,643
     9,570  Dell Computer Corp. (with
              rights) (a)......................      210,131      260,113
    13,530  EchoStar Communications Corp.
              Class A (a)......................      426,446      371,669
     2,600  EMC Corp. (a)......................       36,134       34,944
     2,140  Emulex Corp. (a)...................       62,367       84,551
     6,240  Fairchild Semiconductor Corp.
              Class A (a)......................      138,281      175,968
    12,910  Flextronics International
              Ltd. (a).........................      330,799      309,711
     5,860  General Electric Co................      241,086      234,869

FORTIS SERIES FUND, INC.
CAPITAL OPPORTUNITIES SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                                Market
  Shares                                          Cost (b)     Value (c)
----------                                       -----------  -----------
     5,100  General Motors Corp. Class H -
              Hughes Electronics Corp. (a).....  $    76,594  $    78,795
     3,000  Intel Corp.........................       87,395       94,350
     9,440  LSI Logic Corp. (with
              rights) (a)......................      164,065      148,963
     8,020  Micron Technology, Inc. (a)........      260,774      248,620
     4,560  Microsoft Corp. (a)................      271,195      302,191
     2,000  Molex, Inc.........................       58,413       61,900
     7,200  Motorola, Inc. (with rights).......      116,592      108,144
     1,100  National Semiconductor
              Corp. (a)........................       34,732       33,869
     6,600  Nextel Partners, Inc.
              Class A (a)......................      124,944       79,200
     1,000  Nokia Oyj Corp. ADR................       22,479       24,530
    13,680  Oracle Corp. (with rights) (a).....      180,860      188,921
    23,305  Partner Communications Co. Ltd.
              ADR (a)..........................      144,669      159,639
     2,960  QLogic Corp. (with rights) (a).....      120,762      131,720
     2,480  Rational Software Corp. (a)........       70,122       48,360
     3,240  STMicroelectronics N.V.............       66,424      102,611
     3,270  Tektronix, Inc. (with
              rights) (a)......................       77,781       84,301
     7,190  Texas Instruments, Inc. (with
              rights)..........................      188,251      201,320
                                                                Market
  Shares                                          Cost (b)     Value (c)
----------                                       -----------  -----------
    13,080  Tyco International Ltd. (with
              rights)..........................  $   677,751  $   770,412
     5,470  VeriSign, Inc. (a).................      235,093      208,079
     4,408  VERITAS Software Corp. (with
              rights) (a)......................      261,937      197,567
   110,228  Vodafone Group plc.................      353,131      288,366
     5,920  Vodafone Libertel N.V. (a).........       64,767       54,451
     3,750  Winstar Communications,
              Inc. (a).........................      101,008           64
                                                 -----------  -----------
                                                   7,345,841    7,110,689
                                                 -----------  -----------
            UTILITIES - 3.89%
    12,120  AES Corp. (a)......................      334,899      198,162
    10,060  Calpine Corp. (with rights) (a)....      369,242      168,907
    10,660  Dynegy, Inc. Class A...............      368,488      271,830
     6,193  El Paso Corp. (with rights)........      337,261      276,270
                                                 -----------  -----------
                                                   1,409,890      915,169
                                                 -----------  -----------
            TOTAL COMMON STOCKS................  $22,835,016  $21,964,959
                                                 ===========  ===========

SHORT-TERM INVESTMENTS - 5.04%
--------------------------------------------------------------------------------

Principal                                               Market
  Amount                                               Value (c)
----------                                            -----------
            FINANCE - 5.04%
$1,184,960  State Street Bank Money Market Variable
              Rate Time Deposit, Current
              rate -- 1.88%.........................  $ 1,184,960
      159   U.S. Bank N.A. Money Market Variable
              Rate Time Deposit, Current
              rate -- 2.04%.........................          159
                                                      -----------
            TOTAL SHORT-TERM INVESTMENTS............    1,185,119
                                                      -----------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $24,020,135) (b)......................  $23,150,078
                                                      ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $24,020,135 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $ 1,092,786
Unrealized depreciation.....................................   (1,962,843)
-------------------------------------------------------------------------
Net unrealized depreciation.................................  $  (870,057)
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 14.75% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
GROWTH & INCOME SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 99.19%
--------------------------------------------------------------------------------

                                                                  Market
  Shares                                           Cost (b)     Value (c)
----------                                       ------------  ------------
            BASIC MATERIALS - 3.51%
    18,900  Alcoa, Inc.........................  $    675,803  $    671,895
    56,600  Du Pont (E.I.) de Nemours & Co.....     2,491,851     2,406,066
    41,900  Engelhard Corp. (with rights)......     1,092,545     1,159,792
   102,200  Freeport-McMoRan Copper &
              Gold, Inc. Class A (a)...........     1,259,699     1,318,380
    23,100  Kimberly-Clark Corp................     1,529,864     1,381,380
    19,800  Temple-Inland, Inc.................     1,148,606     1,123,254
                                                 ------------  ------------
                                                    8,198,368     8,060,767
                                                 ------------  ------------
            CONSUMER CYCLICAL - 9.87%
    75,600  Bed Bath & Beyond, Inc. (a)........     1,924,151     2,562,840
   116,700  Dollar General Corp................     2,346,309     1,738,830
    64,600  Home Depot, Inc....................     2,822,071     3,295,246
    47,300  Kroger Co. (with rights) (a).......     1,149,823       987,151
    54,300  Lowe's Companies, Inc..............     1,955,087     2,520,063
    77,800  McDonald's Corp....................     2,252,139     2,059,366
    92,900  Safeway, Inc. (a)..................     4,667,644     3,878,575
       300  Staples, Inc. (a)..................         4,299         5,610
    65,400  Target Corp. (with rights).........     2,241,869     2,684,670
    50,700  Wal-Mart Stores, Inc...............     2,722,179     2,917,785
                                                 ------------  ------------
                                                   22,085,571    22,650,136
                                                 ------------  ------------
            CONSUMER STAPLES - 6.43%
    56,600  Pepsi Bottling Group, Inc..........     1,039,414     1,330,100
    65,000  Pepsico, Inc.......................     2,858,216     3,164,850
    72,700  Philip Morris Companies, Inc.......     3,136,749     3,333,295
    65,200  Procter & Gamble Co................     4,322,426     5,159,276
    31,200  R.J. Reynolds Tobacco Holdings,
              Inc.                                  1,726,184     1,756,560
                                                 ------------  ------------
                                                   13,082,989    14,744,081
                                                 ------------  ------------
            ENERGY - 5.53%
    75,100  Burlington Resources, Inc..........     2,714,760     2,819,254
    33,633  ChevronTexaco Corp.................     2,918,650     3,013,853
    92,700  Exxon Mobil Corp...................     4,110,855     3,643,110
    58,700  GlobalSantaFe Corp.................     1,324,753     1,674,124
    41,000  Sunoco, Inc........................     1,572,599     1,530,940
                                                 ------------  ------------
                                                   12,641,617    12,681,281
                                                 ------------  ------------
            FINANCE - 17.20%
    59,900  Ambac Financial Group, Inc.........     3,566,854     3,465,814
    46,465  American International Group,
              Inc..............................     3,416,080     3,689,321
    54,900  Bank of America Corp...............     3,359,641     3,455,955
   180,200  Citigroup, Inc.....................     7,687,668     9,096,496
    55,500  Fannie Mae.........................     4,429,135     4,412,250
    14,300  Golden West Financial Corp.........       784,055       841,555
     6,000  Goldman Sachs Group, Inc...........       544,937       556,500
    25,800  Investment Technology
              Group, Inc. (with rights) (a)....       969,039     1,008,006
    52,800  Merrill Lynch & Co., Inc...........     2,925,773     2,751,936
    66,700  Pacific Century Financial Corp.....     1,352,764     1,726,863
    23,300  PNC Financial Services Group,
              Inc..............................     1,288,854     1,309,460
    55,600  St. Paul Companies, Inc. (with
              rights)                               2,423,283     2,444,732
    77,800  UnionBanCal Corp...................     2,217,983     2,956,400
    55,600  Wachovia Corp......................     1,718,028     1,743,616
                                                 ------------  ------------
                                                   36,684,094    39,458,904
                                                 ------------  ------------
                                                                  Market
  Shares                                           Cost (b)     Value (c)
----------                                       ------------  ------------
            HEALTH CARE - 16.12%
    79,100  Abbott Laboratories (with
              rights)..........................  $  3,742,575  $  4,409,825
    48,100  American Home Products Corp.
              (with rights)....................     2,614,730     2,951,416
    20,300  AmerisourceBergen Corp.
              (with rights)....................     1,287,782     1,290,065
    27,200  Baxter International, Inc. (with
              rights)                               1,343,438     1,458,736
    65,000  Becton, Dickinson & Co. (with
              rights)                               2,314,413     2,154,750
    18,100  Cephalon, Inc. (a).................     1,095,922     1,368,088
   102,700  CVS Corp...........................     2,592,581     3,039,920
    23,900  HCA, Inc...........................       932,720       921,106
    44,700  Immunex Corp. (a)..................       800,811     1,238,637
    35,100  Lilly (Eli) & Co...................     2,693,092     2,756,754
    64,700  McKesson Corp......................     1,981,184     2,419,780
    26,900  Merck & Co., Inc...................     2,008,029     1,581,720
    37,800  Pfizer, Inc. (with rights).........     1,476,094     1,506,330
   140,900  Pharmacia Corp. (with rights)......     5,615,634     6,009,385
   108,200  Schering-Plough Corp. (with
              rights)..........................     4,012,965     3,874,642
                                                 ------------  ------------
                                                   34,511,970    36,981,154
                                                 ------------  ------------
            SERVICES - 7.56%
    45,100  Adelphia Communications Corp.
              Class A (a)......................     1,742,533     1,406,218
   134,000  AOL Time Warner, Inc.
              (with rights) (a)................     4,656,343     4,301,400
    20,200  FedEx Corp. (a)....................       918,953     1,047,976
    52,500  First Data Corp....................     3,240,450     4,118,625
    25,100  Knight-Ridder, Inc. (with
              rights)..........................     1,344,936     1,629,743
   212,400  Liberty Media Corp.
              Class A (a)......................     2,899,822     2,973,600
    68,700  Sun Microsystems, Inc.
              (with rights) (a)................       791,771       847,758
    32,300  Waste Management, Inc..............       857,420     1,030,693
                                                 ------------  ------------
                                                   16,452,228    17,356,013
                                                 ------------  ------------
            TECHNOLOGY - 28.97%
    27,200  Analog Devices, Inc. (with
              rights) (a)                           1,164,154     1,207,408
   131,800  AT&T Corp..........................     2,400,762     2,390,852
   210,200  Cisco Systems, Inc. (with
              rights) (a)......................     3,026,923     3,806,722
    56,500  Credence Systems Corp. (a).........     1,229,898     1,049,205
    58,100  Dell Computer Corp. (with
              rights) (a)                           1,458,523     1,579,158
   166,100  General Electric Co................     7,473,285     6,657,288
   141,700  Hewlett-Packard Co.................     3,134,654     2,910,518
    77,000  Intel Corp.........................     1,822,402     2,421,650
    22,000  International Business Machines
              Corp.............................     2,079,832     2,661,120
    15,200  Lexmark International, Inc. (a)....       727,625       896,800
    27,000  Linear Technology Corp.............     1,264,956     1,054,080
    74,100  Lockheed Martin Corp...............     2,946,031     3,458,247
   136,200  Microsoft Corp. (a)................     7,771,211     9,025,974
    45,700  Motorola, Inc. (with rights).......       733,430       686,414
   124,400  Oracle Corp. (with rights) (a).....     1,669,520     1,717,964
    21,100  QUALCOMM, Inc. (a).................     1,127,073     1,065,550
    71,200  Qwest Communications International,
              Inc..............................     2,208,822     1,006,056
    66,300  Sanmina-SCI Corp. (with
              rights) (a)......................     1,447,302     1,319,370
    85,700  Solectron Corp. (with
              rights) (a)......................     1,667,029       966,696
    79,300  Sprint Corp........................     1,736,463     1,592,344
   260,200  Sycamore Networks, Inc. (a)........     1,172,947     1,394,672
    28,000  Texas Instruments, Inc. (with
              rights)..........................       913,406       784,000
   108,200  Tyco International Ltd. (with
              rights)..........................     5,977,766     6,372,980

FORTIS SERIES FUND, INC.
GROWTH & INCOME SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                                  Market
  Shares                                           Cost (b)     Value (c)
----------                                       ------------  ------------
    37,500  VeriSign, Inc. (a).................  $  1,350,342  $  1,426,500
    85,800  Verizon Communications, Inc........     4,307,099     4,072,068
    74,100  Vitesse Semiconductor Corp. (a)....       935,446       923,286
   194,200  WorldCom, Inc.-WorldCom
              Group (with rights) (a)..........     3,304,637     2,734,336
    32,900  Xilinx, Inc. (a)...................     1,155,866     1,284,745
                                                 ------------  ------------
                                                   66,207,404    66,466,003
                                                 ------------  ------------
            TRANSPORTATION - 0.53%
    39,000  USFreightways Corp.................     1,151,155     1,224,600
                                                 ------------  ------------
                                                                  Market
  Shares                                           Cost (b)     Value (c)
----------                                       ------------  ------------
            UTILITIES - 3.47%
    22,400  Dominion Resources, Inc............  $  1,338,313  $  1,346,240
    46,700  Duke Energy Corp. (with rights)....     1,787,166     1,833,443
    70,500  Dynegy, Inc. Class A...............     2,103,245     1,797,750
    62,500  Exelon Corp........................     4,191,659     2,992,500
                                                 ------------  ------------
                                                    9,420,383     7,969,933
                                                 ------------  ------------
            TOTAL COMMON STOCKS................  $220,435,779  $227,592,872
                                                 ============  ============

SHORT-TERM INVESTMENTS - 1.16%
--------------------------------------------------------------------------------

Principal                                                Market
  Amount                                               Value (c)
----------                                            ------------
            FINANCE - 1.16%
$2,246,000  State Street Bank - Repurchase
              Agreement, 1.68%, 1-2-2002 (Maturity
              Value $2,246,209).....................  $  2,246,000
    3,410   U.S. Bank N.A. Money Market Variable
              Rate Time Deposit, Current
              rate -- 2.04%.........................         3,410
  300,000   U.S Treasury Bill, 1.78%,
              6-20-2002(e)..........................       297,521
  100,000   U.S Treasury Bill, 3.34%,
              2-14-2002(e)..........................        99,799
                                                      ------------
            TOTAL SHORT-TERM INVESTMENTS............     2,646,730
                                                      ------------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $223,082,509)(b)......................  $230,239,602
                                                      ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $224,129,930 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $17,889,867
Unrealized depreciation.....................................  (11,780,195)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $ 6,109,672
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 2.78% of total net assets as of December 31, 2001.
(e) Security pledged as initial margin deposit for open financial futures position detailed below:

            FINANCIAL FUTURES-LONG

                                                                             Unrealized
                                              Market Value                 Appreciation/
                                 Number of      Covered                    (Depreciation)
            Issuer              Contract(s)  by Contract(s)   Expiration    at 12/31/01
------------------------------  -----------  --------------  ------------  --------------
Standard & Poor's 500                  6       $1,723,800     March 2002      $(29,250)

FORTIS SERIES FUND, INC.
S & P 500 INDEX SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 98.87%
--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
          BASIC MATERIALS - 4.06%
   6,900  Air Products and Chemicals,
            Inc. (with rights)...............  $    268,985  $    323,679
   9,700  Alcan, Inc.........................       292,449       348,521
  25,752  Alcoa, Inc.........................       582,155       915,484
   2,446  Allegheny Technologies, Inc........       102,224        40,970
   2,100  Ashland, Inc.......................        97,336        96,768
     800  Ball Corp..........................        32,323        56,560
  16,293  Barrick Gold Corp..................       320,326       259,873
   1,600  Bemis Co., Inc.....................        61,739        78,688
  10,400  Caterpillar, Inc...................       547,079       543,400
   2,200  Cooper Tire & Rubber Co............        47,087        35,112
  27,249  Dow Chemical Co....................       872,633       920,471
  31,084  Du Pont (E.I.) de Nemours & Co.....     1,962,373     1,321,381
   2,300  Eastman Chemical Co................       128,917        89,746
   8,800  Eastman Kodak Co...................       624,338       258,984
   4,000  Engelhard Corp. (with rights)......        78,272       110,720
   4,600  Fortune Brands, Inc................       166,205       182,114
   4,400  Freeport-McMoRan Copper & Gold,
            Inc. Class B (with
            rights) (a)......................        79,749        58,916
   6,898  Georgia-Pacific Group..............       225,497       190,454
  32,000  Gillette Co........................     1,580,137     1,068,800
   4,800  Goodyear Tire & Rubber Co..........       278,509       114,288
   1,500  Great Lakes Chemical Corp. (with
            rights)..........................        61,857        36,420
   3,400  Hercules, Inc. (a).................       128,340        34,000
   5,500  Inco Ltd. (a)......................        98,348        93,170
   2,900  International Flavors & Fragrances,
            Inc.                                    128,881        86,159
  14,633  International Paper Co.............       593,802       590,442
   3,033  Kerr-McGee Corp....................       165,387       166,208
  15,800  Kimberly-Clark Corp................       813,017       944,840
   3,300  Louisiana-Pacific Corp. (a)........        63,290        27,852
  13,900  Masco Corp.........................       383,416       340,550
   3,000  Mead Corp..........................       100,110        92,670
  11,900  Minnesota Mining and Manufacturing
            Co...............................     1,037,723     1,406,699
   5,901  Newmont Mining Corp................       148,993       112,768
   2,400  Nucor Corp.........................       117,186       127,104
   4,800  Pactiv Corp. (a)...................       155,124        85,200
   2,360  Phelps Dodge Corp. (a).............       132,550        76,464
   9,900  Placer Dome, Inc...................       126,590       108,009
   5,100  PPG Industries, Inc................       308,123       263,772
   4,900  Praxair, Inc.......................       220,964       270,725
   6,664  Rohm & Haas Co. (with rights)......       229,379       230,774
   2,543  Sealed Air Corp. (a)...............       137,030       103,805
   1,800  Snap-On, Inc.......................        67,858        60,588
   2,600  Stanley Works......................        96,991       121,082
   1,500  Temple-Inland, Inc.................        94,483        85,095
   1,800  Tupperware Corp....................        50,116        34,650
   2,700  USX-U.S. Steel Group...............        79,846        48,897
   3,100  Vulcan Materials Co. (with
            rights)..........................       148,017       148,614
   3,100  Westvaco Corp......................        91,385        88,195
   3,300  Williamette Industries, Inc........       124,215       171,996
   2,600  Worthington Industries, Inc........        42,612        36,920
                                               ------------  ------------
                                                 14,293,966    13,008,597
                                               ------------  ------------
          CAPITAL GOODS - 2.44%
   1,600  Bausch & Lomb, Inc.................        82,671        60,256
   2,500  Black & Decker Corp................       131,870        94,325
  25,406  Boeing Co..........................     1,110,831       985,245
   1,200  Cummins, Inc.......................        58,328        46,248
                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
   7,100  Deere & Co.........................  $    337,743  $    309,986
   6,200  Dover Corp.........................       210,722       229,834
  13,000  Emerson Electric Co................       772,254       742,300
   6,100  General Dynamics Corp..............       352,235       485,804
   3,100  Goodrich Corp......................       125,990        82,522
   5,200  Hasbro, Inc........................       123,682        84,396
  24,562  Honeywell International, Inc.......     1,090,091       830,687
   9,200  Illinois Tool Works, Inc...........       562,982       623,024
   5,150  Ingersoll-Rand Co..................       241,225       215,321
   2,700  International Game
            Technology (a)...................       152,646       184,410
   2,700  ITT Industries, Inc................        96,407       136,350
   5,600  KLA-Tencor Corp. (a)..............        156,898       277,536
   3,300  Northrop Grumman Corp. (with
            rights)                                 293,153       332,673
   4,300  Novellus Systems, Inc. (a).........       231,390       169,635
   3,700  Pall Corp..........................        80,432        89,022
   3,500  Parker-Hannifin Corp...............       139,648       160,685
   7,500  Pitney Bowes, Inc..................       375,411       282,075
   5,500  Rockwell International Corp........        97,381        98,230
   5,300  Teradyne, Inc. (with
            rights) (a)......................       261,024       159,742
  14,300  United Technologies Corp...........       723,948       924,209
  21,100  Xerox Corp.........................       928,764       219,862
                                               ------------  ------------
                                                  8,737,726     7,824,377
                                               ------------  ------------
          CONSUMER CYCLICAL - 9.33%
  12,255  Albertson's, Inc...................       565,851       385,910
   3,400  AutoZone, Inc. (a).................       101,347       244,120
   3,300  Avery Dennison Corp................       170,131       186,549
   8,800  Bed Bath & Beyond, Inc. (a)........       153,269       298,320
   6,300  Best Buy Co., Inc. (a).............       415,022       469,224
   3,500  Big Lots, Inc......................       115,199        36,400
   1,700  Boise Cascade Corp.................        56,840        57,817
   2,100  Brown-Forman Corp. Class B.........       120,529       131,460
   1,800  Centex Corp........................        52,594       102,762
   6,300  Circuit City Stores, Inc. - Circuit
            City Group (with rights).........       163,099       163,485
  13,600  Costco Wholesale Corp. (a).........       392,803       603,568
   1,775  Crane Co...........................        51,504        45,511
   4,522  Dana Corp..........................       202,703        62,765
   3,600  Darden Restaurants, Inc............        53,567       127,440
  16,999  Delphi Automotive Systems Corp.....       287,030       232,206
   2,600  Dillard's, Inc. Class A............        85,790        41,600
  10,045  Dollar General Corp................       199,649       149,670
   5,200  Family Dollar Stores, Inc..........       146,640       155,896
   6,000  Federated Department Stores,
            Inc. (a)                                268,008       245,400
  55,475  Ford Motor Co......................     1,485,923       872,067
  26,062  Gap, Inc...........................       672,703       363,304
  16,800  General Motors Corp................     1,004,246       816,480
   5,250  Genuine Parts Co...................       169,552       192,675
   2,900  Grainger (W.W.), Inc...............       131,757       139,200
  71,050  Home Depot, Inc....................     2,212,693     3,624,260
   2,600  Johnson Controls, Inc..............       142,187       209,950
   3,700  Jones Apparel Group, Inc. (a)......       121,683       122,729
  14,900  K Mart Corp. (a)...................       219,531        81,354
   1,300  KB Home............................        27,961        52,130
  10,100  Kohl's Corp. (a)...................       317,093       711,444
  24,600  Kroger Co. (a).....................       586,098       513,402
   6,000  Leggett & Platt, Inc...............       131,769       138,000
  12,900  Limited (The), Inc.................       187,984       189,888
   1,600  Liz Claiborne, Inc.................        69,196        79,600
  23,300  Lowe's Companies, Inc..............       455,218     1,081,353
  13,100  Mattel, Inc........................       394,192       225,320

FORTIS SERIES FUND, INC.
S & P 500 INDEX SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
   9,100  May Department Stores Co...........  $    350,706  $    336,518
  39,200  McDonald's Corp....................     1,271,550     1,037,624
   1,800  Navistar International Corp........        57,277        71,100
   8,089  Newell Rubbermaid, Inc. (with
            rights)..........................       330,277       223,014
   8,200  NIKE, Inc. Class B.................       412,549       461,168
   4,100  Nordstrom, Inc.....................       123,902        82,943
   9,000  Office Depot, Inc. (a).............       193,787       166,860
   2,300  PACCAR, Inc........................       108,941       150,926
   8,000  Penney (J.C.) Co., Inc.............       422,332       215,200
   1,800  Pulte Homes, Inc...................        51,644        80,406
   5,600  RadioShack Corp....................       141,610       168,560
   1,800  Reebok International Ltd. (with
            rights) (a)......................        42,974        47,700
  15,300  Safeway, Inc. (a)..................       807,243       638,775
  10,000  Sears, Roebuck & Co................       493,357       476,400
   4,700  Sherwin-Williams Co................       137,049       129,250
  13,800  Staples, Inc. (a)..................       302,525       258,060
  11,500  Starbucks Corp. (a)................       199,391       219,075
   4,000  Supervalu, Inc.....................        85,859        88,480
  20,400  SYSCO Corp.........................       254,951       534,888
  27,300  Target Corp. (with rights).........       631,015     1,120,665
   4,300  Textron, Inc.......................       299,265       178,278
   4,400  Tiffany & Co.......................       141,578       138,468
   8,500  TJX Companies, Inc.................       222,431       338,810
   6,000  Toys 'R' Us, Inc. (a)..............       145,027       124,440
   4,500  Tricon Global Restaurants,
            Inc. (a).........................       177,556       221,400
   3,800  TRW, Inc...........................       202,080       140,752
  17,296  Unilever N.V. NY Shares............     1,225,168       996,423
   3,400  V.F. Corp..........................       155,452       132,634
   4,015  Visteon Corp.......................        59,689        60,386
 135,200  Wal-Mart Stores, Inc...............     4,212,782     7,780,760
   3,400  Wendy's International, Inc.........        82,355        99,178
   4,300  Winn-Dixie Stores, Inc.............       172,966        61,275
                                               ------------  ------------
                                                 25,446,649    29,933,675
                                               ------------  ------------
          CONSUMER STAPLES - 6.16%
   1,700  Alberto-Culver Co. Class B.........        46,764        76,058
  26,800  Anheuser-Busch Companies, Inc......       738,296     1,211,628
  20,078  Archer-Daniels-Midland Co..........       310,196       288,119
   7,200  Avon Products, Inc.................       276,172       334,800
  12,400  Campbell Soup Co...................       606,585       370,388
   7,200  Clorox Co..........................       336,948       284,760
  75,400  Coca-Cola Co.......................     4,994,700     3,555,110
  13,500  Coca-Cola Enterprises, Inc.........       400,616       255,690
  16,700  Colgate-Palmolive Co...............       690,918       964,425
  16,300  ConAgra Foods, Inc.................       471,343       387,451
   1,100  Coors (Adolph) Co. Class B.........        52,285        58,740
  11,000  General Mills, Inc.................       426,114       572,110
  10,600  Heinz (H.J.) Co....................       533,392       435,872
   4,100  Hershey Foods Corp.................       246,268       277,570
  12,300  Kellogg Co.........................       472,824       370,230
   8,800  Pepsi Bottling Group, Inc..........       194,656       206,800
  53,060  Pepsico, Inc.......................     1,811,238     2,583,491
  65,700  Philip Morris Companies, Inc.......     2,701,948     3,012,345
  39,300  Procter & Gamble Co................     3,227,820     3,109,809
  23,800  Sara Lee Corp......................       612,693       529,074
   5,000  UST, Inc...........................       151,735       175,000
   6,500  Weyerhaeuser Co....................       359,611       351,520
   6,800  Wrigley (Wm.) Jr. Co. (with
            rights)..........................       268,428       349,316
                                               ------------  ------------
                                                 19,931,550    19,760,306
                                               ------------  ------------
                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
          ENERGY - 6.60%
   2,700  Amerada Hess Corp..................  $    150,686  $    168,750
   7,563  Anadarko Petroleum Corp. (with
            rights)                                 283,218       429,957
   4,180  Apache Corp........................       134,972       208,498
  10,200  Baker Hughes, Inc..................       288,926       371,994
   6,105  Burlington Resources, Inc..........       250,917       229,182
  32,313  ChevronTexaco Corp.................     2,560,493     2,895,568
  18,902  Conoco Inc.........................       498,428       534,927
   3,900  Devon Energy Corp..................       237,169       150,735
   3,500  EOG Resources, Inc.................       148,217       136,885
 207,496  Exxon Mobil Corp...................     6,907,678     8,154,593
  13,000  Halliburton Co. (with rights)......       527,331       170,300
   4,200  KeySpan Corp.......................       146,254       145,530
   3,500  Kinder Morgan, Inc.................       166,546       194,915
   4,500  Nabors Industries, Inc. (a)........       240,346       154,485
   1,400  NICOR, Inc.........................        53,713        58,296
   4,100  Noble Drilling Corp. (with
            rights) (a)......................       171,472       139,564
  11,200  Occidental Petroleum Corp..........       258,829       297,136
   1,100  Peoples Energy Corp................        39,616        41,723
  11,540  Phillips Petroleum Co..............       482,957       695,400
   6,572  Progress Energy, Inc...............       249,786       295,937
   3,300  Progress Energy, Inc. - CVO (a)....            --         1,435
   2,900  Rowan Companies, Inc. (a)..........        61,566        56,173
  64,400  Royal Dutch Petroleum Co. NY Shares     3,408,368     3,156,888
  17,400  Schlumberger Ltd...................     1,010,009       956,130
   6,255  Sempra Energy......................       158,737       153,560
   2,500  Sunoco, Inc........................        91,105        93,350
   9,600  Transocean Sedco Forex, Inc........       367,801       324,672
   7,400  Unocal Corp........................       274,509       266,918
   9,400  USX-Marathon Group (with rights)...       288,937       282,000
  15,600  Williams Companies, Inc............       490,273       398,112
                                               ------------  ------------
                                                 19,948,859    21,163,613
                                               ------------  ------------
          FINANCE - 18.19%
   4,344  Aetna, Inc.........................       118,928       143,309
  15,900  Aflac, Inc.........................       406,879       390,504
  24,500  Allstate Corp......................     1,001,995       825,650
   3,250  Ambac Financial Group, Inc.........       182,661       188,045
  40,500  American Express Co................     1,341,577     1,445,445
  83,315  American International Group,
            Inc..............................     4,129,512     6,615,211
  11,200  AmSouth Bancorporation.............       291,334       211,680
   8,125  Aon Corp...........................       314,442       288,600
  47,694  Bank of America Corp...............     3,118,941     3,002,337
  22,300  Bank of New York Co., Inc..........       682,657       909,840
  35,332  Bank One Corp......................     1,762,463     1,379,715
  13,800  BB&T Corp..........................       458,864       498,318
   2,847  Bear Stearns Companies, Inc........       126,229       166,948
   6,500  Capital One Financial Corp.........       288,129       350,675
   6,572  Charter One Financial, Inc.........       145,491       178,430
   5,100  Chubb Corp. (with rights)..........       344,541       351,900
   4,300  CIGNA Corp. (with rights)..........       313,462       398,395
   4,900  Cincinnati Financial Corp..........       202,581       186,935
 156,058  Citigroup, Inc.....................     4,740,058     7,877,808
   5,450  Comerica, Inc......................       316,719       312,285
  15,300  Concord EFS, Inc. (a)..............       328,463       501,534
  10,382  Conseco, Inc. (a)..................       386,129        46,304
   3,600  Countrywide Credit Industries,
            Inc..............................       150,179       147,492
  12,600  Equity Office Properties Trust.....       386,529       379,008
   8,000  Equity Residential Properties
            Trust............................       231,320       229,680
  30,300  Fannie Mae.........................     1,802,670     2,408,850
  17,407  Fifth Third Bancorp................       732,967     1,071,923
  31,739  FleetBoston Financial Corp.........     1,261,570     1,158,473

--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
   8,000  Franklin Resources, Inc............  $    360,523  $    282,160
  21,000  Freddie Mac........................       982,137     1,373,400
   4,800  Golden West Financial Corp.........       143,245       282,480
  14,073  Household International, Inc.......       582,824       815,390
   7,590  Huntington Bancshares, Inc.........       198,230       130,472
  59,860  J.P. Morgan Chase & Co.............     2,560,357     2,175,911
   4,575  Jefferson-Pilot Corp...............       179,996       211,685
   9,300  John Hancock Financial Services,
            Inc.                                    371,349       384,090
  12,900  KeyCorp............................       414,558       313,986
   7,300  Lehman Brothers Holdings, Inc......       230,995       487,640
   5,700  Lincoln National Corp..............       236,995       276,849
   6,000  Loews Corp.........................       277,330       332,280
   8,350  Marsh & McLennan Companies, Inc....       524,286       897,208
   4,500  MBIA, Inc..........................       191,535       241,335
  25,875  MBNA Corp..........................       590,686       910,800
  14,500  Mellon Financial Corp..............       453,255       545,490
  25,600  Merrill Lynch & Co., Inc...........     1,048,551     1,334,272
  22,000  Metlife, Inc.......................       798,160       696,960
   3,200  MGIC Investment Corp...............       156,525       197,504
  33,230  Morgan Stanley Dean Witter & Co....     1,288,630     1,858,886
  18,200  National City Corp.................       608,657       532,168
   6,800  Northern Trust Corp................       267,977       409,496
   8,800  PNC Financial Services Group.......       455,208       494,560
   3,700  Price (T. Rowe) Associates, Inc....       119,225       128,501
   2,200  Progressive Corp...................       270,567       328,460
   8,800  Providian Financial Corp. (with
            rights) (a)......................       259,787        31,240
   6,900  Regions Financial Corp.............       242,698       207,276
   1,800  Ryder System, Inc..................        51,783        39,870
   3,900  SAFECO Corp........................       176,339       121,485
  42,000  Schwab (Charles) Corp..............       727,691       649,740
  10,300  SouthTrust Corp....................       203,384       254,101
   6,458  St. Paul Companies, Inc. (with
            rights)..........................       245,466       283,958
   9,900  State Street Corp..................       323,468       517,275
   6,600  Stilwell Financial, Inc............       174,330       179,652
   8,900  SunTrust Banks, Inc................       635,514       558,030
   8,750  Synovus Financial Corp. (with
            rights)..........................       188,463       219,188
   3,800  Torchmark Corp.....................       129,055       149,454
  59,155  U.S. Bancorp (with rights).........     1,675,394     1,238,114
   4,200  Union Planters Corp................       200,321       189,546
   9,400  UnitedHealth Group, Inc............       249,634       665,238
   7,366  UnumProvident Corp.................       357,475       195,273
   4,700  USA Education, Inc.................       222,245       394,894
  41,270  Wachovia Corp......................     1,967,309     1,294,227
  26,608  Washington Mutual, Inc. (with
            rights)..........................       729,840       870,082
   1,900  Wellpoint Health Networks,
            Inc. (a).........................       163,874       222,015
  51,400  Wells Fargo & Co...................     1,879,755     2,233,330
   4,100  XL Capital Ltd. Class A............       341,921       374,576
   2,800  Zions Bancorporation...............       161,112       147,224
                                               ------------  ------------
                                                 50,185,949    58,343,065
                                               ------------  ------------
          HEALTH CARE - 14.15%
  47,000  Abbott Laboratories (with
            rights)..........................     1,838,811     2,620,250
   4,000  Allergan, Inc......................       117,865       300,200
  40,100  American Home Products Corp. (with
            rights)..........................     1,907,239     2,460,536
   3,100  AmerisourceBergen Corp. (with
            rights)                                 196,741       197,005
  31,600  Amgen, Inc. (with rights) (a)......       727,486     1,783,504
   1,500  Bard (C.R.), Inc...................        59,796        96,750
  18,000  Baxter International, Inc. (with
            rights)..........................       517,142       965,340
   7,800  Becton, Dickinson & Co. (with
            rights)..........................       240,010       258,570
   4,500  Biogen, Inc. (a)...................       410,876       258,075
                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
   8,150  Biomet, Inc........................  $    111,689  $    251,835
  12,200  Boston Scientific Corp. (a)........       373,127       294,264
  58,700  Bristol-Myers Squibb Co............     3,028,718     2,993,700
  13,700  Cardinal Health, Inc...............       656,851       885,842
   5,800  Chiron Corp. (a)...................       254,751       254,272
  11,900  CVS Corp...........................       462,848       352,240
   5,300  Forest Laboratories, Inc. (a)......       354,352       434,335
   6,300  Genzyme Corp. - General
            Division (a)                            363,636       377,118
   9,300  Guidant Corp. (a)..................       365,795       463,140
  15,550  HCA, Inc...........................       389,181       599,297
   7,500  Health Management Associates, Inc.
            Class A (a)......................       148,500       138,000
  11,800  HealthSouth Corp. (a)..............       240,671       174,876
   5,200  Humana, Inc. (a)...................        97,113        61,308
  16,500  Immunex Corp. (a)..................       303,027       457,215
  93,048  Johnson & Johnson..................     3,498,700     5,499,137
   7,400  King Pharmaceuticals, Inc. (a).....       207,092       311,762
  34,100  Lilly (Eli) & Co...................     2,365,474     2,678,214
   3,100  Manor Care, Inc. (a)...............        92,529        73,501
   8,618  McKesson Corp......................       565,975       322,313
   6,500  MedImmune, Inc. (a)................       427,781       301,275
  36,600  Medtronic, Inc. (with rights)......     1,172,177     1,874,286
  69,000  Merck & Co., Inc...................     4,451,692     4,057,200
 190,700  Pfizer, Inc........................     5,439,531     7,599,395
  39,144  Pharmacia Corp. (with rights)......     1,669,350     1,669,492
   3,500  Quintiles Transnational
            Corp. (a)........................        76,235        56,280
  44,400  Schering-Plough Corp. (with
            rights)..........................     1,803,497     1,589,964
   2,300  Sigma-Aldrich Corp.................        77,550        90,643
   2,600  St. Jude Medical, Inc. (with
            rights) (a)......................        85,862       201,890
   5,900  Stryker Corp.......................       308,334       344,383
   9,800  Tenet Healthcare Corp. (a).........       268,594       575,456
  30,900  Walgreen Co........................       634,858     1,040,094
   3,900  Waters Corp. (a)...................       151,125       151,125
   3,200  Watson Pharmaceuticals,
            Inc. (a).........................       144,612       100,448
   5,850  Zimmer Holdings, Inc. (a)..........       147,935       178,659
                                               ------------  ------------
                                                 36,755,128    45,393,189
                                               ------------  ------------
          SERVICES - 7.29%
   6,000  Allied Waste Industries,
            Inc. (a).........................       104,678        84,360
   1,900  American Greetings Corp.
            Class A (a)                              70,148        26,182
 134,350  AOL Time Warner, Inc. (with
            rights) (a)                           5,684,660     4,312,635
   1,600  Autodesk, Inc......................        52,702        59,632
  18,700  Automatic Data Processing, Inc.....       644,713     1,101,430
   8,678  Avaya, Inc. (a)....................       254,801       105,438
  29,736  Cendant Corp. (a)..................       622,352       583,123
   5,100  Cintas Corp........................       183,361       246,789
  18,100  Clear Channel Communications,
            Inc. (a).........................     1,186,857       921,471
  28,700  Comcast Corp. Special
            Class A (a)......................       873,440     1,033,200
   5,100  Computer Sciences Corp. (a)........       276,085       249,798
   5,200  Convergys Corp. (a)................       237,243       194,948
   2,100  Deluxe Corp........................        56,569        87,318
   3,600  Donnelley (R.R.) & Sons Co.........       136,000       106,884
   2,600  Dow Jones & Co., Inc...............       125,957       142,298
   3,900  Ecolab, Inc........................       119,446       156,975
  14,400  Electronic Data Systems Corp.......       655,249       987,120
   4,300  Equifax, Inc.......................        88,088       103,845
   8,960  FedEx Corp. (a)....................       335,541       464,845
  11,600  First Data Corp....................       414,283       910,020
   5,650  Fiserv, Inc. (a)...................       168,264       239,108
   2,400  Fluor Corp.........................        81,850        89,760
   8,000  Gannett Co., Inc. (with rights)....       489,900       537,840

FORTIS SERIES FUND, INC.
S & P 500 INDEX SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
   5,500  H & R Block, Inc...................  $    119,645  $    245,850
   3,600  Harrah's Entertainment, Inc. (with
            rights) (a)......................        71,580       133,236
  11,300  Hilton Hotels Corp.................       165,161       123,396
   8,900  IMS Health, Inc....................       202,118       173,639
  11,400  Interpublic Group of Companies,
            Inc..............................       359,987       336,756
   2,500  Knight-Ridder, Inc. (with
            rights)..........................       140,058       162,325
   7,400  Marriott International, Inc.
            Class A..........................       257,512       300,810
   5,900  McGraw-Hill Companies, Inc.........       243,824       359,782
   1,500  Meredith Corp......................        51,784        53,475
   4,800  Moody's Corp.......................       105,292       191,328
   2,900  NCR Corp. (a)......................       111,647       106,894
   4,800  New York Times Co. Class A.........       150,257       207,600
  11,100  Novell, Inc. (a)...................       139,966        50,949
   5,600  Omnicom Group, Inc.................       308,337       500,360
   8,100  Parametric Technology Corp. (a)....       168,294        63,261
  11,325  Paychex, Inc.......................       258,117       396,828
   9,200  PeopleSoft, Inc. (a)...............       239,777       369,840
   5,300  Robert Half International,
            Inc. (with rights) (a)...........       169,496       141,510
   4,013  Sabre Holdings Corp. (a)...........       194,105       169,951
   3,900  Sapient Corp. (a)..................       199,882        30,108
   6,000  Starwood Hotels & Resorts
            Worldwide, Inc...................       198,112       179,100
  98,800  Sun Microsystems, Inc. (a).........     1,118,159     1,219,192
   3,200  TMP Worldwide, Inc. (a)............       193,709       137,280
   9,000  Tribune Co.........................       264,147       336,870
   9,700  Unisys Corp. (a)...................       268,054       121,638
   6,300  Univision Communications, Inc.
            Class A (a)......................       268,961       254,898
  53,989  Viacom, Inc. Class B (a)...........     1,824,547     2,383,614
  61,900  Walt Disney Co.....................     1,950,026     1,282,568
  19,005  Waste Management, Inc..............       858,400       606,450
                                               ------------  ------------
                                                 23,463,141    23,384,527
                                               ------------  ------------
          TECHNOLOGY - 27.14%
  23,700  ADC Telecommunications, Inc. (with
            rights) (a)......................       414,657       109,020
   7,300  Adobe Systems, Inc.................       118,391       226,665
  10,400  Advanced Micro Devices,
            Inc. (a).........................       161,426       164,944
  13,800  Agilent Technologies, Inc. (a).....       647,426       393,438
   9,500  ALLTEL Corp........................       514,223       586,435
  11,700  Altera Corp. (a)...................       496,029       248,274
   5,900  American Power Conversion
            Corp. (a)                               209,500        85,314
  10,900  Analog Devices, Inc. (a)...........       336,717       483,851
   2,500  Andrew Corp. (with rights) (a).....        58,237        54,725
  10,600  Apple Computer, Inc. (a)...........       204,065       232,140
   6,400  Applied Biosystems Group - Applera
            Corp.............................       131,420       251,328
  24,700  Applied Materials, Inc. (a)........       725,696       990,470
   9,100  Applied Micro Circuits
            Corp. (a)........................       682,358       103,012
 107,280  AT&T Corp..........................     3,177,248     1,946,059
  76,752  AT&T Wireless Services,
            Inc. (a).........................     1,768,982     1,102,926
  56,800  BellSouth Corp.....................     1,951,404     2,166,920
   7,400  BMC Software, Inc. (a).............       391,591       121,138
   7,900  Broadcom Corp. Class A (a).........     1,518,612       323,742
   4,300  CenturyTel, Inc....................       189,990       141,040
   9,900  CIENA Corp. (a)....................       183,348       141,669
 222,500  Cisco Systems, Inc. (with
            rights) (a)......................     5,371,487     4,029,475
   8,800  Citizens Communications Co. (a)....       135,944        93,808
   5,600  Citrix Systems, Inc. (a)...........       257,550       126,896
  51,205  Compaq Computer Corp...............     1,485,217       499,761
                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
  17,500  Computer Associates International,
            Inc..............................  $    812,723  $    603,575
  11,200  Compuware Corp. (a)................       400,096       132,048
   5,500  Comverse Technology, Inc. (a)......       333,643       123,035
   7,500  Conexant Systems, Inc. (a).........       592,141       107,700
   2,800  Cooper Industries, Inc.............       149,677        97,776
  28,200  Corning, Inc.......................       905,110       251,544
   4,300  Danaher Corp.......................       209,750       259,333
  79,200  Dell Computer Corp. (with
            rights) (a)......................     1,981,713     2,152,656
   2,100  Eaton Corp. (with rights)..........       148,329       156,261
  66,900  EMC Corp. (a)......................     1,436,191       899,136
   9,900  Gateway, Inc. (a)..................       328,771        79,596
 301,200  General Electric Co................     8,956,968    12,072,096
  58,900  Hewlett-Packard Co.................     1,605,218     1,209,806
 203,600  Intel Corp.........................     5,556,428     6,403,220
  52,300  International Business Machines
            Corp.                                 4,111,075     6,326,208
   6,300  Intuit, Inc. (with rights) (a).....       309,094       269,388
   5,800  Jabil Circuit, Inc. (with
            warrants) (a)....................       210,308       131,776
  39,900  JDS Uniphase Corp. (a).............     4,278,922       348,327
   3,900  Lexmark International, Inc. (a)....       262,332       230,100
   9,600  Linear Technology Corp.............       529,353       374,784
  13,300  Lockheed Martin Corp...............       585,003       620,711
  11,000  LSI Logic Corp. (a)................       206,407       173,580
 103,244  Lucent Technologies, Inc. (a)......     4,057,552       649,405
  10,000  Maxim Integrated Products,
            Inc. (a).........................       606,542       525,100
   2,300  Maytag Corp........................       108,011        71,369
   2,500  Mercury Interactive Corp. (a)......       236,359        84,950
  18,100  Micron Technology, Inc. (a)........       519,535       561,100
 163,400  Microsoft Corp. (a)................     9,508,606    10,828,518
   1,400  Millipore Corp.....................        52,543        84,980
   5,925  Molex, Inc.........................       240,854       183,379
  67,476  Motorola, Inc......................     1,493,410     1,013,490
   5,300  National Semiconductor
            Corp. (a)........................       134,270       163,187
   9,900  Network Appliance, Inc. (a)........       191,252       216,513
  24,200  Nextel Communications, Inc.
            Class A (a)......................       598,173       265,232
  96,580  Nortel Networks Corp. (a)..........     2,142,598       724,350
   4,300  NVIDIA Corp. (a)...................       231,493       287,670
 168,700  Oracle Corp. (a)...................     1,236,273     2,329,747
  17,201  Palm, Inc. (with rights) (a).......       353,728        66,740
   3,800  PerkinElmer, Inc...................        65,857       133,076
   5,000  PMC - Sierra, Inc. (a).............       184,050       106,300
   2,500  Power-One, Inc. (a)................       207,176        26,025
   2,800  QLogic Corp. (a)...................       332,563       124,600
  23,200  QUALCOMM, Inc. (a).................     1,257,922     1,171,600
  50,404  Qwest Communications International,
            Inc..............................     2,252,250       712,208
  11,700  Raytheon Co........................       613,432       379,899
   5,500  Rockwell Collins, Inc..............       156,705       107,250
  15,800  Sanmina-SCI Corp. (with
            rights) (a)......................       550,943       314,420
 102,136  SBC Communications, Inc............     4,066,486     4,000,667
   4,900  Scientific-Atlanta, Inc............        77,488       117,306
  14,000  Siebel Systems, Inc. (a)...........       917,289       391,720
  24,400  Solectron Corp. (with
            rights) (a)......................       620,023       275,232
  26,900  Sprint Corp........................       936,009       540,152
  29,900  Sprint Corp. (PCS Group) (a).......       552,795       729,859
   6,850  Symbol Technologies, Inc. (with
            rights)                                 165,980       108,778
   2,800  Tektronix, Inc. (a)................        53,045        72,184
  12,400  Tellabs, Inc. (a)..................       496,926       186,372
  52,600  Texas Instruments, Inc. (with
            rights)..........................     1,322,161     1,472,800
   5,500  Thermo Electron Corp. (with
            rights) (a)                             117,956       131,230
   1,800  Thomas & Betts Corp. (a)...........        82,126        38,070

--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
  60,540  Tyco International Ltd. (with
            rights)..........................  $  2,113,936  $  3,565,806
  12,093  VERITAS Software Corp. (a).........     1,421,726       542,008
  82,346  Verizon Communications, Inc........     3,903,343     3,908,141
   5,600  Vitesse Semiconductor Corp. (a)....       352,241        69,776
   2,000  Whirlpool Corp.....................       116,159       146,660
  89,436  WorldCom, Inc. - WorldCom
            Group (with rights) (a)..........     3,206,928     1,259,259
  10,100  Xilinx, Inc. (a)...................       459,651       394,405
  17,200  Yahoo!, Inc. (a)...................     2,849,339       305,128
                                               ------------  ------------
                                                106,204,474    87,032,367
                                               ------------  ------------
          TRANSPORTATION - 0.92%
   4,700  AMR Corp. (a)......................       134,902       104,199
   2,700  Brunswick Corp.....................        71,373        58,752
  11,900  Burlington Northern Santa Fe
            Corp.............................       384,611       339,507
  17,700  Carnival Corp......................       776,751       497,016
   6,500  CSX Corp...........................       307,870       227,825
   3,700  Delta Air Lines, Inc...............       213,934       108,262
   9,200  Harley-Davidson, Inc...............       326,503       499,652
   1,900  McDermott International,
            Inc. (a).........................        54,168        23,313
  11,700  Norfolk Southern Corp..............       361,244       214,461
  23,105  Southwest Airlines Co..............       209,413       426,980
   7,500  Union Pacific Corp.................       421,259       427,500
   2,100  US Airways Group, Inc. (a).........       120,852        13,314
                                               ------------  ------------
                                                  3,382,880     2,940,781
                                               ------------  ------------
          UTILITIES - 2.68%
  16,100  AES Corp. (a)......................       478,595       263,235
   3,800  Allegheny Energy, Inc..............       161,176       137,636
   4,200  Ameren Corp........................       162,986       177,660
   9,800  American Electric Power Co.,
            Inc..............................       417,894       426,594
                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
   9,100  Calpine Corp. (with rights) (a)....  $    333,596  $    152,789
   4,800  Cinergy Corp.......................       158,590       160,464
   4,000  CMS Energy Corp....................       165,663        96,120
   6,400  Consolidated Edison, Inc...........       265,923       258,304
   5,000  Constellation Energy Group, Inc....       149,914       132,750
   7,894  Dominion Resources, Inc............       322,771       474,429
   5,000  DTE Energy Co......................       191,690       209,700
  23,406  Duke Energy Corp...................       648,946       918,920
  10,700  Dynegy, Inc. Class A...............       543,157       272,850
   9,900  Edison International...............       260,268       149,490
  15,433  El Paso Corp.......................       523,224       688,466
   6,700  Entergy Corp.......................       188,429       262,037
   9,675  Exelon Corp........................       343,599       463,239
   9,254  FirstEnergy Corp. (with rights)....       269,280       323,705
   5,300  FPL Group, Inc.....................       295,006       298,920
  12,128  Mirant Corp. (a)...................       305,553       194,291
   4,900  Niagara Mohawk Holdings,
            Inc. (a).........................        70,078        86,877
   6,300  NiSource, Inc......................       156,954       145,278
  11,700  PG&E Corp. (a).....................       340,801       225,108
   2,600  Pinnacle West Capital Corp.........        96,980       108,810
   4,400  PPL Corp...........................       111,074       153,340
   6,300  Public Service Enterprise Group,
            Inc..............................       209,809       265,797
   8,974  Reliant Energy, Inc................       236,166       237,990
  21,100  Southern Co........................       332,035       534,885
   4,100  TECO Energy, Inc...................       109,745       107,584
   8,102  TXU Corp...........................       331,134       382,009
  10,445  Xcel Energy, Inc...................       289,951       289,744
                                               ------------  ------------
                                                  8,470,987     8,599,021
                                               ------------  ------------
          TOTAL COMMON STOCKS................  $316,821,309  $317,383,518
                                               ============  ============

SHORT-TERM INVESTMENTS - 1.14%
--------------------------------------------------------------------------------

Principal                                                Market
  Amount                                               Value (c)
----------                                            ------------
            FINANCE - 1.14%
$3,419,111  State Street Bank Money Market Variable
              Rate Time Deposit, Current
              rate -- 1.88%.........................  $  3,419,111
    4,753   U.S. Bank N.A. Money Market Variable
              Rate Time Deposit, Current
              rate -- 2.04%.........................         4,753
  225,000   U.S. Treasury Bill, 1.69%,
              3-21-2002(e)..........................       224,181
                                                      ------------
            TOTAL SHORT-TERM INVESTMENTS............     3,648,045
                                                      ------------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $320,469,354)(b)......................  $321,031,563
                                                      ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $320,966,780 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $ 63,195,945
Unrealized depreciation.....................................   (63,131,162)
--------------------------------------------------------------------------
Net unrealized appreciation.................................  $     64,783
--------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 3.00% of total net assets as of December 31, 2001.
(e) Security pledged as initial margin deposit for open financial futures position detailed below:

            FINANCIAL FUTURES-LONG

                                                                             Unrealized
                                              Market Value                 Appreciation/
                                 Number of      Covered                    (Depreciation)
            Issuer              Contract(s)  by Contract(s)   Expiration    at 12/31/01
------------------------------  -----------  --------------  ------------  --------------
Standard & Poor's 500                  14      $4,022,200     March 2002      $36,800

FORTIS SERIES FUND, INC.
BLUE CHIP STOCK SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 99.54%
--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
          CAPITAL GOODS - 0.07%
   3,600  KLA-Tencor Corp. (a)..............   $    214,247  $    178,416
                                               ------------  ------------
          CONSUMER CYCLICAL - 5.00%
  11,000  Best Buy Co., Inc. (a).............       602,997       819,280
  70,200  Home Depot, Inc....................     3,132,787     3,580,902
  14,100  Kroger Co. (with rights) (a).......       334,195       294,267
   2,000  NIKE, Inc. Class B.................       112,944       112,480
  35,900  Safeway, Inc. (a)..................     1,561,997     1,498,825
  68,100  Target Corp. (with rights).........     2,293,467     2,795,505
  50,200  Wal-Mart Stores, Inc...............     2,405,859     2,889,010
                                               ------------  ------------
                                                 10,444,246    11,990,269
                                               ------------  ------------
          CONSUMER STAPLES - 4.04%
  52,100  Coca-Cola Co.......................     2,806,893     2,456,515
  15,500  Colgate-Palmolive Co. (with
            rights)..........................       869,490       895,125
   3,600  Hershey Foods Corp.................       230,725       243,720
  68,110  Pepsico, Inc.......................     2,589,043     3,316,276
  60,500  Philip Morris Companies, Inc.......     2,458,538     2,773,925
                                               ------------  ------------
                                                  8,954,689     9,685,561
                                               ------------  ------------
          ENERGY - 4.90%
   3,800  Amerada Hess Corp..................       284,843       237,500
  68,200  Baker Hughes, Inc..................     2,326,049     2,487,254
  39,600  BJ Services Co. (a)................     1,151,844     1,285,020
  33,200  ChevronTexaco Corp. (with
            rights)..........................     2,926,418     2,975,052
 107,260  Exxon Mobil Corp...................     3,813,284     4,215,318
  10,000  Smith International, Inc. (with
            rights) (a)                             435,318       536,200
                                               ------------  ------------
                                                 10,937,756    11,736,344
                                               ------------  ------------
          FINANCE - 29.11%
  68,100  ACE Ltd. ADR (with rights).........     1,968,470     2,734,215
  10,800  American Express Co................       513,640       385,452
  52,100  American International Group,
            Inc..............................     3,988,555     4,136,740
  25,200  Bank of America Corp...............     1,473,762     1,586,340
  39,600  Bank of New York Co., Inc..........     1,480,511     1,615,680
       8  Berkshire Hathaway, Inc.
            Class A (a)......................       563,070       604,800
  21,900  Capital One Financial Corp.........     1,105,057     1,181,505
 207,760  Citigroup, Inc.....................     6,593,506    10,487,725
 118,600  Concord EFS, Inc. (a)..............     2,654,327     3,887,708
  48,600  Fannie Mae.........................     3,063,656     3,863,700
  40,300  Fifth Third Bancorp................     2,284,832     2,481,674
   7,200  Franklin Resources, Inc............       244,813       253,944
 129,900  Freddie Mac........................     6,755,025     8,495,460
  11,700  Goldman Sachs Group, Inc...........       983,517     1,085,175
  26,800  Marsh & McLennan Companies,
            Inc. (with rights)...............     2,277,023     2,879,660
  71,800  Mellon Financial Corp..............     2,528,709     2,701,116
  16,000  Merrill Lynch & Co., Inc...........       767,371       833,920
  39,400  Morgan Stanley Dean Witter &
            Co. (with rights)................     1,933,139     2,204,036
  14,600  Northern Trust Corp................       764,481       879,212
  10,400  Progressive Corp...................     1,066,331     1,552,720
   3,300  Prudential Financial, Inc. (a).....        90,750       109,527
  34,850  Schwab (Charles) Corp..............       893,495       539,129
  53,700  State Street Corp. (with rights)...     2,182,009     2,805,825
  25,000  U.S. Bancorp (with rights).........       497,286       523,250
  85,800  UnitedHealth Group, Inc............     2,962,920     6,072,066
  28,200  WellPoint Health Networks,
            Inc. (a).........................     2,341,811     3,295,170
  44,500  Wells Fargo & Co. (with rights)....     1,603,721     1,933,525
                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
   6,700  XL Capital Ltd. Class A (with
            rights)..........................  $    595,159  $    612,112
                                               ------------  ------------
                                                 54,176,946    69,741,386
                                               ------------  ------------
          HEALTH CARE - 18.83%
  50,300  Abbott Laboratories (with
            rights)..........................     2,457,340     2,804,225
  23,800  Allergan, Inc. (with rights).......     1,870,862     1,786,190
  85,500  American Home Products Corp. (with
            rights)..........................     4,500,594     5,246,280
  16,900  AmerisourceBergen Corp. (with
            rights)                               1,041,422     1,073,995
  27,200  Amgen, Inc. (with rights) (a)......     1,265,252     1,535,168
  47,600  Baxter International, Inc. (with
            rights)..........................     1,914,794     2,552,788
  10,800  Biovail Corp. (a)..................       548,795       607,500
  11,200  Cardinal Health, Inc...............       750,290       724,192
  10,500  Forest Laboratories, Inc. (a)......       717,571       860,475
  16,600  Genentech, Inc. (a)................       775,892       900,550
  19,800  Guidant Corp. (a)..................       714,608       986,040
  31,300  HCA, Inc...........................     1,258,437     1,206,302
  12,200  Idec Pharmaceuticals Corp. (a).....       642,396       840,946
  82,600  Johnson & Johnson..................     3,980,497     4,881,660
  22,633  King Pharmaceuticals, Inc. (a).....       826,752       953,528
  14,400  Laboratory Corporation of America
            Holdings (with rights) (a).......     1,084,742     1,164,240
   4,900  Lilly (Eli) & Co...................       380,462       384,846
  41,300  MedImmune, Inc. (a)................     1,927,546     1,914,255
  10,800  Medtronic, Inc. (with rights)......       500,524       553,068
 238,300  Pfizer, Inc. (with rights).........     7,452,707     9,496,255
  10,757  Pharmacia Corp. (with rights)......       603,746       458,786
  41,100  Schering-Plough Corp. (with
            rights)..........................     1,984,706     1,471,791
  10,000  Tenet Healthcare Corp. (a).........       585,895       587,200
  19,700  Walgreen Co. (with rights).........       690,648       663,102
  37,900  Waters Corp. (a)...................     1,428,078     1,468,625
                                               ------------  ------------
                                                 39,904,556    45,122,007
                                               ------------  ------------
          SERVICES - 15.32%
  13,300  Affiliated Computer Services, Inc.
            Class A (a)......................     1,198,052     1,411,529
 148,900  AOL Time Warner, Inc. (with
            rights) (a)                           7,176,961     4,779,690
  30,400  Apollo Group, Inc. Class A (a).....     1,255,897     1,368,304
  41,200  Automatic Data Processing, Inc.....     1,631,113     2,426,680
   3,700  Brocade Communications Systems,
            Inc. (a).........................       118,283       122,544
 120,200  Cendant Corp. (a)..................     2,135,847     2,357,122
   8,900  Check Point Software Technologies
            Ltd. (a).........................       374,610       355,021
  55,300  Clear Channel Communications,
            Inc. (a).........................     3,283,282     2,815,323
  40,300  Comcast Corp. Special
            Class A (a)......................     1,615,794     1,450,800
   7,800  Convergys Corp. (a)................       293,684       292,422
  17,500  Electronic Data Systems Corp.......     1,121,384     1,199,625
  73,600  First Data Corp....................     3,642,761     5,773,920
 103,700  Liberty Media Corp.
            Class A (a)......................     1,968,631     1,451,800
  18,500  McGraw-Hill Companies, Inc.........     1,086,390     1,128,130
  31,900  Omnicom Group, Inc.................     2,174,300     2,850,265
   7,700  Paychex, Inc.......................       237,707       269,808
  17,900  Sun Microsystems, Inc. (with
            rights) (a)                             295,496       220,886
  20,700  TMP Worldwide, Inc. (a)............       968,390       888,030
 103,431  Viacom, Inc. Class B (a)...........     3,811,419     4,566,479
  30,500  Waste Management, Inc..............       855,179       973,255
                                               ------------  ------------
                                                 35,245,180    36,701,633
                                               ------------  ------------

--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
          TECHNOLOGY - 21.36%
   9,000  Adobe Systems, Inc.................  $    315,069  $    279,450
  19,900  Altera Corp. (a)...................       732,837       422,278
   3,600  Amdocs Ltd. (a)....................       120,926       122,292
  34,100  Analog Devices, Inc. (with
            rights) (a)......................     1,956,781     1,513,699
  20,700  Applied Materials, Inc. (a)........     1,209,700       830,070
 160,300  Cisco Systems, Inc. (with
            rights) (a)......................     6,814,230     2,903,033
  34,000  Danaher Corp.......................     1,748,072     2,050,540
  45,300  Dell Computer Corp. (with
            rights) (a)......................     1,641,570     1,231,254
   5,800  Electronic Arts, Inc. (a)..........       316,737       347,710
 118,700  Flextronics International
            Ltd. (a).........................     3,251,551     2,847,613
 176,700  General Electric Co................     7,366,338     7,082,136
  52,000  Intel Corp.........................     2,232,776     1,635,400
   5,000  International Business Machines
            Corp.                                   551,752       604,800
  54,600  Maxim Integrated Products,
            Inc. (a).........................     2,361,036     2,867,046
 109,100  Microsoft Corp. (a)................     8,254,769     7,230,057
  81,100  Nokia Oyj Corp. ADR................     2,163,073     1,989,383
  15,800  Oracle Corp. (with rights) (a).....       409,089       218,198
  11,100  QLogic Corp. (with rights) (a).....       405,764       493,950
  16,500  QUALCOMM, Inc. (a).................       933,846       833,250
  21,700  Sanmina-SCI Corp. (with
            rights) (a)......................       469,935       431,830
  18,600  Siebel Systems, Inc. (a)...........     1,076,688       520,428
                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
  84,300  Sprint Corp. (PCS Group) (a).......  $  1,909,898  $  2,057,763
   5,250  Symbol Technologies, Inc. (with
            rights)                                 141,639        83,370
  10,800  Texas Instruments, Inc. (with
            rights)..........................       394,536       302,400
  90,472  Tyco International Ltd. (with
            rights)..........................     4,309,643     5,328,801
  42,500  VeriSign, Inc. (a).................     2,224,993     1,616,700
  24,750  VERITAS Software Corp. (with
            rights) (a)......................       921,748     1,109,295
 152,500  Vodafone Group plc ADR.............     5,043,387     3,916,200
  10,800  WorldCom, Inc. - WorldCom
            Group (with rights) (a)..........       158,110       152,064
   3,700  Xilinx, Inc. (a)...................       162,548       144,485
                                               ------------  ------------
                                                 59,599,041    51,165,495
                                               ------------  ------------
          TRANSPORTATION - 0.41%
  17,900  Harley-Davidson, Inc. (with
            rights)..........................       871,324       972,149
                                               ------------  ------------
          UTILITIES - 0.50%
  10,800  Calpine Corp. (with rights) (a)....       311,071       181,332
  23,000  El Paso Corp. (with rights)........     1,380,547     1,026,030
                                               ------------  ------------
                                                  1,691,618     1,207,362
                                               ------------  ------------
          TOTAL COMMON STOCKS................  $222,039,603  $238,500,622
                                               ============  ============

SHORT-TERM INVESTMENTS - 0.57%
--------------------------------------------------------------------------------

Principal                                                Market
  Amount                                               Value (c)
----------                                            ------------
            FINANCE - 0.57%
$   3,537   First American Prime Obligation Fund,
              Current rate -- 1.88%.................  $      3,537
  347,486   State Street Bank Money Market Variable
              Rate Time Deposit, Current
              rate -- 1.88%.........................       347,486
1,002,584   T Rowe Price Reserve Money Market Mutual
              Fund, Current rate -- 2.44%...........     1,002,584
                                                      ------------
            TOTAL SHORT-TERM INVESTMENTS............     1,353,607
                                                      ------------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $223,393,210) (b).....................  $239,854,229
                                                      ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $225,331,763 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $31,381,049
Unrealized depreciation.....................................  (16,858,583)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $14,522,466
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 7.73% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
BLUE CHIP STOCK SERIES II
Schedule of Investments
December 31, 2001

COMMON STOCKS - 96.25%
--------------------------------------------------------------------------------

                                                                  Market
Shares                                           Cost (b)       Value (c)
-------                                       --------------  --------------
         BASIC MATERIALS - 1.30%
  3,000  Air Products and Chemicals,
           Inc. (with rights)...............  $      114,894  $      140,730
  3,800  Alcoa, Inc.........................         141,307         135,090
                                              --------------  --------------
                                                     256,201         275,820
                                              --------------  --------------
         CAPITAL GOODS - 2.51%
  1,300  General Dynamics Corp..............         110,453         103,532
  4,900  KLA-Tencor Corp. (a)..............          243,571         242,844
  2,900  United Technologies Corp...........         197,088         187,427
                                              --------------  --------------
                                                     551,112         533,803
                                              --------------  --------------
         CONSUMER CYCLICAL - 9.97%
  3,600  Bed Bath & Beyond, Inc. (a)........         101,468         122,040
  2,300  Costco Wholesale Corp. (a).........          86,162         102,074
 10,800  Home Depot, Inc....................         524,934         550,908
  1,800  Kohl's Corp. (a)...................         103,305         126,792
  4,100  Safeway, Inc. (a)..................         207,759         171,175
  8,800  SYSCO Corp. (with rights)..........         232,159         230,736
  6,500  Target Corp. (with rights).........         217,062         266,825
  9,600  Wal-Mart Stores, Inc...............         510,727         552,480
                                              --------------  --------------
                                                   1,983,576       2,123,030
                                              --------------  --------------
         CONSUMER STAPLES - 2.25%
  3,900  Colgate-Palmolive Co. (with
           rights)..........................         217,638         225,225
  5,200  Pepsico, Inc.......................         243,764         253,188
                                              --------------  --------------
                                                     461,402         478,413
                                              --------------  --------------
         ENERGY - 3.80%
  2,400  ENSCO International, Inc...........          51,809          59,640
 16,000  Exxon Mobil Corp...................         675,521         628,800
  2,200  Schlumberger Ltd...................         149,615         120,890
                                              --------------  --------------
                                                     876,945         809,330
                                              --------------  --------------
         FINANCE - 19.40%
  1,600  ACE Ltd. ADR (with rights).........          60,606          64,240
  7,500  American International Group,
           Inc..............................         624,089         595,500
 15,400  Citigroup, Inc.....................         783,542         777,392
  4,800  Fannie Mae.........................         345,565         381,600
  4,500  Fifth Third Bancorp................         235,765         277,110
  4,900  Freddie Mac........................         291,166         320,460
  1,400  Goldman Sachs Group, Inc...........         125,512         129,850
  8,400  J.P. Morgan Chase & Co.............         403,104         305,340
  7,300  Merrill Lynch & Co., Inc...........         417,071         380,476
  6,200  Morgan Stanley Dean Witter &
           Co. (with rights)................         458,670         346,828
  3,600  Prudential Financial, Inc. (a).....         103,979         119,484
  2,500  UnitedHealth Group, Inc............         145,947         176,925
  4,800  Wells Fargo & Co. (with rights)....         214,266         208,560
    500  XL Capital Ltd. Class A............          46,910          45,680
                                              --------------  --------------
                                                   4,256,192       4,129,445
                                              --------------  --------------
         HEALTH CARE - 18.89%
  2,800  Abbott Laboratories (with
           rights)..........................         149,654         156,100
  4,700  Allergan, Inc. (with rights).......         361,419         352,735
  2,800  American Home Products Corp. (with
           rights)..........................         161,825         171,808
  4,600  Amgen, Inc. (with rights) (a)......         300,242         259,624
                                                                  Market
Shares                                           Cost (b)       Value (c)
-------                                       --------------  --------------

  4,100  Baxter International, Inc. (with
           rights)                            $      209,908  $      219,883
  6,400  Bristol-Myers Squibb Co............         341,041         326,400
  3,600  Cardinal Health, Inc...............         246,717         232,776
  6,300  HCA, Inc...........................         251,323         242,802
  9,000  Johnson & Johnson..................         471,626         531,900
  6,000  Medtronic, Inc. (with rights)......         306,385         307,260
 18,000  Pfizer, Inc. (with rights).........         771,131         717,300
  2,700  Pharmacia Corp. (with rights)......         142,220         115,155
  4,500  Schering-Plough Corp. (with rights)         206,533         161,145
    700  St. Jude Medical, Inc. (with
           rights) (a)......................          51,998          54,355
  2,800  Walgreen Co. (with rights).........          92,420          94,248
  2,500  Zimmer Holdings, Inc. (a)..........          72,795          76,350
                                              --------------  --------------
                                                   4,137,237       4,019,841
                                              --------------  --------------
         SERVICES - 6.83%
 12,700  AOL Time Warner, Inc. (with
           rights) (a)......................         610,674         407,670
  3,900  First Data Corp....................         212,581         305,955
  4,300  Fiserv, Inc. (with rights) (a).....         142,325         181,976
  4,500  Interpublic Group of Companies,
           Inc..............................         167,026         132,930
 14,100  Sun Microsystems, Inc. (with
           rights) (a)......................         477,220         173,994
  5,700  Viacom, Inc. Class B (a)...........         309,525         251,655
                                              --------------  --------------
                                                   1,919,351       1,454,180
                                              --------------  --------------
         TECHNOLOGY - 28.76%
  5,500  Altera Corp. (a)...................         132,323         116,710
  3,400  Analog Devices, Inc. (with
           rights) (a)                               171,361         150,926
  7,000  Applied Materials, Inc. (a)........         365,796         280,700
  2,800  BellSouth Corp. (with rights)......         118,488         106,820
 30,100  Cisco Systems, Inc. (with
           rights) (a)                             1,114,653         545,111
  4,300  Dell Computer Corp. (with
           rights) (a)                               109,742         116,874
  4,500  EMC Corp. (a)......................         255,813          60,480
 25,900  General Electric Co................       1,276,784       1,038,072
  6,800  Intel Corp.........................         306,645         213,860
  2,100  International Business Machines
           Corp.............................         238,342         254,016
  1,300  Linear Technology Corp.............          48,945          50,752
 10,900  Microsoft Corp. (a)................         752,217         722,343
  8,100  Nokia Oyj Corp. ADR................         285,342         198,693
 15,200  Oracle Corp. (with rights) (a).....         462,797         209,912
    900  QUALCOMM, Inc. (a).................          48,420          45,450
 10,300  Sanmina-SCI Corp. (with
           rights) (a)                               341,183         204,970
  7,200  SBC Communications, Inc............         339,707         282,024
  6,600  Texas Instruments, Inc. (with
           rights)                                   255,091         184,800
 11,700  Tyco International Ltd. (with
           rights)..........................         605,266         689,130
  5,700  VERITAS Software Corp. (with
           rights) (a)......................         500,561         255,474
  8,200  Vodafone Group plc ADR.............         272,624         210,576
  4,700  Xilinx, Inc. (a)...................         258,194         183,535
                                              --------------  --------------
                                                   8,260,294       6,121,228
                                              --------------  --------------
         TRANSPORTATION - 0.45%
  2,000  Canadian National Railway Co.......          66,463          96,560
                                              --------------  --------------

--------------------------------------------------------------------------------

                                                                  Market
Shares                                           Cost (b)       Value (c)
-------                                       --------------  --------------
         UTILITIES - 2.09%
  4,800  Duke Energy Corp. (with rights)....  $      189,864  $      188,448
  4,300  Dynegy, Inc. Class A...............         195,853         109,650
  3,300  El Paso Corp. (with rights)........  $      194,946  $      147,213
                                              --------------  --------------
                                                     580,663         445,311
                                              --------------  --------------
         TOTAL COMMON STOCKS................  $   23,349,436  $   20,486,961
                                              ==============  ==============

SHORT-TERM INVESTMENTS - 3.68%
--------------------------------------------------------------------------------

Principal                                              Market
 Amount                                               Value (c)
---------                                            -----------
           FINANCE - 3.68%
$484,000   FHLB, 1.49%, 1-2-2002...................  $   483,960
  50,930   State Street Bank Money Market Variable
             Rate Time Deposit, Current
             rate -- 1.88%.........................       50,930
     136   U.S. Bank N.A. Money Market Variable
             Rate Time Deposit, Current
             rate -- 2.04%.........................          136
 250,000   U.S. Treasury Bill, 1.66%,
             3-21-2002 (e).........................      249,090
                                                     -----------
           TOTAL SHORT-TERM INVESTMENTS............      784,116
                                                     -----------
           TOTAL INVESTMENTS IN SECURITIES (COST:
             $24,133,552) (b)......................  $21,271,077
                                                     ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $24,264,356 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $   994,528
Unrealized depreciation.....................................   (3,987,807)
-------------------------------------------------------------------------
Net unrealized depreciation.................................  $(2,993,279)
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.

(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 6.13% of total net assets as of December 31, 2001.

(e) Security pledged as initial margin deposit for open financial futures position detailed below:

            FINANCIAL FUTURES-LONG

                                                                              Unrealized
                                              Market Value                  Appreciation/
                                 Number of      Covered                     (Depreciation)
            Issuer              Contract(s)  by Contract(s)   Expiration     at 12/31/01
------------------------------  -----------  --------------  -------------  --------------
Standard & Poor's 500                  2        $114,920      March 2002       $(1,005)

FORTIS SERIES FUND, INC.
INTERNATIONAL STOCK SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 96.82%
--------------------------------------------------------------------------------

                                                                Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  ------------
          AUSTRALIA - 2.04%
399,100   BHP Billiton Ltd. -- ENERGY........  $  1,977,246  $  2,145,142
                                               ------------  ------------
          FINLAND - 0.48%
 15,100   UPM-Kymmene Oyj -- BASIC
            MATERIALS........................       399,561       500,828
                                               ------------  ------------
          FRANCE - 15.96%
133,200   Alcatel S.A.
            Class A -- TECHNOLOGY............     2,263,006     2,277,144
 82,360   Axa S.A. -- FINANCE................     2,180,278     1,721,133
 30,000   BNP Paribas S.A. -- FINANCE........     2,402,035     2,684,555
  7,810   Compagnie de
            Saint-Gobain -- CAPITAL GOODS....     1,126,365     1,178,707
 38,900   Lagardere S.C.A. -- SERVICES.......     2,561,193     1,627,918
 72,700   Suez S.A. -- UTILITIES.............     2,302,129     2,200,890
 20,407   TotalFinaElf S.A. -- ENERGY........     1,867,001     2,914,530
 40,154   Vivendi Universal
            S.A. -- SERVICES.................     2,221,044     2,198,816
                                               ------------  ------------
                                                 16,923,051    16,803,693
                                               ------------  ------------
          GERMANY - 4.32%
  4,504   Allianz AG -- FINANCE..............     1,530,485     1,064,751
 32,600   Bayerische Hypo- und Vereinsbank
            AG -- FINANCE....................     2,039,530       991,273
 33,200   E.On AG -- CAPITAL GOODS...........     1,796,924     1,726,378
 21,900   Metro AG -- CONSUMER CYCLICAL......       781,538       770,240
                                               ------------  ------------
                                                  6,148,477     4,552,642
                                               ------------  ------------
          HONG KONG - 1.05%
115,000   Hutchison Whampoa
            Ltd. -- FINANCE..................     1,057,878     1,109,754
                                               ------------  ------------
          IRELAND - 1.84%
 77,400   Allied Irish Banks
            plc -- FINANCE...................       847,096       895,920
 59,500   CRH plc -- BASIC MATERIALS.........     1,001,733     1,046,331
                                               ------------  ------------
                                                  1,848,829     1,942,251
                                               ------------  ------------
          ITALY - 7.97%
106,711   Alleanza Assicurazioni
            S.p.A. -- FINANCE................     1,382,966     1,173,441
233,900   ENI S.p.A. -- ENERGY...............     2,744,451     2,932,364
160,000   San Paolo-IMI S.p.A. -- FINANCE....     2,172,052     1,716,691
301,000   Telecom Italia
            S.p.A. -- TECHNOLOGY.............     2,253,972     2,572,899
                                               ------------  ------------
                                                  8,553,441     8,395,395
                                               ------------  ------------
          JAPAN - 16.06%
  9,500   Acom Co. Ltd. -- FINANCE...........       996,634       692,240
 48,000   Canon, Inc. -- TECHNOLOGY..........     1,495,405     1,651,763
    305   East Japan Railway
            Co. -- TRANSPORTATION............     1,746,130     1,473,104
244,000   Hitachi Ltd. -- TECHNOLOGY.........     2,674,808     1,787,273
355,000   Nikko Cordial Corp. -- FINANCE.....     3,002,605     1,584,580
298,000   Nissan Motor Co. Ltd. -- CONSUMER
            CYCLICAL.........................     1,366,642     1,580,269
    102   NTT DoCoMo, Inc. -- TECHNOLOGY.....     1,245,784     1,198,535
 13,300   Orix Corp. -- FINANCE..............       778,986     1,191,378
 38,300   Sony Corp. -- TECHNOLOGY...........     2,493,373     1,750,473
248,000   Sumitomo Trust & Banking Co.
            Ltd. -- FINANCE..................     1,064,594     1,006,684
118,400   Toyota Motor Corp. -- CONSUMER
            CYCLICAL.........................     3,762,092     2,999,298
                                               ------------  ------------
                                                 20,627,053    16,915,597
                                               ------------  ------------
          NETHERLANDS - 16.09%
172,800   ABN-AMRO Holding N.V. -- FINANCE...     4,048,406     2,783,347
 45,200   Akzo Nobel N.V. -- BASIC
            MATERIALS........................     1,915,733     2,018,340
 43,062   Heineken N.V. -- CONSUMER
            STAPLES..........................     1,447,948     1,633,003
 68,600   ING Groep N.V. -- FINANCE..........     2,007,521     1,749,372
112,504   Koninklijke (Royal) Philips
            Electronics N.V. -- TECHNOLOGY...     3,380,022     3,343,793
423,200   KPN N.V. -- TECHNOLOGY.............     2,015,949     2,151,626
 40,400   Royal Dutch Petroleum
            Co. -- ENERGY....................     2,315,670     2,046,815
 53,500   Wolters Kluwer N.V. -- SERVICES....     1,272,669     1,219,492
                                               ------------  ------------
                                                 18,403,918    16,945,788
                                               ------------  ------------

--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)      Value (c)
--------                                       ------------  ------------
          PORTUGAL - 1.58%
213,900   Portugal Telecom S.G.P.S.
            S.A. (with
            rights) -- TECHNOLOGY............  $  2,111,732  $  1,666,494
                                               ------------  ------------
          SINGAPORE - 2.06%
183,000   Oversea-Chinese Banking Corp.
            Ltd. -- FINANCE..................     1,302,265     1,090,171
156,304   United Overseas Bank
            Ltd. -- FINANCE..................     1,063,857     1,075,040
                                               ------------  ------------
                                                  2,366,122     2,165,211
                                               ------------  ------------
          SPAIN - 3.11%
 46,600   Altadis S.A. -- CONSUMER STAPLES...       757,673       792,509
 98,900   Endesa S.A. -- UTILITIES...........     2,105,663     1,547,224
 70,248   Telefonica
            S.A. (a) -- TECHNOLOGY...........     1,172,309       940,108
                                               ------------  ------------
                                                  4,035,645     3,279,841
                                               ------------  ------------
          SWEDEN - 1.97%
190,500   Investor AB Class B -- FINANCE.....     2,712,758     2,079,397
                                               ------------  ------------
          SWITZERLAND - 5.71%
 82,400   Novartis AG -- HEALTH CARE.........     3,090,415     2,977,775
 20,400   Roche Holding AG -- HEALTH CARE....     2,301,400     1,456,002
 31,200   UBS AG -- FINANCE..................     1,513,349     1,574,752
                                               ------------  ------------
                                                  6,905,164     6,008,529
                                               ------------  ------------
          UNITED KINGDOM - 16.58%
231,132   BAE Systems plc -- CAPITAL GOODS...     1,361,751     1,040,285
297,700   BP plc -- ENERGY...................     2,457,884     2,309,344
298,140   BT Group plc -- TECHNOLOGY.........     1,973,106     1,097,800
253,520   Cadbury Schweppes plc -- CONSUMER
            STAPLES..........................     1,544,376     1,616,103
235,514   Diageo plc -- CONSUMER STAPLES.....     2,013,441     2,689,009
 60,600   GlaxoSmithKline plc -- HEALTH
            CARE.............................     1,594,446     1,519,639
292,115   HSBC Holdings plc -- FINANCE.......     3,417,016     3,426,664
 45,700   Imperial Tobacco Group
            plc -- CONSUMER STAPLES..........       562,189       603,595
820,240   mm02 plc (a) -- TECHNOLOGY.........     1,244,487     1,032,618
159,100   National Grid Group
            plc -- UTILITIES.................     1,353,223       991,052
312,400   Tesco plc -- CONSUMER CYCLICAL.....     1,023,517     1,129,848
                                               ------------  ------------
                                                 18,545,436    17,455,957
                                               ------------  ------------
          TOTAL COMMON STOCKS................  $112,616,311  $101,966,519
                                               ============  ============

SHORT-TERM INVESTMENTS - 2.66%
--------------------------------------------------------------------------------

Principal                                                Market
  Amount                                               Value (c)
----------                                            ------------
            FINANCE - 2.66%
$2,802,456  State Street Bank Money Market Variable
              Rate Time Deposit, Current
              rate -- 1.88%.........................  $  2,802,456
    1,638   U.S. Bank N.A. Money Market Variable
              Rate Time Deposit, Current
              rate -- 2.04%.........................         1,638
                                                      ------------
            TOTAL SHORT-TERM INVESTMENTS............     2,804,094
                                                      ------------
            TOTAL INVESTMENTS IN SECURITIES (COST:
              $115,420,405) (b).....................  $104,770,613
                                                      ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $115,520,128 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $  4,435,923
Unrealized depreciation.....................................   (15,185,438)
--------------------------------------------------------------------------
Net unrealized depreciation.................................  $(10,749,515)
--------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets.

FORTIS SERIES FUND, INC.
INTERNATIONAL STOCK SERIES II
Schedule of Investments
December 31, 2001

COMMON STOCKS - 97.07%
--------------------------------------------------------------------------------

                                                               Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
          AUSTRALIA - 1.00%
 22,544   Brambles Industries
            Ltd. -- TRANSPORTATION...........  $   139,004   $   120,019
 32,000   News Corp. Ltd. -- SERVICES........      330,207       213,769
                                               -----------   -----------
                                                   469,211       333,788
                                               -----------   -----------
          BELGIUM - 0.45%
  8,800   Dexia -- FINANCE...................      121,676       126,544
    630   UCB S.A. -- HEALTH CARE............       21,635        25,507
                                               -----------   -----------
                                                   143,311       152,051
                                               -----------   -----------
          BRAZIL - 0.18%
  2,700   Companhai Braasileira de
            Distribuicao Grupo Pao de Acucar
            ADR -- CONSUMER CYCLICAL.........       70,662        59,400
                                               -----------   -----------
          CANADA - 0.96%
  1,780   Alcan, Inc. -- BASIC MATERIALS.....       57,900        63,727
  4,535   Celestica,
            Inc. (a) -- TECHNOLOGY...........      390,790       183,169
  2,280   Royal Bank of Canada -- FINANCE....       68,979        74,029
                                               -----------   -----------
                                                   517,669       320,925
                                               -----------   -----------
          DENMARK - 0.33%
    900   Novo Nordisk A/S -- HEALTH CARE....       33,697        36,807
  2,070   TDC A/S -- TECHNOLOGY..............       81,161        73,748
                                               -----------   -----------
                                                   114,858       110,555
                                               -----------   -----------
          FINLAND - 2.20%
 24,809   Nokia Oyj -- TECHNOLOGY............    1,117,597       639,724
 19,200   Sonera Oyj -- TECHNOLOGY...........       59,971        97,274
                                               -----------   -----------
                                                 1,177,568       736,998
                                               -----------   -----------
          FRANCE - 14.27%
    560   Altran Technologies
            S.A. -- CONSUMER CYCLICAL........       40,619        25,305
  1,160   Aventis S.A. -- HEALTH CARE........       85,463        81,266
  8,680   Aventis S.A. -- BASIC MATERIALS....      424,682       616,361
 12,900   Axa S.A. -- FINANCE................      461,031       269,580
  5,944   BNP Paribas S.A. -- FINANCE........      533,917       531,900
    900   Cap Gemini S.A. -- SERVICES........      169,122        64,990
  1,300   Compagnie de
            Saint-Gobain -- CAPITAL GOODS....      180,591       196,200
    870   Equant N.V. (a) -- SERVICES........       21,418        10,427
    840   Groupe Danone -- CONSUMER
            STAPLES..........................      102,193       102,467
    750   Hermes International -- CONSUMER
            CYCLICAL.........................      106,531       115,529
    337   LaFarge S.A. -- BASIC MATERIALS....       26,867        31,477
    375   L'Oreal S.A. -- CONSUMER
            CYCLICAL.........................       28,433        27,013
    820   LVMN (Louis Vuitton Moet
            Hennessy) -- CONSUMER CYCLICAL...       63,576        33,367
  8,110   Orange S.A. (a) -- TECHNOLOGY......       72,010        73,511
    279   Pinault-Printemps-Redoute
            S.A. -- CONSUMER CYCLICAL........       35,302        35,922
  7,340   Sanofi-Synthelabo S.A. -- HEALTH
            CARE.............................      372,005       547,678
  4,160   Schneider Electric S.A. -- CONSUMER
            CYCLICAL.........................      230,751       200,019
  1,800   Societe Generale -- FINANCE........      110,521       100,731
  8,220   Societe Television Francaise
            1 -- SERVICES....................      511,689       207,789
  7,272   Sodexho Alliance -- SERVICES.......      306,818       310,864
  6,743   TotalFinaElf S.A. -- ENERGY........      779,184       963,036
  4,350   Vivendi Universal
            S.A. -- SERVICES.................      334,933       238,204
                                               -----------   -----------
                                                 4,997,656     4,783,636
                                               -----------   -----------
          GERMANY - 3.67%
  1,432   Allianz AG -- FINANCE..............      468,197       338,526
  1,670   Bayer AG -- BASIC MATERIALS........       68,440        53,085
  1,034   Bayerische Hypo- und Vereinsbank
            AG -- FINANCE....................       58,244        31,441
  2,326   Deutsche Bank AG -- FINANCE........      185,867       164,236
  1,260   Deutsche Telekom
            AG -- TECHNOLOGY.................       42,248        21,765
  4,010   E.On AG -- CAPITAL GOODS...........      194,937       208,517

--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
  3,170   Gehe AG -- HEALTH CARE.............  $   116,445   $   122,782
    940   Rhoen-Klinikum AG -- HEALTH CARE...       42,736        48,963
  1,370   SAP AG -- TECHNOLOGY...............      238,453       179,574
    900   Siemens AG -- TECHNOLOGY...........       93,252        59,982
                                               -----------   -----------
                                                 1,508,819     1,228,871
                                               -----------   -----------
          GREECE - 0.09%
  1,860   Hellenic Telecommunications
            Organization
            SA (OTE) -- TECHNOLOGY...........       29,943        30,307
                                               -----------   -----------
          HONG KONG - 1.87%
 23,000   Cheung Kong (Holdings)
            Ltd. -- FINANCE..................      285,765       238,911
 30,000   China Unicom
            Ltd. (a) -- TECHNOLOGY...........       30,578        33,086
 23,000   Henderson Land Development Co.
            Ltd. -- FINANCE..................      103,176       103,823
 22,000   Hutchison Whampoa
            Ltd. -- FINANCE..................      297,720       212,301
  6,000   Li & Fung Ltd. -- CONSUMER
            CYCLICAL.........................        5,727         6,733
  4,000   Sun Hung Kai Properties
            Ltd. -- CONSUMER CYCLICAL........       36,282        32,316
                                               -----------   -----------
                                                   759,248       627,170
                                               -----------   -----------
          INDIA - 0.34%
  4,540   ICICI Limited ADR -- FINANCE.......       44,671        27,149
  7,000   Reliance Industries GDR (e) -
            Consumer Cyclical................       99,108        88,596
                                               -----------   -----------
                                                   143,779       115,745
                                               -----------   -----------
          IRELAND - 0.00%
      1   Bank of Ireland -- FINANCE.........           --             9
                                               -----------   -----------
          ITALY - 6.09%
 18,960   Alleanza Assicurazioni
            S.p.A. -- FINANCE................      242,624       208,492
  2,760   Assicurazioni
            Generali -- FINANCE..............       90,709        76,674
147,940   Banca Intesa S.p.A. -- FINANCE.....      574,742       370,149
 14,840   Bipop-Carire S.p.A. -- FINANCE.....      135,467        24,577
 28,450   ENI S.p.A. -- ENERGY...............      311,763       356,673
  4,000   Mediaset S.p.A. -- SERVICES........       68,578        29,241
  5,080   Mediolanum S.p.A. -- FINANCE.......       76,486        45,775
 31,515   Olivetti S.p.A. -- TECHNOLOGY......       69,781        40,380
  2,000   San Paolo-IMI S.p.A. -- FINANCE....       32,568        21,459
 60,480   Telecom Italia Mobile
            S.p.A. (T.I.M.) -- TECHNOLOGY....      467,346       337,648
  7,800   Telecom Italia
            S.p.A. -- TECHNOLOGY.............       31,931        41,671
 24,570   Telecom Italia
            S.p.A. -- TECHNOLOGY.............      182,741       210,020
 69,490   UniCredito Italiano
            S.p.A. -- FINANCE................      335,592       279,051
                                               -----------   -----------
                                                 2,620,328     2,041,810
                                               -----------   -----------
          JAPAN - 11.47%
    350   Aiful Corp. -- FINANCE.............       29,269        22,646
 13,000   Canon, Inc. -- TECHNOLOGY..........      557,252       447,352
  2,100   Fanuc Ltd. -- TECHNOLOGY...........      224,727        89,409
     19   Fuji Television Network,
            Inc. -- SERVICES.................      263,158        76,690
  8,000   Fujisawa Pharmaceutical Co.
            Ltd. -- HEALTH CARE..............      174,845       184,343
  7,000   Hitachi Ltd. -- TECHNOLOGY.........       81,051        51,274
  2,000   ITO-YOKADO Co. Ltd. -- CONSUMER
            CYCLICAL.........................       97,308        90,340
  4,000   Kao Corp. -- CONSUMER CYCLICAL.....      104,222        83,168
  1,400   Kyocera Corp. -- TECHNOLOGY........      221,386        91,332
 12,000   Marui Co. Ltd. -- CONSUMER
            CYCLICAL.........................      174,985       141,920
    900   Matsushita Communication Industrial
            Co. Ltd. -- TECHNOLOGY...........      107,179        24,378
 17,000   Matsushita Electric Industrial Co.
            Ltd. -- TECHNOLOGY...............      439,318       218,305
 17,000   Mitsui Fudosan Co.
            Ltd. -- FINANCE..................      187,586       129,712
     63   Mizuho Holdings, Inc. -- FINANCE...      440,385       128,346
  2,700   Murata Manufacturing Co.
            Ltd. -- TECHNOLOGY...............      349,478       161,926
  7,000   NEC Corp. -- TECHNOLOGY............      170,001        71,410
     25   Nippon Telegraph and Telephone
            Corp. -- TECHNOLOGY..............      252,197        81,451
 21,000   Nomura Securities Co.
            Ltd. -- FINANCE..................      452,614       269,190

FORTIS SERIES FUND, INC.
INTERNATIONAL STOCK SERIES II (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
     22   NTT DoCoMo, Inc. -- TECHNOLOGY.....  $   408,025   $   258,508
  5,000   Sankyo Co. Ltd. -- HEALTH CARE.....      118,363        85,648
  3,000   Seven-Eleven Japan Co.
            Ltd. -- CONSUMER CYCLICAL........      183,748       109,416
  3,000   Shin-Etsu Chemical Co.
            Ltd. -- BASIC MATERIALS..........      122,489       107,813
  9,000   Shiseido Co. Ltd. -- HEALTH CARE...       99,577        83,160
  7,700   Sony Corp. -- TECHNOLOGY...........      808,308       351,923
 16,000   Sumitomo Corp. -- TRANSPORTATION...      132,094        73,371
 22,000   Sumitomo Mitsui Banking
            Corp. -- FINANCE.................      250,453        93,163
 17,000   Toshiba Corp. -- TECHNOLOGY........      153,994        58,370
  1,800   Toyota Motor Corp. -- CONSUMER
            CYCLICAL.........................       42,760        45,597
     13   UFJ Holdings,
            Inc. (a) -- FINANCE..............       93,912        28,666
  7,000   Yamanouchi Pharmaceutical Co.
            Ltd. -- HEALTH CARE..............      303,465       184,801
                                               -----------   -----------
                                                 7,044,149     3,843,628
                                               -----------   -----------
          LUXEMBOURG - 0.08%
  2,490   SES Global -- TECHNOLOGY...........       37,014        27,159
                                               -----------   -----------
          MEXICO - 1.17%
  4,300   America Movil S.A. de C.V. ADR
            Series L -- TECHNOLOGY...........       66,318        83,764
 40,000   Fomento Economico Mexicano, S.A. de
            C.V. -- CONSUMER STAPLES.........      175,276       135,333
  4,000   Grupo Iusacell S.A. de C.V.
            ADR (with
            rights) (a) -- TECHNOLOGY........       53,740        15,880
  2,906   Grupo Televisa S.A.
            GDR (a) -- SERVICES..............      189,326       125,481
    912   Telefonos de Mexico S.A. ADR
            Class L -- TECHNOLOGY............       31,814        31,938
                                               -----------   -----------
                                                   516,474       392,396
                                               -----------   -----------
          NETHERLANDS - 7.62%
    480   Akzo Nobel N.V. -- BASIC
            MATERIALS........................       20,312        21,434
 11,830   ASML Holding N.V. -- CAPITAL
            GOODS............................      401,090       205,613
  8,410   Elsevier N.V. -- SERVICES..........      102,092        99,444
 25,100   ING Groep N.V. -- FINANCE..........      702,326       640,076
 17,692   Koninklijke (Royal) Philips
            Electronics N.V. -- TECHNOLOGY...      572,807       525,834
  3,900   Koninklijke Ahold N.V. -- CONSUMER
            CYCLICAL.........................      110,987       113,483
 17,000   KPN N.V. -- TECHNOLOGY.............       80,455        86,431
  5,050   Royal Dutch Petroleum
            Co. -- ENERGY....................      309,794       255,852
 14,860   VNU N.V. -- SERVICES...............      750,328       456,614
  6,590   Wolters Kluwer N.V. -- SERVICES....      131,375       150,214
                                               -----------   -----------
                                                 3,181,566     2,554,995
                                               -----------   -----------
          NORWAY - 0.44%
  7,180   Orkla ASA -- CONSUMER STAPLES......      140,428       121,677
  3,720   Statoil ASA (a) -- ENERGY..........       27,856        25,507
                                               -----------   -----------
                                                   168,284       147,184
                                               -----------   -----------
          PORTUGAL - 0.37%
  3,910   Jeronimo Martins, S.G.P.S.,
            S.A. -- CONSUMER CYCLICAL........       41,751        32,204
 12,012   Portugal Telecom S.G.P.S.,
            S.A. (with
            rights) -- TECHNOLOGY............      104,184        93,586
                                               -----------   -----------
                                                   145,935       125,790
                                               -----------   -----------
          SINGAPORE - 1.19%
  3,967   Flextronics International
            Ltd. (a) -- TECHNOLOGY...........      120,600        95,168
  3,000   Singapore Press Holdings
            Ltd. -- SERVICES.................       34,377        35,418
 39,000   United Overseas Bank
            Ltd. -- FINANCE..................      249,421       268,237
                                               -----------   -----------
                                                   404,398       398,823
                                               -----------   -----------
          SOUTH KOREA - 0.50%
  2,013   Korea Telecom Corp.
            ADR -- TECHNOLOGY................       74,719        40,924
  2,700   Pohang Iron & Steel Co. Ltd.
            ADR -- BASIC MATERIALS...........       49,442        62,100
  3,000   SK Telecom Co. Ltd.
            ADR -- TECHNOLOGY................       54,865        64,860
                                               -----------   -----------
                                                   179,026       167,884
                                               -----------   -----------

--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
          SPAIN - 3.04%
 20,700   Banco Bilbao Vizcaya Argentaria
            S.A. -- FINANCE..................  $   296,206   $   256,195
 27,263   Banco Santander Central Hispano
            S.A. -- FINANCE..................      287,559       228,427
  7,819   Endesa S.A. -- UTILITIES...........      151,345       122,323
  4,232   Repsol YPF S.A. -- ENERGY..........       84,922        61,723
 19,835   Telefonica
            S.A. (a) -- TECHNOLOGY...........      300,620       265,446
  2,163   Telefonica S.A.
            ADR (a) -- TECHNOLOGY............      129,080        86,693
                                               -----------   -----------
                                                 1,249,732     1,020,807
                                               -----------   -----------
          SWEDEN - 3.58%
  6,880   Electrolux AB
            Class B -- TECHNOLOGY............       89,414       102,645
  9,710   Hennes & Mauritz AB -- CONSUMER
            CYCLICAL.........................      170,628       200,870
 24,840   Nordic Baltic Holding
            AB -- FINANCE....................      129,214       131,426
  1,680   Sandvik AB -- CAPITAL GOODS........       32,455        35,955
 27,220   Securitas AB -- SERVICES...........      587,109       516,390
 38,920   Telefonaktiebolaget LM Ericsson
            AB -- TECHNOLOGY.................      661,507       211,487
                                               -----------   -----------
                                                 1,670,327     1,198,773
                                               -----------   -----------
          SWITZERLAND - 6.27%
  8,490   Adecco S.A. -- SERVICES............      555,810       461,496
  2,160   Credit Suisse Group -- FINANCE.....      106,579        92,109
  3,290   Nestle S.A. -- CONSUMER STAPLES....      649,015       701,476
  3,040   Roche Holding AG -- HEALTH CARE....      254,938       216,973
  4,950   STMicroelectronics
            N.V. -- TECHNOLOGY...............      266,899       158,890
    410   Swiss Re (with
            rights) -- FINANCE...............       40,764        41,240
  8,490   UBS AG -- FINANCE..................      390,168       428,514
                                               -----------   -----------
                                                 2,264,173     2,100,698
                                               -----------   -----------
          UNITED KINGDOM - 29.89%
  7,557   Abbey National plc -- FINANCE......       96,238       107,785
 12,086   AstraZeneca plc -- HEALTH CARE.....      537,834       545,817
  1,200   Barclays plc -- FINANCE............       31,491        39,732
  7,000   BG Group plc -- CONSUMER
            CYCLICAL.........................       29,684        28,526
 37,000   BP plc -- ENERGY...................      331,253       287,020
 27,040   Brambles Industries
            plc (a) -- TRANSPORTATION........      161,957       133,804
 19,358   Cable & Wireless
            plc -- TECHNOLOGY................      291,729        93,114
 28,157   Cadbury Schweppes plc -- CONSUMER
            STAPLES..........................      175,798       179,491
  8,441   Celltech Group plc (a) -- HEALTH
            CARE.............................      161,142       107,371
 18,000   Centrica plc -- CONSUMER
            CYCLICAL.........................       56,702        58,158
 76,919   Compass Group plc -- SERVICES......      596,961       576,532
 10,000   David S. Smith (Holdings)
            plc -- BASIC MATERIALS...........       21,738        22,995
 41,400   Diageo plc -- CONSUMER STAPLES.....      293,082       472,689
  5,000   Dimension Data Holdings
            plc -- TECHNOLOGY................       47,196         6,040
 20,800   Electrocomponents
            plc -- TECHNOLOGY................      183,349       162,260
  9,310   Friends Provident
            plc (a) -- FINANCE...............       29,458        27,100
 12,100   GKN plc -- CONSUMER CYCLICAL.......       66,108        46,667
 53,729   GlaxoSmithKline plc -- HEALTH
            CARE.............................    1,497,104     1,347,338
 68,958   Granada plc -- SERVICES............      237,092       144,019
 40,878   Hays plc -- SERVICES...............      170,933       123,747
 13,000   Hilton Group plc -- SERVICES.......       37,798        39,922
  9,200   HSBC Holdings plc -- FINANCE.......      130,681       107,657
 22,727   Kingfisher plc -- CONSUMER
            CYCLICAL.........................      142,375       132,638
 17,000   Lattice Group plc -- ENERGY........       34,713        38,597
 32,742   Reckitt Benckiser plc -- CONSUMER
            STAPLES..........................      367,631       479,863
 88,000   Reed International
            plc -- SERVICES..................      775,367       724,906
 21,635   Rio Tinto plc -- ENERGY............      365,040       414,377
 31,943   Royal Bank of Scotland Group
            plc -- FINANCE...................      620,807       777,311
 21,140   Sainsbury (J) plc -- CONSUMER
            CYCLICAL.........................      125,523       112,916
 85,288   Shell Transport & Trading
            Company -- ENERGY................      747,496       585,885
  9,700   Standard Chartered
            plc -- FINANCE...................      141,379       115,763

FORTIS SERIES FUND, INC.
INTERNATIONAL STOCK SERIES II (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
 55,980   Tesco plc -- CONSUMER CYCLICAL.....  $   183,077   $   202,461
 53,000   Tomkins plc -- CAPITAL GOODS.......      151,676       163,529
 26,300   Unilever plc -- CONSUMER
            CYCLICAL.........................      173,466       215,883
  5,272   United Business Media
            plc -- SERVICES..................       69,063        36,830
316,740   Vodafone Group plc -- TECHNOLOGY...    1,223,634       828,618
 25,000   Woolworths Group plc -- CONSUMER
            CYCLICAL.........................       13,708        17,237
 46,620   WPP Group plc -- SERVICES..........      468,630       515,666
                                               -----------   -----------
                                                10,788,913    10,020,264
                                               -----------   -----------
          TOTAL COMMON STOCKS................  $40,203,043   $32,539,666
                                               ===========   ===========

SHORT-TERM INVESTMENTS - 2.68%
--------------------------------------------------------------------------------

Principal                                              Market
 Amount                                               Value (c)
---------                                            -----------
           FINANCE - 2.68%
$899,299   State Street Bank Money Market Variable
             Rate Time Deposit, Current
             rate -- 1.88%.........................  $   899,299
     582   U.S. Bank N.A. Money Market Variable
             Rate Time Deposit, Current
             rate -- 2.04%.........................          582
                                                     -----------
           TOTAL SHORT-TERM INVESTMENTS............      899,881
                                                     -----------
           TOTAL INVESTMENTS IN SECURITIES (COST:
             $41,102,924) (b)......................  $33,439,547
                                                     ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $41,437,324 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $  1,328,505
Unrealized depreciation.....................................    (9,326,282)
--------------------------------------------------------------------------
Net unrealized depreciation.................................  $ (7,997,777)
--------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets.
(e) A security sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". This investment has been identified by fund management as illiquid:

 Date Acquired   Shares/Par   Security                                                      Cost Basis
---------------  ----------   --------                                                      -----------
2000               7,000      Reliance Industries GDR                                         $99,108

     The aggregate value of this security at December 31, 2001, was $88,596 which represents .26% of total net assets.

FORTIS SERIES FUND, INC.
MID CAP STOCK SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 98.40%
--------------------------------------------------------------------------------

                                                              Market
 Shares                                         Cost (b)     Value (c)
--------                                       -----------  -----------
          BASIC MATERIALS - 4.99%
 17,400   Airgas, Inc. (a)...................  $   271,759  $   263,088
  4,000   Ashland, Inc.......................      163,931      184,320
  4,300   Bemis Co., Inc.....................      154,900      211,474
  6,700   Cabot Corp.........................      246,190      239,190
  4,900   Cabot Microelectronics
            Corp. (a)........................      252,178      388,325
  5,200   Church & Dwight Co., Inc...........      137,579      138,476
  7,100   CONSOL Energy, Inc.................      177,101      176,364
  6,200   Harsco Corp........................      173,033      212,660
  3,700   Minerals Technologies, Inc.........      154,673      172,568
 13,100   Sonoco Products Co.................      324,022      348,198
                                               -----------  -----------
                                                 2,055,366    2,334,663
                                               -----------  -----------
          CAPITAL GOODS - 2.97%
  4,200   American Standard Companies,
            Inc. (a).........................      222,152      286,566
  3,400   Kennametal, Inc....................      107,008      136,918
 11,200   Rockwell International Corp........      186,505      200,032
  3,100   SPX Corp. (a)......................      334,963      424,390
  8,900   York International Corp............      294,318      339,357
                                               -----------  -----------
                                                 1,144,946    1,387,263
                                               -----------  -----------
          CONSUMER CYCLICAL - 10.23%
  8,600   American Axle & Manufacturing
            Holdings, Inc. (a)...............      170,514      183,868
  8,700   American Eagle Outfitters,
            Inc. (a).........................      199,553      227,679
  1,800   Beazer Homes USA, Inc. (a).........      130,846      131,706
  7,400   BJ's Wholesale Club, Inc. (a)......      272,770      326,340
  8,500   Bob Evans Farms, Inc...............      192,530      208,845
 12,200   Borders Group, Inc. (a)............      278,583      242,048
 13,100   Brinker International, Inc. (a)....      275,399      389,856
  6,800   D.R. Horton, Inc...................      146,320      220,728
  5,700   Furniture Brands International,
            Inc. (with rights) (a)...........      178,072      182,514
  9,300   IKON Office Solutions, Inc.........      104,671      108,717
  9,300   InFocus Corp. (a)..................      207,480      204,786
  6,400   Jones Apparel Group, Inc. (a)......      221,724      212,288
  7,800   Lear Corp. (a).....................      272,790      297,492
  7,100   Lennar Corp........................      239,767      332,422
  3,950   M.D.C. Holdings, Inc...............      113,476      149,271
  6,500   Mohawk Industries, Inc. (a)........      216,346      356,720
  4,900   Neiman Marcus Group, Inc.
            Class A (a)......................      187,624      152,243
  6,400   Ross Stores, Inc...................      197,017      205,312
  4,600   Scotts Co. Class A (a).............      197,549      218,960
 10,100   Williams-Sonoma, Inc. (a)..........      294,522      433,290
                                               -----------  -----------
                                                 4,097,553    4,785,085
                                               -----------  -----------
          CONSUMER STAPLES - 4.38%
  4,000   Alberto-Culver Co. Class B.........      137,725      178,960
  5,200   Corn Products International,
            Inc..............................      157,222      183,300
    944   Dean Foods Co. (a).................       46,999       64,367
  8,000   Dole Food Company, Inc.............      218,360      214,640
  6,500   McCormick & Company, Inc...........      225,347      272,805
  6,800   Precision Castparts Corp...........      248,666      192,100
  6,400   R.J. Reynolds Tobacco Holdings,
            Inc..............................      336,344      360,320
 11,100   Smithfield Foods, Inc. (a).........      197,163      244,644
 29,300   Tyson Foods, Inc. Class A..........      331,535      338,415
                                               -----------  -----------
                                                 1,899,361    2,049,551
                                               -----------  -----------
          ENERGY - 6.12%
  8,400   AGL Resources, Inc.................      181,063      193,368
 17,100   BJ Services Co. (a)................      471,121      554,895
  5,800   Energen Corp.......................      172,163      142,970
                                                              Market
Shares                                          Cost (b)    Value (c)
--------                                       -----------  -----------
 15,600   ENSCO International, Inc...........  $   446,405  $   387,660
  7,700   Hanover Compressor Co. (a).........      276,743      194,502
  4,300   Helmerich & Payne, Inc.............      130,419      143,534
  3,700   Murphy Oil Corp....................      238,698      310,948
  3,000   Noble Affiliates, Inc..............      113,206      105,870
 11,300   Pride International, Inc. (a)......      329,858      170,630
  9,500   Tidewater, Inc.....................      414,584      322,050
  6,800   Ultramar Diamond Shamrock Corp.....      217,319      336,464
                                               -----------  -----------
                                                 2,991,579    2,862,891
                                               -----------  -----------
          FINANCE - 20.98%
  6,300   AmeriCredit Corp. (a)..............      233,690      198,765
 10,500   Associated Banc-Corp...............      333,103      370,545
 11,700   Astoria Financial Corp.............      348,188      309,582
 14,000   Banknorth Group, Inc...............      291,981      315,280
  8,600   City National Corp.................      337,288      402,910
 17,100   Compass Bancshares, Inc............      368,644      483,930
 11,800   Dime Bancorp,
            Inc. (Warrants) (a)..............           --        1,770
  3,900   Doral Financial Corp...............      128,751      121,719
 16,600   E*TRADE Group, Inc. (a)............      175,265      170,150
  4,000   Eaton Vance Corp...................      138,010      142,200
  5,200   Everest Re Group Ltd...............      346,219      367,640
  8,000   Federated Investors, Inc.
            Class B..........................      236,763      255,040
 11,900   First Tennessee National Corp......      371,882      431,494
 11,100   FirstMerit Corp....................      283,666      300,699
  8,000   Gallagher (Arthur J.) & Co.........      194,485      275,920
  4,500   GATX Corp..........................      115,971      146,340
 11,100   Golden State Bancorp, Inc..........      334,397      290,265
 10,100   Greenpoint Financial Corp..........      375,945      361,075
  6,600   LaBranche & Co., Inc. (a)..........      300,442      227,436
  2,300   M&T Bank Corp......................      155,985      167,555
  7,200   Marshall & Ilsley Corp.............      416,062      455,616
  3,700   Mercantile Bankshares Corp.........      131,535      159,248
 12,100   Metris Companies, Inc..............      282,635      311,091
  6,500   Nationwide Financial Services, Inc.
            Class A                                256,128      269,490
 13,700   North Fork Bancorporation, Inc.....      351,198      438,263
 12,500   Old Republic International Corp....      336,049      350,125
 13,100   Oxford Health Plans, Inc. (a)......      381,462      394,834
  8,700   PacifiCare Health Systems,
            Inc. (with rights) (a)...........      127,781      139,200
  5,500   PMI Group, Inc.....................      280,908      368,555
  9,200   Radian Group, Inc..................      269,642      395,140
 26,000   Sovereign Bancorp, Inc.............      293,189      318,240
  4,700   StanCorp Financial Group, Inc......      219,875      222,075
  6,200   TCF Financial Corp.................      240,869      297,476
  7,400   United Rentals, Inc. (a)...........      151,120      167,980
  5,600   Waddell and Reed Financial, Inc....      177,760      180,320
                                               -----------  -----------
                                                 8,986,888    9,807,968
                                               -----------  -----------
          HEALTH CARE - 10.46%
  3,400   Barr Laboratories, Inc. (a)........      235,038      269,824
  4,400   Cytyc Corp. (a)....................      128,200      114,840
  3,300   Diagnostic Products Corp...........      142,582      145,035
  8,300   Edwards Lifesciences Corp. (a).....      191,717      229,329
  2,500   Genzyme Corp.-General
            Division (a).....................      133,366      149,650
  4,100   Gilead Sciences, Inc. (a)..........      270,736      269,452
 14,400   Health Net, Inc. (with
            rights) (a)......................      267,525      313,632
  6,300   Henry Schein, Inc. (a).............      244,200      233,289
  4,000   Hillenbrand Industries, Inc........      228,897      221,080
 11,100   Idec Pharmaceuticals Corp. (a).....      636,600      765,123
  8,100   IVAX Corp. (a).....................      269,883      163,134

FORTIS SERIES FUND, INC.
MID CAP STOCK SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                              Market
Shares                                          Cost (b)    Value (c)
--------                                       -----------  -----------
  9,700   Millennium Pharmaceuticals,
            Inc. (with rights) (a)...........  $   329,739  $   237,747
  8,000   Mylan Laboratories, Inc............      192,538      300,000
  4,300   Pharmaceutical Product Development,
            Inc. (a).........................      121,399      138,933
  8,600   Protein Design Labs, Inc. (a)......      431,608      283,198
  3,900   Quest Diagnostics, Inc. (a)........      204,540      279,669
  2,200   Sepracor, Inc. (a).................      104,981      125,532
  6,800   STERIS Corp. (a)...................      143,557      124,236
  5,700   Sunrise Assisted Living,
            Inc. (a).........................      162,441      165,927
  5,200   Trigon Healthcare, Inc. (a)........      287,217      361,140
                                               -----------  -----------
                                                 4,726,764    4,890,770
                                               -----------  -----------
          SERVICES - 16.06%
  5,100   Affiliated Computer Services, Inc.
            Class A (a)......................      428,098      541,263
  9,800   Apollo Group, Inc. Class A (a).....      368,494      441,098
 11,100   Belo Corp. Class A.................      210,672      208,125
  3,400   Black Box Corp. (a)................      202,682      179,792
 17,100   Cadence Design Systems,
            Inc. (a).........................      369,783      374,832
  4,500   Check Point Software Technologies
            Ltd. (a)                               178,306      179,505
  6,400   CSG Systems International,
            Inc. (a).........................      310,739      258,880
  5,900   Diebold, Inc.......................      178,356      238,596
  6,700   DST Systems, Inc. (a)..............      286,622      333,995
  9,100   Dun & Bradstreet Corp. (a).........      295,317      321,230
  4,100   Education Management Corp. (a).....      150,776      148,625
  2,800   Entercom Communications
            Corp. (a)........................      105,706      140,000
  6,500   Express Scripts, Inc. (with
            rights) (a)......................      334,453      303,940
  5,200   International Speedway Corp.
            Class A..........................      214,834      203,320
  8,000   Jack Henry & Associates, Inc.......      183,075      174,720
 10,300   Mandalay Resort Group (a)..........      223,572      220,420
 12,500   Mentor Graphics Corp. (a)..........      259,539      294,625
  5,300   Metro One Telecommunications,
            Inc. (a).........................      225,201      160,325
 12,100   Republic Services, Inc. (a)........      232,753      241,637
 11,900   Reynolds & Reynolds Co. Class A....      268,397      288,575
  4,600   Scholastic Corp. (a)...............      166,965      231,518
  7,500   SEI Investments Co.................      289,335      338,325
 21,700   SunGard Data Systems, Inc. (with
            rights) (a)                            421,545      627,781
 12,200   Sybase, Inc. (a)...................      251,324      192,272
  6,200   Valassis Communications,
            Inc. (a).........................      196,446      220,844
    600   Washington Post Co. Class B........      357,365      318,000
 10,800   Westwood One, Inc. (a).............      223,671      324,540
                                               -----------  -----------
                                                 6,934,026    7,506,783
                                               -----------  -----------
          TECHNOLOGY - 13.94%
  6,700   ADTRAN, Inc. (a)...................      178,229      170,984
 11,700   Advanced Fibre Communications,
            Inc. (a).........................      242,837      206,739
  4,900   Advent Software, Inc. (a)..........      264,681      244,755
 13,100   Apogent Technologies, Inc. (a).....      311,699      337,980
  4,800   Arrow Electronics, Inc. (a)........      123,719      143,520
  5,200   Beckman Coulter, Inc. (with
            rights)..........................      209,849      230,360
                                                              Market
Shares                                          Cost (b)    Value (c)
--------                                       -----------  -----------
  6,600   C&D Technologies, Inc. (with
            rights)..........................  $   178,774  $   150,810
  4,300   Electro Scientific Industries,
            Inc. (a).........................      169,457      129,043
  9,800   Electronic Arts, Inc. (a)..........      525,546      587,510
  4,900   FEI Co. (a)........................      189,491      154,399
  5,200   Harris Corp........................      141,969      158,652
  4,000   International Rectifier
            Corp. (a)........................      148,747      139,520
  5,700   Intersil Corp. Class A (a).........      218,737      183,825
  3,400   L-3 Communications Holdings,
            Inc. (a).........................      281,750      306,000
 11,100   Microchip Technology, Inc. (a).....      383,752      430,014
  3,100   Microsemi Corp. (a)................       91,139       92,070
  4,900   NVIDIA Corp. (a)...................      202,640      327,810
  5,100   Plantronics, Inc. (a)..............      128,781      130,764
  3,400   QLogic Corp. (with rights) (a).....      164,539      151,300
  6,800   Retek, Inc. (a)....................      185,156      203,116
  7,400   RF Micro Devices, Inc. (with
            rights) (a)......................      200,651      142,302
  8,300   Semtech Corp. (a)..................      311,512      296,227
 11,700   Storage Technology Corp. (a).......      240,192      241,839
  5,300   Symantec Corp. (a).................      297,169      351,549
  4,800   Teleflex, Inc......................      219,979      227,088
  2,200   Telephone & Data Systems, Inc......      232,018      197,450
  3,100   THQ, Inc. (with rights) (a)........      150,712      150,257
 13,400   TriQuint Semiconductor,
            Inc. (a).........................      305,225      164,284
 13,700   Vishay Intertechnology,
            Inc. (a).........................      474,213      267,150
                                               -----------  -----------
                                                 6,773,163    6,517,317
                                               -----------  -----------
          TRANSPORTATION - 1.08%
  6,800   Alexander & Baldwin, Inc...........      184,394      181,560
  2,900   Magna International, Inc.
            Class A..........................      178,731      184,063
  4,000   Teekay Shipping Corp...............      179,565      139,400
                                               -----------  -----------
                                                   542,690      505,023
                                               -----------  -----------
          UTILITIES - 7.19%
  8,900   Alliant Energy Corp................      288,075      270,204
  5,800   Black Hills Corp...................      314,334      196,272
  9,800   Cleco Corp.........................      225,321      215,306
  9,500   Conectiv...........................      187,993      232,655
  7,400   Equitable Resources, Inc...........      195,810      252,118
  7,700   IDACORP, Inc.......................      301,429      312,620
  4,300   MDU Resources Group, Inc...........      137,160      121,045
  3,100   Pinnacle West Capital Corp.........      123,410      129,735
  7,100   PNM Resources, Inc.................      239,168      198,445
 11,100   Questar Corp.......................      233,664      278,055
 11,100   Scana Corp.........................      308,216      308,913
  7,400   TECO Energy, Inc...................      187,317      194,176
 11,100   UtiliCorp United, Inc..............      341,877      279,387
  6,500   Western Resources, Inc.............      111,409      111,800
 11,600   Wisconsin Energy Corp..............      277,785      261,696
                                               -----------  -----------
                                                 3,472,968    3,362,427
                                               -----------  -----------
          TOTAL COMMON STOCKS................  $43,625,304  $46,009,741
                                               ===========  ===========

SHORT-TERM INVESTMENTS - 1.71%
--------------------------------------------------------------------------------

Principal                                              Market
 Amount                                               Value (c)
---------                                            -----------
           FINANCE - 1.71%
$749,350   State Street Bank Money Market Variable
             Rate Time Deposit, Current
             rate -- 1.88%.........................  $   749,350
     474   U.S. Bank N.A. Money Market Variable
             Rate Time Deposit, Current
             rate -- 2.04%.........................          474
  50,000   U.S. Treasury Bill, 1.69%, 3-21-2002
             (e)...................................       49,818
                                                     -----------
           TOTAL SHORT-TERM INVESTMENTS............      799,642
                                                     -----------
           TOTAL INVESTMENTS IN SECURITIES (COST:
             $44,424,946) (b)......................  $46,809,383
                                                     ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $44,457,501 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $ 5,210,930
Unrealized depreciation.....................................   (2,859,048)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $ 2,351,882
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 1.86% of total net assets as of December 31, 2001.
(e) Security pledged as initial margin deposit for open financial futures position detailed below:

            FINANCIAL FUTURES-LONG

                                                                                  Unrealized
                                                  Market Value                  Appreciation/
                                     Number of      Covered                     (Depreciation)
              Issuer                Contract(s)  by Contract(s)   Expiration     at 12/31/01
----------------------------------  -----------  --------------  -------------  --------------
Standard & Poor's Midcap 400               3        $763,650      March 2002       $12,250

FORTIS SERIES FUND, INC.
SMALL CAP VALUE SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 86.35%
--------------------------------------------------------------------------------

                                                             Market
Shares                                         Cost (b)     Value (c)
-------                                       -----------  -----------
         BASIC MATERIALS - 9.48%
 65,000  A. Schulman, Inc...................  $   935,412  $   887,250
 20,000  AptarGroup, Inc....................      448,628      700,600
 40,000  Carlisle Companies, Inc............    1,439,832    1,479,200
 70,000  Kaydon Corp. (with rights).........    1,584,448    1,587,600
110,000  Longview Fibre Co. (with rights)...    1,429,556    1,299,100
130,000  PolyOne Corp.......................    1,135,529    1,274,000
 45,000  Rayonier, Inc......................    1,802,417    2,271,150
 53,830  Watts Industries, Inc. Class A.....      603,819      807,450
                                              -----------  -----------
                                                9,379,641   10,306,350
                                              -----------  -----------
         CAPITAL GOODS - 9.42%
 90,000  Asyst Technologies, Inc. (a).......    1,403,665    1,148,400
 68,000  Briggs & Stratton Corp.............    2,633,527    2,903,600
105,000  Joy Global, Inc. (a)...............    1,830,044    1,764,000
 40,000  Tecumseh Products Co. Class A......    1,766,745    2,025,200
 77,000  The Manitowoc Company, Inc.........    1,880,684    2,394,700
                                              -----------  -----------
                                                9,514,665   10,235,900
                                              -----------  -----------
         CONSUMER CYCLICAL - 15.52%
 70,000  A.O. Smith Corp....................    1,128,075    1,365,000
 35,000  AnnTaylor Stores Corp. (with
           rights) (a)......................      838,664    1,225,000
 28,000  Children's Place Retail Stores,
           Inc. (a).........................      695,701      760,200
100,000  Dycom Industries, Inc. (with
           rights) (a)......................    1,466,648    1,671,000
 49,000  Federal Signal Corp. (with
           rights)..........................      847,106    1,091,230
 52,370  InFocus Corp. (a)..................      863,712    1,153,187
100,000  La-Z-Boy, Inc......................    1,578,442    2,182,000
 65,000  Pacific Sunwear of California,
           Inc. (a).........................      985,843    1,327,300
 30,000  Pulte Homes, Inc...................      827,141    1,340,100
 35,000  Ross Stores, Inc...................      590,065    1,122,800
 65,000  Standard Pacific Corp..............    1,420,625    1,580,800
136,000  Wolverine World Wide, Inc. (with
           rights)..........................    1,678,762    2,046,800
                                              -----------  -----------
                                               12,920,784   16,865,417
                                              -----------  -----------
         ENERGY - 9.16%
250,000  Key Energy Services, Inc. (with
           rights) (a)......................    1,810,331    2,300,000
 50,000  Newfield Exploration Co. (a).......    1,745,519    1,775,500
130,000  Newpark Resources, Inc. (a)........    1,036,168    1,027,000
 64,000  Noble Affiliates, Inc..............    1,946,446    2,258,560
 38,630  Pogo Producing Co..................      918,181    1,014,810
 40,000  Stone Energy Corp. (with
           rights) (a)......................    1,640,055    1,580,000
                                              -----------  -----------
                                                9,096,700    9,955,870
                                              -----------  -----------
         FINANCE - 17.85%
 55,000  Brandywine Realty Trust............    1,066,158    1,158,850
 90,000  Dollar Thrifty Automotive Group,
           Inc. (with rights) (a)...........    1,530,572    1,395,000
 37,550  Downey Financial Corp..............    1,351,107    1,548,937
 30,450  FNB Corp...........................      696,070      802,357
 25,000  Gables Residential Trust...........      619,946      740,000
 85,000  Greater Bay Bancorp................    2,164,782    2,429,300
                                                             Market
Shares                                         Cost (b)     Value (c)
-------                                       -----------  -----------
 60,000  Home Properties of New York,
           Inc..............................  $ 1,657,516  $ 1,896,000
 48,000  Horace Mann Educators Corp.........      755,368    1,018,560
 48,000  IPC Holdings Ltd...................      899,094    1,420,800
110,000  JDN Realty Corp....................    1,290,597    1,356,300
 93,000  NMS Communications Corp. (with
           rights) (a)......................      789,821      448,260
 50,000  Old Republic International Corp....      864,620    1,400,500
 25,000  Parkway Properties, Inc............      745,930      830,000
 50,000  Prentiss Properties Trust..........    1,213,192    1,372,500
 50,000  Seacoast Financial Services
           Corp.............................      519,251      857,500
 34,540  Susquehanna Bancshares, Inc........      681,520      720,159
                                              -----------  -----------
                                               16,845,544   19,395,023
                                              -----------  -----------
         HEALTH CARE - 2.98%
 60,000  Alpharma, Inc. Class A.............    1,532,372    1,587,000
135,790  Beverly Enterprises, Inc. (a)......    1,134,040    1,167,794
 14,170  Invacare Corp......................      465,283      477,671
                                              -----------  -----------
                                                3,131,695    3,232,465
                                              -----------  -----------
         SERVICES - 3.07%
 90,000  Captaris, Inc. (with
           rights) (a)......................      796,025      332,100
 66,040  Covansys Corp. (a).................      910,489      591,058
105,000  Spherion Corp. (a).................    1,553,624    1,024,800
 83,000  webMethods, Inc. (with
           rights) (a)......................      878,914    1,391,080
                                              -----------  -----------
                                                4,139,052    3,339,038
                                              -----------  -----------
         TECHNOLOGY - 10.90%
110,000  Advanced Digital Information
           Corp. (a)........................    1,541,254    1,764,400
 60,000  C-COR.net Corp. (with
           rights) (a)......................      659,192      874,200
 59,000  Cognex Corp. (a)...................    1,169,931    1,510,990
125,460  DMC Stratex Networks, Inc. (a).....      995,962      976,079
 75,000  FileNET Corp. (a)..................      977,986    1,521,750
 70,000  Integrated Silicon Solution,
           Inc. (a).........................      974,810      856,800
 55,000  Newport Corp.......................      764,444    1,060,400
 60,000  Progress Software Corp. (a)........      844,171    1,036,800
120,000  REMEC, Inc. (with rights) (a)......    1,121,920    1,198,800
 85,000  Transaction Systems Architects,
           Inc. (a).........................    1,095,589    1,042,100
                                              -----------  -----------
                                               10,145,259   11,842,319
                                              -----------  -----------
         TRANSPORTATION - 7.97%
 80,000  CNF, Inc...........................    2,311,421    2,684,000
102,760  Fleetwood Enterprises, Inc. (with
           rights)..........................    1,228,631    1,164,271
 73,000  Kansas City Southern Industries,
           Inc. (a).........................      486,457    1,031,490
 25,000  Teekay Shipping Corp. (with
           rights)..........................      713,739      871,250
 90,000  Trinity Industries, Inc. (with
           rights)..........................    2,030,749    2,445,300
 60,000  Wabash National Corp...............      699,812      468,000
                                              -----------  -----------
                                                7,470,809    8,664,311
                                              -----------  -----------
         TOTAL COMMON STOCKS................  $82,644,149  $93,836,693
                                              ===========  ===========

SHORT-TERM INVESTMENTS - 14.06%
--------------------------------------------------------------------------------

 Principal                                                Market
  Amount                                                Value (c)
-----------                                            ------------
             FINANCE - 14.06%
$15,275,000  State Street Time Deposit, 1.25%
               1-2-2002..............................  $ 15,275,000
       542   U.S. Bank N.A. Money Market Variable
               Rate Time Deposit, Current
               rate -- 2.04%.........................           542
                                                       ------------
             TOTAL SHORT-TERM INVESTMENTS............    15,275,542
                                                       ------------
             TOTAL INVESTMENTS IN SECURITIES (COST:
               $97,919,691)(b).......................  $109,112,235
                                                       ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $98,007,045 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $14,667,288
Unrealized depreciation.....................................   (3,562,098)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $11,105,190
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 2.11% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
GLOBAL GROWTH SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 96.91%
--------------------------------------------------------------------------------

                                                                  Market
  Shares                                           Cost (b)     Value (c)
----------                                       ------------  ------------
            FINLAND - 2.37%
  131,900   Nokia Oyj -- TECHNOLOGY............  $  3,181,324  $  3,401,171
   93,700   UPM-Kymmene Oyj -- BASIC
              MATERIALS........................     3,120,874     3,107,785
                                                 ------------  ------------
                                                    6,302,198     6,508,956
                                                 ------------  ------------
            FRANCE - 4.85%
   51,141   BNP Paribas S.A. -- FINANCE........     4,617,443     4,576,362
   14,300   Pinault-Printemps-Redoute
              S.A. -- CONSUMER CYCLICAL........     1,916,930     1,841,151
   35,700   TotalFinaElf S.A. -- ENERGY........     5,168,238     5,098,679
   67,300   Usinor S.A. -- BASIC MATERIALS.....       834,976       841,931
   17,900   Vivendi Universal
              S.A. -- SERVICES.................       964,278       980,197
                                                 ------------  ------------
                                                   13,501,865    13,338,320
                                                 ------------  ------------
            GERMANY - 5.37%
   40,800   Adidas-Salomon AG -- CONSUMER
              CYCLICAL.........................     2,356,253     3,033,414
  125,400   Bayerische Hypo- und Vereinsbank
              AG -- FINANCE....................     4,104,741     3,813,057
   45,400   Deutsche Bank AG -- FINANCE........     2,607,495     3,205,635
  272,700   Deutsche Telekom
              AG -- TECHNOLOGY.................     4,326,962     4,710,553
                                                 ------------  ------------
                                                   13,395,451    14,762,659
                                                 ------------  ------------
            ITALY - 0.62%
1,343,750   Olivetti S.p.A. -- TECHNOLOGY......     1,763,994     1,721,727
                                                 ------------  ------------
            JAPAN - 5.22%
   50,000   Fujisawa Pharmaceutical Co.
              Ltd. -- HEALTH CARE..............     1,144,713     1,152,144
   31,000   Murata Manufacturing Co.
              Ltd. -- TECHNOLOGY...............     2,176,641     1,859,148
   20,500   Nintendo Co. Ltd. -- CONSUMER
              CYCLICAL.........................     3,098,540     3,589,768
      750   Nippon Telegraph & Telephone
              Corp. -- TECHNOLOGY..............     2,470,268     2,443,537
  116,600   Sony Corp. -- TECHNOLOGY...........     5,025,942     5,329,116
                                                 ------------  ------------
                                                   13,916,104    14,373,713
                                                 ------------  ------------
            NETHERLANDS - 0.51%
  276,782   KPN N.V. -- TECHNOLOGY.............     1,330,246     1,407,210
                                                 ------------  ------------
            SOUTH KOREA - 2.66%
   44,100   Samsung Electronics Co. Ltd.
              GDR -- TECHNOLOGY (e)............     3,701,779     4,683,632
  122,100   SK Telecom Co. Ltd.
              ADR -- TECHNOLOGY................     2,489,242     2,639,802
                                                 ------------  ------------
                                                    6,191,021     7,323,434
                                                 ------------  ------------
            SPAIN - 0.99%
   48,308   Banco Popular Espanol
              S.A. -- FINANCE..................     1,590,878     1,586,335
   84,576   Telefonica
              S.A. (a) -- TECHNOLOGY...........     1,009,981     1,131,856
                                                 ------------  ------------
                                                    2,600,859     2,718,191
                                                 ------------  ------------
            SWEDEN - 1.92%
  970,040   Telefonaktiebolaget LM Ericsson
              AB -- TECHNOLOGY.................     4,731,153     5,271,102
                                                 ------------  ------------
            SWITZERLAND - 3.23%
   73,837   Credit Suisse Group -- FINANCE.....     2,553,933     3,148,624
   16,223   Nestle S.A. -- CONSUMER STAPLES....     3,531,332     3,458,978
    2,612   Serono S.A. -- HEALTH CARE.........     2,218,186     2,279,581
                                                 ------------  ------------
                                                    8,303,451     8,887,183
                                                 ------------  ------------
            UNITED KINGDOM - 16.62%
  116,600   AstraZeneca plc -- HEALTH CARE.....     5,569,619     5,265,782
  480,800   British Airways
              plc -- TRANSPORTATION............     1,375,191     1,364,525
  921,675   Cable & Wireless
              plc -- TECHNOLOGY................     4,671,381     4,433,348
  433,916   Capita Group plc -- SERVICES.......     2,903,528     3,048,671
1,697,475   Marks & Spencer plc -- CONSUMER
              CYCLICAL.........................     6,055,949     8,918,528
  671,400   mm02 plc (a) -- TECHNOLOGY.........       819,820       845,240
  323,800   P & O Princess Cruises
              plc -- CONSUMER CYCLICAL.........     1,744,403     1,885,035
1,414,722   Rentokil Initial plc -- SERVICES...     4,198,555     5,682,805

--------------------------------------------------------------------------------

                                                                 Market
 Shares                                           Cost (b)      Value (c)
----------                                       ------------  ------------
  139,200   Royal Bank of Scotland Group
              plc -- FINANCE...................  $  3,140,048  $  3,387,335
4,162,913   Vodafone Group plc -- TECHNOLOGY...     8,566,105    10,890,525
                                                 ------------  ------------
                                                   39,044,599    45,721,794
                                                 ------------  ------------
            UNITED STATES - 52.55%
  101,400   Abbott Laboratories (with
              rights) -- HEALTH CARE...........     5,401,702     5,653,050
   54,400   Alcoa, Inc. -- BASIC MATERIALS.....     1,874,562     1,933,920
   38,600   American Home Products Corp. (with
              rights) -- HEALTH CARE...........     2,366,494     2,368,496
   66,700   American International Group,
              Inc. -- FINANCE..................     5,505,050     5,295,980
   80,400   Avon Products, Inc. (with
              rights) -- CONSUMER STAPLES......     3,963,289     3,738,600
   27,600   Bank of America Corp. -- FINANCE...     1,571,561     1,737,420
   17,200   Bank One Corp. -- FINANCE..........       681,130       671,660
   56,600   Boston Scientific
              Corp. (a) -- HEALTH CARE.........     1,023,083     1,365,192
  116,600   Cisco Systems, Inc. (with
              rights) (a) -- TECHNOLOGY........     2,248,105     2,111,626
  136,800   Citigroup, Inc. -- FINANCE.........     5,888,938     6,905,664
   47,100   Colgate-Palmolive Co. (with
              rights) -- CONSUMER STAPLES......     2,759,915     2,720,025
   84,700   Compaq Computer Corp. (with
              rights) -- TECHNOLOGY............       824,978       826,672
   22,300   Comverse Technology,
              Inc. (a) -- TECHNOLOGY...........       506,092       498,851
  149,200   Dell Computer Corp. (with
              rights) (a) -- TECHNOLOGY........     3,647,653     4,055,256
   12,100   eBay, Inc. (a) -- CONSUMER
              CYCLICAL.........................       817,580       809,490
   57,100   Exxon Mobil Corp. -- ENERGY........     2,238,976     2,244,030
   15,100   FedEx Corp. (a) -- SERVICES........       652,651       783,388
   34,600   First Data Corp. -- SERVICES.......     2,665,298     2,714,370
  113,200   General Electric
              Co. -- TECHNOLOGY................     4,367,578     4,537,056
  143,900   Gillette Co. (with rights) -- BASIC
              MATERIALS........................     4,336,400     4,806,260
   34,700   Goldman Sachs Group,
              Inc. -- FINANCE..................     3,046,656     3,218,425
  214,300   Hewlett-Packard
              Co. -- TECHNOLOGY................     3,928,395     4,401,722
   23,800   International Business Machines
              Corp. -- TECHNOLOGY..............     2,463,928     2,878,848
   48,600   International Paper Co. -- BASIC
              MATERIALS........................     2,016,160     1,961,010
   47,700   Johnson & Johnson -- HEALTH CARE...     2,489,987     2,819,070
   19,000   Marsh & McLennan Companies,
              Inc. (with rights) -- FINANCE....     2,078,064     2,041,550
  121,900   Mattel, Inc. (with
              rights) -- CONSUMER CYCLICAL.....     2,224,622     2,096,680
   63,300   McKesson Corp. -- HEALTH CARE......     2,547,584     2,367,420
   65,600   Merrill Lynch & Co.,
              Inc. -- FINANCE..................     2,994,944     3,419,072
   67,200   Microsoft
              Corp. (a) -- TECHNOLOGY..........     4,219,811     4,453,344
   13,200   Minnesota Mining and Manufacturing
              Co. -- BASIC MATERIALS...........     1,544,513     1,560,372
   38,200   NIKE, Inc. Class B -- CONSUMER
              CYCLICAL.........................     2,170,164     2,148,368
   20,800   Northrop Grumman Corp. (with
              rights) -- CAPITAL GOODS.........     2,094,906     2,096,848
  138,500   Openwave Systems, Inc. (with
              rights) (a) -- TECHNOLOGY........     1,503,816     1,355,915
  252,800   Oracle Corp. (with
              rights) (a) -- TECHNOLOGY........     3,884,372     3,491,168
   64,200   Pepsico, Inc. -- CONSUMER
              STAPLES..........................     3,018,225     3,125,898
  116,600   Pharmacia Corp. (with
              rights) -- HEALTH CARE...........     4,854,886     4,972,990
   36,900   Procter & Gamble Co. -- CONSUMER
              STAPLES..........................     2,941,149     2,919,897
  223,800   Schering-Plough Corp. (with
              rights) -- HEALTH CARE...........     8,281,342     8,014,278
  130,900   Schlumberger Ltd. -- ENERGY........     6,284,434     7,192,955
  345,600   Staples, Inc. (a) -- CONSUMER
              CYCLICAL.........................     5,135,013     6,462,720
   25,500   State Street Corp. (with
              rights) -- FINANCE...............     1,382,684     1,332,375
  305,400   Sun Microsystems, Inc. (with
              rights) (a) -- SERVICES..........     4,105,866     3,768,636
  104,900   Texas Instruments, Inc. (with
              rights) -- TECHNOLOGY............     3,275,721     2,937,200
   37,800   Transocean Sedco Forex,
              Inc. -- ENERGY...................     1,108,598     1,278,396
   78,900   USA Networks,
              Inc. (a) -- SERVICES.............     1,971,695     2,154,759
   30,300   Viacom, Inc.
              Class B (a) -- SERVICES..........       905,969     1,337,745
   51,800   Wal-Mart Stores, Inc. -- CONSUMER
              CYCLICAL.........................     2,819,347     2,981,090
                                                 ------------  ------------
                                                  138,633,886   144,565,757
                                                 ------------  ------------
            TOTAL COMMON STOCKS................  $249,714,827  $266,600,046
                                                 ============  ============

FORTIS SERIES FUND, INC.
GLOBAL GROWTH SERIES (continued)
Schedule of Investments
December 31, 2001

SHORT-TERM INVESTMENTS - 3.11%
--------------------------------------------------------------------------------

   Principal                                                 Market
     Amount                                                Value (c)
  ------------                                            ------------
                FINANCE - 3.11%
  $ 8,549,000   State Street Bank -- Repurchase
                  Agreement, 1.68%, 1-2-2002 (Maturity
                  Value $8,549,796) (See Note 1)........  $  8,549,000
        5,309   U.S. Bank N.A. Money Market Variable
                  Rate Time Deposit, Current
                  rate -- 2.04%.........................         5,309
                                                          ------------
                TOTAL SHORT-TERM INVESTMENTS............     8,554,309
                                                          ------------
                TOTAL INVESTMENTS IN SECURITIES (COST:
                  $258,269,136) (b).....................  $275,154,355
                                                          ============

(a)  Presently not paying dividend income.
(b) December 31, 2001, the cost of securities for federal income tax purposes was $259,598,773 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $21,004,309
Unrealized depreciation.....................................   (5,448,727)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $15,555,582
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets.
(e) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". Pursuant to guidelines adopted by the Board of Directors, this issue is deemed to be liquid. The aggregate value of this security at December 31, 2001, was $4,683,632, which represents 1.70% of total net assets.

FORTIS SERIES FUND, INC.
GLOBAL EQUITY SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 94.74%
--------------------------------------------------------------------------------

                                                               Market
 Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
          AUSTRALIA - 1.71%
 54,163   QBE Insurance Group
            Ltd. -- FINANCE..................  $   201,292   $   212,936
                                               -----------   -----------
          BERMUDA - 1.56%
  3,890   ACE Ltd. ADR (with
            rights) -- FINANCE...............      138,389       156,183
    420   XL Capital Ltd. Class A (with
            rights) -- FINANCE...............       37,412        38,371
                                               -----------   -----------
                                                   175,801       194,554
                                               -----------   -----------
          CANADA - 1.94%
  6,199   BCE, Inc. -- TECHNOLOGY............      179,797       139,832
  2,119   Canadian National Railway
            Co. -- TRANSPORTATION............       74,647       102,305
                                               -----------   -----------
                                                   254,444       242,137
                                               -----------   -----------
          DENMARK - 0.97%
  7,550   Danske Bank -- FINANCE.............      121,949       121,156
                                               -----------   -----------
          FRANCE - 9.28%
  1,220   Aventis S.A. -- BASIC MATERIALS....       82,064        86,631
  3,040   Bouygues S.A. -- SERVICES..........      161,873        99,611
  2,430   Carrefour S.A. -- CONSUMER
            CYCLICAL.........................      127,556       126,358
  1,110   Clarins S.A. -- CAPITAL GOODS......       59,694        62,661
    530   Groupe Danone -- CONSUMER
            STAPLES..........................       66,816        64,652
  1,370   L' Air Liquide -- BASIC
            MATERIALS........................      190,151       192,004
  2,490   Sanofi-Synthelabo S.A. -- HEALTH
            CARE.............................      132,614       185,793
  1,029   Technip-Coflexip SA -- CONSUMER
            CYCLICAL.........................      131,731       137,433
  1,410   TotalFinaElf S.A. -- ENERGY........      201,698       201,376
                                               -----------   -----------
                                                 1,154,197     1,156,519
                                               -----------   -----------
          GERMANY - 1.95%
  2,920   Linde Ag -- CAPITAL GOODS..........      127,511       118,819
    455   Muenchener
            Rueckversicherungs-Gesellschaft
            AG -- FINANCE....................      110,577       123,565
                                               -----------   -----------
                                                   238,088       242,384
                                               -----------   -----------
          ISRAEL - 0.12%
  2,190   Partner Communications Co. Ltd.
            ADR (a) -- TECHNOLOGY............       18,257        15,001
                                               -----------   -----------
          ITALY - 0.25%
 11,520   Snam Rete Gas
            S.p.A. (a) -- ENERGY.............       28,713        30,464
                                               -----------   -----------
          JAPAN - 6.85%
 13,000   Asahi Breweries Ltd. -- CONSUMER
            STAPLES..........................      135,451       116,946
  6,000   Canon, Inc. -- TECHNOLOGY..........      233,018       206,470
 11,200   Chugai Pharmaceutical Co.
            Ltd. -- HEALTH CARE..............      190,274       129,809
    400   Fast Retailing Co. Ltd. -- CONSUMER
            CYCLICAL.........................       73,336        35,587
  3,000   Honda Motor Co. Ltd. -- CONSUMER
            CYCLICAL.........................      124,079       119,716
  5,000   Nikko Cordial Corp. -- FINANCE.....       42,879        22,318
      8   NTT DoCoMo, Inc. -- TECHNOLOGY.....      209,066        94,003
  2,000   Ono Pharmaceutical Co
            Ltd. -- HEALTH CARE..............       74,255        60,125
  4,000   Shionogi & Co. Ltd. -- HEALTH
            CARE.............................       74,797        68,366
                                               -----------   -----------
                                                 1,157,155       853,340
                                               -----------   -----------
          NETHERLANDS - 8.12%
  8,800   Akzo Nobel N.V. -- BASIC
            MATERIALS........................      375,344       392,951
 16,300   Elsevier N.V. -- SERVICES..........      209,127       192,740
  4,455   Koninklijke (Royal) Philips
            Electronics N.V. -- TECHNOLOGY...      148,407       132,409
     42   KPN N.V. -- TECHNOLOGY.............          535           214
  3,530   Unilever NV -- SERVICES............      202,560       206,974
  9,405   Vodafone Libertel
            N.V. (a) -- TECHNOLOGY...........      103,143        86,506
                                               -----------   -----------
                                                 1,039,116     1,011,794
                                               -----------   -----------
          PORTUGAL - 0.43%
  6,600   Telecel-Comunicacoes Pessoais
            S.A. (a) -- TECHNOLOGY...........       87,942        52,890
                                               -----------   -----------

FORTIS SERIES FUND, INC.
GLOBAL EQUITY SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
          SINGAPORE - 0.84%
 14,000   DBS Group Holdings
            Ltd. -- FINANCE..................  $   126,362   $   104,630
                                               -----------   -----------
          SOUTH KOREA - 2.80%
  2,550   Korea Telecom Corp.
            ADR -- TECHNOLOGY................       52,047        51,842
  2,380   Samsung Electronics Co. Ltd.
            GDR (f) -- TECHNOLOGY............      178,991       252,767
  2,050   SK Telecom Co. Ltd.
            ADR -- TECHNOLOGY................       39,150        44,321
                                               -----------   -----------
                                                   270,188       348,930
                                               -----------   -----------
          SPAIN - 1.94%
  5,450   Gas Natural SDG, S.A. -- ENERGY....       96,715        90,745
 11,640   Iberdrola S.A. -- UTILITIES........      160,172       151,525
                                               -----------   -----------
                                                   256,887       242,270
                                               -----------   -----------
          SWEDEN - 1.24%
 16,250   Saab AB -- CAPITAL GOODS...........      149,103       154,139
                                               -----------   -----------
          SWITZERLAND - 7.40%
    380   Converium Holding
            AG (a) -- FINANCE................       18,846        18,470
    255   Nestle S.A. -- CONSUMER STAPLES....       54,397        54,370
  5,800   Novartis AG -- HEALTH CARE.........      218,532       209,601
  1,100   Swiss Re (with
            rights) -- FINANCE...............      102,723       110,643
  8,237   Syngenta AG (a) -- CONSUMER
            STAPLES..........................      403,887       426,659
    149   Synthes-Stratec,
            Inc. (a) (e) -- HEALTH CARE......       84,120       102,661
                                               -----------   -----------
                                                   882,505       922,404
                                               -----------   -----------
          THAILAND - 0.45%
 61,000   Advanced Info Service Public Co.
            Ltd. -- TECHNOLOGY...............       66,380        56,201
                                               -----------   -----------
          UNITED KINGDOM - 13.42%
  7,340   BOC Group plc -- BASIC MATERIALS...      109,577       113,236
  2,530   Capital Radio plc -- SERVICES......       47,955        28,077
  6,900   CGNU plc -- FINANCE................       99,502        84,506
 32,120   Diageo plc -- CONSUMER STAPLES.....      305,368       366,734
  4,760   GlaxoSmithKline plc -- HEALTH
            CARE.............................      122,547       119,364
 11,340   Next plc -- CONSUMER CYCLICAL......      125,498       148,291
 14,310   Reckitt Benckiser plc -- CONSUMER
            STAPLES..........................      177,259       209,726
 10,620   Reuters Group plc -- TECHNOLOGY....      111,936       105,103
  7,210   Royal Bank of Scotland Group
            plc -- FINANCE...................      152,420       175,450
  4,160   Standard Chartered
            plc -- FINANCE...................       56,547        49,647
104,158   Vodafone Group plc -- TECHNOLOGY...      397,228       272,486
                                               -----------   -----------
                                                 1,705,837     1,672,620
                                               -----------   -----------
          UNITED STATES - 33.47%
  2,940   Air Products and Chemicals,
            Inc. (with rights) -- BASIC
            MATERIALS........................      127,121       137,915
  4,640   Allstate Corp. (with
            rights) -- FINANCE...............      156,821       156,368
  2,280   American Home Products Corp. (with
            rights) -- HEALTH CARE...........      131,260       139,901
  2,430   Aramark Corp. -- SERVICES..........       62,464        65,367
  2,640   BellSouth Corp. (with
            rights) -- TECHNOLOGY............      107,340       100,716
    970   BJ's Wholesale Club,
            Inc. (a) -- CONSUMER CYCLICAL....       34,539        42,777
  5,360   BMC Software,
            Inc. (a) -- TECHNOLOGY...........      102,884        87,743
  7,150   Charter Communications, Inc.
            Class A (a) -- SERVICES..........      117,905       117,475
  2,380   CIGNA Corp. (with
            rights) -- FINANCE...............      220,487       220,507
  4,390   Compaq Computer Corp. (with
            rights) -- TECHNOLOGY............       86,105        42,846
  3,410   Conoco, Inc. -- ENERGY.............       93,873        96,503
  2,050   Costco Wholesale
            Corp. (a) -- CONSUMER CYCLICAL...       66,743        90,979
  1,950   Deere & Co. -- CAPITAL GOODS.......       73,842        85,137
  2,120   EOG Resources, Inc. -- ENERGY......       73,035        82,913
  1,420   Estee Lauder Companies, Inc.
            Class A -- SERVICES..............       47,218        45,525
  2,720   FedEx Corp. (a) -- SERVICES........      116,413       141,114
  1,890   Fox Entertainment Group
            Class A (a) -- SERVICES..........       47,930        50,142

--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
--------                                       ------------  -----------
  2,290   GlobalSantaFe Corp. -- ENERGY......  $    85,758   $    65,311
  3,080   Guidant Corp. (a) -- HEALTH CARE...      101,842       153,384
  2,330   Hewlett-Packard
            Co. -- TECHNOLOGY................      104,289        47,858
  6,260   IMS Health, Inc. -- SERVICES.......      157,970       122,133
  1,440   International Business Machines
            Corp. -- TECHNOLOGY..............      159,394       174,182
  2,770   Lilly (Eli) & Co. -- HEALTH CARE...      221,980       217,556
  3,360   Lincare Holdings,
            Inc. (a) -- HEALTH CARE..........       91,670        96,264
  5,490   Metlife, Inc. -- FINANCE...........      152,387       173,923
  2,940   Oracle Corp. (with
            rights) (a) -- TECHNOLOGY........       32,965        40,601
  5,020   Praxair, Inc. -- BASIC MATERIALS...      225,793       277,355
  3,870   SAFECO Corp. -- FINANCE............      115,311       120,551
  4,590   Safeway, Inc. (a) -- CONSUMER
            CYCLICAL.........................      222,781       191,633
  1,930   Schlumberger Ltd. -- ENERGY........      115,336       106,054
  6,240   Sprint Corp. (PCS
            Group) (a) -- TECHNOLOGY.........      154,014       152,318
  4,320   St. Paul Companies, Inc. (with
            rights) -- FINANCE...............      196,864       189,950
  1,100   Starwood Hotels & Resorts
            Worldwide, Inc. (with
            rights) -- SERVICES..............       29,757        32,835
  2,190   UnumProvident Corp. (with
            rights) -- FINANCE...............       59,332        58,057
  4,000   Viacom, Inc.
            Class B (a) -- SERVICES..........      201,075       176,600
  2,470   Western Wireless
            Corp. (a) -- TECHNOLOGY..........       92,410        69,778
                                               -----------   -----------
                                                 4,186,908     4,170,271
                                               -----------   -----------
          TOTAL COMMON STOCKS................  $12,121,124   $11,804,640
                                               ===========   ===========

SHORT-TERM INVESTMENTS - 5.00%
--------------------------------------------------------------------------------

   Principal                                                Market
     Amount                                                Value (c)
  ------------                                            -----------
                FINANCE - 5.00%
  $   623,522   State Street Bank Money Market Variable
                  Rate Time Deposit, Current
                  rate -- 1.88%.........................  $   623,522
          108   U.S. Bank N.A. Money Market Variable
                  Rate Time Deposit, Current
                  rate -- 2.04%.........................          108
                                                          -----------
                TOTAL SHORT-TERM INVESTMENTS............      623,630
                                                          -----------
                TOTAL INVESTMENTS IN SECURITIES (COST:
                  $12,744,754) (b)......................  $12,428,270
                                                          ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $12,838,700 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $   611,192
Unrealized depreciation.....................................   (1,021,622)
-------------------------------------------------------------------------
Net unrealized depreciation.................................  $  (410,430)
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets.
(e) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". This investment has been identified by portfolio management as an illiquid security.

Period Acquired  Shares/Par   Security                                                      Cost Basis
---------------  ----------   --------                                                      -----------
2000                 69       Synthes-Stratec, Inc. - 144A                                    $38,161
2001                 80       Synthes-Stratec, Inc. - 144A                                     45,959

     The aggregate value of this security at December 31, 2001, was $102,661, which represents .82% of total net assets.
(f) Securities sold within the terms of a private placement memorandum, exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or to other "accredited investors". Pursuant to guidelines adopted by the Board of Directors, these issues are deemed to be liquid. The aggregate value of this security at December 31, 2001, was $252,767, which represents 2.03% of total net assets.

FORTIS SERIES FUND, INC.
LARGE CAP GROWTH SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 99.92%
--------------------------------------------------------------------------------

                                                             Market
Shares                                         Cost (b)     Value (c)
-------                                       -----------  -----------
         CONSUMER CYCLICAL - 10.97%
 54,200  Home Depot, Inc....................  $ 2,419,545  $ 2,764,742
 62,600  Kohl's Corp. (a)...................    3,746,911    4,409,544
 34,000  Target Corp. (with rights).........    1,202,032    1,395,700
 16,000  Wal-Mart Stores, Inc...............      759,092      920,800
                                              -----------  -----------
                                                8,127,580    9,490,786
                                              -----------  -----------
         CONSUMER STAPLES - 0.95%
  7,500  Colgate-Palmolive Co. (with
           rights)..........................      397,290      433,125
  8,500  Philip Morris Companies, Inc.......      382,897      389,725
                                              -----------  -----------
                                                  780,187      822,850
                                              -----------  -----------
         FINANCE - 24.21%
 23,900  American International Group,
           Inc..............................    1,922,416    1,897,660
 95,800  Citigroup, Inc.....................    3,779,653    4,835,984
 14,300  Concord EFS, Inc. (a)..............      398,815      468,754
  4,700  Fannie Mae.........................      284,507      373,650
 46,900  Freddie Mac........................    2,694,020    3,067,260
  3,100  Goldman Sachs Group, Inc...........      250,340      287,525
 33,700  Household International, Inc.
           (with rights)....................    1,810,042    1,952,578
131,900  MBNA Corp..........................    3,959,486    4,642,880
 14,700  Merrill Lynch & Co., Inc...........      663,201      766,164
 10,900  Morgan Stanley Dean Witter & Co.
           (with rights)....................      645,359      609,746
  4,300  Principal Financial Group,
           Inc. (a).........................       79,550      103,200
 18,500  UnitedHealth Group, Inc............    1,248,373    1,309,245
  5,300  WellPoint Health Networks,
           Inc. (a).........................      562,877      619,305
                                              -----------  -----------
                                               18,298,639   20,933,951
                                              -----------  -----------
         HEALTH CARE - 18.35%
  7,400  American Home Products Corp.
           (with rights)....................      430,844      454,064
 29,000  Baxter International, Inc. (with
           rights)..........................    1,452,782    1,555,270
 28,200  Cardinal Health, Inc...............    1,945,218    1,823,412
 37,100  Johnson & Johnson..................    1,983,297    2,192,610
 15,800  Medtronic, Inc. (with rights)......      784,510      809,118
112,600  Pfizer, Inc. (with rights).........    3,854,661    4,487,110
                                                             Market
Shares                                         Cost (b)     Value (c)
-------                                       -----------  -----------
 24,400  Schering-Plough Corp. (with
           rights)..........................  $ 1,082,639  $   873,764
 32,500  Tenet Healthcare Corp. (a).........    1,901,314    1,908,400
 52,400  Walgreen Co. (with rights).........    1,811,180    1,763,784
                                              -----------  -----------
                                               15,246,445   15,867,532
                                              -----------  -----------
         SERVICES - 12.81%
 92,450  AOL Time Warner, Inc. (with
           rights) (a)......................    4,601,246    2,967,645
 11,700  Clear Channel Communications,
           Inc. (a).........................      565,789      595,647
 19,300  Comcast Corp. Special
           Class A (a)......................      830,540      694,800
 52,800  Electronic Data Systems Corp.......    3,242,980    3,619,440
  6,700  First Data Corp....................      449,205      525,615
 59,300  Liberty Media Corp.
           Class A (a)......................    1,164,924      830,200
 26,000  Sun Microsystems, Inc. (with
           rights) (a)......................      792,376      320,840
 34,500  Viacom, Inc. Class B (a)...........    1,928,966    1,523,175
                                              -----------  -----------
                                               13,576,026   11,077,362
                                              -----------  -----------
         TECHNOLOGY - 31.92%
177,500  AT&T Wireless Services,
           Inc. (a).........................    3,653,372    2,550,675
143,020  Cisco Systems, Inc. (with
           rights) (a)......................    5,894,586    2,590,092
 11,100  Dell Computer Corp. (with
           rights) (a)......................      253,746      301,698
112,600  General Electric Co................    4,868,054    4,513,008
 53,100  Intel Corp.........................    2,693,931    1,669,995
  4,800  International Business Machines
           Corp.............................      560,272      580,608
  3,600  Maxim Integrated Products,
           Inc. (a).........................      192,780      189,036
 57,300  Microsoft Corp. (a)................    3,719,254    3,797,271
165,500  Nokia Oyj Corp. ADR................    5,074,572    4,059,715
 48,700  Sprint Corp. (PCS Group) (a).......    1,245,263    1,188,767
 10,200  Texas Instruments, Inc. (with
           rights)..........................      330,215      285,600
 75,200  Tyco International Ltd. (with
           rights)..........................    2,882,327    4,429,280
  6,300  VERITAS Software Corp. (with
           rights) (a)......................      297,650      282,366
 45,200  Vodafone Group plc ADR.............    1,601,192    1,160,736
                                              -----------  -----------
                                               33,267,214   27,598,847
                                              -----------  -----------
         TRANSPORTATION - 0.71%
 11,300  Harley-Davidson, Inc. (with
           rights)..........................      509,531      613,703
                                              -----------  -----------
         TOTAL COMMON STOCKS................  $89,805,622  $86,405,031
                                              ===========  ===========

SHORT-TERM INVESTMENTS - 0.22%
--------------------------------------------------------------------------------

Principal                                              Market
 Amount                                               Value (c)
---------                                            -----------
           FINANCE - 0.22%
$  1,222   First American Prime Obligation Fund,
             Current rate -- 1.88%.................  $     1,222
 190,619   State Street Bank Money Market Variable
             Rate Time Deposit, Current
             rate -- 1.88%.........................      190,619
                                                     -----------
           TOTAL SHORT-TERM INVESTMENTS............      191,841
                                                     -----------
           TOTAL INVESTMENTS IN SECURITIES (COST:
             $89,997,463) (b)......................  $86,596,872
                                                     ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $90,415,736 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $ 8,577,866
Unrealized depreciation.....................................  (12,396,730)
-------------------------------------------------------------------------
Net unrealized depreciation.................................  $(3,818,864)
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 11.16% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
INVESTORS GROWTH SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 97.49%
--------------------------------------------------------------------------------

                                                             Market
Shares                                         Cost (b)     Value (c)
-------                                       -----------  -----------
         BASIC MATERIALS - 3.64%
 4,830   Gillette Co. (with rights).........  $   140,583  $   161,322
   600   Kimberly-Clark Corp................       34,908       35,880
 2,850   Minnesota Mining and Manufacturing
           Co...............................      314,588      336,898
 2,580   Praxair, Inc.......................      120,642      142,545
                                              -----------  -----------
                                                  610,721      676,645
                                              -----------  -----------
         CAPITAL GOODS - 1.65%
 2,760   Illinois Tool Works, Inc...........      168,167      186,907
 1,200   Northrop Grumman Corp. (with
           rights)..........................      115,615      120,972
                                              -----------  -----------
                                                  283,782      307,879
                                              -----------  -----------
         CONSUMER CYCLICAL - 10.31%
 4,600   Costco Wholesale Corp. (a).........      182,239      204,148
 1,050   eBay, Inc. (a).....................       62,220       70,245
 2,400   Gap, Inc...........................       32,521       33,456
 3,600   Home Depot, Inc....................      178,569      183,636
 2,300   Kohl's Corp. (a)...................      151,590      162,012
 7,990   Lowe's Companies, Inc..............      296,925      370,816
 2,640   NIKE, Inc. Class B.................      132,185      148,474
 1,400   Safeway, Inc. (a)..................       60,492       58,450
 2,900   Staples, Inc. (a)..................       52,899       54,230
10,630   Target Corp. (with rights).........      382,629      436,361
 1,500   Tricon Global Restaurants,
           Inc. (a).........................       79,132       73,800
 2,160   Wal-Mart Stores, Inc...............      115,058      124,308
                                              -----------  -----------
                                                1,726,459    1,919,936
                                              -----------  -----------
         CONSUMER STAPLES - 2.62%
 1,390   Anheuser-Busch Companies, Inc......       59,681       62,842
 2,680   Avon Products, Inc. (with
           rights)..........................      127,632      124,620
   860   Diageo plc.........................        8,905        9,819
 1,600   General Mills, Inc.................       82,166       83,216
 2,590   Pepsico, Inc.......................      117,393      126,107
 1,780   Philip Morris Companies, Inc.......       86,505       81,613
                                              -----------  -----------
                                                  482,282      488,217
                                              -----------  -----------
         ENERGY - 0.51%
 2,460   Devon Energy Corp..................      129,612       95,079
                                              -----------  -----------
         FINANCE - 16.96%
 5,950   ACE Ltd. ADR (with rights).........      198,911      238,892
 5,960   American Express Co................      196,221      212,712
 4,420   American International Group,
           Inc..............................      348,502      350,948
 1,140   Bank of America Corp...............       66,838       71,763
 3,400   Capital One Financial Corp.........      168,788      183,430
   500   Chubb Corp. (with rights)..........       33,725       34,500
 6,222   Citigroup, Inc.....................      291,848      314,087
 2,240   Concord EFS, Inc. (a)..............       61,737       73,427
 4,150   Freddie Mac........................      270,371      271,410
 2,230   Goldman Sachs Group, Inc...........      183,108      206,832
 1,700   Household International,
           Inc. (with rights)...............      101,681       98,498
   660   Marsh & McLennan Companies,
           Inc. (with rights)...............       66,678       70,917
 3,100   Mellon Financial Corp..............      119,520      116,622
 4,190   Merrill Lynch & Co., Inc...........      204,800      218,383
 3,460   Morgan Stanley Dean Witter &
           Co. (with rights)................      172,302      193,552
 1,360   Principal Financial Group,
           Inc. (a).........................       27,392       32,640
   720   Prudential Financial, Inc. (a).....       19,800       23,897
 1,800   Schwab (Charles) Corp..............       24,463       27,846
 3,200   UnitedHealth Group, Inc............      225,418      226,464
                                                             Market
Shares                                         Cost (b)    Value (c)
-------                                       -----------  -----------
 2,090   XL Capital Ltd. Class A (with
           rights)..........................  $   168,974  $   190,942
                                              -----------  -----------
                                                2,951,077    3,157,762
                                              -----------  -----------
         HEALTH CARE - 17.37%
 5,380   Abbott Laboratories (with
           rights)..........................      283,748      299,935
 1,200   Allergan, Inc. (with rights).......       90,364       90,060
 6,900   American Home Products Corp. (with
           rights)..........................      400,956      423,384
 3,540   Amgen, Inc. (with rights) (a)......      219,570      199,798
 1,100   Baxter International, Inc. (with
           rights)..........................       56,187       58,993
 2,100   Boston Scientific Corp. (a)........       48,951       50,652
 2,320   Cardinal Health, Inc...............      155,498      150,011
 1,500   CVS Corp...........................       43,666       44,400
 2,450   Forest Laboratories, Inc. (a)......      185,963      200,778
   800   Genentech, Inc. (a)................       42,559       43,400
 3,300   Genzyme Corp.-General
           Division (a).....................      181,432      197,538
 3,270   HCA, Inc...........................      139,417      126,026
 6,280   Johnson & Johnson..................      360,273      371,148
 2,730   Lilly (Eli) & Co...................      213,712      214,414
   900   MedImmune, Inc. (a)................       40,317       41,715
12,945   Pfizer, Inc. (with rights).........      537,193      515,858
 2,740   Sanofi-Synthelabo S.A..............      188,477      204,446
                                              -----------  -----------
                                                3,188,283    3,232,556
                                              -----------  -----------
         SERVICES - 15.11%
 4,380   AOL Time Warner, Inc. (with
           rights) (a)......................      139,233      140,598
   200   Aramark Corp.......................        4,600        5,380
 4,200   Automatic Data Processing, Inc.....      228,561      247,380
 2,250   Brocade Communications Systems,
           Inc. (a)                                73,689       74,520
 5,090   Cadence Design Systems,
           Inc. (a).........................      109,638      111,573
 7,700   Cendant Corp. (a)..................      129,125      150,997
 4,910   Clear Channel Communications,
           Inc. (a).........................      229,584      249,968
 3,800   Comcast Corp. Special
           Class A (a)......................      138,350      136,800
 1,700   Electronic Data Systems Corp.......      117,462      116,535
 1,200   Estee Lauder Companies, Inc.
           Class A..........................       38,077       38,472
 2,800   FedEx Corp. (a)....................      129,671      145,264
 5,130   First Data Corp....................      345,025      402,449
 1,300   Omnicom Group, Inc.................      104,761      116,155
 2,140   PeopleSoft, Inc. (a)...............       57,704       86,028
   560   Starwood Hotels & Resorts
           Worldwide, Inc. (with rights)....       19,822       16,716
10,570   Sun Microsystems, Inc. (with
           rights) (a)......................      146,640      130,434
 2,040   United Parcel Service, Inc.
           Class B..........................      113,315      111,180
12,062   Viacom, Inc. Class B (a)...........      507,817      532,537
                                              -----------  -----------
                                                2,633,074    2,812,986
                                              -----------  -----------
         TECHNOLOGY - 27.38%
 2,020   Adobe Systems, Inc.................       71,528       62,721
 4,590   Analog Devices, Inc. (with
           rights) (a)......................      183,135      203,750
 2,930   Applied Biosystems Group - Applera
           Corp.                                   83,346      115,061
 6,970   AT&T Wireless Services,
           Inc. (a).........................      104,688      100,159
11,140   Cisco Systems, Inc. (with
           rights) (a)......................      205,254      201,745
 3,340   Danaher Corp.......................      187,974      201,435
 6,570   Dell Computer Corp. (with
           rights) (a)......................      152,651      178,573
 2,840   EchoStar Communications Corp.
           Class A (a)......................       78,058       78,015
   660   EMC Corp. (a)......................        9,732        8,870
 5,320   General Electric Co................      222,645      213,226
 1,900   International Business Machines
           Corp.............................      230,077      229,824
 1,560   Intuit, Inc. (with rights) (a).....       55,674       66,706

FORTIS SERIES FUND, INC.
INVESTORS GROWTH SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                             Market
Shares                                         Cost (b)    Value (c)
-------                                       -----------  -----------
 1,100   Lexmark International, Inc. (a)....  $    65,096  $    64,900
 4,310   Linear Technology Corp.............      173,013      168,262
 4,990   Micron Technology, Inc. (a)........      132,750      154,690
 5,110   Microsoft Corp. (a)................      321,071      338,640
 2,600   National Semiconductor
           Corp. (a)........................       84,894       80,054
 8,230   Nokia Oyj Corp. ADR................      177,082      201,882
13,170   Oracle Corp. (with rights) (a).....      171,639      181,878
   910   QLogic Corp. (with rights) (a).....       29,042       40,495
 2,760   QUALCOMM, Inc. (a).................      137,179      139,380
 5,500   Rational Software Corp. (a)........      131,262      107,250
 4,420   Sprint Corp. (PCS Group) (a).......      109,268      107,892
 3,660   STMicroelectronics N.V.............       99,912      115,912
 5,980   Taiwan Semiconductor Manufacturing
           Co. Ltd. ADR (a).................       85,042      102,677
 5,120   Texas Instruments, Inc. (with
           rights)..........................      139,962      143,360
14,381   Tyco International Ltd. (with
           rights)..........................      718,911      847,041
 2,690   VeriSign, Inc. (a).................  $   125,819  $   102,328
                                                             Market
Shares                                         Cost (b)    Value (c)
-------                                       -----------  -----------
 8,780   VERITAS Software Corp. (with
           rights) (a)......................      286,526      393,520
 5,722   Vodafone Group plc ADR.............      120,619      146,941
                                              -----------  -----------
                                                4,693,849    5,097,187
                                              -----------  -----------
         TRANSPORTATION - 1.62%
 2,800   Carnival Corp......................       62,470       78,624
 4,090   Harley-Davidson, Inc. (with
           rights)..........................      205,172      222,128
                                              -----------  -----------
                                                  267,642      300,752
                                              -----------  -----------
         UTILITIES - 0.32%
 1,720   Calpine Corp. (with rights) (a)....       48,973       28,879
   670   El Paso Corp. (with rights)........       33,328       29,889
                                              -----------  -----------
                                                   82,301       58,768
                                              -----------  -----------
         TOTAL COMMON STOCKS................  $17,049,082  $18,147,767
                                              ===========  ===========

SHORT-TERM INVESTMENTS - 3.71%
--------------------------------------------------------------------------------

Principal                                              Market
 Amount                                               Value (c)
---------                                            -----------
           FINANCE - 3.71%
$691,050   State Street Bank Money Market Variable
             Rate Time Deposit, Current
             rate -- 1.88%.........................  $   691,050
     143   U.S. Bank N.A. Money Market Variable
             Rate Time Deposit, Current
             rate -- 2.04%.........................          143
                                                     -----------
           TOTAL SHORT-TERM INVESTMENTS............      691,193
                                                     -----------
           TOTAL INVESTMENTS IN SECURITIES (COST:
             $17,740,275) (b)......................  $18,838,960
                                                     ===========

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal tax purposes was $18,632,415 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $   456,269
Unrealized depreciation.....................................     (249,724)
-------------------------------------------------------------------------
Net unrealized appreciation.................................  $   206,545
-------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 11.06% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
GROWTH STOCK SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 95.32%
--------------------------------------------------------------------------------

                                                                 Market
 Shares                                           Cost (b)     Value (c)
---------                                       ------------  ------------
           BASIC MATERIALS - 4.66%
  116,100  Alliant Techsystems, Inc. (a)......  $  9,015,165  $  8,962,920
  253,400  Cambrex Corp.......................    11,039,561    11,048,240
  415,900  Pentair, Inc.......................    14,881,449    15,184,509
                                                ------------  ------------
                                                  34,936,175    35,195,669
                                                ------------  ------------
           CAPITAL GOODS - 6.37%
  178,300  American Standard Companies,
             Inc. (a).........................    11,713,405    12,165,409
  316,100  Lam Research Corp. (a).............     6,237,653     7,339,842
  138,000  Northrop Grumman Corp. (with
             rights)                              14,145,334    13,911,780
  181,300  Novellus Systems, Inc. (a).........     5,814,721     7,152,285
  250,500  Teradyne, Inc. (with
             rights) (a)......................     6,273,079     7,550,070
                                                ------------  ------------
                                                  44,184,192    48,119,386
                                                ------------  ------------
           CONSUMER CYCLICAL - 15.88%
  441,000  AnnTaylor Stores Corp. (with
             rights) (a)......................    13,486,543    15,435,000
  969,400  Barnes & Noble, Inc. (a)...........    28,128,277    28,694,240
  417,100  Circuit City Stores, Inc. - Circuit
             City Group (with rights).........     6,469,372    10,823,745
  378,000  Cost Plus, Inc. (a)................     9,121,453    10,017,000
  620,900  Foot Locker, Inc. (a)..............     9,032,957     9,717,085
  120,800  Newell Rubbermaid, Inc. (with
             rights)                               2,800,697     3,330,456
  136,100  NIKE, Inc. Class B.................     5,269,817     7,654,264
1,347,600  Staples, Inc. (a)..................    20,238,419    25,200,120
  145,500  Starbucks Corp. (a)................     2,459,689     2,771,775
  145,600  Williams-Sonoma, Inc. (a)..........     4,528,161     6,246,240
                                                ------------  ------------
                                                 101,535,385   119,889,925
                                                ------------  ------------
           CONSUMER STAPLES - 1.60%
  112,100  Constellation Brands, Inc.
             Class A (a)                           4,343,875     4,803,485
  128,600  R.J. Reynolds Tobacco Holdings,
             Inc.                                  7,432,111     7,240,180
                                                ------------  ------------
                                                  11,775,986    12,043,665
                                                ------------  ------------
           ENERGY - 2.42%
  162,100  BJ Services Co. (a)................     3,489,453     5,260,145
  155,144  GlobalSantaFe Corp.................     3,522,786     4,424,707
  135,300  Nabors Industries, Inc. (a)........     3,507,665     4,644,849
  138,700  Pride International, Inc. (a)......     1,693,311     2,094,370
  123,900  Varco International, Inc. (with
             rights) (a)......................     1,760,444     1,856,022
                                                ------------  ------------
                                                  13,973,659    18,280,093
                                                ------------  ------------
           FINANCE - 5.52%
  226,600  Citigroup, Inc.....................    11,184,397    11,438,768
  143,600  Fannie Mae.........................    11,541,069    11,416,200
  119,800  Goldman Sachs Group, Inc...........    10,424,258    11,111,450
  148,200  Merrill Lynch & Co., Inc...........     6,868,685     7,724,184
                                                ------------  ------------
                                                  40,018,409    41,690,602
                                                ------------  ------------
           HEALTH CARE - 12.75%
  215,100  Abbott Laboratories (with
             rights)..........................    10,249,107    11,991,825
  160,900  AstraZeneca Group plc ADR..........     7,803,167     7,497,940
  146,700  Cytyc Corp. (a)....................     3,653,839     3,828,870
  627,300  Edwards Lifesciences Corp. (a).....    12,307,695    17,332,299
  263,300  Immunex Corp. (a)..................     7,513,041     7,296,043
  329,400  McKesson Corp......................     9,675,645    12,319,560
   68,500  OSI Pharmaceuticals, Inc. (with
             rights) (a)......................     4,771,365     3,133,190
  283,900  Pharmacia Corp. (with rights)......    11,886,978    12,108,335
   91,700  St. Jude Medical, Inc. (with
             rights) (a)                           4,667,255     7,120,505
                                                                 Market
 Shares                                           Cost (b)     Value (c)
---------                                       ------------  ------------
  297,900  Viasys Healthcare, Inc. (a)........  $  5,179,335  $  6,020,559
  244,000  Watson Pharmaceuticals,
             Inc. (a).........................     7,941,190     7,659,160
                                                ------------  ------------
                                                  85,648,617    96,308,286
                                                ------------  ------------
           SERVICES - 21.15%
  434,100  Adelphia Communications Corp.
             Class A (a)......................    12,524,551    13,535,238
  514,900  AOL Time Warner, Inc. (with
             rights) (a)                          18,573,457    16,528,290
  121,200  BISYS Group, Inc. (a)..............     7,618,425     7,755,588
  201,300  Brocade Communications Systems,
             Inc. (a).........................     5,585,005     6,667,056
  238,900  Cablevision Systems Corp. - Rainbow
             Media Group (a)..................     5,672,016     5,900,830
  971,900  Cendant Corp. (a)..................    15,227,834    19,058,959
  204,800  Clear Channel Communications,
             Inc. (a).........................    12,207,513    10,426,368
  328,500  Edison Schools, Inc. (a)...........     5,554,429     6,455,025
  236,900  Electronics Boutique Holdings
             Corp. (a)........................     7,013,435     9,461,786
  868,800  Enterasys Networks, Inc. (a).......     8,321,643     7,688,880
   63,700  First Data Corp....................     3,748,554     4,997,265
  146,500  Knight-Ridder, Inc. (with
             rights)..........................     8,980,916     9,512,245
  217,700  Lamar Advertising Co. (a)..........     7,166,939     9,217,418
  561,000  Pegasus Communications
             Corp. (a)........................     6,733,821     5,840,010
   64,000  Resources Connection, Inc. (a).....     1,491,200     1,685,120
   50,000  Robert Half International,
             Inc. (with rights) (a)...........       942,758     1,335,000
  239,900  Sabre Holdings Corp. (a)...........     8,850,882    10,159,765
  410,900  Six Flags, Inc. (a)................     8,657,061     6,319,642
  260,500  USA Networks, Inc. (a).............     6,257,845     7,114,255
                                                ------------  ------------
                                                 151,128,284   159,658,740
                                                ------------  ------------
           TECHNOLOGY - 24.97%
  171,600  Adobe Systems, Inc.................     5,609,295     5,328,180
   83,300  Analog Devices, Inc. (a)...........     3,653,527     3,697,687
  466,700  Beckman Coulter, Inc. (with
             rights)..........................    17,373,841    20,674,810
  409,500  Cisco Systems, Inc. (with
             rights) (a)......................     7,623,879     7,416,045
  552,400  EchoStar Communications Corp.
             Class A (a)......................    14,699,010    15,174,428
  318,900  Fairchild Semiconductor Corp.
             Class A (a)......................     7,157,208     8,992,980
  103,000  Intersil Corp. Class A (a).........     3,456,450     3,321,750
  407,600  Intuit, Inc. (with rights) (a).....    12,300,685    17,428,976
  542,900  Nokia Oyj Corp. ADR................    11,822,127    13,317,337
  196,300  Recoton Corp. (a)..................     2,473,431     2,669,680
  197,200  Retek, Inc. (a)....................     4,400,130     5,890,364
  731,844  Sanmina-SCI Corp. (with
             rights) (a)......................    15,600,229    14,563,695
  161,200  SmartForce plc ADR (a).............     2,908,505     3,989,700
  738,000  Solectron Corp. (with
             rights) (a)......................    10,466,216     8,324,640
  248,200  STMicroelectronics N.V.............     8,637,433     7,860,494
  421,100  Taiwan Semiconductor Manufacturing
             Co. Ltd. ADR (a).................     6,018,515     7,230,287
  643,400  Thermo Electron Corp. (with
             rights) (a)                          12,367,954    15,351,524
  167,100  THQ, Inc. (with rights) (a)........     7,657,393     8,099,337
  151,200  Varian, Inc. (a)...................     4,741,795     4,904,928
  265,200  WebEx Communications, Inc. (a).....     7,215,833     6,590,220
  547,400  WorldCom, Inc.-WorldCom
             Group (with rights) (a)..........     9,593,033     7,707,393
                                                ------------  ------------
                                                 175,776,489   188,534,455
                                                ------------  ------------
           TOTAL COMMON STOCKS................  $658,977,196  $719,720,821
                                                ============  ============

FORTIS SERIES FUND, INC.
GROWTH STOCK SERIES (continued)
Schedule of Investments
December 31, 2001

SHORT-TERM INVESTMENTS - 4.98%
--------------------------------------------------------------------------------

 Principal                                                 Market
   Amount                                                Value (c)
------------                                            ------------
              FINANCE - 4.98%
$37,567,000   State Street Bank - Repurchase
                Agreement, 1.68%, 1-2-2002 (Maturity
                Value $37,570,500) (See Note 1).......  $ 37,567,000
     14,521   U.S. Bank N.A. Money Market Variable
                Rate Time Deposit, Current
                rate -- 2.04%.........................        14,521
                                                        ------------
              TOTAL SHORT-TERM INVESTMENTS............    37,581,521
                                                        ------------
              TOTAL INVESTMENTS IN SECURITIES (COST:
                $696,558,717) (b).....................  $757,302,342
                                                        ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $699,081,907 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $ 83,180,990
Unrealized depreciation.....................................   (24,960,555)
--------------------------------------------------------------------------
Net unrealized appreciation.................................  $ 58,220,435
--------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Note: Percentage of investments as shown is the ratio of the total market value to total net assets. Market value of investments in foreign securities represents 4.76% of total net assets as of December 31, 2001.

FORTIS SERIES FUND, INC.
AGGRESSIVE GROWTH SERIES
Schedule of Investments
December 31, 2001

COMMON STOCKS - 96.33%
--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
-------                                       ------------  ------------
         BASIC MATERIALS - 3.39%
 38,250  Alliant Techsystems, Inc. (a)......  $  2,556,707  $  2,952,900
181,700  Crompton Corp......................     1,851,569     1,635,300
145,000  Freeport-McMoRan Copper & Gold,
           Inc. Class B (with
           rights) (a)......................     1,983,298     1,941,550
 33,000  Neurogen Corp. (a).................       575,361       576,840
114,400  Stillwater Mining Co. (with
           rights) (a)......................     3,025,816     2,116,400
                                              ------------  ------------
                                                 9,992,751     9,222,990
                                              ------------  ------------
         CAPITAL GOODS - 3.88%
 51,600  DuPont Photomasks, Inc. (with
           rights) (a)......................     1,983,166     2,242,020
 31,400  Graco, Inc. (with rights)..........       832,406     1,226,170
 46,000  Helix Technology Corp..............     1,025,193     1,037,300
102,900  Mattson Technology, Inc. (a).......       840,286       906,549
360,400  SpeedFam-IPEC, Inc. (a)............     1,935,686     1,073,992
131,100  Ultratech Stepper, Inc. (a)........     2,914,796     2,165,772
 55,200  Varian Semiconductor Equipment
           Associates, Inc. (a).............     1,519,595     1,909,368
                                              ------------  ------------
                                                11,051,128    10,561,171
                                              ------------  ------------
         CONSUMER CYCLICAL - 12.28%
 29,200  99 Cents Only Stores (a)...........       985,490     1,112,520
 60,400  AFC Enterprises, Inc. (a)..........     1,561,045     1,714,756
 34,600  Brinker International, Inc. (a)....       879,248     1,029,696
 28,900  CEC Entertainment, Inc. (a)........     1,012,876     1,253,971
 57,900  Chico's FAS, Inc. (a)..............     1,708,390     2,298,630
 39,800  Furniture Brands International,
           Inc. (with rights) (a)...........       997,571     1,274,396
 93,700  Genesco, Inc. (a)..................     2,157,535     1,945,212
 65,200  Hot Topic, Inc. (a)................     1,822,860     2,046,628
 92,500  J. Jill Group, Inc. (a)............     1,682,720     1,991,525
 92,500  Molecular Devices Corp. (with
           rights) (a)                           1,793,498     1,930,475
 50,500  Owens & Minor, Inc.................       911,603       934,250
 90,400  PolyMedica Corp. (a)...............     2,227,791     1,500,640
 71,500  RARE Hospitality International,
           Inc. (a).........................     1,568,842     1,611,610
 66,000  Reebok International Ltd. (with
           rights) (a)......................     1,590,285     1,749,000
471,600  SONICblue, Inc. (a)................     1,654,479     1,905,264
 63,300  Too, Inc. (with rights) (a)........     1,219,416     1,740,750
 91,300  Tweeter Home Entertainment Group,
           Inc. (a).........................     2,141,808     2,647,700
 69,100  Ultimate Electronics, Inc. (a).....     1,747,378     2,073,000
 60,800  United Natural Foods, Inc. (with
           rights) (a)......................     1,109,095     1,520,000
 89,700  Vans, Inc. (a).....................     1,758,746     1,142,778
                                              ------------  ------------
                                                30,530,676    33,422,801
                                              ------------  ------------
         CONSUMER STAPLES - 2.13%
 66,700  Constellation Brands, Inc.
           Class A (a)......................     2,712,614     2,858,095
109,000  Elizabeth Arden, Inc. (a)..........     1,559,086     1,664,430
 61,600  Sensient Technologies Corp.........     1,155,280     1,281,896
                                              ------------  ------------
                                                 5,426,980     5,804,421
                                              ------------  ------------
         ENERGY - 4.54%
 94,500  Cabot Oil & Gas Corp. Class A......     2,354,081     2,272,725
121,800  Chesapeake Energy Corp.............       735,672       805,098
 96,300  Global Power Equipment Group,
           Inc. (a)                              1,440,893     1,449,315
 43,800  Helmerich & Payne, Inc.............     1,987,862     1,462,044
 37,200  Patina Oil & Gas Corp. (with
           rights)..........................     1,022,610     1,023,000
                                                               Market
Shares                                          Cost (b)     Value (c)
-------                                       ------------  ------------
224,400  Unit Corp. (a).....................  $  3,620,820  $  2,894,760
140,100  XTO Energy, Inc. (with rights).....     2,244,432     2,451,750
                                              ------------  ------------
                                                13,406,370    12,358,692
                                              ------------  ------------
         FINANCE - 7.14%
 37,900  Arden Realty, Inc..................       951,953     1,004,350
 55,700  Citizens Banking Corp. (with
           rights)..........................     1,427,650     1,831,416
 60,030  Columbia Banking Systems,
           Inc. (a).........................       619,301       783,391
 36,700  Downey Financial Corp..............     1,936,925     1,513,875
 33,800  FNB Corp...........................       833,632       890,630
 57,200  Getty Realty Corp..................       999,787     1,078,220
120,250  Investment Technology Group,
           Inc. (a).........................     4,082,399     4,698,167
 67,700  Metris Companies, Inc..............     1,389,333     1,740,567
  4,000  Mid Atlantic Medical Services,
           Inc. (a).........................        91,137        90,800
 37,100  People's Bank......................       862,392       788,746
 40,500  Reckson Associates Realty Corp.....       946,083       946,080
 64,400  Reinsurance Group of America,
           Inc..............................     2,400,501     2,143,232
 95,500  Sky Financial Group, Inc...........     1,767,330     1,942,470
                                              ------------  ------------
                                                18,308,423    19,451,944
                                              ------------  ------------
         HEALTH CARE - 17.00%
 56,100  Alexion Pharmaceuticals,
           Inc. (a).........................     1,123,460     1,371,084
 46,320  Alliance Pharmaceutical
           Corp. (a)........................       848,291       157,488
153,900  Amylin Pharmaceuticals,
           Inc. (a).........................     1,377,238     1,406,646
 24,900  Cephalon, Inc. (a).................     1,054,746     1,882,067
266,700  Ciphergen Biosystems, Inc. (a).....     4,199,827     2,133,600
112,200  Corvas International, Inc. (a).....       655,929       734,910
 68,200  Coventry Health Care, Inc. (with
           rights) (a)......................     1,251,207     1,360,590
 32,300  CV Therapeutics, Inc. (a)..........     1,366,886     1,680,246
 72,300  Edwards Lifesciences Corp. (a).....     1,389,402     1,997,649
 93,100  Gene Logic, Inc. (a)...............     1,629,731     1,754,004
 42,300  Genzyme Corp.-Genzyme Biosurgery
           Division (a).....................       225,223       224,613
103,400  Genzyme Molecular Oncology (a)....        941,303       827,200
150,600  Guilford Pharmaceuticals,
           Inc. (a).........................     1,840,021     1,807,200
 46,500  ILEX Oncology, Inc. (with
           rights) (a)......................     1,057,168     1,257,360
 44,800  ImmunoGen, Inc. (a)................       628,635       742,784
101,800  Incyte Genomics, Inc. (a)..........     1,376,473     1,991,208
 42,500  LifePoint Hospitals, Inc. (a)......     1,301,954     1,446,700
 11,500  Neurocrine Biosciences,
           Inc. (a).........................       529,607       590,065
 63,500  NPS Pharmaceuticals, Inc. (a)......     1,214,233     2,432,050
 33,900  Ocular Sciences, Inc. (a)..........       809,003       789,870
141,700  Perrigo Co. (a)....................     1,806,183     1,674,894
 71,400  Pharmacopeia, Inc. (a).............     1,267,909       991,746
210,800  PRAECIS Pharmaceuticals,
           Inc. (with rights) (a)...........       744,296     1,226,856
 80,100  Regeneron Pharmaceuticals,
           Inc. (a).........................     1,889,211     2,255,616
 78,400  Renal Care Group, Inc. (a).........     2,060,873     2,516,640
 55,600  Respironics, Inc. (a)..............     1,537,234     1,925,984
 79,700  SangStat Medical Corp. (a).........       742,255     1,565,308
186,300  Sequenom, Inc. (with
           rights) (a)......................     1,931,945     1,987,821
268,700  Triangle Pharmaceuticals,
           Inc. (with rights) (a)...........       860,426     1,077,487
 26,000  Trigon Healthcare, Inc. (a)........     1,331,354     1,805,700
 73,900  Vertex Pharmaceuticals,
           Inc. (a).........................     1,751,427     1,817,201
 37,200  ViroPharma, Inc. (a)...............       848,315       853,740
                                              ------------  ------------
                                                41,591,765    46,286,327
                                              ------------  ------------

FORTIS SERIES FUND, INC.
AGGRESSIVE GROWTH SERIES (continued)
Schedule of Investments
December 31, 2001

COMMON STOCKS - CONTINUED
--------------------------------------------------------------------------------

                                                               Market
Shares                                          Cost (b)     Value (c)
-------                                       ------------  ------------
         SERVICES - 17.39%
 30,900  ADVO, Inc. (a).....................  $  1,153,357  $  1,328,700
 51,100  Argosy Gaming Co. (a)..............     1,335,779     1,661,772
 60,700  Beasley Broadcast Group, Inc.
           Class A (a)......................       825,207       789,707
 14,500  Black Box Corp. (a)................       584,286       766,760
 36,100  CSG Systems International,
           Inc. (a).........................     1,387,262     1,460,245
111,900  Documentum, Inc. (a)...............     1,036,207     2,430,468
 98,000  Edison Schools, Inc. (a)...........     2,278,998     1,925,700
 15,300  Education Management Corp. (a).....       497,250       554,625
113,100  Entravision Communications Corp.
           Class A (a)......................     1,113,655     1,351,545
174,000  Gartner, Inc. Class A (a)..........     1,145,542     2,034,060
 50,200  GTECH Holdings Corp. (a)...........     1,703,633     2,273,558
 55,100  HNC Software, Inc. (a).............       887,904     1,135,060
286,700  Hollywood Media Corp. (a)..........     1,502,329     1,889,353
 59,900  IDEXX Laboratories, Inc. (with
           rights) (a)                           1,608,875     1,707,749
157,100  IDX Systems Corp. (a)..............     1,874,088     2,043,871
 53,300  ITT Educational Services,
           Inc. (a).........................     1,542,786     1,965,171
 24,400  MAXIMUS, Inc. (a)..................       925,369     1,026,264
 30,700  NDCHealth Corp. (with rights)......       766,581     1,060,685
160,300  ONI Systems Corp. (a)..............     1,480,637     1,005,081
 28,800  Prepaid Legal Services,
           Inc. (a).........................       623,667       630,720
 95,700  Profit Recovery Group
           International, Inc. (a)..........       824,014       779,955
114,000  Radiant Systems, Inc. (a)..........     1,549,157     1,311,000
 45,600  Radio One, Inc. Class A (a)........       809,867       842,232
 77,100  Resources Connection, Inc. (a).....     1,855,625     2,030,043
102,600  Right Management Consultants,
           Inc. (a)                              1,641,704     1,774,980
 91,500  Sinclair Broadcast Group, Inc.
           Class A (a)......................       819,473       865,590
266,348  Stratos Lightwave, Inc. (with
           rights) (a)......................     1,565,907     1,638,040
202,500  Tellium, Inc. (a)..................     1,474,272     1,261,575
267,600  UnitedGlobalCom, Inc.
           Class A (a)......................     1,967,008     1,338,000
 98,800  Veritas DGC, Inc. (a)..............     1,367,416     1,827,800
 46,300  Viad Corp..........................     1,231,682     1,096,384
 49,400  Waste Connections, Inc. (a)........     1,451,744     1,530,906
 92,300  Watson Wyatt & Co. Holdings,
           Inc. (a).........................     1,873,018     2,012,140
                                              ------------  ------------
                                                42,704,299    47,349,739
                                              ------------  ------------
         TECHNOLOGY - 25.57%
282,000  Aclara BioSciences, Inc. (with
           rights) (a)                           1,648,379     1,429,740
 63,150  Activision, Inc. (a)...............     1,523,598     1,642,532
162,500  Actuate Corp. (a)..................     1,124,782       856,375
 83,000  Aeroflex, Inc. (with
           rights) (a)......................     1,427,758     1,571,190
 99,000  Aether Systems, Inc. (a)...........     1,211,380       910,800
106,400  Agile Software Corp. (with
           rights) (a)......................     1,282,700     1,832,208
333,500  Akamai Technologies, Inc. (a)......     2,078,256     1,980,990
 14,400  Alpha Industries, Inc..............       312,192       313,920
 45,900  Anaren Microwave, Inc. (with
           rights) (a)                             528,256       794,988
 30,300  Beckman Coulter, Inc. (with
           rights)..........................     1,125,301     1,342,290
 48,000  Benchmark Electronics, Inc. (with
           rights) (a)......................     1,123,409       910,080
 62,200  C&D Technologies, Inc. (with
           rights)..........................     1,628,388     1,421,270
                                                               Market
Shares                                          Cost (b)     Value (c)
-------                                       ------------  ------------
113,500  Cirrus Logic, Inc. (a).............  $  2,032,391  $  1,500,470
 88,500  Credence Systems Corp. (a).........     1,995,299     1,643,445
 65,000  Cymer, Inc. (a)....................     1,604,402     1,737,450
 68,500  eFunds Corp. (a)...................     1,024,640       941,875
 93,300  Electronics for Imaging,
           Inc. (a).........................     2,154,063     2,081,523
 66,100  FileNET Corp. (a)..................       795,899     1,341,169
 43,500  FuelCell Energy, Inc. (a)..........     1,238,558       789,090
103,100  General Cable Corp.................     1,600,385     1,350,610
101,500  General Communication, Inc.
           Class A (a)......................       939,455       865,795
283,200  Homestore.com, Inc. (a)............     1,567,204       566,400
 58,900  HPL Technologies, Inc. (a).........       599,000     1,051,365
 70,300  IDT Corp. (a)......................       700,966     1,371,553
 70,300  IDT Corp. Class B (a)..............       563,966     1,167,683
109,600  Macromedia, Inc. (with
           rights) (a)......................     1,557,848     1,950,880
212,600  Manufacturers' Services
           Ltd. (a).........................     1,255,397     1,328,750
212,500  Maxtor Corp. (a)...................     1,489,051     1,347,250
 78,100  Measurement Specialties,
           Inc. (a).........................     1,399,529       734,921
196,100  MIPS Technologies, Inc.
           Class A (a)......................     2,773,506     1,694,304
212,600  MRV Communications, Inc. (a).......       950,944       901,424
 50,000  Newport Corp.......................       665,648       964,000
130,413  Peregrine Systems, Inc. (a)........     1,806,032     1,934,025
 63,500  Planar Systems, Inc. (a)...........       914,260     1,339,850
218,400  Read-Rite Corp. (a)................     1,251,129     1,443,624
 76,200  REMEC, Inc. (with rights) (a)......       621,888       761,238
 35,400  Roper Industries, Inc..............     1,233,172     1,752,300
 41,100  Rural Cellular Corp.
           Class A (a)......................     1,012,841       914,475
411,600  Sycamore Networks, Inc. (a)........     1,990,154     2,206,176
101,100  Tekelec (a)........................     1,760,740     1,830,921
209,100  TeleCommunication Systems, Inc.
           Class A (a)......................     2,538,720     1,139,595
 73,100  Therma-Wave, Inc. (a)..............       817,524     1,090,652
101,100  Transaction Systems Architects,
           Inc. (a)                              1,110,078     1,239,486
121,200  US Unwired, Inc. Class A (a).......       864,517     1,233,816
 65,200  Varian, Inc. (a)...................     1,660,012     2,115,088
 78,800  Veeco Instruments, Inc. (a)........     2,716,988     2,840,740
111,700  Verity, Inc. (a)...................     2,151,135     2,261,925
223,200  Vignette Corp. (a).................       997,962     1,198,584
313,600  Visual Networks, Inc. (a)..........       597,406     1,448,832
402,200  Western Digital Corp. (with
           rights) (a)......................     1,630,418     2,521,794
                                              ------------  ------------
                                                67,597,526    69,609,461
                                              ------------  ------------
         TRANSPORTATION - 3.01%
 73,400  Atlantic Coast Airlines Holdings,
           Inc. (with rights) (a)...........     1,270,648     1,709,486
102,300  EGL, Inc. (a)......................     1,314,802     1,427,085
 20,500  Landstar System, Inc. (a)..........     1,431,742     1,486,455
135,100  Mesa Air Group, Inc. (a)...........     1,083,868     1,015,952
 31,000  Polaris Industries, Inc. (with
           rights)..........................     1,371,029     1,790,250
 24,800  USFreightways Corp.................       795,267       778,720
                                              ------------  ------------
                                                 7,267,356     8,207,948
                                              ------------  ------------
         TOTAL COMMON STOCKS................  $247,877,274  $262,275,494
                                              ============  ============

SHORT-TERM INVESTMENTS - 4.33%
--------------------------------------------------------------------------------

 Principal                                                 Market
   Amount                                                Value (c)
------------                                            ------------
              FINANCE - 4.33%
$11,320,000   State Street Bank - Repurchase
                Agreement, 1.677%, 1-2-2002 (Maturity
                Value $11,321,055)....................  $ 11,320,000
      5,255   U.S. Bank N.A. Money Market Variable
                Rate Time Deposit, Current
                rate -- 2.04%.........................         5,255
    470,000   U.S. Treasury Bill, 2.32%, 1-10-2002
                (d)...................................       469,831
                                                        ------------
              TOTAL SHORT-TERM INVESTMENTS............    11,795,086
                                                        ------------
              TOTAL INVESTMENTS IN SECURITIES (COST:
                $259,672,360) (b).....................  $274,070,580
                                                        ============

(a)  Presently not paying dividend income.
(b) At December 31, 2001, the cost of securities for federal income tax purposes was $261,700,461 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation.....................................  $ 33,460,508
Unrealized depreciation.....................................   (21,090,389)
--------------------------------------------------------------------------
Net unrealized appreciation.................................  $ 12,370,119
--------------------------------------------------------------------------

(c) See Note 1 of accompanying Notes to Financial Statements regarding valuation of securities.
(d) Security pledged as initial margin deposit for open financial futures position detailed below:

            FINANCIAL FUTURES-LONG

                                                                             Unrealized
                                              Market Value                 Appreciation/
                                 Number of      Covered                    (Depreciation)
            Issuer              Contract(s)  by Contract(s)   Expiration    at 12/31/01
------------------------------  -----------  --------------  ------------  --------------
Russell 2000                           16      $3,914,400     March 2002      $238,000

FORTIS SERIES FUND, INC.
Statements of Assets and Liabilities
December 31, 2001

--------------------------------------------------------------------------------

                               MONEY       U.S. GOV'T.    DIVERSIFIED   MULTISECTOR
                              MARKET       SECURITIES       INCOME          BOND
                              SERIES         SERIES         SERIES         SERIES
                           -------------  -------------  -------------  ------------
ASSETS:
  Investments in
    securities, as
    detailed in the
    accompanying
    schedules, at market*
    (Note 1).............  $142,400,097   $181,191,684   $ 92,315,338   $30,172,924
  Cash on deposit with
    custodian............           877            377             --            --
  Foreign currency on
    deposit with
    custodian***.........            --             --          4,852            --
  Receivables:
    Unrealized
      appreciation on
      forward foreign
      currency contracts
      (Notes 1 and 3)....            --             --             --            --
    Investment securities
      sold...............            --             --             --            --
    Interest and
      dividends..........       134,498      1,147,055      1,362,886       585,498
                           ------------   ------------   ------------   -----------
TOTAL ASSETS.............   142,535,472    182,339,116     93,683,076    30,758,422
                           ------------   ------------   ------------   -----------
LIABILITIES:
  Bank overdraft.........            --             --         15,339            --
  Unrealized depreciation
    on forward foreign
    currency contracts
    (Notes 1 and 3)......            --             --             --            --
  Payable for investment
    securities
    purchased............            --      7,907,500      1,801,406        74,637
  Payable for investment
    advisory and
    management fees
    (Note 2).............        36,400         69,138         37,222        19,420
  Accounts payable and
    accrued expenses.....        18,991         29,271         23,612        16,578
                           ------------   ------------   ------------   -----------
TOTAL LIABILITIES........        55,391      8,005,909      1,877,579       110,635
                           ------------   ------------   ------------   -----------
NET ASSETS:
  Net proceeds of capital
    stock, par value $.01
    per share-authorized
    20,000,000,000
    shares;**............   137,795,710    179,953,922    102,035,564    30,285,149
  Unrealized appreciation
    (depreciation) of
    investments in
    securities and other
    assets and
    liabilities
    denominated in
    foreign currency.....            --      4,645,540     (3,623,363)      (64,895)
  Undistributed net
    investment income....     4,684,371      8,732,304      6,403,220     1,808,853
  Accumulated net
    realized gain (loss)
    from sale of
    investments and
    foreign currency.....            --    (18,998,559)   (13,009,924)   (1,381,320)
                           ------------   ------------   ------------   -----------
TOTAL NET ASSETS.........  $142,480,081   $174,333,207   $ 91,805,497   $30,647,787
                           ============   ============   ============   ===========
NET ASSET VALUE PER
  SHARE..................        $11.23         $10.79         $10.63        $11.09
                           ============   ============   ============   ===========

*Cost....................  $142,400,097   $176,546,144   $ 95,938,364   $30,235,965
**Outstanding shares.....    12,688,372     16,155,939      8,634,151     2,764,576
***Cost of foreign
  currency...............            --             --   $      4,897            --

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

                               HIGH          ASSET        AMERICAN                       CAPITAL       GROWTH &         S & P
                               YIELD       ALLOCATION      LEADERS         VALUE      OPPORTUNITIES     INCOME        500 INDEX
                              SERIES         SERIES        SERIES         SERIES         SERIES         SERIES         SERIES
                           -------------  ------------  -------------  -------------  -------------  -------------  -------------
ASSETS:
  Investments in
    securities, as
    detailed in the
    accompanying
    schedules, at market*
    (Note 1).............  $ 48,383,363   $537,308,407  $ 18,056,109   $131,088,479   $ 23,150,078   $230,239,602   $321,031,563
  Cash on deposit with
    custodian............            --           395             --          3,231      1,107,155            955             --
  Foreign currency on
    deposit with
    custodian***.........        25,340            --             --             --             --             --             --
  Receivables:
    Unrealized
      appreciation on
      forward foreign
      currency contracts
      (Notes 1 and 3)....            --            --             --             --             84             --             --
    Investment securities
      sold...............       267,750     1,500,000         26,980        459,067        221,313        179,367         53,558
    Interest and
      dividends..........     1,408,600     2,979,041         18,967        122,831         17,627        212,721        290,733
                           ------------   ------------  ------------   ------------   ------------   ------------   ------------
TOTAL ASSETS.............    50,085,053   541,787,843     18,102,056    131,673,608     24,496,257    230,632,645    321,375,854
                           ------------   ------------  ------------   ------------   ------------   ------------   ------------
LIABILITIES:
  Bank overdraft.........        38,459            --             --             --             --             --             --
  Unrealized depreciation
    on forward foreign
    currency contracts
    (Notes 1 and 3)......            --            --             --             --            109             --             --
  Payable for investment
    securities
    purchased............            --            --        549,808      1,011,360        947,138      1,018,264        186,115
  Payable for investment
    advisory and
    management fees
    (Note 2).............        21,568       218,054         13,009         73,554         17,484        125,448        108,754
  Accounts payable and
    accrued expenses.....        19,021        82,281         10,678         22,014         17,460         40,965         54,260
                           ------------   ------------  ------------   ------------   ------------   ------------   ------------
TOTAL LIABILITIES........        79,048       300,335        573,495      1,106,928        982,191      1,184,677        349,129
                           ------------   ------------  ------------   ------------   ------------   ------------   ------------
NET ASSETS:
  Net proceeds of capital
    stock, par value $.01
    per share-authorized
    20,000,000,000
    shares;**............    73,700,318   529,155,050     17,600,013    125,448,188     30,745,813    198,930,978    311,225,316
  Unrealized appreciation
    (depreciation) of
    investments in
    securities and other
    assets and
    liabilities
    denominated in
    foreign currency.....    (9,585,860)   (1,228,979)       645,561      2,165,566       (870,007)     7,127,843        599,009
  Undistributed net
    investment income....     5,837,399    14,918,795         98,686        820,860             --      1,914,976      3,084,871
  Accumulated net
    realized gain (loss)
    from sale of
    investments and
    foreign currency.....   (19,945,852)   (1,357,358)      (815,699)     2,132,066     (6,361,740)    21,474,171      6,117,529
                           ------------   ------------  ------------   ------------   ------------   ------------   ------------
TOTAL NET ASSETS.........  $ 50,006,005   $541,487,508  $ 17,528,561   $130,566,680   $ 23,514,066   $229,447,968   $321,026,725
                           ============   ============  ============   ============   ============   ============   ============
NET ASSET VALUE PER
  SHARE..................         $6.82        $15.74         $10.35         $14.83          $7.15         $16.28         $17.03
                           ============   ============  ============   ============   ============   ============   ============

*Cost....................  $ 57,968,280   $538,537,386  $ 17,410,548   $128,922,913   $ 24,020,135   $223,082,509   $320,469,354
**Outstanding shares.....     7,329,793    34,399,038      1,693,471      8,802,791      3,286,677     14,094,503     18,855,024
***Cost of foreign
  currency...............  $     26,212            --             --             --             --             --             --

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

FORTIS SERIES FUND, INC.
Statements of Assets and Liabilities (continued)
December 31, 2001

--------------------------------------------------------------------------------

                             BLUE CHIP     BLUE CHIP    INTERNATIONAL  INTERNATIONAL
                               STOCK         STOCK          STOCK          STOCK
                              SERIES       SERIES II       SERIES        SERIES II
                           -------------  ------------  -------------  -------------
ASSETS:
  Investments in
    securities, as
    detailed in the
    accompanying
    schedules, at market*
    (Note 1).............  $239,854,229   $21,271,077   $104,770,613   $ 33,439,547
  Cash on deposit with
    custodian............            --            --             --             --
  Foreign currency on
    deposit with
    custodian***.........            --            --        390,037         49,838
  Receivables:
    Unrealized
      appreciation on
      forward foreign
      currency contracts
      (Notes 1 and 3)....            --            --            822             --
    Investment securities
      sold...............            --        33,224             --             --
    Interest and
      dividends..........       182,435        12,486        347,887         82,095
                           ------------   -----------   ------------   ------------
TOTAL ASSETS.............   240,036,664    21,316,787    105,509,359     33,571,480
                           ------------   -----------   ------------   ------------
LIABILITIES:
  Bank overdraft.........            --            --             --             --
  Unrealized depreciation
    on forward foreign
    currency contracts
    (Notes 1 and 3)......            --            --             --             --
  Payable for investment
    securities
    purchased............       219,727            --         77,757             --
  Payable for investment
    advisory and
    management fees
    (Note 2).............       176,543        17,063         75,175         25,350
  Accounts payable and
    accrued expenses.....        43,631        13,733         43,286         25,823
                           ------------   -----------   ------------   ------------
TOTAL LIABILITIES........       439,901        30,796        196,218         51,173
                           ------------   -----------   ------------   ------------
NET ASSETS:
  Net proceeds of capital
    stock, par value $.01
    per share-authorized
    20,000,000,000
    shares;**............   237,032,503    27,426,586    134,944,599     46,328,819
  Unrealized appreciation
    (depreciation) of
    investments in
    securities and other
    assets and
    liabilities
    denominated in
    foreign currency.....    16,461,014    (2,863,480)   (10,670,698)    (7,666,875)
  Undistributed net
    investment income....            --            --        904,902        125,556
  Accumulated net
    realized gain (loss)
    from sale of
    investments and
    foreign currency.....   (13,896,754)   (3,277,115)   (19,865,662)    (5,267,193)
                           ------------   -----------   ------------   ------------
TOTAL NET ASSETS.........  $239,596,763   $21,285,991   $105,313,141   $ 33,520,307
                           ============   ===========   ============   ============
NET ASSET VALUE PER
  SHARE..................        $16.80         $7.07         $10.43          $8.75
                           ============   ===========   ============   ============

*Cost....................  $223,393,210   $24,133,552   $115,420,405   $ 41,102,924
**Outstanding shares.....    14,261,241     3,010,124     10,101,116      3,829,443
***Cost of foreign
  currency...............            --            --   $    394,552   $     49,497

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

                             MID CAP        SMALL CAP         GLOBAL         GLOBAL       LARGE CAP     INVESTORS
                              STOCK           VALUE           GROWTH         EQUITY        GROWTH         GROWTH
                              SERIES          SERIES          SERIES         SERIES        SERIES         SERIES
                           ------------  ----------------  -------------  ------------  -------------  ------------
ASSETS:
  Investments in
    securities, as
    detailed in the
    accompanying
    schedules, at market*
    (Note 1).............  $46,809,383   $   109,112,235   $275,154,355   $12,428,270   $ 86,596,872   $18,838,960
  Cash on deposit with
    custodian............           --               789          8,508            --             --            --
  Foreign currency on
    deposit with
    custodian***.........           --                --             --         3,081             --            --
  Receivables:
    Unrealized
      appreciation on
      forward foreign
      currency contracts
      (Notes 1 and 3)....           --                --          5,845           178             --            --
    Investment securities
      sold...............           --                --      1,058,090        54,025        348,827         9,315
    Interest and
      dividends..........       17,313           111,338        523,617        18,437         71,284         9,585
                           -----------   ---------------   ------------   -----------   ------------   -----------
TOTAL ASSETS.............   46,826,696       109,224,362    276,750,415    12,503,991     87,016,983    18,857,860
                           -----------   ---------------   ------------   -----------   ------------   -----------
LIABILITIES:
  Bank overdraft.........           --                --             --            --             --            --
  Unrealized depreciation
    on forward foreign
    currency contracts
    (Notes 1 and 3)......           --                --             --            --             --            --
  Payable for investment
    securities
    purchased............       14,232           453,358      1,406,613        15,482        453,482       201,589
  Payable for investment
    advisory and
    management fees
    (Note 2).............       34,796            77,070        163,959        10,369         65,642        14,005
  Accounts payable and
    accrued expenses.....       19,383            21,837         78,133        17,511         23,146        26,903
                           -----------   ---------------   ------------   -----------   ------------   -----------
TOTAL LIABILITIES........       68,411           552,265      1,648,705        43,362        542,270       242,497
                           -----------   ---------------   ------------   -----------   ------------   -----------
NET ASSETS:
  Net proceeds of capital
    stock, par value $.01
    per share-authorized
    20,000,000,000
    shares;**............   47,891,817        86,172,884    211,229,736    14,024,966    113,303,557    24,209,104
  Unrealized appreciation
    (depreciation) of
    investments in
    securities and other
    assets and
    liabilities
    denominated in
    foreign currency.....    2,396,687        11,192,544     16,861,702      (316,439)    (3,400,591)    1,098,696
  Undistributed net
    investment income....           --           816,389        973,163            --             --            --
  Accumulated net
    realized gain (loss)
    from sale of
    investments and
    foreign currency.....   (3,530,219)       10,490,280     46,037,109    (1,247,898)   (23,428,253)   (6,692,437)
                           -----------   ---------------   ------------   -----------   ------------   -----------
TOTAL NET ASSETS.........  $46,758,285   $   108,672,097   $275,101,710   $12,460,629   $ 86,474,713   $18,615,363
                           ===========   ===============   ============   ===========   ============   ===========
NET ASSET VALUE PER
  SHARE..................        $9.85            $14.20         $18.18         $8.60         $10.09         $7.03
                           ===========   ===============   ============   ===========   ============   ===========

*Cost....................  $44,424,946   $    97,919,691   $258,269,136   $12,744,754   $ 89,997,463   $17,740,275
**Outstanding shares.....    4,746,213         7,650,308     15,134,897     1,448,400      8,566,441     2,646,372
***Cost of foreign
  currency...............           --                --             --   $     3,094             --            --

                                GROWTH        AGGRESSIVE
                                STOCK           GROWTH
                                SERIES          SERIES
                           ----------------  -------------
ASSETS:
  Investments in
    securities, as
    detailed in the
    accompanying
    schedules, at market*
    (Note 1).............  $   757,302,342   $274,070,580
  Cash on deposit with
    custodian............              948             --
  Foreign currency on
    deposit with
    custodian***.........               --             --
  Receivables:
    Unrealized
      appreciation on
      forward foreign
      currency contracts
      (Notes 1 and 3)....               --             --
    Investment securities
      sold...............        1,699,647      3,239,047
    Interest and
      dividends..........          189,714         50,788
                           ---------------   ------------
TOTAL ASSETS.............      759,192,651    277,360,415
                           ---------------   ------------
LIABILITIES:
  Bank overdraft.........               --             72
  Unrealized depreciation
    on forward foreign
    currency contracts
    (Notes 1 and 3)......               --             --
  Payable for investment
    securities
    purchased............        3,608,750      4,898,864
  Payable for investment
    advisory and
    management fees
    (Note 2).............          389,881        142,451
  Accounts payable and
    accrued expenses.....          126,512         47,159
                           ---------------   ------------
TOTAL LIABILITIES........        4,125,143      5,088,546
                           ---------------   ------------
NET ASSETS:
  Net proceeds of capital
    stock, par value $.01
    per share-authorized
    20,000,000,000
    shares;**............      785,140,379    336,956,090
  Unrealized appreciation
    (depreciation) of
    investments in
    securities and other
    assets and
    liabilities
    denominated in
    foreign currency.....       60,743,625     14,636,220
  Undistributed net
    investment income....               --             --
  Accumulated net
    realized gain (loss)
    from sale of
    investments and
    foreign currency.....      (90,816,496)   (79,320,441)
                           ---------------   ------------
TOTAL NET ASSETS.........  $   755,067,508   $272,271,869
                           ===============   ============
NET ASSET VALUE PER
  SHARE..................           $22.66         $16.44
                           ===============   ============
*Cost....................  $   696,558,717   $259,672,360
**Outstanding shares.....       33,319,583     16,565,086
***Cost of foreign
  currency...............               --             --

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

FORTIS SERIES FUND, INC.
Statements of Operations
For the Year Ended December 31, 2001

--------------------------------------------------------------------------------

                                        MONEY     U.S. GOV'T.   DIVERSIFIED   MULTISECTOR
                                       MARKET      SECURITIES      INCOME        BOND
                                       SERIES        SERIES        SERIES       SERIES
                                     -----------  ------------  ------------  -----------
NET INVESTMENT INCOME (LOSS):
  Income:
    Interest income................  $5,116,920   $ 9,511,827   $ 6,882,704   $2,051,653
    Dividend Income................          --            --            --           --
    Fee income (Note 1)............          --        24,541        16,962           --
                                     ----------   -----------   -----------   ----------
  Total Income *...................   5,116,920     9,536,368     6,899,666    2,051,653
                                     ----------   -----------   -----------   ----------
  Expenses:
    Investment advisory and
      management fees (Note 2).....     380,778       732,467       444,333      208,128
    Legal and auditing fees
      (Note 2).....................      14,560        21,200        18,600       15,900
    Custodian fees.................       7,000         8,500         9,400        7,100
    Shareholders' notices and
      reports......................      16,300        21,550        11,200        3,400
    Directors' fees and expenses...      11,500        13,900         8,000        2,250
    Other..........................       1,618         5,723         3,627          959
                                     ----------   -----------   -----------   ----------
  Total Expenses...................     431,756       803,340       495,160      237,737
                                     ----------   -----------   -----------   ----------
NET INVESTMENT INCOME (LOSS).......   4,685,164     8,733,028     6,404,506    1,813,916
                                     ----------   -----------   -----------   ----------
REALIZED & UNREALIZED GAIN (LOSS)
  ON INVESTMENTS & FOREIGN CURRENCY
  TRANSACTIONS: (NOTE 1)
  Net realized gain (loss) from:
    Investments....................          --     2,003,475     1,055,821     (179,944)
    Foreign currency
      transactions.................          --            --        (1,247)      (5,063)
    Futures contracts..............          --            --            --           --
    Option contracts written.......          --            --            --           --
                                     ----------   -----------   -----------   ----------
NET REALIZED GAIN (LOSS) ON
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................          --     2,003,475     1,054,574     (185,007)
                                     ----------   -----------   -----------   ----------
NET CHANGES IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF:
    Investments....................          --       209,703    (1,458,099)    (219,842)
    Translation of assets and
      liabilities denominated in
      foreign currency.............          --            --       (45,951)     (15,780)
                                     ----------   -----------   -----------   ----------
NET CHANGE IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................          --       209,703    (1,504,050)    (235,622)
                                     ----------   -----------   -----------   ----------
NET GAIN (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS....          --     2,213,178      (449,476)    (420,629)
                                     ----------   -----------   -----------   ----------
NET INCREASE (DECREASE) IN NET
  ASSETS RESULTING FROM
  OPERATIONS.......................  $4,685,164   $10,946,206   $ 5,955,030   $1,393,287
                                     ==========   ===========   ===========   ==========

  *Net of foreign witholding taxes of:
  Multisector Bond Series            $      167
  Asset Allocation Series                 2,038
  American Leaders Series                   422
  Value Series                           15,704
  Capital Opportunities Series            1,412
  Growth & Income Series                  2,658
  S & P 500 Index Series                 21,495

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

                                         HIGH          ASSET       AMERICAN                    CAPITAL       GROWTH &
                                        YIELD       ALLOCATION     LEADERS       VALUE      OPPORTUNITIES     INCOME
                                        SERIES        SERIES        SERIES       SERIES        SERIES         SERIES
                                     ------------  -------------  ----------  ------------  -------------  -------------
NET INVESTMENT INCOME (LOSS):
  Income:
    Interest income................  $ 6,151,722   $ 13,566,129   $  30,349   $   367,990    $    74,246   $    397,402
    Dividend Income................           --      4,242,305     209,296     1,372,315        128,762      3,212,446
    Fee income (Note 1)............           --         78,935          --        11,627             --         15,965
                                     -----------   ------------   ---------   -----------    -----------   ------------
  Total Income *...................    6,151,722     17,887,369     239,645     1,751,932        203,008      3,625,813
                                     -----------   ------------   ---------   -----------    -----------   ------------
  Expenses:
    Investment advisory and
      management fees (Note 2).....      274,888      2,736,429     114,598       845,636        188,026      1,595,805
    Legal and auditing fees
      (Note 2).....................       16,070         37,250       8,600        17,100          8,950         19,700
    Custodian fees.................        9,000         37,000       7,700        14,650         40,000         23,600
    Shareholders' notices and
      reports......................        7,100         82,000       1,850        17,100          2,900         39,500
    Directors' fees and expenses...        4,500         48,500       1,100        10,200          1,700         20,100
    Other..........................        2,176         25,684         404         4,725            807         11,194
                                     -----------   ------------   ---------   -----------    -----------   ------------
  Total Expenses...................      313,734      2,966,863     134,252       909,411        242,383      1,709,899
                                     -----------   ------------   ---------   -----------    -----------   ------------
NET INVESTMENT INCOME (LOSS).......    5,837,988     14,920,506     105,393       842,521        (39,375)     1,915,914
                                     -----------   ------------   ---------   -----------    -----------   ------------
REALIZED & UNREALIZED GAIN (LOSS)
  ON INVESTMENTS & FOREIGN CURRENCY
  TRANSACTIONS: (NOTE 1)
  Net realized gain (loss) from:
    Investments....................   (3,811,703)    (1,247,628)   (791,752)    2,889,640     (6,261,302)    20,451,165
    Foreign currency
      transactions.................           --             --          --            --         (1,056)            --
    Futures contracts..............           --             --          --      (111,747)            --        950,967
    Option contracts written.......           --             --          --       234,589             --         72,543
                                     -----------   ------------   ---------   -----------    -----------   ------------
NET REALIZED GAIN (LOSS) ON
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................   (3,811,703)    (1,247,628)   (791,752)    3,012,482     (6,262,358)    21,474,675
                                     -----------   ------------   ---------   -----------    -----------   ------------
NET CHANGES IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF:
    Investments....................   (1,515,313)   (60,339,423)    263,481    (7,604,803)       426,047    (51,120,369)
    Translation of assets and
      liabilities denominated in
      foreign currency.............      (18,963)            --          --            --             25             --
                                     -----------   ------------   ---------   -----------    -----------   ------------
NET CHANGE IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................   (1,534,276)   (60,339,423)    263,481    (7,604,803)       426,072    (51,120,369)
                                     -----------   ------------   ---------   -----------    -----------   ------------
NET GAIN (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS....   (5,345,979)   (61,587,051)   (528,271)   (4,592,321)    (5,836,286)   (29,645,694)
                                     -----------   ------------   ---------   -----------    -----------   ------------
NET INCREASE (DECREASE) IN NET
  ASSETS RESULTING FROM
  OPERATIONS.......................  $   492,009   $(46,666,545)  $(422,878)  $(3,749,800)   $(5,875,661)  $(27,729,780)
                                     ===========   ============   =========   ===========    ===========   ============

                                         S & P
                                       500 INDEX
                                        SERIES
                                     -------------
NET INVESTMENT INCOME (LOSS):
  Income:
    Interest income................  $    118,243
    Dividend Income................     4,480,660
    Fee income (Note 1)............        24,811
                                     ------------
  Total Income *...................     4,623,714
                                     ------------
  Expenses:
    Investment advisory and
      management fees (Note 2).....     1,376,641
    Legal and auditing fees
      (Note 2).....................        25,850
    Custodian fees.................        32,149
    Shareholders' notices and
      reports......................        55,000
    Directors' fees and expenses...        24,800
    Other..........................        20,369
                                     ------------
  Total Expenses...................     1,534,809
                                     ------------
NET INVESTMENT INCOME (LOSS).......     3,088,905
                                     ------------
REALIZED & UNREALIZED GAIN (LOSS)
  ON INVESTMENTS & FOREIGN CURRENCY
  TRANSACTIONS: (NOTE 1)
  Net realized gain (loss) from:
    Investments....................     7,055,235
    Foreign currency
      transactions.................            --
    Futures contracts..............      (890,812)
    Option contracts written.......            --
                                     ------------
NET REALIZED GAIN (LOSS) ON
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................     6,164,423
                                     ------------
NET CHANGES IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF:
    Investments....................   (57,589,506)
    Translation of assets and
      liabilities denominated in
      foreign currency.............            --
                                     ------------
NET CHANGE IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................   (57,589,506)
                                     ------------
NET GAIN (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS....   (51,425,083)
                                     ------------
NET INCREASE (DECREASE) IN NET
  ASSETS RESULTING FROM
  OPERATIONS.......................  $(48,336,178)
                                     ============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

FORTIS SERIES FUND, INC.
Statements of Operations (continued)
For the Year Ended December 31, 2001

--------------------------------------------------------------------------------

                                       BLUE CHIP     BLUE CHIP    INTERNATIONAL  INTERNATIONAL
                                         STOCK         STOCK          STOCK          STOCK
                                        SERIES       SERIES II       SERIES        SERIES II
                                     -------------  ------------  -------------  -------------
NET INVESTMENT INCOME (LOSS):
  Income:
    Interest income................  $    141,136   $    51,357   $     98,641    $    39,527
    Dividend Income................     2,136,185       147,814      2,145,674        514,451
    Fee income (Note 1)............        19,886            --             --             --
                                     ------------   -----------   ------------    -----------
  Total Income *...................     2,297,207       199,171      2,244,315        553,978
                                     ------------   -----------   ------------    -----------
  Expenses:
    Investment advisory and
      management fees (Note 2).....     2,198,208       176,667      1,030,103        338,679
    Legal and auditing fees
      (Note 2).....................        24,250         8,700         20,800         16,700
    Custodian fees.................        26,000        12,950         63,000         25,500
    Shareholders' notices and
      reports......................        39,750         3,450         19,000          5,200
    Directors' fees and expenses...        19,950         1,600         10,550          2,600
    Other..........................        11,295           582          5,467          1,695
                                     ------------   -----------   ------------    -----------
  Total Expenses...................     2,319,453       203,949      1,148,920        390,374
                                     ------------   -----------   ------------    -----------
NET INVESTMENT INCOME (LOSS).......       (22,246)       (4,778)     1,095,395        163,604
                                     ------------   -----------   ------------    -----------
REALIZED & UNREALIZED GAIN (LOSS)
  ON INVESTMENTS & FOREIGN CURRENCY
  TRANSACTIONS: (NOTE 1)
  Net realized gain (loss) from:
    Investments....................   (12,880,515)   (2,715,928)   (19,062,000)    (5,224,650)
    Foreign currency
      transactions.................        (3,370)           --        (30,918)       (38,048)
    Futures contracts..............            --       (53,734)            --             --
    Option contracts written.......            --            --             --             --
                                     ------------   -----------   ------------    -----------
NET REALIZED GAIN (LOSS) ON
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................   (12,883,885)   (2,769,662)   (19,092,918)    (5,262,698)
                                     ------------   -----------   ------------    -----------
NET CHANGES IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF:
    Investments....................   (30,565,944)   (1,782,794)   (17,280,175)    (4,590,979)
    Translation of assets and
      liabilities denominated in
      foreign currency.............            (1)           --         (9,792)         4,503
                                     ------------   -----------   ------------    -----------
NET CHANGE IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................   (30,565,945)   (1,782,794)   (17,289,967)    (4,586,476)
                                     ------------   -----------   ------------    -----------
NET GAIN (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS....   (43,449,830)   (4,552,456)   (36,382,885)    (9,849,174)
                                     ------------   -----------   ------------    -----------
NET INCREASE (DECREASE) IN NET
  ASSETS RESULTING FROM
  OPERATIONS.......................  $(43,472,076)  $(4,557,234)  $(35,287,490)   $(9,685,570)
                                     ============   ===========   ============    ===========

  *Net of foreign witholding taxes of:
  Blue Chip Stock Series             $   11,004
  Blue Chip Stock Series II                 657
  International Stock Series            311,956
  International Stock Series II          63,950
  Global Growth Series                  211,886
  Global Equity Series                   14,414
  Large Cap Growth Series                 3,847
  Investors Growth Series                 1,114
  Growth Stock Series                    32,576

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

                                       MID CAP      SMALL CAP        GLOBAL         GLOBAL       LARGE CAP     INVESTORS
                                        STOCK         VALUE          GROWTH         EQUITY        GROWTH         GROWTH
                                        SERIES        SERIES         SERIES         SERIES        SERIES         SERIES
                                     ------------  ------------  --------------  ------------  -------------  ------------
NET INVESTMENT INCOME (LOSS):
  Income:
    Interest income................  $    57,711   $   336,041   $     827,672   $    25,751   $     77,843   $    49,150
    Dividend Income................      384,905     1,450,469       2,978,916       142,016        681,231       106,516
    Fee income (Note 1)............           --            --          27,558            --          8,248            --
                                     -----------   -----------   -------------   -----------   ------------   -----------
  Total Income *...................      442,616     1,786,510       3,834,146       167,767        767,322       155,666
                                     -----------   -----------   -------------   -----------   ------------   -----------
  Expenses:
    Investment advisory and
      management fees (Note 2).....      367,450       733,107       2,161,924       110,194        815,547       147,278
    Legal and auditing fees
      (Note 2).....................       15,500        17,000          30,700         7,000         18,300        13,050
    Custodian fees.................       17,950        21,900          81,000        33,450          9,000        82,000
    Shareholders' notices and
      reports......................        6,700        12,000          50,550         1,400         10,300         2,650
    Directors' fees and expenses...        6,250         9,200          25,100         1,000          7,150         1,400
    Other..........................        2,208         2,733          15,637           366          3,820           531
                                     -----------   -----------   -------------   -----------   ------------   -----------
  Total Expenses...................      416,058       795,940       2,364,911       153,410        864,117       246,909
                                     -----------   -----------   -------------   -----------   ------------   -----------
NET INVESTMENT INCOME (LOSS).......       26,558       990,570       1,469,235        14,357        (96,795)      (91,243)
                                     -----------   -----------   -------------   -----------   ------------   -----------
REALIZED & UNREALIZED GAIN (LOSS)
  ON INVESTMENTS & FOREIGN CURRENCY
  TRANSACTIONS: (NOTE 1)
  Net realized gain (loss) from:
    Investments....................   (3,287,633)   10,529,530      46,248,740    (1,101,789)   (22,927,077)   (5,557,384)
    Foreign currency
      transactions.................           --            --          95,691        (1,399)            --           132
    Futures contracts..............      (22,075)           --              --            --             --            --
    Option contracts written.......           --            --              --            --             --            --
                                     -----------   -----------   -------------   -----------   ------------   -----------
NET REALIZED GAIN (LOSS) ON
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................   (3,309,708)   10,529,530      46,344,431    (1,103,188)   (22,927,077)   (5,557,252)
                                     -----------   -----------   -------------   -----------   ------------   -----------
NET CHANGES IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF:
    Investments....................    1,943,310     4,152,066    (142,741,754)       24,704      7,025,181     1,143,550
    Translation of assets and
      liabilities denominated in
      foreign currency.............           --            --          (6,271)          (61)            --           (37)
                                     -----------   -----------   -------------   -----------   ------------   -----------
NET CHANGE IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................    1,943,310     4,152,066    (142,748,025)       24,643      7,025,181     1,143,513
                                     -----------   -----------   -------------   -----------   ------------   -----------
NET GAIN (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS....   (1,366,398)   14,681,596     (96,403,594)   (1,078,545)   (15,901,896)   (4,413,739)
                                     -----------   -----------   -------------   -----------   ------------   -----------
NET INCREASE (DECREASE) IN NET
  ASSETS RESULTING FROM
  OPERATIONS.......................  $(1,339,840)  $15,672,166   $ (94,934,359)  $(1,064,188)  $(15,998,691)  $(4,504,982)
                                     ===========   ===========   =============   ===========   ============   ===========

                                         GROWTH       AGGRESSIVE
                                         STOCK          GROWTH
                                         SERIES         SERIES
                                     --------------  -------------
NET INVESTMENT INCOME (LOSS):
  Income:
    Interest income................  $   2,930,254   $  1,057,361
    Dividend Income................      2,060,115        646,969
    Fee income (Note 1)............        259,396        119,802
                                     -------------   ------------
  Total Income *...................      5,249,765      1,824,132
                                     -------------   ------------
  Expenses:
    Investment advisory and
      management fees (Note 2).....      4,993,584      1,740,870
    Legal and auditing fees
      (Note 2).....................         49,050         23,050
    Custodian fees.................         48,000         31,700
    Shareholders' notices and
      reports......................        143,000         39,000
    Directors' fees and expenses...         63,400         21,600
    Other..........................         41,302         12,916
                                     -------------   ------------
  Total Expenses...................      5,338,336      1,869,136
                                     -------------   ------------
NET INVESTMENT INCOME (LOSS).......        (88,571)       (45,004)
                                     -------------   ------------
REALIZED & UNREALIZED GAIN (LOSS)
  ON INVESTMENTS & FOREIGN CURRENCY
  TRANSACTIONS: (NOTE 1)
  Net realized gain (loss) from:
    Investments....................    (80,614,251)   (76,922,641)
    Foreign currency
      transactions.................             --             --
    Futures contracts..............             --     (2,340,226)
    Option contracts written.......             --             --
                                     -------------   ------------
NET REALIZED GAIN (LOSS) ON
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................    (80,614,251)   (79,262,867)
                                     -------------   ------------
NET CHANGES IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF:
    Investments....................   (161,095,017)     7,335,347
    Translation of assets and
      liabilities denominated in
      foreign currency.............             --             --
                                     -------------   ------------
NET CHANGE IN UNREALIZED
  APPRECIATION OR DEPRECIATION OF
  INVESTMENTS AND FOREIGN CURRENCY
  TRANSACTIONS.....................   (161,095,017)     7,335,347
                                     -------------   ------------
NET GAIN (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS....   (241,709,268)   (71,927,520)
                                     -------------   ------------
NET INCREASE (DECREASE) IN NET
  ASSETS RESULTING FROM
  OPERATIONS.......................  $(241,797,839)  $(71,972,524)
                                     =============   ============

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

FORTIS SERIES FUND, INC.
Statements of Changes in Net Assets

                                                                U.S. GOVERNMENT
                                MONEY MARKET SERIES            SECURITIES SERIES
--------------------------------------------------------------------------------------
                              FOR THE        FOR THE         FOR THE        FOR THE
                            YEAR ENDED      YEAR ENDED     YEAR ENDED     YEAR ENDED
                           DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                               2001            2000           2001           2000
                           -------------  --------------  -------------  -------------
OPERATIONS:
  Net investment income
    (loss)...............  $  4,685,164   $   5,788,771   $  8,733,028   $  8,248,893
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........            --              --      2,003,475     (1,007,300)
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........            --              --        209,703      7,439,978
                           ------------   -------------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........     4,685,164       5,788,771     10,946,206     14,681,571
                           ------------   -------------   ------------   ------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............    (5,788,961)     (4,467,264)    (8,249,309)    (8,330,045)
  Tax return of
    capital..............            --              --             --             --
  From net realized gains
    on investments.......            --              --             --             --
                           ------------   -------------   ------------   ------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........    (5,788,961)     (4,467,264)    (8,249,309)    (8,330,045)
                           ------------   -------------   ------------   ------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............   127,316,104     130,638,512     42,314,822     17,172,907
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............     5,788,961       4,467,264      8,249,309      8,330,045
  Less cost of
    repurchase...........   (83,254,145)   (166,798,940)   (20,342,481)   (29,097,746)
                           ------------   -------------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........    49,850,920     (31,693,164)    30,221,650     (3,594,794)
                           ------------   -------------   ------------   ------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    48,747,123     (30,371,657)    32,918,547      2,756,732

NET ASSETS:
  Beginning of period....    93,732,958     124,104,615    141,414,660    138,657,928
                           ------------   -------------   ------------   ------------
  End of period
    (Note 4).............  $142,480,081   $  93,732,958   $174,333,207   $141,414,660
                           ------------   -------------   ------------   ------------

                            AMERICAN LEADERS SERIES           VALUE SERIES
---------------------------------------------------------------------------------
                                        FOR THE PERIOD
                             FOR THE    APRIL 3, 2000     FOR THE      FOR THE
                           YEAR ENDED   (INCEPTION) TO  YEAR ENDED    YEAR ENDED
                          DECEMBER 31,   DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                              2001           2000          2001          2000
                          ------------- -------------- ------------- ------------
OPERATIONS:
  Net investment income
    (loss)............... $    105,393   $     39,437  $    842,521  $    840,519
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........     (791,752)        76,093     3,012,482    14,948,362
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........      263,481        382,080    (7,604,803)      696,902
                          ------------   ------------  ------------  ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........     (422,878)       497,610    (3,749,800)   16,485,783
                          ------------   ------------  ------------  ------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............       (6,679)       (39,437)     (840,667)     (777,921)
  Tax return of
    capital..............           --             --            --            --
  From net realized gains
    on investments.......      (98,188)        (1,880)  (15,520,420)   (5,582,661)
                          ------------   ------------  ------------  ------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........     (104,867)       (41,317)  (16,361,087)   (6,360,582)
                          ------------   ------------  ------------  ------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............   10,424,125      8,434,561    35,195,685    15,472,481
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............      104,867         41,317    16,361,087     6,360,582
  Less cost of
    repurchase...........     (309,079)    (1,095,778)  (12,468,921)  (14,951,680)
                          ------------   ------------  ------------  ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........   10,219,913      7,380,100    39,087,851     6,881,383
                          ------------   ------------  ------------  ------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    9,692,168      7,836,393    18,976,964    17,006,584

NET ASSETS:
  Beginning of period....    7,836,393             --   111,589,716    94,583,132
                          ------------   ------------  ------------  ------------
  End of period
    (Note 4)............. $ 17,528,561   $  7,836,393  $130,566,680  $111,589,716
                          ------------   ------------  ------------  ------------

                             DIVERSIFIED INCOME SERIES        MULTISECTOR BOND SERIES
-----------------------------------------------------------------------------------------
                             FOR THE         FOR THE         FOR THE         FOR THE
                           YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                          DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                              2001            2000            2001            2000
                          ------------- ----------------- ------------- -----------------
OPERATIONS:
  Net investment income
    (loss)............... $  6,404,506    $  7,165,642     $ 1,813,916     $ 1,338,369
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........    1,054,574      (2,689,849)       (185,007)     (1,980,958)
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........   (1,504,050)      2,306,744        (235,622)      1,434,917
                          ------------    ------------     -----------     -----------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........    5,955,030       6,782,537       1,393,287         792,328
                          ------------    ------------     -----------     -----------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............   (7,165,357)     (7,439,264)             --        (397,703)
  Tax return of
    capital..............           --              --              --              --
  From net realized gains
    on investments.......           --              --              --              --
                          ------------    ------------     -----------     -----------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........   (7,165,357)     (7,439,264)             --        (397,703)
                          ------------    ------------     -----------     -----------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............    9,603,637       5,808,383       9,923,724       5,673,795
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............    7,165,356       7,439,264              --         397,703
  Less cost of
    repurchase...........  (16,221,395)    (21,275,844)     (3,969,137)     (8,091,786)
                          ------------    ------------     -----------     -----------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........      547,598      (8,028,197)      5,954,587      (2,020,288)
                          ------------    ------------     -----------     -----------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........     (662,729)     (8,684,924)      7,347,874      (1,625,663)

NET ASSETS:
  Beginning of period....   92,468,226     101,153,150      23,299,913      24,925,576
                          ------------    ------------     -----------     -----------
  End of period
    (Note 4)............. $ 91,805,497    $ 92,468,226     $30,647,787     $23,299,913
                          ------------    ------------     -----------     -----------

                                  HIGH YIELD SERIES             ASSET ALLOCATION SERIES
-------------------------  -----------------------------------------------------------------
                              FOR THE         FOR THE          FOR THE          FOR THE
                            YEAR ENDED      YEAR ENDED       YEAR ENDED       YEAR ENDED
                           DECEMBER 31,    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                               2001            2000             2001             2000
                           ------------- ----------------- --------------- -----------------
OPERATIONS:
  Net investment income
    (loss)...............  $  5,837,988    $  6,287,723     $  14,920,506    $  19,541,452
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........    (3,811,703)     (5,233,513)       (1,247,628)      51,489,290
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........    (1,534,276)     (4,887,872)      (60,339,423)     (69,940,956)
                           ------------    ------------     -------------    -------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........       492,009      (3,833,662)      (46,666,545)       1,089,786
                           ------------    ------------     -------------    -------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............    (6,287,650)     (6,531,223)      (19,539,967)     (15,808,541)
  Tax return of
    capital..............            --              --                --               --
  From net realized gains
    on investments.......            --              --       (51,321,493)     (91,448,287)
                           ------------    ------------     -------------    -------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........    (6,287,650)     (6,531,223)      (70,861,460)    (107,256,828)
                           ------------    ------------     -------------    -------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............    11,252,968       6,268,163         8,160,167       30,604,536
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............     6,287,650       6,531,223        70,861,460      107,256,828
  Less cost of
    repurchase...........   (15,655,147)    (16,684,425)      (85,375,531)     (46,281,617)
                           ------------    ------------     -------------    -------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........     1,885,471      (3,885,039)       (6,353,904)      91,579,747
                           ------------    ------------     -------------    -------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    (3,910,170)    (14,249,924)     (123,881,909)     (14,587,295)
NET ASSETS:
  Beginning of period....    53,916,175      68,166,099       665,369,417      679,956,712
                           ------------    ------------     -------------    -------------
  End of period
    (Note 4).............  $ 50,006,005    $ 53,916,175     $ 541,487,508    $ 665,369,417
                           ------------    ------------     -------------    -------------

                          CAPITAL OPPORTUNITIES SERIES     GROWTH & INCOME SERIES
-------------------------------------------------------------------------------------
                                        FOR THE PERIOD
                             FOR THE     APRIL 3, 2000     FOR THE        FOR THE
                           YEAR ENDED   (INCEPTION) TO   YEAR ENDED     YEAR ENDED
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                              2001           2000           2001           2000
                          ------------- --------------- ------------- ---------------
OPERATIONS:
  Net investment income
    (loss)...............  $   (39,375)   $    (2,936)  $  1,915,914   $  3,667,344
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........   (6,262,358)       (98,904)    21,474,675     18,677,975
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........      426,072     (1,296,079)   (51,120,369)    (7,632,164)
                           -----------    -----------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........   (5,875,661)    (1,397,919)   (27,729,780)    14,713,155
                           -----------    -----------   ------------   ------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............           --             --     (3,667,637)    (4,403,629)
  Tax return of
    capital..............           --             --                            --
  From net realized gains
    on investments.......           --             --    (18,678,329)   (38,017,825)
                           -----------    -----------   ------------   ------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........           --             --    (22,345,966)   (42,421,454)
                           -----------    -----------   ------------   ------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............   15,089,711     18,649,364      4,401,895      8,418,189
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............           --             --     22,345,966     42,421,454
  Less cost of
    repurchase...........   (1,861,966)    (1,089,463)   (39,142,061)   (48,399,175)
                           -----------    -----------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........   13,227,745     17,559,901    (12,394,200)     2,440,468
                           -----------    -----------   ------------   ------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    7,352,084     16,161,982    (62,469,946)   (25,267,831)

NET ASSETS:
  Beginning of period....   16,161,982             --    291,917,914    317,185,745
                           -----------    -----------   ------------   ------------
  End of period
    (Note 4).............  $23,514,066    $16,161,982   $229,447,968   $291,917,914
                           -----------    -----------   ------------   ------------

                               S&P 500 INDEX SERIES         BLUE CHIP STOCK SERIES
-------------------------  -----------------------------------------------------------

                              FOR THE        FOR THE        FOR THE        FOR THE
                            YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                               2001           2000           2001           2000
                           ------------- --------------- ------------- ---------------
OPERATIONS:
  Net investment income
    (loss)...............  $  3,088,905   $  3,284,060   $    (22,246)  $   (260,713)
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........     6,164,423      9,361,342    (12,883,885)    21,355,745
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........   (57,589,506)   (54,234,815)   (30,565,945)   (29,913,622)
                           ------------   ------------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........   (48,336,178)   (41,589,413)   (43,472,076)    (8,818,590)
                           ------------   ------------   ------------   ------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............    (3,285,607)    (3,112,410)            --        (10,313)
  Tax return of
    capital..............            --             --             --             --
  From net realized gains
    on investments.......    (9,109,839)    (4,507,144)            --    (25,727,957)
                           ------------   ------------   ------------   ------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........   (12,395,446)    (7,619,554)            --    (25,738,270)
                           ------------   ------------   ------------   ------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............    26,650,917     73,396,990     14,150,669     43,393,439
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............    12,395,446      7,619,554             --     25,738,270
  Less cost of
    repurchase...........   (48,763,225)   (65,105,755)   (24,735,855)   (25,150,093)
                           ------------   ------------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........    (9,716,862)    15,910,789    (10,585,186)    43,981,616
                           ------------   ------------   ------------   ------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........   (70,448,486)   (33,298,178)   (54,057,262)     9,424,756
NET ASSETS:
  Beginning of period....   391,475,211    424,773,389    293,654,025    284,229,269
                           ------------   ------------   ------------   ------------
  End of period
    (Note 4).............  $321,026,725   $391,475,211   $239,596,763   $293,654,025
                           ------------   ------------   ------------   ------------

FORTIS SERIES FUND, INC.
Statements of Changes in Net Assets (continued)


                            BLUE CHIP STOCK SERIES II    INTERNATIONAL STOCK SERIES
-------------------------------------------------------------------------------------
                                        FOR THE PERIOD
                             FOR THE     APRIL 3, 2000     FOR THE        FOR THE
                           YEAR ENDED   (INCEPTION) TO   YEAR ENDED     YEAR ENDED
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                              2001           2000           2001           2000
                          ------------- --------------- ------------- ---------------
OPERATIONS:
  Net investment income
    (loss)...............  $    (4,778)   $    (7,439)  $  1,095,395   $  1,248,466
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........   (2,769,662)      (507,453)   (19,092,918)    11,670,301
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........   (1,782,794)    (1,080,686)   (17,289,967)   (27,883,826)
                           -----------    -----------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........   (4,557,234)    (1,595,578)   (35,287,490)   (14,965,059)
                           -----------    -----------   ------------   ------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............           --             --        (12,405)    (4,294,675)
  Tax return of
    capital..............           --             --             --             --
  From net realized gains
    on investments.......           --             --    (10,739,101)    (6,157,033)
                           -----------    -----------   ------------   ------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........           --             --    (10,751,506)   (10,451,708)
                           -----------    -----------   ------------   ------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............   11,750,032     18,907,957      7,898,716     33,103,805
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............           --             --     10,751,506     10,451,708
  Less cost of
    repurchase...........   (1,093,221)    (2,125,965)   (16,527,466)   (12,878,392)
                           -----------    -----------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........   10,656,811     16,781,992      2,122,756     30,677,121
                           -----------    -----------   ------------   ------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    6,099,577     15,186,414    (43,916,240)     5,260,354

NET ASSETS:
  Beginning of period....   15,186,414             --    149,229,381    143,969,027
                           -----------    -----------   ------------   ------------
  End of period
    (Note 4).............  $21,285,991    $15,186,414   $105,313,141   $149,229,381
                           -----------    -----------   ------------   ------------

                              GLOBAL EQUITY SERIES         LARGE CAP GROWTH SERIES
-------------------------------------------------------------------------------------
                                        FOR THE PERIOD
                             FOR THE     APRIL 3, 2000     FOR THE        FOR THE
                           YEAR ENDED   (INCEPTION) TO   YEAR ENDED     YEAR ENDED
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                              2001           2000           2001           2000
                          ------------- --------------- ------------- ---------------
OPERATIONS:
  Net investment income
    (loss)...............  $    14,357    $    30,908   $    (96,795)  $   (283,001)
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........   (1,103,188)      (145,140)   (22,927,077)     2,634,754
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........       24,643       (341,082)     7,025,181    (23,590,180)
                           -----------    -----------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........   (1,064,188)      (455,314)   (15,998,691)   (21,238,427)
                           -----------    -----------   ------------   ------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............      (14,957)       (31,277)            --             --
  Tax return of
    capital..............      (60,058)            --             --             --
  From net realized gains
    on investments.......           --             --             --     (4,411,326)
                           -----------    -----------   ------------   ------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........      (75,015)       (31,277)            --     (4,411,326)
                           -----------    -----------   ------------   ------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............    4,767,135     12,021,925     13,743,421     48,660,277
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............       75,015         31,277             --      4,411,326
  Less cost of
    repurchase...........   (1,075,499)    (1,733,430)   (10,083,744)   (15,669,147)
                           -----------    -----------   ------------   ------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........    3,766,651     10,319,772      3,659,677     37,402,456
                           -----------    -----------   ------------   ------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    2,627,448      9,833,181    (12,339,014)    11,752,703

NET ASSETS:
  Beginning of period....    9,833,181             --     98,813,727     87,061,024
                           -----------    -----------   ------------   ------------
  End of period
    (Note 4).............  $12,460,629    $ 9,833,181   $ 86,474,713   $ 98,813,727
                           -----------    -----------   ------------   ------------

                          INTERNATIONAL STOCK SERIES II     MID CAP STOCK SERIES
-------------------------------------------------------------------------------------
                             FOR THE        FOR THE        FOR THE        FOR THE
                           YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                              2001           2000           2001           2000
                          ------------- --------------- ------------- ---------------
OPERATIONS:
  Net investment income
    (loss)............... $    163,604   $    957,062    $    26,558    $    60,598
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........   (5,262,698)     1,122,510     (3,309,708)     4,035,223
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........   (4,586,476)    (6,655,810)     1,943,310     (1,958,914)
                          ------------   ------------    -----------    -----------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........   (9,685,570)    (4,576,238)    (1,339,840)     2,136,907
                          ------------   ------------    -----------    -----------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............           --        (86,278)       (31,695)       (58,632)
  Tax return of
    capital..............           --             --             --             --
  From net realized gains
    on investments.......           --     (3,891,635)       (93,066)    (4,880,278)
                          ------------   ------------    -----------    -----------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........           --     (3,977,913)      (124,761)    (4,938,910)
                          ------------   ------------    -----------    -----------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............    7,873,911      4,510,595     14,907,658     19,397,041
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............           --      3,977,913        124,761      4,938,910
  Less cost of
    repurchase...........  (10,902,592)   (19,766,497)    (4,576,896)    (8,566,092)
                          ------------   ------------    -----------    -----------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........   (3,028,681)   (11,277,989)    10,455,523     15,769,859
                          ------------   ------------    -----------    -----------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........  (12,714,251)   (19,832,140)     8,990,922     12,967,856

NET ASSETS:
  Beginning of period....   46,234,558     66,066,698     37,767,363     24,799,507
                          ------------   ------------    -----------    -----------
  End of period
    (Note 4)............. $ 33,520,307   $ 46,234,558    $46,758,285    $37,767,363
                          ------------   ------------    -----------    -----------

                              SMALL CAP VALUE SERIES          GLOBAL GROWTH SERIES
-------------------------  ------------------------------------------------------------
                              FOR THE        FOR THE        FOR THE         FOR THE
                            YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED
                           DECEMBER 31,   DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                               2001           2000            2001           2000
                           ------------- --------------- -------------- ---------------
OPERATIONS:
  Net investment income
    (loss)...............  $    990,570    $   764,061   $   1,469,235   $      (5,042)
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........    10,529,530      4,721,678      46,344,431      17,878,598
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........     4,152,066      5,916,790    (142,748,025)   (106,708,879)
                           ------------    -----------   -------------   -------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........    15,672,166     11,402,529     (94,934,359)    (88,835,323)
                           ------------    -----------   -------------   -------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............            --       (633,729)             --      (3,558,566)
  Tax return of
    capital..............            --             --                              --
  From net realized gains
    on investments.......            --     (4,488,355)    (17,883,517)    (50,465,032)
                           ------------    -----------   -------------   -------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........            --     (5,122,084)    (17,883,517)    (54,023,598)
                           ------------    -----------   -------------   -------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............    46,720,494     16,150,638      27,257,090      89,144,932
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............            --      5,122,084      17,883,517      54,023,598
  Less cost of
    repurchase...........   (11,747,531)    (8,696,789)    (60,737,460)    (70,973,471)
                           ------------    -----------   -------------   -------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........    34,972,963     12,575,933     (15,596,853)     72,195,059
                           ------------    -----------   -------------   -------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    50,645,129     18,856,378    (128,414,729)    (70,663,862)
NET ASSETS:
  Beginning of period....    58,026,968     39,170,590     403,516,439     474,180,301
                           ------------    -----------   -------------   -------------
  End of period
    (Note 4).............  $108,672,097    $58,026,968   $ 275,101,710   $ 403,516,439
                           ------------    -----------   -------------   -------------

                             INVESTORS GROWTH SERIES              GROWTH STOCK SERIES             AGGRESSIVE GROWTH SERIES
-----------------------------------------------------------------------------------------------------------------------------
                                        FOR THE PERIOD
                             FOR THE     APRIL 3, 2000         FOR THE          FOR THE            FOR THE        FOR THE
                           YEAR ENDED   (INCEPTION) TO        YEAR ENDED      YEAR ENDED         YEAR ENDED     YEAR ENDED
                          DECEMBER 31,   DECEMBER 31,        DECEMBER 31,    DECEMBER 31,       DECEMBER 31,   DECEMBER 31,
                              2001           2000                2001            2000               2001           2000
                          ------------- ---------------  -- --------------  ---------------  -- ------------- ---------------
OPERATIONS:
  Net investment income
    (loss)...............  $   (91,243)   $   (13,559)      $      (88,571) $     (876,827)     $    (45,004)  $      43,343
  Net realized gain
    (loss) of investments
    and foreign currency
    transactions.........   (5,557,252)    (1,115,396)         (80,614,251)    208,959,665       (79,262,867)     34,915,191
  Net change in
    unrealized
    appreciation or
    depreciation of
    investments and
    foreign currency
    transactions.........    1,143,513        (44,817)        (161,095,017)   (165,903,574)        7,335,347    (110,894,079)
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM OPERATIONS........   (4,504,982)    (1,173,772)        (241,797,839)     42,179,264       (71,972,524)    (75,935,545)
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  From net investment
    income...............           --             --                   --              --           (43,687)             --
  Tax return of
    capital..............           --             --                   --              --                --              --
  From net realized gains
    on investments.......           --         (7,964)        (218,095,256)   (169,458,524)      (34,602,881)    (82,405,101)
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------
TOTAL DISTRIBUTIONS TO
  SHAREHOLDERS...........           --         (7,964)        (218,095,256)   (169,458,524)      (34,646,568)    (82,405,101)
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------
CAPITAL STOCK SOLD AND
  REPURCHASED: (NOTE 5)
  Proceeds from sale of
    shares...............   10,206,501     16,368,310           22,151,909      46,223,950        34,171,902     138,184,187
  Proceeds from shares
    issued as a result of
    reinvested
    dividends............           --          7,964          218,095,256     169,458,524        34,646,568      82,405,101
  Less cost of
    repurchase...........   (1,137,996)    (1,142,698)         (88,291,702)    (70,126,068)      (42,542,588)    (42,791,502)
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------
NET INCREASE (DECREASE)
  IN NET ASSETS RESULTING
  FROM SHARES
  TRANSACTIONS...........    9,068,505     15,233,576          151,955,463     145,556,406        26,275,882     177,797,786
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------
TOTAL INCREASE (DECREASE)
  IN NET ASSETS..........    4,563,523     14,051,840         (307,937,632)     18,277,146       (80,343,210)     19,457,140

NET ASSETS:
  Beginning of period....   14,051,840             --        1,063,005,140   1,044,727,994       352,615,079     333,157,939
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------
  End of period
    (Note 4).............  $18,615,363    $14,051,840       $  755,067,508  $1,063,005,140      $272,271,869   $ 352,615,079
                           -----------    -----------    -- --------------  --------------   -- ------------   -------------

FORTIS SERIES FUND, INC.
Notes to Financial Statements

--------------------------------------------------------------------------------

   1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Fortis Series Fund, Inc. is an open-end management investment company which currently is comprised of twenty-three separate diversified investment portfolios (the funds) and series of capital stock: Money Market Series, U.S. Government Securities Series, Diversified Income Series, Multisector Bond Series, High Yield Series, Asset Allocation Series, American Leaders Series, Value Series, Capital Opportunities Series, Growth & Income Series, S & P 500 Index Series, Blue Chip Stock Series, Blue Chip Stock Series II, International Stock Series, International Stock Series II, Mid Cap Stock Series, Small Cap Value Series, Global Growth Series, Global Equity Series, Large Cap Growth Series, Investors Growth Series, Growth Stock Series and Aggressive Growth Series. Each Series has different investment objectives and its own investment portfolio and net asset value. The investment objectives of the Series, which can be changed at any time without the approval of contract owners, are as follows:

   - The objectives of the "Money Market Series" are high levels of capital stability and liquidity and, to the extent consistent with these primary objectives, a high level of current income. AN INVESTMENT IN MONEY MARKET SERIES IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT.

   - The objective of the "U.S. Government Securities Series" is to maximize total return from income and market value change, while providing shareholders with a high level of current income consistent with prudent investment risk through investment primarily in debt securities of varying maturities which have been issued, guaranteed, insured or collateralized by the United States Government, its agencies or instrumentalities.

   - The objective of the "Diversified Income Series" is to maximize total return from income and market value change, by investing primarily in a diversified portfolio of government securities and investment grade corporate bonds.

   - The objective of the "Multisector Bond Series" is total return from current income. The Series invests in a global portfolio principally consisting of high quality fixed-income securities of governmental and corporate issuers and supranational organizations.

   - The objective of the "High Yield Series" is maximum total return from income and market value change, by investing primarily in high-yield, high-risk fixed-income securities, which may not be suitable for all investors.

   - The objective of the "Asset Allocation Series" is maximum total return on invested capital, to be derived primarily from capital appreciation, dividends, and interest.

   - The objective of the "American Leaders Series" is long-term growth of capital with current income as a secondary objective. This is achived by investing in equity securities of blue chip companies.

   - The primary objective of the "Value Series" is short and long-term capital appreciation. The Series invests primarily in equity securities and selects stocks based on the concept of fundamental value.

   - The objective of the "Capital Opportunities Series" is capital appreciation. The Series invests primarily in common stocks and equity related securities, such as preferred stocks, convertible securities and depository receipts.

   - The objectives of the "Growth & Income Series" are capital appreciation and current income, which it seeks by investing primarily in equity securities that provide an income component and the potential for growth.

   - The objective of the "S & P 500 Index Series" is to replicate the total return of the Standard & Poor's 500 Composite Stock Price Index primarily through investments in equity securities.

   - The primary objective of the "Blue Chip Stock Series" is long-term growth of capital. Current income is a secondary objective, and many of the stocks in the Series' portfolio are expected to pay dividends.

   - The primary objective of the "Blue Chip Stock Series II" is long-term growth of capital with a secondary objective of current income. The Series invests primarily in common stocks of blue chip companies.

   - The objective of the "International Stock Series" is capital appreciation by investing primarily in the equity securities of non-U. S. companies.

   - The objective of the "International Stock Series II" is long-term growth of capital by investing primarily in common stocks of well established non-U.S. companies.

   - The objective of the "Mid Cap Stock Series" is total investment returns including capital appreciation and income that consistently outperform the Standard & Poor's 400 MidCap Index. The Series attempts to maintain a diversified holding in common stocks of medium capitalization companies with a market value between $200 million and $10 billion.

   - The objective of the "Small Cap Value Series" is capital appreciation. The Series invests primarily in common stocks of small companies that are out of favor with markets or that have not yet been discovered by the broader investment community and are therefore believed to be undervalued.

   - The primary objective of the "Global Growth Series" is long-term appreciation, which it seeks primarily by investing in a global portfolio of equity securities, allocated among diverse international markets.

   - The objective of the "Global Equity Series" is capital appreciation. The Series invests primarily in common stocks and equity related securities of U.S. and foreign issuers (including emerging markets).

   - The objective of the "Large Cap Growth Series" is long-term growth of capital. The Series invests primarily in the equity securities of a limited number of large, carefully selected, high quality United States companies whose securities are believed likely to achieve superior earnings growth.

   - The objective of the "Investors Growth Series" is to provide long-term growth of capital and future income rather than

--------------------------------------------------------------------------------
     current income. The Series invests primarily in common stocks and securities convertible into common stocks.

   - The primary objective of the "Growth Stock Series" is short and long-term capital appreciation. The Series will seek to meet this objective by investing primarily in common stocks with earnings and growth potential exceeding industry average.

   - The objective of the "Aggressive Growth Series" is maximum long-term capital appreciation by investing primarily in equity securities of small and medium sized companies that are early in their life cycles, but which have the potential to become major enterprises, and of more established companies that have the potential for above-average capital growth.

   The Articles of Incorporation of Fortis Series Fund, Inc., permits the Board of Directors to create additional funds in the future.

   Shares of the Fund will not be sold directly to the public, but sold only to Fortis Benefits Insurance Company or First Fortis Life separate accounts in connection with variable insurance contracts and policies. As of December 31, 2001, Fortis Benefits Insurance Company's general account indirectly owned 24.3%, 18.0%, 13.0%, 41.4% and 22.4% of the outstanding shares of American Leaders Series, Capital Opportunities Series, Blue Chip Stock Series II, Global Equity Series and Investors Growth Series, respectively.

   The significant accounting policies followed by the funds are summarized as follows:

   SECURITY VALUATION: Investments in securities traded on a national securities exchange or on the NASDAQ National Market System are valued at the last reported sales price. Securities for which over-the-counter market quotations are readily available are valued on the basis of the last current bid price. An outside pricing service may be utilized to provide such valuations. For fixed income securities, the pricing service may employ a matrix system to determine valuations using methods which include consideration of yields or prices of bonds of comparable quality, type of issue, coupon, maturity and rating indications as to value from dealers, and general market conditions. Securities for which quotations are not readily available are valued at fair value as determined in good faith by management under supervision of the Board of Directors. Short-term investments, with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued at amortized cost.

   REPURCHASE AGREEMENTS: A repurchase agreement is an agreement by which the seller of a security agrees to repurchase the security sold at a mutually agreed upon time and price. At the time the funds enter into a repurchase agreement, the value of the underlying collateral securities, including accrued interest, will be equal to or exceed the value of the repurchase agreement. Securities which serve to collateralize the repurchase agreement are held by each fund's custodian in book entry or physical form in the custodial account of the fund. Repurchase agreements are valued at cost plus accrued interest receivable. All repurchase agreements are handled through the fund's custodian, State Street Bank.

   Pursuant to an exemptive order issued by the Securities and Exchange Commission, the funds may transfer uninvested cash balances into a joint trading account managed by HL Investment Advisers, LLC (HLA) or Wellington Management Company LLP (Wellington). These balances may be invested in one or more repurchase agreements and/or short-term money market instruments.

   The Asset Allocation Series, Value Series, Growth & Income Series, Global Growth Series, Growth Stock Series and Aggressive Growth Series together with other investment management companies having investment advisory agreements with Wellington have an interest in a $1,661,280,000 joint repurchase agreement dated December 31, 2001 with State Street Bank, 1.68% due
   January 2, 2002. This joint repurchase agreement is collateralized by $1,521,172,289 U.S. Treasury Bonds 6.00% - 9.125% due 2007 - 2030 and by
   $183,604,734 U.S. Treasury Bills 0.00% due February 2002.

   The Money Market Series, U.S. Government Securities Series, Diversified Income Series and High Yield Series together with other investment management companies having investment advisory agreements with Hartford Investment Management Company have an interest in a $509,866,000 joint repurchase agreement dated December 31, 2001 with State Street Bank, 1.64% due
   January 2, 2002.This repurchase agreement is collateralized by $520,063,320 U.S. Treasury Bonds 5.25% - 8.75% due 2010 - 2029.

   SECURITIES PURCHASED ON A WHEN-ISSUED BASIS: Delivery and payment for securities that have been purchased by all funds except for Money Market Series and Growth Stock Series on a forward commitment or when-issued basis can take place a month or more after the transaction date. During this period, such securities are subject to market fluctuation and the fund maintains, in a segregated account with its custodian, assets with a market value equal to the amount of its purchase commitments. As of December 31, 2001, U.S. Government Securities Series, Diversified Income Series and Multisector Bond Series entered into outstanding when-issued or forward commitments of $7,907,500, $1,801,406 and $74,637, respectively.

   FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY
   CONTRACTS: Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars at the closing rate of exchange. Foreign currency amounts related to the purchase or sale of securities, income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on security transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

   Certain funds may enter into forward foreign currency exchange contracts for operational purposes and to attempt to minimize the risk from adverse exchange rate fluctuations. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the funds and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The funds are subject to the credit risk that the other party will not complete the obligations of the contract.

   SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME: Security transactions are accounted for on the trade date, and dividend income is recorded on the ex-dividend date for all funds or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income is recorded on the accrual basis. Realized security gains and losses are determined using the identified cost method. Each fund amortizes bond premium, market discount and original issue discount. For the year ended December 31, 2001, the cost of purchases and proceeds from sales of securities for Money Market Series were $1,855,761,468 and $1,807,061,677, respectively. The cost of purchases and proceeds from sales of securities (other than short-term securities) for the other funds were as follows:

                                                Cost of         Proceeds
                                               Purchases       from Sales
   ------------------------------------------------------------------------
   U.S. Government Securities Series ......  $  261,450,025  $  228,432,411
   Diversified Income Series ..............     133,956,497     137,352,765
   Multisector Bond Series ................      27,965,588      19,304,676
   High Yield Series ......................      62,657,567      61,358,038
   Asset Allocation Series ................     502,103,144     566,671,599
   American Leaders Series ................      13,341,206       3,299,535
   Value Series ...........................     207,578,005     170,886,021
   Capital Opportunities Series ...........      32,103,127      19,434,324
   Growth & Income Series .................     353,479,087     380,187,283
   S & P 500 Index Series .................      12,304,820      31,114,679
   Blue Chip Stock Series .................     117,365,601     120,112,937
   Blue Chip Stock Series II...............      14,473,980       3,287,726
   International Stock Series .............      69,440,544      75,127,942
   International Stock Series II...........       8,978,518      11,089,902
   Mid Cap Stock Series ...................      41,498,989      31,581,485
   Small Cap Value Series .................      61,415,535      36,844,534
   Global Growth Series ...................     969,071,026     976,614,392
   Global Equity Series ...................       9,725,477       6,574,880
   Large Cap Growth Series ................      72,729,501      68,333,201
   Investors Growth Series ................      51,992,482      42,051,396
   Growth Stock Series ....................   1,784,063,881   1,750,309,953
   Aggressive Growth Series ...............     460,826,990     419,790,615

   LENDING OF PORTFOLIO SECURITIES: At December 31, 2001, there were no securities on loan. Fee income for the year ended December 31, 2001 is as follows:

                                                       Fee Income
   --------------------------------------------------------------
   U.S. Government Securities Series.................   $ 24,541
   Diversified Income Series ........................     16,962
   Asset Allocation Series ..........................     78,935
   Value Series .....................................     11,627
   Growth & Income Series ...........................     15,965
   S & P 500 Index Series ...........................     24,811
                                                       Fee Income
   --------------------------------------------------------------
   Blue Chip Stock Series ...........................   $ 19,886
   Global Growth Series .............................     27,558
   Large Cap Growth Series ..........................      8,248
   Growth Stock Series ..............................    259,396
   Aggressive Growth Series .........................    119,802

   INCOME TAXES: The funds intend to qualify, under the Internal Revenue Code, as regulated investment companies and if so qualified, will not have to pay federal income taxes to the extent their taxable net income is distributed. On a calendar year basis, the funds intend to distribute substantially all of their net investment income and realized gains, if any, to avoid the payment of federal excise taxes.

   Net investment income and net realized gains may differ for financial statement and tax purposes. The character of distributions made during the year from net investment income or net realized gains may, therefore, differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the funds. The effect on dividend distributions, if any, of certain current year permanent book-to-tax differences is reflected as "excess distributions" of net realized gains in the statements of changes in net assets and the financial highlights.

   On the statements of Assets and Liabilities, due to permanent book-to-tax differences, accumulated net realized gain (loss) and undistributed net investment income have been increased (decreased), resulting in a net reclassification adjustment to increase (decrease) paid-in-capital by the following:

                                        Accumulated   Undistributed      Paid
                                        Net Realized  Net Investment      In
                                        Gain/(Loss)   Income (Loss)    Capital
   -----------------------------------------------------------------------------
   Diversified Income Series..........    $  1,247       $ (1,247)     $     --
   Multisector Bond Series............       5,063         (5,063)           --
   Asset Allocation Series............       1,407         (1,407)           --
   American Leaders Series............          28            (28)           --
   Value Series.......................      14,344        (21,111)        6,767
   Capital Opportunities Series.......       1,056         39,375       (40,431)
   S & P 500 Index Series.............       1,895         (2,487)          592
   Blue Chip Stock Series.............       3,370         22,246       (25,616)
   Blue Chip Stock Series II..........          --          4,778        (4,778)
   International Stock Series ........     189,959       (189,959)           --
   International Stock Series II......      38,048        (38,048)           --
   Mid Cap Stock Series ..............         118          2,021        (2,139)
   Small Cap Value Series ............     131,309       (174,181)       42,872
   Global Growth Series ..............     496,072       (496,072)           --
   Global Equity Series ..............       1,399             --        (1,399)
   Large Cap Growth Series ...........          --         96,795       (96,795)
   Investors Growth Series ...........        (132)        91,243       (91,111)
   Growth Stock Series ...............         835         88,571       (89,406)
   Aggressive Growth Series ..........       1,250         45,348       (46,598)

   For federal income tax purposes the funds had the following capital loss carryovers at, December 31, 2001, which, if not offset by subsequent capital gains, will expire in 2002 through 2010. It is

--------------------------------------------------------------------------------
   unlikely the Board of Directors will authorize a distribution of any net realized gains until the available capital loss carryovers have been offset or expire.

   U.S. Government Securities Series ................  $ 18,998,559
   Diversified Income Series ........................    12,962,082
   Multisector Bond Series ..........................     1,381,320
   High Yield Series ................................    19,588,243
   Asset Allocation Series ..........................     1,126,394
   American Leaders Series...........................       773,910
   Capital Opportunities Series .....................     5,983,386
   Blue Chip Stock Series ...........................    11,958,201
   Blue Chip Stock Series II.........................     3,152,847
   International Stock Series........................    19,255,838
   International Stock Series II.....................     4,932,793
   Mid Cap Stock Series..............................     3,485,414
   Global Equity Series .............................     1,153,952
   Large Cap Growth Series ..........................    23,009,980
   Investors Growth Series ..........................     5,800,297
   Growth Stock Series ..............................    88,293,306
   Aggressive Growth Series..........................    77,054,340

   ILLIQUID SECURITIES: At December 31, 2001, investments in securities for the funds included issues that are illiquid. Money Market Series, U.S. Government Securities Series, Diversified Income Series, Asset Allocation Series, and Growth Stock Series currently limit investments in illiquid securities to 5% of total net assets; Global Growth Series to 10%; Multisector Bond Series, High Yield Series, American Leaders Series, Value Series, Capital Opportunities Series, Growth and Income Series, S&P 500 Index Series, Blue Chip Stock Series, Blue Chip Stock Series II, International Stock Series, International Stock Series II, Mid Cap Stock Series, Small Cap Value Series, Global Equity Series, Large Cap Growth Series, Investors Growth Series and Aggressive Growth Series to 15%, of total net assets, at market value, at date of purchase. The aggregate values of such securities at December 31, 2001, were as follows:

                                               Market Value of     Percentage of
                                             Illiquid Securities  Total Net Assets
   -------------------------------------------------------------------------------
   Diversified Income Series...............      $      111               0.00%
   Multisector Bond Series.................       2,416,415               7.88%
   High Yield Series.......................         116,995               0.23%
   Asset Allocation Series.................       1,292,729               0.24%
   Global Equity Series....................         102,661               0.82%

   Pursuant to guidelines adopted by the Board of Directors, certain unregistered securities are determined to be liquid and are not included within the percent limitations specified above.

   INCOME AND CAPITAL GAINS DISTRIBUTIONS: The funds intend to make income and capital gains distributions, if any, on an annual basis. All distributions will be reinvested in additional shares of the portfolio at net asset value.

   USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the reporting period. Actual results could differ from those estimates.

   FUTURES TRANSACTIONS: Certain funds may invest in financial futures contracts in order to gain exposure to or protect against changes in the market. The Value Series, Growth & Income Series, S & P 500 Index Series, Blue Chip Stock Series II, Mid Cap Stock Series and Aggressive Growth Series are exposed to market risk as a result of changes in the value of the underlying financial instruments (see the Notes to the Schedule of Investments). Investment in financial futures require the funds to "mark to market" on a daily basis, which reflects the change in the market value of the contract at the close of each day's trading. Accordingly, variation margin payments are received or made to reflect daily unrealized gain or losses. When the contracts are closed, the funds recognize a realized gain or loss. These investments require initial margin deposits with a custodian, which consist of cash or cash equivalents. The amount of these deposits is determined by the exchange or Board of Trade on which the contract is traded and is subject to change. Contracts open as of December 31, 2001, and their related unrealized market appreciation are set forth in the Notes to the Schedule of Investments.

   OPTIONS TRANSACTIONS: Certain funds may write covered call and secured put options, and purchase and sell put and call options on securities written by others in order to produce incremental earnings, protect gains and facilitate buying and selling of securities for investments. The risk in writing a call option is that the fund gives up the opportunity for profit if the market price increases. The risk in writing a put option is that the fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the fund pays a premium whether or not the option is exercised. The fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

   Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. Contracts and premium amounts associated with options contracts written for Value Series and Growth & Income Series are as follows:

                       FOR THE YEAR ENDED DECEMBER 31, 2001
   ----------------------------------------------------------------------------
                                           PUTS                  CALLS
                                   --------------------  ----------------------
            Value Series           Contracts   Premium   Contracts    Premium
   ----------------------------------------------------------------------------
   Balance Dec 31, 2000..........        67   $  34,974       132   $    70,554
   Opened........................     1,280     442,721     3,561     1,623,280
   Closed........................    (1,233)   (425,151)   (3,693)   (1,693,834)
   Exercised.....................       (47)    (17,570)       --            --
   Expired.......................       (67)    (34,974)       --            --
                                    -------   ---------   -------   -----------
   Balance Dec 31, 2001..........        --   $      --        --   $        --
                                    -------   ---------   -------   -----------

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

                       FOR THE YEAR ENDED DECEMBER 31, 2001
   -----------------------------------------------------------------------------
                                            PUTS                   CALLS
                                   ----------------------  ---------------------
       Growth & Income Series      Contracts    Premium    Contracts   Premium
   -----------------------------------------------------------------------------
   Balance Dec 31, 2000..........        --    $     --         --    $      --
   Opened........................        --          --        788      100,074
   Closed........................        --          --       (788)    (100,074)
   Exercised.....................        --          --         --           --
   Expired.......................        --          --         --           --
                                   ----------  ----------    -----    ---------
   Balance Dec 31, 2001..........        --    $     --         --    $      --
                                   ----------  ----------    -----    ---------

   BANK BORROWINGS: Several Fortis Funds including High Yield Series, Asset Allocation Series, American Leaders Series, Value Series, Capital Opportunities Series, Growth & Income Series, S&P 500 Index Series, Blue Chip Stock Series, Blue Chip Stock Series II, Mid Cap Stock Series, Small Cap Value Series, Global Growth Series, Global Equity Series, Large Cap Growth Series, Investors Growth Series, Growth Stock Series and Aggressive Growth Series have a revolving credit agreement with U.S. Bank Minnesota N.A., whereby the funds are permitted to have a bank borrowing for temporary and emergency purposes to meet large redemption requests by shareholders; and cover securities purchased when matched or when earlier trades have failed. The agreement, which enables the funds to participate with other Fortis Funds, permits borrowings up to $50 million, collectively. Interest is expensed to each participating fund based on its borrowings and will be calculated at the borrowers' option of: the reserve-adjusted LIBOR plus a "margin" of 20 basis points; or the Federal Funds rate plus a "margin" of 45 basis points. Each fund pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Asset Allocation Series, Growth & Income Series, S&P 500 Index Series, Blue Chip Stock Series, Global Growth Series, Large Cap Series and Growth Stock
   Series utilized the credit facility during the year ended December 31, 2001, for 1 day, 1 day, 8 days, 6 days, 5 days, 6 days and 4 days, respectively and borrowed an average of $500,000, $1,100,000, $1,037,500, $1,021,667,
   $600,000, $483,333 and $1,500,000, respectively on each day.

   2. PAYMENTS TO RELATED PARTIES: HL Investment Advisors, LLC ("HLA") (See Note
      6), is the investment adviser for each fund. Investment advisory and management fees are based on each fund's average daily net assets and decrease in reduced percentages as average daily net assets increase.

   The following chart represents the annual fee percentages:

                                                                                             Annual
                                                                                       Investment Advisory
                    Series                              Average Net Assets             and Management Fee
   -------------------------------------------------------------------------------------------------------
   Money Market Series                       For the first $500 million                        .30%
                                             For assets over $500 million                      .25%
   U.S. Government Securities Series         For the first $50 million                         .50%
                                             For assets over $50 million                       .45%
   Diversified Income Series                 For the first $50 million                         .50%
                                             For assets over $50 million                       .45%
   Multisector Bond Series                   For the first $100 million                        .75%
                                             For assets over $100 million                      .65%
                                                                                             Annual
                                                                                       Investment Advisory
                    Series                              Average Net Assets             and Management Fee
   -------------------------------------------------------------------------------------------------------
   High Yield Series                         For the first $250 million                        .50%
                                             For assets over $250 million                      .45%
   Asset Allocation Series                   For the first $250 million                        .50%
                                             For assets over $250 million                      .45%
   American Leaders Series                   For the first $35 million                         .90%
                                             For the next $65 million                          .75%
                                             For assets over $100 million                      .65%
   Value Series                              For the first $100 million                        .70%
                                             For assets over $100 million                      .60%
   Capital Opportunities Series              For the first $200 million                        .90%
                                             For the next $300 million                         .85%
                                             For assets over $500 million                      .80%
   Growth & Income Series                    For the first $100 million                        .70%
                                             For assets over $100 million                      .60%
   S&P 500 Index Series                      For all assets                                    .40%
   Blue Chip Stock Series                    For the first $100 million                        .90%
                                             For assets over $100 million                      .85%
   Blue Chip Stock Series II                 For the first $200 million                        .95%
                                             For assets over $200 million                      .90%
   International Stock Series                For the first $100 million                        .85%
                                             For assets over $100 million                      .80%
   International Stock Series II             For the first $100 million                        .90%
                                             For assets over $100 million                      .85%
   Mid Cap Stock Series                      For the first $100 million                        .90%
                                             For the next $150 million                         .85%
                                             For assets over $250 million                      .80%
   Small Cap Value Series                    For the first $50 million                         .90%
                                             For assets over $50 million                       .85%
   Global Growth Series                      For the first $500 million                        .70%
                                             For assets over $500 million                      .60%
   Global Equity Series                      For the first $200 million                       1.00%
                                             For the next $300 million                         .95%
                                             For assets over $500 million                      .90%
   Large Cap Growth Series                   For the first $100 million                        .90%
                                             For the next $100 million                         .85%
                                             For assets over $200 million                      .80%
   Investors Growth Series                   For the first $200 million                        .90%
                                             For the next $300 million                         .85%
                                             For assets over $500 million                      .80%
   Growth Stock Series                       For the first $100 million                        .70%
                                             For assets over $100 million                      .60%
   Aggressive Growth Series                  For the first $100 million                        .70%
                                             For assets over $100 million                      .60%

   The Multisector Bond Series, Asset Allocation Series, American Leaders Series, Value Series, Capital Opportunities Series, Growth & Income Series, S&P 500 Index Series, Blue Chip Stock Series, Blue Chip Stock Series II, International Stock Series, International Stock Series II, Mid Cap Stock Series, Small Cap Value Series, Global Growth Series, Global Equity Series, Large Cap Growth Series, Investors Growth Series, Growth Stock Series and Aggressive Growth Series have retained sub-advisers under an investment sub-advisory agreement to provide investment advice and, in general, to conduct the management investment

--------------------------------------------------------------------------------
   program of each fund, subject to the general control of HLA and the Board of Directors of the Fortis Series Fund, Inc. Pursuant to the sub-advisory agreements, each sub-adviser will regularly provide its respective fund with investment research, advice and supervision and furnish continuously an investment program for each fund consistent with its investment objectives and policies, including the purchase, retention and disposition of securities.
   From its advisory fee, HLA pays a fee to each of the sub-advisers:

                         Series                                           Sub-Adviser
   ------------------------------------------------------------------------------------------------------
   Multisector Bond Series                             A I M Capital Management, Inc.
   Asset Allocation Series                             Wellington Management
   American Leaders Series                             Federated Investment
                                                       Management Company
   Value Series                                        Wellington Management
   Capital Opportunities Series                        Massachusetts Financial
                                                       Services Company
   Growth & Income Series                              Wellington Management
   S & P 500 Index Series                              The Dreyfus Corporation
   Blue Chip Stock Series                              T. Rowe Price Associates, Inc.
   Blue Chip Stock Series II                           A I M Capital Management, Inc.
   International Stock Series                          Lazard-Freres Asset Management
   International Stock Series II                       T. Rowe Price International, Inc.
   Mid Cap Stock Series                                The Dreyfus Corporation
   Small Cap Value Series                              Berger Associates
   Global Growth Series                                Wellington Management
   Global Equity Series                                Massachusetts Financial
                                                       Services Company
   Large Cap Growth Series                             Alliance Capital Management L.P.
   Investors Growth Series                             Massachusetts Financial
                                                       Services Company
                         Series                                           Sub-Adviser
   ------------------------------------------------------------------------------------------------------
   Growth Stock Series                                 Wellington Management
   Aggressive Growth Series                            Wellington Management

   For the year ended December 31, 2001, legal fees and expenses were paid as follows to a law firm of which the secretary of the fund is a partner.

   Series                                              Amount
   -----------------------------------------------------------
   Money Market Series...............................  $ 4,400
   U.S. Government Securities Series.................    5,700
   Diversified Income Series.........................    3,300
   Multisector Bond Series...........................    1,000
   High Yield Series.................................    1,620
   Asset Allocation Series...........................   19,800
   American Leaders Series...........................      436
   Value Series......................................    4,200
   Capital Opportunities Series......................      677
   Growth & Income Series............................    7,400
   S & P 500 Index Series............................   10,850
   Blue Chip Stock Series............................    8,750
   Blue Chip Stock Series II.........................      631
   International Stock Series........................    4,250
   International Stock Series II.....................      800
   Mid Cap Stock Series..............................    1,600
   Small Cap Value Series............................    3,000
   Global Growth Series..............................    9,800
   Global Equity Series..............................      380
   Large Cap Growth Series...........................    3,500
   Investors Growth Series...........................    1,500
   Growth Stock Series...............................   27,050
   Aggressive Growth Series..........................    8,500

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

   3. FORWARD FOREIGN CURRENCY CONTRACTS: At December 31, 2001, the Capital Opportunities Series, International Stock Series, Global Growth
      Series and Global Equity Series entered into forward foreign currency exchange contracts that obligated the Series to deliver/receive currencies at a specified future date. The unrealized appreciation (depreciation) on these contracts is included in the accompanying financial statements. The terms of the open contracts are as follows:

                                                 CAPITAL OPPORTUNITIES SERIES
   ------------------------------------------------------------------------------------------------------------------------
                                              U.S. Dollar                                   U.S. Dollar        Unrealized
                         Currency To          Value As Of            Currency To            Value As Of      Appreciation/
     Settle Date         Be Delivered      December 31, 2001         Be Received         December 31, 2001   (Depreciation)
   ------------------------------------------------------------------------------------------------------------------------
   January 3, 2002          18,445              $18,445                 12,731                $18,529           $    84
                         U.S. Dollar                                British Pound
   January 3, 2002          7,079                 7,079                 55,198                  7,079                 0
                         U.S. Dollar                               Hong Kong Dollar
   January 3, 2002          15,195               13,529                 13,420                 13,420              (109)
                             Euro                                    U.S. Dollar
                                                -------                                       -------           -------
                                                $39,053                                       $39,028           $   (25)
                                                -------                                       -------           -------

                                                  INTERNATIONAL STOCK SERIES
   ------------------------------------------------------------------------------------------------------------------------
                                              U.S. Dollar                                   U.S. Dollar        Unrealized
                         Currency To          Value As Of            Currency To            Value As Of      Appreciation/
     Settle Date         Be Delivered      December 31, 2001         Be Received         December 31, 2001   (Depreciation)
   ------------------------------------------------------------------------------------------------------------------------
   January 2, 2002          76,936              $76,936                 87,329                $77,758           $   822
                         U.S. Dollar                                     Euro
                                                -------                                       -------           -------
                                                $76,936                                       $77,758           $   822
                                                -------                                       -------           -------

                                                     GLOBAL GROWTH SERIES
   ------------------------------------------------------------------------------------------------------------------------
                                              U.S. Dollar                                   U.S. Dollar        Unrealized
                         Currency To          Value As Of            Currency To            Value As Of      Appreciation/
     Settle Date         Be Delivered      December 31, 2001         Be Received         December 31, 2001   (Depreciation)
   ------------------------------------------------------------------------------------------------------------------------
   January 2, 2002         243,900             $  243,900              167,911               $  244,378         $   478
                         U.S. Dollar                                British Pound
   January 3, 2002          98,132                 98,132               67,696                   98,525             393
                         U.S. Dollar                                British Pound
   January 4, 2002         149,037                149,037              102,466                  149,128              91
                         U.S. Dollar                                British Pound
   January 4, 2002       138,673,275            1,058,090             1,062,973               1,062,973           4,883
                         Japanese Yen                                U.S. Dollar
                                               ----------                                    ----------         -------
                                               $1,549,159                                    $1,555,004         $ 5,845
                                               ----------                                    ----------         -------

                                                     GLOBAL EQUITY SERIES
   ------------------------------------------------------------------------------------------------------------------------
                                              U.S. Dollar                                   U.S. Dollar        Unrealized
                         Currency To          Value As Of            Currency To            Value As Of      Appreciation/
     Settle Date         Be Delivered      December 31, 2001         Be Received         December 31, 2001   (Depreciation)
   ------------------------------------------------------------------------------------------------------------------------
   January 4, 2002        1,879,877             $14,344                 14,385                $14,385           $    41
                         Japanese Yen                                 U.S.Dollar
   January 3, 2002          15,345               15,345                 17,387                 15,482               137
                          U.S.Dollar                                     Euro
                                                -------                                       -------           -------
                                                $29,689                                       $29,867           $   178
                                                -------                                       -------           -------

--------------------------------------------------------------------------------

   4. NET ASSETS INCLUDE UNDISTRIBUTED (EXCESS OF DISTRIBUTIONS OVER) NET INVESTMENT INCOME OF:

                                                2001         2000
   ------------------------------------------------------------------
   Money Market Series.....................  $ 4,684,371  $ 5,788,168
   U.S. Government Securities Series.......    8,732,304    8,248,585
   Diversified Income Series...............    6,403,220    7,165,318
   Multisector Bond Series.................    1,808,853           --
   High Yield Series.......................    5,837,399    6,287,061
   Asset Allocation Series.................   14,918,795   19,539,663
   American Leaders Series.................       98,686           --
   Value Series............................      820,860      840,117
   Growth & Income Series..................    1,914,976    3,666,699
                                                2001         2000
   ------------------------------------------------------------------
   S&P 500 Index Series....................    3,084,871    3,284,060
   International Stock Series..............      904,902       11,871
   International Stock Series II...........      125,556           --
   Mid Cap Stock Series....................           --        3,116
   Small Cap Value Series..................      816,389           --
   Global Growth Series....................      973,163           --
   Global Equity Series....................           --          600
   Aggressive Growth Series................           --       43,343

   5. SHARES OF CAPITAL STOCK SOLD AND REPURCHASED:

                                                          SHARES ISSUED
                                                          AS A RESULT OF                                NET INCREASE (DECREASE)
                                   SHARES SOLD         REINVESTED DIVIDENDS      SHARES REPURCHASED            OF SHARES
                              ----------------------  ----------------------  ------------------------  ------------------------
                                 2001        2000        2001        2000        2001         2000         2001         2000
   -----------------------------------------------------------------------------------------------------------------------------
   Money Market Series .....  11,209,400  11,498,095     520,665     402,441   (7,319,824) (14,701,664)   4,410,241   (2,801,128)
   U.S. Government
   Securities Series .......   3,911,729   1,665,871     782,622     827,715   (1,891,182)  (2,833,750)   2,803,169     (340,164)
   Diversified Income
   Series ..................     875,503     533,961     681,700     705,565   (1,488,897)  (1,947,198)      68,306     (707,672)
   Multisector Bond
   Series ..................     910,741     555,116          --      38,862     (365,135)    (803,639)     545,606     (209,661)
   High Yield Series .......   1,467,070     725,328     905,675     794,156   (2,128,109)  (1,930,689)     244,636     (411,205)
   Asset Allocation
   Series ..................     464,911   1,378,583   4,544,324   5,360,268   (5,058,585)  (2,137,517)     (49,350)   4,601,334
   American Leaders
   Series ..................     988,713     825,258       9,878       3,854      (30,828)    (103,404)     967,763      725,708
   Value Series ............   2,114,871     947,665   1,078,985     389,768     (811,378)    (960,206)   2,382,478      377,227
   Capital Opportunities
   Series ..................   1,826,832   1,841,325          --          --     (265,476)    (116,004)   1,561,356    1,725,321
   Growth & Income
   Series ..................     251,491     391,048   1,359,607   2,133,576   (2,242,664)  (2,254,868)    (631,566)     269,756
   S&P 500 Index Series ....   1,473,403   3,336,670     711,936     335,356   (2,759,987)  (2,986,989)    (574,648)     685,037
   Blue Chip Stock
   Series ..................     811,156   1,946,720          --   1,220,615   (1,509,666)  (1,165,605)    (698,510)   2,001,730
   Blue Chip Stock
   Series II................   1,497,951   1,881,392          --          --     (152,331)    (216,888)   1,345,620    1,664,504
   International Stock
   Series ..................     629,033   1,991,604     917,286     668,349   (1,347,375)    (785,024)     198,944    1,874,929
   International Stock
   Series II................     840,130     350,963          --     333,961   (1,158,396)  (1,553,540)    (318,266)    (868,616)
   Mid Cap Stock Series ....   1,557,974   1,705,362      12,857     466,655     (487,902)    (830,532)   1,082,929    1,341,485
   Small Cap Value
   Series ..................   3,667,603   1,497,315          --     449,394     (960,622)    (841,918)   2,706,981    1,104,791
   Global Growth Series ....   1,255,293   2,667,979     971,154   1,752,369   (2,974,669)  (2,193,725)    (748,222)   2,226,623
   Global Equity Series ....     540,530   1,201,238       9,004       3,222     (127,967)    (177,627)     421,567    1,026,833
   Large Cap Growth
   Series ..................   1,259,496   3,322,776          --     321,024   (1,023,830)  (1,096,484)     235,666    2,547,316
   Investors Growth
   Series ..................   1,303,633   1,622,426          --         817     (159,887)    (120,617)   1,143,746    1,502,626
   Growth Stock Series .....     781,051     953,390   9,535,553   3,512,829   (3,139,196)  (1,468,960)   7,177,408    2,997,259
   Aggressive Growth
   Series ..................   1,867,543   3,815,179   2,218,218   2,463,398   (2,381,714)  (1,277,237)   1,704,047    5,001,340

   6. HARTFORD LIFE ACQUISITION: On April 2, 2001, Hartford Life and Accident Insurance Company ("Hartford Life") acquired Fortis Advisers, Inc. ("Fortis Advisers") and its subsidiaries, including Fortis
      Investors, Inc. ("Fortis Investors"). Hartford Life is a subsidadiary of The Hartford Financial Services Group ("The Hartford"), a publicly held company. The Hartford is a leading insurance and financial services company. Prior to the acquisition, Fortis Advisers served as the investment adviser to Fortis Series Fund, Inc. (the "Fund") and Fortis Investors served as the principal underwriter of the Fund. HL Investment Advisors, LLC ("HLA"), a wholly owned indirect subsidiary of the Hartford, is now the investment adviser to the Fund. As a result of the acquisition, HLA became (with approval by the Fund's Board of Directors) the interim investment adviser to the Fund. Contract holders of record on March 23, 2001 then approved a definitive advisory agreement with HLA at a special meeting of the Fund's shareholders held on May 31, 2001. Hartford Adminstrative Services Company, formerly Fortis Advisers, serves as the Fund's transfer agent and dividend agent. Woodbury Financial
      Services, Inc., formerly Fortis Investors, acts as the principal underwriter to the Fund.

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

7. FINANCIAL HIGHLIGHTS: Selected per share historical data for each of the Series was as follows:

                                      Year Ended December 31,
                           ---------------------------------------------
MONEY MARKET SERIES          2001     2000      1999     1998     1997
------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  11.32  $ 11.20  $  11.06  $ 11.03  $ 10.94
                           --------  -------  --------  -------  -------
Operations:
  Investment income -
    net..................       .44      .69       .54      .57      .58
                           --------  -------  --------  -------  -------
Distributions to
  shareholders:
  From investment income
    - net................      (.53)    (.57)     (.40)    (.54)    (.49)
                           --------  -------  --------  -------  -------
Net asset value, end of
  year...................  $  11.23  $ 11.32  $  11.20  $ 11.06  $ 11.03
                           --------  -------  --------  -------  -------
Total return @...........      3.91%    6.23%     4.96%    5.32%    5.34%
Net assets end of year
  (000s omitted).........  $142,480  $93,733  $124,105  $77,097  $57,009
Ratio of expenses to
  average daily net
  assets.................       .34%     .36%      .35%     .35%     .38%
Ratio of net investment
  income to average daily
  net assets.............      3.69%    6.01%     4.88%    5.18%    5.19%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

                                                Year Ended December 31,
                                   -------------------------------------------------
U.S. GOVERNMENT SECURITIES SERIES    2001      2000      1999       1998      1997
------------------------------------------------------------------------------------
Net asset value, beginning of
  year.......................      $  10.59  $  10.13  $  10.93   $  10.68  $  10.57
                                   --------  --------  --------   --------  --------
Operations:
  Investment income - net....           .50       .70       .63        .60       .80
  Net realized and unrealized
    gain (loss) on investments...       .28       .46      (.84)       .34       .12
                                   --------  --------  --------   --------  --------
Total from operations........           .78      1.16      (.21)       .94       .92
                                   --------  --------  --------   --------  --------
Distributions to shareholders:
  From investment income - net...      (.58)     (.70)     (.59)      (.69)     (.81)
                                   --------  --------  --------   --------  --------
Net asset value, end of year...    $  10.79  $  10.59  $  10.13   $  10.93  $  10.68
                                   --------  --------  --------   --------  --------
Total return @...............          7.50%    11.81%    (1.94%)     8.87%     9.08%
Net assets end of year (000s
  omitted)...................      $174,333  $141,415  $138,658   $152,672  $142,070
Ratio of expenses to average
  daily net assets...........           .51%      .52%      .52%       .51%      .54%
Ratio of net investment income to
  average daily net assets...          5.55%     6.28%     5.64%      5.53%     6.03%
Portfolio turnover rate......           155%      128%       97%       114%      148%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

--------------------------------------------------------------------------------

                                       Year Ended December 31,
                           -----------------------------------------------
DIVERSIFIED INCOME SERIES   2001     2000      1999       1998      1997
--------------------------------------------------------------------------
Net asset value,
  beginning of year......  $ 10.79  $ 10.91  $  11.91   $  11.98  $  11.70
                           -------  -------  --------   --------  --------
Operations:
  Investment income -
    net..................      .78      .94       .85        .73       .91
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (.07)    (.15)    (1.05)       .01       .26
                           -------  -------  --------   --------  --------
Total from operations....      .71      .79      (.20)       .74      1.17
                           -------  -------  --------   --------  --------
Distributions to
  shareholders:
  From investment income
    - net................     (.87)    (.91)     (.80)      (.81)     (.89)
                           -------  -------  --------   --------  --------
Net asset value, end of
  year...................  $ 10.63  $ 10.79  $  10.91   $  11.91  $  11.98
                           -------  -------  --------   --------  --------
Total return @...........     6.68%    7.48%    (1.68%)     6.31%    10.44%
Net assets end of year
  (000s omitted).........  $91,805  $92,468  $101,153   $115,182  $105,200
Ratio of expenses to
  average daily net
  assets.................      .53%     .53%      .54%       .52%      .55%
Ratio of net investment
  income to average daily
  net assets.............     6.87%    7.52%     6.78%      6.56%     7.11%
Portfolio turnover
  rate...................      152%      74%       87%        96%      166%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

                                             Year Ended December 31,
                           -----------------------------------------------------------
MULTISECTOR BOND SERIES     2001       2000{/\}        1999        1998        1997
--------------------------------------------------------------------------------------
Net asset value,
  beginning of year......  $ 10.50     $ 10.26       $ 11.56     $ 10.65     $ 11.11
                           -------     -------       -------     -------     -------
Operations:
  Investment income -
    net..................      .66         .65           .57         .30         .46
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (.07)       (.21)        (1.44)       1.13        (.45)
                           -------     -------       -------     -------     -------
Total from operations....      .59         .44          (.87)       1.43         .01
                           -------     -------       -------     -------     -------
Distributions to
  shareholders:
  From investment income
    - net................       --        (.20)         (.35)       (.19)       (.37)
  From net realized
    gains................       --          --          (.08)       (.33)       (.10)
                           -------     -------       -------     -------     -------
Total distributions to
  shareholders...........       --        (.20)         (.43)       (.52)       (.47)
                           -------     -------       -------     -------     -------
Net asset value, end of
  year...................  $ 11.09     $ 10.50       $ 10.26     $ 11.56     $ 10.65
                           -------     -------       -------     -------     -------
Total return @...........     5.58%       4.27%        (7.53%)     13.49%        .14%
Net assets end of year
  (000s omitted).........  $30,648     $23,300       $24,926     $24,659     $20,692
Ratio of expenses to
  average daily net
  assets.................      .86%        .94%          .90%        .88%       1.10%
Ratio of net investment
  income to average daily
  net assets.............     6.54%       6.22%         3.83%       4.19%       4.41%
Portfolio turnover
  rate...................       73%        284%          194%        190%        168%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.
{/\} On March 15, 2000, Multisector Bond Series, formerly known as Global Bond
     Series, changed its investment objective in conjunction with a change in sub-advisor. As Global Bond Series, the Series invested principally in high quality U.S. and foreign government and corporate fixed income securities. The new investment objective of the fund is to invest in U.S. and foreign government obligations and fixed rate corporate debt including investment and non-investment grade bonds. The Series' sub-adviser changed from Mercury Asset Management International Ltd., to to AIM Capital
     Management, Inc.

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

7. FINANCIAL HIGHLIGHTS (continued):

                                     Year Ended December 31,
                           --------------------------------------------
HIGH YIELD SERIES           2001      2000     1999     1998     1997
-----------------------------------------------------------------------
Net asset value,
  beginning of year......  $  7.61  $  9.09   $  9.91  $ 10.77  $  9.83
                           -------  -------   -------  -------  -------
Operations:
  Investment income -
    net..................      .80      .99       .89      .75      .96
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (.70)   (1.50)     (.80)    (.71)      --
                           -------  -------   -------  -------  -------
Total from operations....      .10     (.51)      .09      .04      .96
                           -------  -------   -------  -------  -------
Distributions to
  shareholders:
  From investment income
    - net................     (.89)    (.97)     (.91)    (.83)    (.02)
  From net realized
    gains................       --       --        --     (.07)      --
                           -------  -------   -------  -------  -------
Total distributions to
  shareholders...........     (.89)    (.97)     (.91)    (.90)    (.02)
                           -------  -------   -------  -------  -------
Net asset value, end of
  year...................  $  6.82  $  7.61   $  9.09  $  9.91  $ 10.77
                           -------  -------   -------  -------  -------
Total return @...........     1.19%   (6.40%)    1.17%     .62%    9.76%
Net assets end of year
  (000s omitted).........  $50,006  $53,916   $68,166  $70,983  $59,228
Ratio of expenses to
  average daily net
  assets.................      .57%     .56%      .57%     .56%     .62%
Ratio of net investment
  income to average daily
  net assets.............    10.62%   10.21%     9.19%    9.39%   10.31%
Portfolio turnover
  rate...................      123%      68%       75%     120%     353%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

                                        Year Ended December 31,
                           -------------------------------------------------
ASSET ALLOCATION SERIES      2001       2000      1999      1998      1997
----------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  19.31   $  22.78  $  21.09  $  17.62  $  16.99
                           --------   --------  --------  --------  --------
Operations:
  Investment income -
    net..................       .48        .57       .54       .49       .59
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (1.83)      (.42)     3.27      3.02      2.82
                           --------   --------  --------  --------  --------
Total from operations....     (1.35)       .15      3.81      3.51      3.41
                           --------   --------  --------  --------  --------
Distributions to
  shareholders:
  From investment income
    - net................      (.61)      (.53)     (.49)     (.01)     (.59)
  From net realized
    gains................     (1.61)     (3.09)    (1.63)     (.03)    (2.19)
                           --------   --------  --------  --------  --------
Total distributions to
  shareholders...........     (2.22)     (3.62)    (2.12)     (.04)    (2.78)
                           --------   --------  --------  --------  --------
Net asset value, end of
  year...................  $  15.74   $  19.31  $  22.78  $  21.09  $  17.62
                           --------   --------  --------  --------  --------
Total return @...........     (6.88%)      .16%    19.56%    19.97%    20.24%
Net assets end of year
  (000s omitted).........  $541,488   $665,369  $679,957  $593,878  $482,280
Ratio of expenses to
  average daily net
  assets.................       .51%       .51%      .52%      .51%      .53%
Ratio of net investment
  income to average daily
  net assets.............      2.57%      2.87%     2.58%     2.64%     3.16%
Portfolio turnover
  rate...................        88%       141%      178%      114%      113%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

--------------------------------------------------------------------------------

                                               Year Ended
                                              December 31,
                                          --------------------
AMERICAN LEADERS SERIES                     2001       2000+
--------------------------------------------------------------
Net asset value, beginning of year......   $ 10.80    $10.35
                                           -------    ------
Operations:
  Investment income - net...............       .06       .04
  Net realized and unrealized gain
    (loss) on investments...............      (.44)      .47
                                           -------    ------
Total from operations...................      (.38)      .51
                                           -------    ------
Distributions to shareholders:
  From investment income - net..........        --      (.05)
  From realized gains...................      (.07)     (.01)
                                           -------    ------
Total distributions to shareholders.....      (.07)     (.06)
                                           -------    ------
Net asset value, and of year............   $ 10.35    $10.80
                                           -------    ------
Total Return @..........................     (3.48%)    4.85%
Net assets end of year (000s omitted)...   $17,529    $7.836
Ratio of expenses to average daily net
  assets................................      1.05%     1.25%*(a)
Ratio of net investment income to
  average daily net assets..............       .83%      .80%*(a)
Portfolio turnover rate.................        27%       27%

  *  Annualized
  @ This is the total return during the period, including reinvestment of all dividend and capital gains distributions.
  + For the period May 1, 2000 (commencement of operations) to June 30, 2000. The fund's inception was April 3, 2000, when it was initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 2000. Information is not presented for the period from April 3, 2000, through May 1, 2000, as the fund's shares were not registered during that period.
(a) Advisers has voluntarily undertaken to limit annual expenses for American Leader Series (exclusive of interest, taxes, brokerage commission and non-recurring extraordinary charges and expenses) to 1.25% of the average net assets. For the period presented, had a waiver and reimbursement of expenses not been in effect, the ratios of expenses and net investment income to average daily net assets would have been 1.50% and .55% respectively.

                                      Year Ended December 31,
                           ----------------------------------------------
VALUE SERIES                 2001       2000     1999     1998     1997
-------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  17.38   $  15.65  $ 14.38  $ 13.42  $ 11.38
                           --------   --------  -------  -------  -------
Operations:
  Investment income -
    net..................       .08        .14      .13      .16      .12
  Net realized and
    unrealized gain
    (loss) on
    investments..........      (.48)      2.68     1.15     1.13     2.75
                           --------   --------  -------  -------  -------
Total from operations....      (.40)      2.82     1.28     1.29     2.87
                           --------   --------  -------  -------  -------
Distributions to
  shareholders:
  From investment income
    - net................      (.11)      (.13)      --     (.16)    (.13)
  From net realized
    gains................     (2.04)      (.96)    (.01)    (.17)    (.70)
                           --------   --------  -------  -------  -------
Total distributions to
  shareholders...........     (2.15)     (1.09)    (.01)    (.33)    (.83)
                           --------   --------  -------  -------  -------
Net asset value, end of
  year...................  $  14.83   $  17.38  $ 15.65  $ 14.38  $ 13.42
                           --------   --------  -------  -------  -------
Total return @...........     (2.55%)    18.49%    8.96%    9.64%   25.24%
Net assets end of year
  (000s omitted).........  $130,567   $111,590  $94,583  $87,604  $55,058
Ratio of expenses to
  average daily net
  assets.................       .73%       .76%     .78%     .76%     .83%
Ratio of net investment
  income to average daily
  net assets.............       .68%       .87%     .85%    1.26%    1.41%
Portfolio turnover
  rate...................       147%       171%     211%     332%     121%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

7. FINANCIAL HIGHLIGHTS (continued):

                                               Year Ended
                                              December 31,
                                          --------------------
CAPITAL OPPORTUNITIES SERIES                2001       2000+
--------------------------------------------------------------
Net asset value, beginning of year......   $  9.37    $ 10.61
                                           -------    -------
Operations:
  Investment income (loss) - net........      (.01)      (.01)
  Net realized and unrealized gain
    (loss) on investments...............     (2.21)     (1.23)
                                           -------    -------
Total from operations...................     (2.22)     (1.24)
                                           -------    -------
Net asset value, end of year............   $  7.15    $  9.37
                                           -------    -------
Total Return @..........................    (23.63%)   (11.68%)
Net assets end of year (000s omitted)...   $23,514    $16.162
Ratio of expenses to average daily net
  assets................................      1.16%      1.31%(a)*
Ratio of net investment income (loss) to
  average daily net assets..............      (.19%)     (.12%)(a)*
Portfolio turnover rate.................       102%        63%

  *  Annualized
  @ This is the fund's total return during the period, including reinvestment of all dividend and capital gains distributions.
  + For the period May 1, 2000 (commencement of operations) to December 31, 2000. The fund's inception was April 3, 2000, when initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 2000. Information is not presented for the period from April 3, 2000, through May 1, 2000, as the fund's shares were not registered during that period.
(a) Advisers has voluntarily undertaken to limit annual expenses for Capital Opportunities Series (exclusive of interest, taxes, brokerage commission and non-recurring extraordinary charges and expenses) to 1.25% of the average net assets until the fund reaches $10,000,000 in average net assets. For the period presented, had the waiver and reimbursement of expenses not been in effect, the ratios of expenses and net investment income to average daily net assets would have been 1.38% and (.19%), respectively.

                                        Year Ended December 31,
                           -------------------------------------------------
GROWTH & INCOME SERIES       2001       2000      1999      1998      1997
----------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  19.82   $  21.94  $  21.23  $  18.76  $  15.16
                           --------   --------  --------  --------  --------
Operations:
  Investment income -
    net..................       .16        .28       .33       .48       .40
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (2.04)       .85      1.81      2.00      3.80
                           --------   --------  --------  --------  --------
Total from operations....     (1.88)      1.13      2.14      2.48      4.20
                           --------   --------  --------  --------  --------
Distributions to
  shareholders:
  From investment income
    - net................      (.27)      (.34)     (.50)       --      (.39)
  From net realized
    gains................     (1.39)     (2.91)     (.93)     (.01)     (.21)
                           --------   --------  --------  --------  --------
Total distributions to
  shareholders...........     (1.66)     (3.25)    (1.43)     (.01)     (.60)
                           --------   --------  --------  --------  --------
Net asset value, end of
  year...................  $  16.28   $  19.82  $  21.94  $  21.23  $  18.76
                           --------   --------  --------  --------  --------
Total return @...........     (9.57%)     5.13%    10.72%    13.21%    27.69%
Net assets end of year
  (000s omitted).........  $229,448   $291,918  $317,186  $312,939  $244,970
Ratio of expenses to
  average daily net
  assets.................       .69%       .67%      .69%      .67%      .70%
Ratio of net investment
  income to average daily
  net assets.............       .77%      1.23%     1.41%     2.45%     2.63%
Portfolio turnover
  rate...................       144%       101%       95%       30%       11%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

--------------------------------------------------------------------------------

                                        Year Ended December 31,
                           --------------------------------------------------
S&P 500 INDEX SERIES         2001       2000       1999      1998      1997
-----------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  20.15   $  22.66   $  18.83  $  14.93  $  11.47
                           --------   --------   --------  --------  --------
Operations:
  Investment income -
    net..................       .17        .17        .17       .16       .12
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (2.62)     (2.28)      3.66      4.03      3.58
                           --------   --------   --------  --------  --------
Total from operations....     (2.45)     (2.11)      3.83      4.19      3.70
                           --------   --------   --------  --------  --------
Distributions to
  shareholders:
  From investment income
    - net................      (.18)      (.16)        --      (.16)     (.12)
  From net realized
    gains................      (.49)      (.24)        --      (.13)     (.12)
                           --------   --------   --------  --------  --------
Total distributions to
  shareholders...........      (.67)      (.40)        --      (.29)     (.24)
                           --------   --------   --------  --------  --------
Net asset value, end of
  year...................  $  17.03   $  20.15   $  22.66  $  18.83  $  14.93
                           --------   --------   --------  --------  --------
Total return @...........    (12.28%)    (9.53%)    20.34%    28.11%    32.32%
Net assets end of year
  (000s omitted).........  $321,027   $391,475   $424,773  $252,832  $109,572
Ratio of expenses to
  average daily net
  assets.................       .45%       .45%       .46%      .46%      .51%
Ratio of net investment
  income to average daily
  net assets.............       .90%       .78%       .92%     1.17%     1.41%
Portfolio turnover
  rate...................         4%         8%         3%        3%        5%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

                                        Year Ended December 31,
                           -------------------------------------------------
BLUE CHIP STOCK SERIES       2001       2000       1999      1998     1997
----------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  19.63   $  21.93   $  18.58  $  14.76  $ 11.67
                           --------   --------   --------  --------  -------
Operations:
  Investment income
    (loss) - net.........        --       (.02)       .02       .05      .07
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (2.83)      (.41)      3.65      4.09     3.08
                           --------   --------   --------  --------  -------
Total from operations....     (2.83)      (.43)      3.67      4.14     3.15
                           --------   --------   --------  --------  -------
Distributions to
  shareholders:
  From investment income
    - net................        --         --       (.02)     (.06)    (.06)
  From net realized
    gains................        --      (1.87)      (.30)     (.26)      --
                           --------   --------   --------  --------  -------
Total distributions to
  shareholders...........        --      (1.87)      (.32)     (.32)    (.06)
                           --------   --------   --------  --------  -------
Net asset value, end of
  year...................  $  16.80   $  19.63   $  21.93  $  18.58  $ 14.76
                           --------   --------   --------  --------  -------
Total return @...........    (14.41%)    (2.47%)    19.88%    28.07%   27.00%
Net assets end of year
  (000s omitted).........  $239,597   $293,654   $284,229  $182,921  $78,729
Ratio of expenses to
  average daily net
  assets.................       .92%       .92%       .92%      .94%    1.02%
Ratio of net investment
  income (loss) to
  average daily net
  assets.................      (.01%)     (.09%)      .10%      .41%     .75%
Portfolio turnover
  rate...................        47%        52%        40%       34%      24%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

7. FINANCIAL HIGHLIGHTS (continued):

                                              Year Ended
                                             December 31,
                                          -------------------
BLUE CHIP STOCK SERIES II                   2001      2000+
-------------------------------------------------------------
Net asset value, beginning of year......  $  9.12    $ 10.36
                                          -------    -------
Operations:
  Investment income (loss) - net........       --       (.01)
  Net realized and unrealized gain
    (loss) on investments...............    (2.05)     (1.23)
                                          -------    -------
Total from operations...................    (2.05)     (1.24)
                                          -------    -------
Net asset value, end of year............  $  7.07    $  9.12
                                          -------    -------
Total return @..........................   (22.49%)   (11.95%)
Net assets end of year (000s omitted)...  $21,286    $15,186
Ratio of expenses to average daily net
  assets................................     1.10%      1.38%*(a)
Ratio of net investment income (loss) to
  average daily net assets..............     (.03%)     (.16%)*(a)
Portfolio turnover rate.................       19%        18%

  *  Annualized.
  @ This is the total return during the period, including reinvestment of all dividend and capital gains distributions.
  + For the period May 1, 2000 (commencement of operations) to December 31, 2000. The fund's inception was April 3, 2000, when initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 2000. Information is not presented for the period from April 3, 2000, through May 1, 2000, as the fund's shares were not registered during that period.
(a) Advisers has voluntarily undertaken to limit annual expenses for Blue Chip Stock II (exclusive of interest, taxes, brokerage commission and non-recurring extraordinary charges and expenses) to 1.30% of the average net assets until the fund reaches $10,000,000 in average net assets. For the period presented, had the waiver and reimbursement of expenses not been in effect, the ratios of expenses and net investment income to average daily net assets would have been 1.50% and (.28%), respectively.

                                         Year Ended December 31,
                            -------------------------------------------------
INTERNATIONAL STOCK SERIES    2001       2000       1999      1998     1997
-----------------------------------------------------------------------------
Net asset value, beginning
  of year................   $  15.07   $  17.94   $  14.48  $  13.36  $ 12.44
                            --------   --------   --------  --------  -------
Operations:
  Investment income -
    net..................        .11        .06        .18       .15      .13
  Net realized and
    unrealized gain (loss)
    on investments and
    foreign currency
    transactions.........      (3.62)     (1.78)      3.30      2.03     1.35
                            --------   --------   --------  --------  -------
Total from operations....      (3.51)     (1.72)      3.48      2.18     1.48
                            --------   --------   --------  --------  -------
Distributions to
  shareholders:
  From investment income -
    net..................         --       (.47)      (.01)     (.26)    (.15)
  From net realized gains
    on investments and
    foreign currency
    transactions.........      (1.13)      (.68)      (.01)     (.80)    (.41)
                            --------   --------   --------  --------  -------
Total distributions to
  shareholders...........      (1.13)     (1.15)      (.02)    (1.06)    (.56)
                            --------   --------   --------  --------  -------
Net asset value, end of
  year...................   $  10.43   $  15.07   $  17.94  $  14.48  $ 13.36
                            --------   --------   --------  --------  -------
Total return @...........     (24.17%)    (9.79%)    23.99%    16.47%   11.99%
Net assets end of year
  (000s omitted).........   $105,313   $149,229   $143,969  $103,056  $79,142
Ratio of expenses to
  average daily net
  assets.................        .94%       .93%       .94%      .94%    1.08%
Ratio of net investment
  income to average daily
  net assets.............        .89%       .85%      1.26%     1.20%    1.10%
Portfolio turnover rate...        58%        44%        29%       44%      30%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

--------------------------------------------------------------------------------

                                             Year Ended December 31,
                                -------------------------------------------------
INTERNATIONAL STOCK SERIES II     2001     2000{/\}     1999      1998     1997
---------------------------------------------------------------------------------
Net asset value, beginning of
  year.....................      $ 11.15    $ 13.17    $ 14.32   $ 13.29  $ 12.34
                                 -------    -------    -------   -------  -------
Operations:
  Investment income (loss) -
    net....................          .04       (.14)       .22       .28      .28
  Net realized and unrealized
    gain (loss) on investments
    and foreign currency
    transactions...........        (2.44)      (.89)      (.34)     1.81     1.39
                                 -------    -------    -------   -------  -------
Total from operations......        (2.40)     (1.03)      (.12)     2.09     1.67
                                 -------    -------    -------   -------  -------
Distributions to shareholders:
  From investment income -
    net....................           --       (.02)      (.24)     (.31)    (.26)
  From net realized gains on
    investments and foreign
    currency transactions...          --       (.97)      (.79)     (.75)    (.46)
                                 -------    -------    -------   -------  -------
Total distributions to
  shareholders.............           --       (.99)     (1.03)    (1.06)    (.72)
                                 -------    -------    -------   -------  -------
Net asset value, end of
  year.....................      $  8.75    $ 11.15    $ 13.17   $ 14.32  $ 13.29
                                 -------    -------    -------   -------  -------
Total return @.............       (21.47%)    (8.17%)     (.87%)   15.96%   13.51%
Net assets end of year (000s
  omitted).................      $33,520    $46,235    $66,067   $69,086  $52,482
Ratio of expenses to average
  daily net assets.........         1.04%      1.06%      1.02%     1.01%    1.16%
Ratio of net investment income
  to average daily net
  assets...................          .43%      1.72%      2.26%     2.13%    2.42%
Portfolio turnover rate....           25%       130%        59%       69%      51%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.
{/\} Effective September 1, 2000, Global Asset Allocation Series change sub-adviser and fund investment objective. The Series' new name is International Stock Series II. The investment objective of the Series was to maximize total return, to be derived primarily from capital appreciation, dividends and interest, by following a flexible asset allocation strategy investing in global securities. The new investment objective is long term growth of capital through investments primarily in the common stocks of well established, non-U.S. companies and diversified broadly among developed and emerging countries. The Series' sub-adviser changed from Morgan Stanley Asset Management Ltd., to T. Rowe Price International, Inc.

                                       Year Ended December 31,
                                --------------------------------------
MID CAP STOCK SERIES              2001      2000     1999      1998+
----------------------------------------------------------------------
Net asset value, beginning of
  year........................   $ 10.31   $ 10.68  $  9.64   $  9.94
                                 -------   -------  -------   -------
Operations:
  Investment income - net.....       .01       .02      .01       .02
  Net realized and unrealized
    gain (loss) on
    investments...............      (.44)      .93     1.04      (.30)
                                 -------   -------  -------   -------
Total from operations.........      (.43)      .95     1.05      (.28)
                                 -------   -------  -------   -------
Distributions to shareholders:
  From investment income -
    net.......................      (.01)     (.02)    (.01)     (.02)
  From net realized gains.....      (.02)    (1.30)      --        --
                                 -------   -------  -------   -------
Total distributions to
  shareholders................      (.03)    (1.32)    (.01)     (.02)
                                 -------   -------  -------   -------
Net asset value, end of
  year........................   $  9.85   $ 10.31  $ 10.68   $  9.64
                                 -------   -------  -------   -------
Total return @................     (4.17%)    8.71%   10.97%    (2.89%)
Net assets end of year (000s
  omitted)....................   $46,758   $37,767  $24,800   $12,995
Ratio of expenses to average
  daily net assets............      1.02%     1.05%    1.18%     1.25%*(a)
Ratio of net investment income
  to average daily net
  assets......................       .07%      .18%     .15%      .19%*(a)
Portfolio turnover rate.......        79%      123%      73%       66%

  *  Annualized.
  + For the period May 1, 1998 (commencement of operations) to December 31, 1998. The fund's inception was March 25, 1998, when initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 1998. Information is not presented for the period from March 25 1998, through May 1, 1998, as the fund's shares were not registered during that period.
  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.
(a) Advisers has voluntarily undertaken to limit annual expenses for Mid Cap Growth Series (exclusive of interest, taxes, brokerage commission and non-recurring extraordinary charge and expenses) to 1.25% of average net assets. For the period presented, had the waiver and reimbursement of expenses not been in effect, the ratios of expenses and net investment income to average daily net assets would have been 1.40% and .04%, respectively.

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

7. FINANCIAL HIGHLIGHTS (continued):

                                       Year Ended December 31,
                                -------------------------------------
SMALL CAP VALUE SERIES            2001     2000     1999      1998+
---------------------------------------------------------------------
Net asset value, beginning of
  year........................  $  11.74  $ 10.20  $  9.28   $  9.96
                                --------  -------  -------   -------
Operations:
  Investment income - net.....       .13      .17      .12       .07
  Net realized and unrealized
    gain (loss) on
    investments...............      2.33     2.54     1.27      (.62)
                                --------  -------  -------   -------
Total from operations.........      2.46     2.71     1.39      (.55)
                                --------  -------  -------   -------
Distributions to shareholders:
  From investment income -
    net.......................        --     (.17)    (.11)     (.07)
  From net realized gains.....        --    (1.00)    (.36)     (.06)
                                --------  -------  -------   -------
Total distributions to
  shareholders................        --    (1.17)    (.47)     (.13)
                                --------  -------  -------   -------
Net asset value, end of
  year........................  $  14.20  $ 11.74  $ 10.20   $  9.28
                                --------  -------  -------   -------
Total return @................     21.01%   27.00%   15.34%    (5.48%)
Net assets end of year (000s
  omitted)....................  $108,672  $58,027  $39,171   $16,503
Ratio of expenses to average
  daily net assets............       .96%    1.03%    1.04%     1.24%*
Ratio of net investment income
  to average daily net
  assets......................      1.19%    1.71%    1.57%     1.56%*
Portfolio turnover rate.......        49%      90%      68%       57%

  *  Annualized.
  + For the period May 1, 1998 (commencement of operations) to December 31, 1998. The fund's inception was March 25, 1998, when initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 1998. Information is not presented for the period from March 25, 1998 through May 1, 1998, as the fund's shares were not registered during that period.
  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

                                          Year Ended December 31,
                           -----------------------------------------------------
GLOBAL GROWTH SERIES         2001       2000       1999        1998       1997
--------------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  25.41   $  34.72   $  22.57    $  20.29   $  19.00
                           --------   --------   --------    --------   --------
Operations:
  Investment income
    (loss) - net.........       .10       (.01)        --         .03        .02
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (6.13)     (5.50)     12.78        2.27       1.27
                           --------   --------   --------    --------   --------
Total from operations....     (6.03)     (5.51)     12.78        2.30       1.29
                           --------   --------   --------    --------   --------
Distributions to
  shareholders:
  From investment income
    - net................        --       (.25)      (.03)       (.02)        --
  From net realized
    gains................     (1.20)     (3.55)      (.60)         --         --
                           --------   --------   --------    --------   --------
Total distributions to
  shareholders...........     (1.20)     (3.80)      (.63)       (.02)        --
                           --------   --------   --------    --------   --------
Net asset value, end of
  year...................  $  18.18   $  25.41   $  34.72    $  22.57   $  20.29
                           --------   --------   --------    --------   --------
Total return @...........    (23.79%)   (17.81%)    57.68%      11.36%      6.82%
Net assets end of year
  (000s omitted).........  $275,102   $403,516   $474,180    $351,476   $353,255
Ratio of expenses to
  average daily net
  assets.................       .77%       .75%       .77%        .75%       .79%
Ratio of net investment
  income (loss) to
  average daily net
  assets.................       .48%        --       (.01%)       .12%       .12%
Portfolio turnover
  rate...................       334%        26%        44%         32%        35%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

--------------------------------------------------------------------------------

                                               Year Ended
                                              December 31,
                                          --------------------
GLOBAL EQUITY SERIES                        2001       2000+
--------------------------------------------------------------
Net asset value, beginning of year......   $  9.58    $10.28
                                           -------    ------
Operations:
  Investment income - net...............       .01       .01
  Net realized and unrealized gain
    (loss) on investments...............      (.94)     (.68)
                                           -------    ------
Total from operations...................      (.93)     (.67)
                                           -------    ------
Distributions to shareholders:
  From investment income - net..........      (.01)     (.03)
  Tax return of capital.................      (.04)       --
                                           -------    ------
Total distributions to shareholders.....      (.05)     (.03)
                                           -------    ------
Net asset value, end of year............   $  8.60    $ 9.58
                                           -------    ------
Total Return @..........................     (9.60%)   (6.55%)
Net assets end of year (000s omitted)...   $12,461    $9,833
Ratio of expenses to average daily net
  assets................................      1.39%     1.43%*(a)
Ratio of net investment income to
  average daily net assets..............       .13%      .33%*(a)
Portfolio turnover rate.................        63%       53%

  *  Annualized.
  @ This is the total return during the period, including reinvestment of all dividend and capital gains distributions.
  + For the period May 1, 2000 (commencement of operations) to June 30, 2000. The fund's inception was April 3, 2000, when it was initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 2000. Information is not presented for the period from April 3, 2000, through May 1, 2000, as the fund's shares were not registered during that period.
(a) Advisers has voluntarily undertaken to limit annual expenses for Global Equity Series (exclusive of interest, taxes, brokerage commission and non-recurring extraordinary charges and expenses) to 1.35% of the average net assets until the portfolio reaches $10,000,000 in average net assets. For the period presented, had the waiver and reimbursement of expenses not been in effect, the ratios of expenses and net investment income to average daily net assets would have been 1.86% and (.10%), respectively.

                                         Year Ended December 31,
                                ------------------------------------------
LARGE CAP GROWTH SERIES           2001       2000      1999        1998+
--------------------------------------------------------------------------
Net asset value, beginning of
  year........................   $ 11.86    $ 15.05   $ 12.04     $ 10.16
                                 -------    -------   -------     -------
Operations:
  Investment income (loss) -
    net.......................      (.01)      (.03)     (.01)         --
  Net realized and unrealized
    gain (loss) on
    investments...............     (1.76)     (2.59)     3.28        1.88
                                 -------    -------   -------     -------
Total from operations.........     (1.77)     (2.62)     3.27        1.88
                                 -------    -------   -------     -------
Distributions to shareholders:
  From net realized gains.....        --       (.57)     (.26)         --
                                 -------    -------   -------     -------
Net asset value, end of
  year........................   $ 10.09    $ 11.86   $ 15.05     $ 12.04
                                 -------    -------   -------     -------
Total Return @................    (14.89%)   (17.95%)   27.22%      18.61%
Net assets end of year (000s
  omitted)....................   $86,475    $98,814   $87,061     $19,121
Ratio of expenses to average
  daily net assets............       .95%       .96%      .97%       1.25%*(a)
Ratio of net investment income
  (loss) to average daily net
  assets......................      (.11%)     (.27%)    (.09%)       .03%*(a)
Portfolio turnover rate.......        77%        68%       50%         36%

  *  Annualized.
  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.
  + For the period May 1, 1998 (commencement of operations) to December 31, 1998. The fund's inception was March 25, 1998, when initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 1998. Information is not presented for the period from March 25 1998, through May 1, 1998, as the fund's shares were not registered during that period.
(a) Advisers has voluntarily undertaken to limit annual expenses for Large Cap Growth Series (exclusive of interest, taxes, brokerage commission and non-recurring extraordinary charges and expenses) to 1.25% of the average net assets. For the period presented, had the waiver and reimbursement of expenses not been in effect, the ratios of expenses and net investment income to average daily net assets would have been 1.27% and .01%, respectively.

FORTIS SERIES FUND, INC.
Notes to Financial Statements (continued)

--------------------------------------------------------------------------------

7. FINANCIAL HIGHLIGHTS (continued):

                                               Year Ended
                                              December 31,
                                          --------------------
INVESTORS GROWTH SERIES                     2001       2000+
--------------------------------------------------------------
Net asset value, beginning of year......   $  9.35    $ 10.42
                                           -------    -------
Operations:
  Investment income (loss) - net........      (.03)      (.02)
  Net realized and unrealized gain
    (loss) on investments...............     (2.29)     (1.04)
                                           -------    -------
Total from operations...................     (2.32)     (1.06)
                                           -------    -------
Distributions to shareholders:
  From net realized gains...............        --       (.01)
                                           -------    -------
Net asset value, end of year............   $  7.03    $  9.35
                                           -------    -------
Total Return @..........................    (24.78%)   (10.16%)
Net assets end of year (000s omitted)...   $18,615    $14,052
Ratio of expenses to average daily net
  assets................................      1.51%      1.39%*(a)
Ratio of net investment income (loss) to
  average daily net assets..............      (.56%)     (.28%)*(a)
Portfolio turnover rate.................       274%       164%

  *  Annualized.
  @ This is the total returns during the period, including reinvestment of all dividend and capital gains distributions.
  + For the period May 1, 2000 (commencement of operations) to December 31, 2000. The fund's inception was April 3, 2000, when initially capitalized. However, the fund's shares did not become effectively registered under the Securities Act of 1933 until May 1, 2000. Information is not presented for the period from April 3, 2000, through May 1, 2000, as the fund's shares were not registered during that period.
(a) Advisers has voluntarily undertaken to limit annual expenses for Investors Growth (exclusive of interest, taxes, brokerage commission and non-recurring extraordinary charges and expenses) to 1.25% of the average net assets until the fund reaches $10,000,000 in average net assets. For the period presented, had the waiver and reimbursement of expenses not been in effect, the ratios of expenses and net investment income to average daily net assets would have been 1.53% and (.42%), respectively.

                                              Year Ended December 31,
                           --------------------------------------------------------------
GROWTH STOCK SERIES          2001        2000          1999          1998         1997
-----------------------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  40.66   $    45.14    $    41.09     $  36.64     $  32.59
                           --------   ----------    ----------     --------     --------
Operations:
  Investment income
    (loss) - net.........        --         (.03)         (.05)         .09          .12
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (9.21)        2.99         17.42         6.40         3.93
                           --------   ----------    ----------     --------     --------
Total from operations....     (9.21)        2.96         17.37         6.49         4.05
                           --------   ----------    ----------     --------     --------
Distributions to
  shareholders:
  From investment income
    - net................        --           --          (.09)        (.13)          --
  From net realized
    gains................     (8.79)       (7.44)       (13.23)       (1.91)          --
                           --------   ----------    ----------     --------     --------
Total distributions to
  shareholders...........     (8.79)       (7.44)       (13.32)       (2.04)          --
                           --------   ----------    ----------     --------     --------
Net asset value, end of
  year...................  $  22.66   $    40.66    $    45.14     $  41.09     $  36.64
                           --------   ----------    ----------     --------     --------
Total return @...........    (22.85%)       3.99%        55.17%       19.01%       12.42%
Net assets end of year
  (000s omitted).........  $755,068   $1,063,005    $1,044,728     $762,354     $707,155
Ratio of expenses to
  average daily net
  assets.................       .65%         .64%          .66%         .65%         .66%
Ratio of net investment
  income (loss) to
  average daily net
  assets.................      (.01%)       (.08%)        (.18%)        .21%         .33%
Portfolio turnover
  rate...................       228%         120%          175%         106%          19%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

--------------------------------------------------------------------------------

                                           Year Ended December 31,
                           --------------------------------------------------------
AGGRESSIVE GROWTH SERIES     2001       2000       1999        1998         1997
-----------------------------------------------------------------------------------
Net asset value,
  beginning of year......  $  23.73   $  33.79   $  16.70    $  13.81     $  13.62
                           --------   --------   --------    --------     --------
Operations:
  Investment income
    (loss) - net.........        --         --       (.04)        .01          .03
  Net realized and
    unrealized gain
    (loss) on
    investments..........     (4.91)     (3.06)     17.86        2.91          .16
                           --------   --------   --------    --------     --------
Total from operations....     (4.91)     (3.06)     17.82        2.92          .19
                           --------   --------   --------    --------     --------
Distributions to
  shareholders:
  From investment income
    - net................        --         --       (.01)       (.03)          --
  From net realized
    gains................     (2.38)     (7.00)      (.72)         --           --
                           --------   --------   --------    --------     --------
Total distributions to
  shareholders...........     (2.38)     (7.00)      (.73)       (.03)          --
                           --------   --------   --------    --------     --------
Net asset value, end of
  year...................  $  16.44   $  23.73   $  33.79    $  16.70     $  13.81
                           --------   --------   --------    --------     --------
Total Return @...........    (20.18%)   (15.08%)   109.25%      21.17%        1.43%
Net assets end of year
  (000s omitted).........  $272,272   $352,615   $333,158    $149,860     $122,455
Ratio of expenses to
  average daily net
  assets.................       .68%       .66%       .72%        .72%         .76%
Ratio of net investment
  income (loss) to
  average daily net
  assets.................      (.02%)      .01%      (.22%)       .06%         .24%
Portfolio turnover
  rate...................       164%       160%       264%        135%          25%

  @ These are the total returns during the periods, including reinvestment of all dividend and capital gains distributions.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders

Fortis Series Fund, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments in securities, of Money Market Series, U.S. Government Securities Series, Diversified Income Series, Multisector Bond Series, High Yield Series, Asset Allocation Series, American Leaders Series, Value Series, Capital Opportunities Series, Growth & Income Series, S & P 500 Index Series, Blue Chip Stock Series, Blue Chip Stock Series II, International Stock Series, International Stock Series II, Mid Cap Stock Series, Small Cap Value Series, Global Growth Series, Global Equity Series, Large Cap Growth Series, Investors Growth Series, Growth Stock Series and Aggressive Growth Series (series within Fortis Series Fund, Inc.) as of December 31, 2001, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for the periods presented. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with custodians or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the financial position of Money Market Series, U.S. Government Securities Series, Diversified Income Series, Multisector Bond Series, High Yield Series, Asset Allocation Series, American Leaders Series, Value Series, Capital Opportunities Series, Growth & Income Series, S & P 500 Index Series, Blue Chip Stock Series, Blue Chip Stock Series II, International Stock Series, International Stock Series II, Mid Cap Stock Series, Small Cap Value Series, Global Growth Series, Global Equity Series, Large Cap Growth Series, Investors Growth Series, Growth Stock
Series and Aggressive Growth Series as of December 31, 2001, the results of their operations for the year then ended, and the changes in their net assets and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Minneapolis, Minnesota
February 8, 2002

DIRECTORS AND OFFICERS (UNAUDITED)

INFORMATION ABOUT DIRECTORS

The business and affairs of the fund are managed under the direction of the fund's Board of Directors. Information pertaining to the directors of the fund is set forth below.

                                                                                   Number of
INDEPENDENT DIRECTORS                                                            PORTFOLIOS IN
                           Position   Term of Office                             Fund Complex           Other
                           Held With  and Length of    Principal Occupation(s)    Overseen by       Directorships
Name, Address, Age         the Fund    Time Served       During Last 5 Years       Director       Held by Director
------------------         ---------  --------------  -------------------------  -------------  ---------------------
ALLEN R. FREEDMAN (age     Director    Since 1987     Director, Fortis, Inc.;            38     Systems and Computer
60) One Chase Manhattan                               prior to July 2000,                            Technology
Plaza New York, NY                                    Chairman & CEO, Fortis,                        Corporation
                                                      Inc., and Managing
                                                      Director of Fortis
                                                      International, N.V.
DR. ROBERT M. GAVIN (age   Director    Since 1986     Educational consultant;            38              N/A
60) 380 Lone Pine Road                                prior to September 1,
Bloomfield, MI                                        2001, President,
                                                      Cranbrook Education
                                                      Community; prior to July
                                                      1996, President,
                                                      Macalester College, St.
                                                      Paul, MN.
JEAN L. KING (age 56) 12   Director    Since 1986     President, Communi-King,           38              N/A
Evergreen Lane St. Paul,                              a communications
MN                                                    consulting firm.
PHILLIP O. PETERSON (age   Director    Since 2000     Mutual fund industry               38              N/A
55) 11155 Kane Trail                                  consultant; Partner of
Northfield, MN                                        KPMG LLP, through June
                                                      1999.
ROBB L. PRINCE (age 59)    Director    Since 1986     Financial and employee             38           Analysts
5108 Duggan Plaza Edina,                              benefit consultant; prior                     International
MN                                                    to July 1995, Vice                             Corporation
                                                      President and Treasurer,
                                                      Jostens, Inc., a producer
                                                      of products and services
                                                      for youth, education,
                                                      sports award, and
                                                      recognition markets.
LEONARD J. SANTOW (age     Director    Since 1986     Principal, Griggs &                38              N/A
64) 75 Wall Street, 21st                              Santow, Inc., economic
Floor New York, NY                                    and financial
                                                      consultants.
NOEL F. SCHENKER (age 46)  Director    Since 1996     Senior Vice President,             38              N/A
1908 W. 49th Street                                   Marketing and New
Minneapolis, MN                                       Business Development,
                                                      Select Comfort
                                                      Corporation, a
                                                      manufacturer, retailer
                                                      and direct merchant of
                                                      airbeds and sleep-related
                                                      products; prior to 2000,
                                                      marketing consultant;
                                                      prior to 1996, Senior
                                                      Vice President, Marketing
                                                      and Strategic Planning,
                                                      Rollerblade, Inc., a
                                                      manufacturer of in-line
                                                      skates and related gear
                                                      and accessories.
DR. LEMMA W. SENBET (age   Director    Since 2001     The William E. Mayer               38              N/A
53) 4435 Van Munching                                 Professor of Finance and
Hall College Park, MD                                 Chair, Finance
                                                      Department, University of
                                                      Maryland, College Park,
                                                      MD; consultant,
                                                      international financial
                                                      institutions.
INTERESTED DIRECTORS

DAVID M. ZNAMIEROWSKI*     President   Since 2001     President of HIMCO and             80              N/A
(age 41) 55 Farmington        and                     Senior Vice President,
Avenue Hartford, CT        Director                   Chief Investment Officer
                                                      and Director of
                                                      Investment Strategy for
                                                      Hartford Life, Inc.
                                                      Managing Member and
                                                      Senior Vice President of
                                                      HIFSCO and HL Advisors.

  * Mr. Znamierowski is an interested director because he serves as a Managing Member and Senior Vice President of HL Investment Advisors, LLC, the investment adviser to the fund, and is a Senior Vice President, Chief Investment Officer and Director of Investment Strategy for Hartford Life, the parent of HIMCO, the subadviser to certain series of the fund.

OFFICERS

David M. Znamierowski
  PRESIDENT
Robert W. Beltz, Jr.
  VICE PRESIDENT
Peter W. Cummins
  VICE PRESIDENT
Kevin J. Carr
  VICE PRESIDENT
Tamara L. Fagely
  VICE PRESIDENT AND TREASURER
George R. Jay
  VICE PRESIDENT
Stephen T. Joyce
  VICE PRESIDENT
David N. Levenson
  VICE PRESIDENT
Thomas M. Marra
  VICE PRESIDENT
Scott R. Plummer
  VICE PRESIDENT
John C. Walters
  VICE PRESIDENT
Michael J. Radmer
  SECRETARY

INVESTMENT ADVISER              HL Investment Advisors, LLC
                                200 HOPMEADOW STREET, SIMSBURY, CONNECTICUT
                                06070

REGISTRAR AND TRANSFER AGENT    Hartford Administrative Services Company
                                P.O. BOX 64284, ST. PAUL, MINNESOTA 55164

PRINCIPAL UNDERWRITER           Woodbury Financial Services, Inc.
                                P.O. BOX 64284, ST. PAUL, MINNESOTA 55164

CUSTODIAN                       State Street Bank and Trust Company
                                BOSTON, MASSACHUSETTS

GENERAL COUNSEL                 Dorsey & Whitney LLP
                                MINNEAPOLIS, MINNESOTA

INDEPENDENT AUDITORS            KPMG LLP
                                MINNEAPOLIS, MINNESOTA

The use of this material is authorized only when preceded or accompanied by a prospectus.

SPECIAL MEETING OF SHAREHOLDERS (UNAUDITED):

At a special meeting of shareholders, held on May 31, 2001, the following individuals were elected as directors of Fortis Series: Allen R. Freedman, Dr. Robert M. Gavin, Jean L. King, Phillip O. Peterson, Robb L. Prince, Leonard J. Santow, Noel F. Schenker, Dr. Lemma W. Senbet and Joseph M. Wikler. The final voting results are as follows:

                                          Shares voted   Shares
Director                                      FOR       WITHHELD
--------                                  ------------  ---------
Allen R. Freedman.......................  218,888,988   8,825,114
Dr. Robert M. Gavin.....................  218,758,095   8,956,006
Jean L. King............................  215,712,690   9,001,412
Phillip O. Peterson.....................  218,849,607   8,864,495
Robb L. Prince..........................  218,885,101   8,829,001
Leonard J. Santow.......................  218,928,018   8,786,084
Noel F. Schenker........................  218,810,284   8,903,818
Dr. Lemma W. Senbet.....................  218,859,604   8,854,498
Joseph M. Wikler........................  218,840,511   8,873,591

David M. Znamierowski was elected as a director of Fortis Series at a meeting of the Board of Directors held on June 20, 2001.

At the same special meeting, shareholders of Fortis Series voted on the following proposals:

- TO APPROVE A NEW INVESTMENT MANAGEMENT AGREEMENT FOR EACH SERIES WITH HL INVESTMENT ADVISORS, LLC ("HL ADVISORS").

                                     Shares Voted  Shares Voted
Series                                   FOR         AGAINST     Abstentions
------                               ------------  ------------  -----------
Aggressive Growth Series...........   13,709,543       269,998      727,581
American Leaders Series............      947,020             0       18,796
Asset Allocation Series............   30,645,596       828,331    1,830,225
Blue Chip Stock Series.............   13,901,523       231,564      832,522
Blue Chip Stock Series II..........    1,929,381             0      186,267
Capital Opportunities Series.......    2,278,534             0       11,001
Diversified Income Series..........    7,674,413       292,041      548,130
Global Equity Series...............    1,148,545             0            0
Global Growth Series...............   14,116,173       340,919      978,764
Growth & Income Series.............   13,108,764       247,060      809,035
Growth Stock Series................   23,374,129       547,545    1,656,832
High Yield Series..................    6,777,901       168,142      397,193
International Stock Series.........    8,808,257       414,334      471,439
International Stock Series II......    3,453,111       484,146       95,207
Investors Growth Series............    1,870,294         3,958        9,763
Large Cap Growth Series............    8,146,401       190,170      387,188
Mid Cap Stock Series...............    3,515,660        94,063      330,530
Money Market Series................    9,884,400       314,225      573,859
Multisector Bond Series............    2,369,151        49,262       45,170
Small Cap Value Series.............    5,676,723       119,658      121,029
S&P 500 Index Series...............   17,418,372       419,029    1,182,890
U.S. Government Securities
  Series...........................   12,749,690       279,672      638,622
Value Series.......................    6,551,261       131,940      381,160

- TO APPROVE A NEW SUB-ADVISORY AGREEMENT BETWEEN HL ADVISORS AND HARTFORD INVESTMENT MANAGEMENT COMPANY FOR DIVERSIFIED INCOME SERIES, HIGH YIELD SERIES, MONEY MARKET SERIES AND U.S. GOVERNMENT SECURITIES SERIES.

                                     Shares Voted  Shares Voted
Series                                   FOR         AGAINST     Abstentions
------                               ------------  ------------  -----------
Diversified Income Series..........    7,678,278       282,279      554,027
High Yield Series..................    6,769,132       198,949      375,156
Money Market Series................    9,919,612       357,815      495,057
U.S. Government Securities
  Series...........................   12,750,185       289,933      627,867

- TO APPROVE THE REORGANIZATION OF EACH SERIES FROM A SERIES OF A MINNESOTA CORPORATION TO A SERIES OF A MARYLAND CORPORATION. The shareholders of each series approved the proposal, with the results summarized as follows:

                                     Shares Voted  Shares Voted
Series                                   FOR         AGAINST     Abstentions
------                               ------------  ------------  -----------
Aggressive Growth Series...........   13,640,233       352,690      714,199
American Leaders Series............      965,816             0            0
Asset Allocation Series............   30,212,068     1,172,749    1,919,334
Blue Chip Stock Series.............   13,777,609       403,797      784,203
Blue Chip Stock Series II..........    1,926,877         2,504      186,267
Capital Opportunities Series.......    2,273,952        15,583            0
Diversified Income Series..........    7,559,831       400,869      553,884
Global Equity Series...............    1,147,942           603            0
Global Growth Series...............   14,014,365       477,877      943,614
Growth & Income Series.............   13,004,631       353,455      806,773
Growth Stock Series................   23,234,055       761,493    1,582,957
High Yield Series..................    6,705,508       231,020      406,708
International Stock Series.........    8,632,449       556,816      504,765
International Stock Series II......    3,375,165       546,930      110,369
Investors Growth Series............    1,782,872        49,274       51,869
Large Cap Growth Series............    8,085,579       247,725      390,455
Mid Cap Stock Series...............    3,491,847       123,628      324,777
Money Market Series................    9,823,296       440,673      508,515
Multisector Bond Series............    2,416,337         4,090       43,155
Small Cap Value Series.............    5,635,166       147,562      134,683
S&P 500 Index Series...............   17,158,631       685,886    1,175,774
U.S. Government Securities
  Series...........................   12,535,040       559,044      573,901
Value Series.......................    6,435,663       275,535      353,164

FORTIS MEANS STEADFAST

Fortis means "steadfast" in Latin. The worldwide Fortis family of companies lives up to the name, and has each day since the 1800s, with flexible solutions tailored to our customers' individual needs. We deliver the stability you require today...and tomorrow. You can count on it.

Fortis Financial Group offers annuities, life insurance and mutual funds through its broker/dealer Fortis Investors, Inc. We're part of Fortis, Inc., a financial services company that provides specialty insurance and investment products to individuals, businesses, associations and other financial services organizations throughout the United States.

Fortis, Inc. is part of the international Fortis group, which operates in the fields of insurance, banking and investments. Fortis' listed companies are Fortis (B) of Belgium and Fortis (NL) of the Netherlands.

Fortis: steadfast for YOU!


UNDERWRITTEN AND DISTRIBUTED THROUGH
Woodbury Financial Services, Inc.
Member NASD, SIPC
P.O. Box 64284, St. Paul, MN 55164-0284

INVESTMENT MANAGER
Hartford Investment Financial
Services Company, HIFSCO
P.O. Box 2999, Hartford, CT 06104-2999

INVESTMENT SUBADVISERS
Hartford Investment Management
Company, HIMCO
P.O. Box 2999, Hartford, CT 06104-2999

Wellington Management Company, LLP
75 State Street, Boston, MA 02109


FORTIS FUNDS
P.O. Box 64284
St. Paul, MN 55164-0284

                                                                      PRSRT ST
                                                                    U.S. POSTAGE
                                                                        PAID
                                                                    THE HARTFORD

Fortis Series Fund, Inc.

The Fortis brandmark and Fortis(R) are servicemarks of Fortis (B) and Fortis
(NL).

59749  1/02